Filed pursuant to Rule 424(b)(3)
PROSPECTUS SUPPLEMENT NO. 3	File Number 333-175091
(To Prospectus Dated November 10, 2011)

Radius Health, Inc.

5,320,600

Shares of Common Stock

This prospectus supplement supplements the prospectus dated November 10, 2011, previously supplemented on each of November 14, 2011 and November 28, 2011, relating to the resale of up to 5,320,600 shares of our Common Stock to be offered by the selling stockholders.

This prospectus supplement incorporates into our prospectus the information contained in our attached:

•                  Current Reports on Form 8-K, which were filed with the Securities and Exchange Commission on each of December 5, 2011, December 15, 2011, December 21, 2011 and December 30, 2011; and

•                  Information Statement on Schedule 14C, which was filed with the Securities and Exchange Commission on December 27, 2011.

You should read this prospectus supplement in conjunction with the accompanying prospectus, including any supplements and amendments thereto.  This prospectus supplement is qualified by reference to the accompanying prospectus except to the extent that the information in the prospectus supplement supersedes the information contained in the accompanying prospectus.

You should carefully consider matters discussed under the caption “Risk Factors” beginning on page 5 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 30, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): November 30, 2011

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

(Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Resignation of C. Richard Edmund Lyttle as President, Chief Executive Officer and Director

On November 30, 2011, Radius Health, Inc. (the “Company”) and C. Richard Edmund Lyttle entered into a Transition Agreement (the “Transition Agreement”) providing for the resignation of Dr. Lyttle as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”), and the appointment of Dr. Lyttle as the Company’s Chief Scientific Officer, each as more fully described in Item 5.02(c) below, effective as of December 5, 2011 (the “Transition Date”).  Dr. Lyttle’s resignation as a member of the Board did not involve any disagreement with the other Board members or with other members of the Company’s management.

(c) and (d)	Appointment of Michael S. Wyzga as Director, President and Chief Executive Officer

On December 1, 2011, the Board appointed Michael S. Wyzga, age 56, to the Board and as the Company’s President and Chief Executive Officer, effective as of the Transition Date.

Prior to his appointment with the Company, Mr. Wyzga served in various senior management positions at Genzyme Corporation (“Genzyme”), a global biotechnology company.  Mr. Wyzga joined Genzyme in February 1998 and most recently served as Executive Vice President, Finance from May 2003 until November 2011 and as Chief Financial Officer of Genzyme from July 1999 until November 2011.  Mr. Wyzga also served as a director of Altus Pharmaceuticals Inc. from May 2004 until November 2009.  The Company believes Mr. Wyzga’s qualifications to sit on its Board include his extensive operational knowledge of, and executive level management experience in, the pharmaceutical industry and his significant financial experience.

There are no family relationships between Mr. Wyzga and any executive officers, directors, or other employees of the Company. Mr. Wyzga has no material interests in any transactions or proposed transactions with the Company.

Pursuant to a letter agreement (the “Employment Agreement”) between the Company and Mr. Wyzga, dated as of December 1, 2011, Mr. Wyzga will serve as the Company’s Chief Executive Officer effective December 5, 2011.  Pursuant to the terms of the Employment Agreement, the Company has agreed during the term of Mr. Wyzga’s employment to nominate him for election as a member of the Board.

The Employment Agreement provides for an initial base salary of $500,000 and the opportunity to earn an annual cash incentive award based on performance with a target value equal to 50% of Mr. Wyzga’s annual base salary. In addition, Mr. Wyzga will be eligible to receive a one-time special bonus ranging from 25% to 50% of his annual base salary based upon the attainment of certain milestones relating to the Company’s consummation of a successful financing transaction.  Subject to approval by the Board, the Employment Agreement entitles Mr. Wyzga to the award of an option to purchase up to 1,530,000 shares of the Company’s common stock at a price per share equal to the fair market value of the Company’s common stock on the date of grant.  The option will be fully unvested as of the date of grant and will be eligible to vest as to 25% of the underlying shares on the first anniversary of Mr. Wyzga’s hire date and as to 6.25% quarterly thereafter.

If Mr. Wyzga’s employment is terminated by the Company without cause or due to Mr. Wyzga’s resignation for good reason, then subject to his executing a general release of claims, Mr. Wyzga will be entitled to receive (i) base salary continuation payments for 12 months, (ii) payment of, or reimbursement for, continued medical care premiums for 12 months and (iii) the annual bonus that he would have earned if he remained employed through the end of the year in which his termination occurs, based upon actual performance as determined by the Board.  If Mr. Wyzga’s employment is terminated without cause or due to Mr. Wyzga’s resignation for good reason within 12 months following a change in control of the Company, then subject to his executing a general release of claims, Mr. Wyzga will be entitled to receive the severance benefits described in clauses (i) and (ii) of

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the preceding sentence and, in addition, (a) payment of his target annual bonus for the year in which termination occurs and (b) accelerated vesting of all outstanding Company equity awards.

During his employment and for 12 months thereafter, Mr. Wyzga has agreed to be subject to restrictions limiting his competing with the Company, including by soliciting its customers or hiring or soliciting its employees.  Mr. Wyzga has also agreed not to disclose the Company’s confidential information and to assign certain inventions to the Company.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of C. Richard Edmund Lyttle as Chief Scientific Officer

Pursuant to the Transition Agreement and in connection with Dr. Lyttle’s appointment as Chief Scientific Officer, Dr. Lyttle will continue to receive his base annualized salary at the rate in effect as of immediately prior to the effective date of the Transition Agreement.  Dr. Lyttle’s employment as Chief Scientific Officer under the Transition Agreement will be for a period commencing on the Transition Date and ending on June 1, 2012.  Dr. Lyttle will remain eligible to receive his annual bonus for calendar year 2011 at the levels previously established for such bonus by the Board and communicated to Dr. Lyttle, subject to and in accordance with the applicable bonus plans and policies of the Company. Dr. Lyttle will be eligible to earn for calendar year 2012 a discretionary cash performance bonus under the Company’s bonus plan or program applicable to senior executives based on a target bonus amount equal to forty 40% of Dr. Lyttle’s annualized base salary, but with the actual amount of any such bonus being determined on the basis of the attainment of Company performance metrics and/or individual performance objectives, in each case, as established and approved by the Board in its sole discretion.

In the event Dr. Lyttle’s employment is terminated (i) due to his death prior to March 1, 2012 or (ii) for any reason other than for cause after March 1, 2012 (including automatic termination on June 1, 2012), (y) Dr. Lyttle will be entitled to receive his 2012 bonus, pro rated based on the number of days in the calendar year through the date of termination of his employment and (z) any vested and outstanding options to purchase shares of the Company’s common stock held by Dr. Lyttle on such date will remain exercisable until the later to occur of (1) the first anniversary of the date of termination of his employment or (2) the date that is 30 days after the date on which the Company’s common stock first becomes listed on a national stock exchange, subject in each case to Dr. Lyttle’s execution of a release of claims contemplated by the Transition Agreement.

The foregoing description is qualified in its entirety by reference to the Transition Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

(e)	Material Compensatory Agreements

Reference is made to descriptions of the Employment Agreement with Mr. Wyzga and the Transition Agreement with Dr. Lyttle in Item 5.02(c) above.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2011

Radius Health, Inc.

	By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description

10.1	Letter Agreement, dated as of December 1, 2011, by and between the Company and Michael S. Wyzga.

10.2	Transition Agreement, dated as of November 30, 2011, by and between the Company and C. Richard Edmund Lyttle.

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Exhibit 10.1

RADIUS HEALTH, INC.

December 1, 2011

Mr. Michael S. Wyzga

80 Beacon Street

Boston, MA  02108

Dear Mike:

On behalf of Radius Health, Inc. (the “Company”), with offices at 201 Broadway, Cambridge, MA, 02139, I am pleased to offer you full-time employment with the Company effective as of December 5, 2011 (the “Effective Date”).  You will serve as the President and Chief Executive Officer of the Company reporting to the Board of Directors of the Company (the “Board”).  The term “Agreement” as used below means this letter agreement.

Cash Compensation

In this position, you will earn a salary at the annualized rate of $500,000, or such greater amounts as subsequently determined by the Board (your “Annual Base Salary”), payable in accordance with the normal payroll practices of the Company.

Beginning with calendar year 2012 you will be eligible for an annual discretionary bonus (your “Annual Bonus”), which Annual Bonus will be targeted at 50% (your “Target Bonus”) of your Annual Base Salary.  Any Annual Bonus will be based on both individual and corporate performance and the amount of any such Annual Bonus will be determined by the Board.  Annual Bonuses will be paid to you when generally paid to other senior executives of the Company.

You will also be eligible to receive a milestone bonus equal to 25% of your Annual Base Salary based on the consummation by the Company of a successful financing with proceeds to the Company of at least $60 million from new investors (the “Milestone Bonus”), as reasonably determined by the Board; provided that the Milestone Bonus shall be equal to 50% of your Annual Base Salary if the price per share of the Company’s common stock (“Common Stock”) attained in connection with such successful financing is greater than or equal to $8.142 on an as-converted basis (as adjusted for stock splits and other similar events), as reasonably determined by the Board.  The Milestone Bonus will be paid within thirty (30) days following the date that the Board determines that the Milestone Bonus has been earned.

Equity Incentive

Subject to Board approval, the Company will grant to you a stock option (the “Option”) under the Radius Health, Inc. 2011 Equity Incentive Plan (the “Plan”) for the purchase of 1,530,000 shares of Common Stock at a price per share equal to the fair market value of such Common Stock, as determined by the Board at the time of grant.  The Option will be subject to all terms, vesting schedule (25% on the first anniversary of your hire date and the remainder quarterly over the following three years) and other provisions set forth in the Plan and in a separate option agreement.

Benefits; Expenses

You will be eligible to participate in all of the employee benefit plans that the Company generally makes available to its full-time regular employees (other than severance plans), including group health plans, life, disability and AD&D insurances, a 401k plan, tuition reimbursement, parking or public transportation and various types of paid time off, subject to the terms and conditions of such benefit plans.  You will be eligible to accrue up to 20 days of vacation (in addition to Company holidays).  The Company reserves the right to terminate, modify or add to its benefits and benefit plans at any time.

The Company will reimburse you for all reasonable business expenses incurred by you in connection with the discharge of your duties for the Company, subject to the Company’s expense reimbursement policy in effect from time to time.

Duties; Board Service

During your employment with the Company you will have such duties, responsibilities and authority as is customarily assigned to individuals serving in the position of President and Chief Executive Officer, and such other duties, responsibilities and authority consistent with your position as the Board specifies from time to time.  During your employment with the Company you agree to devote your full business time, attention and energies to the performance of all of the lawful duties, responsibilities and authority that may be assigned to you hereunder, except for vacation time and absence for sickness and similar disability.  Nothing contained in this Agreement will preclude you from (i) serving as an officer or director of, or member of a committee of the directors of, the corporations or organizations for which you presently serve in such capacity, (ii) devoting time to personal and family investments, (iii) serving as a director of any not-for-profit company, or (iv) from participating in charitable or industry associations; provided, that such activities or services do not (x) materially interfere with your duties hereunder; or (y) violate the terms of the Confidentiality and Non-Competition Agreement you enter into with the Company.  You will be subject to and comply with the written policies and procedures generally applicable (and provided) to senior executives of the Company to the extent such policies and procedures are not inconsistent with any term of this Agreement (including any negatively implied term).

During your employment with the Company, the Company will nominate you for election as a member of the Board, and you agree to serve as a member of the Board for each period for which you are so elected.  You and the Board agree to work together to appoint an additional independent member to the Board.  Upon your termination of employment from the Company for any reason, unless otherwise specified in a written agreement between you and the Company, you will be deemed to have resigned from all offices, directorships, and other employment positions if any, then held with the Company, and agree to take all actions reasonably requested by the Company to effectuate the foregoing

Term and Termination

a.             Term.  This Agreement will commence on the Effective Date and may be terminated at any time by you or by the Company with or without cause, subject to the severance provisions set forth below. You and the Company acknowledge and agree that your employment is and will continue to be at-will and that nothing in this Agreement will confer upon you any right with respect to continuation of employment by the Company, nor will it interfere in any way with your right or the Company’s right to terminate your employment at any time.

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b.             Termination Upon Death or Disability.  Your employment will terminate automatically upon your death.  If the Company determines in good faith that your Disability, as defined below, has occurred during the term of this Agreement, it may give you written notice of its intention to terminate your employment.  In such event, your employment will terminate effective on the 30th day after you receive such notice, provided that, within the 30 days after such receipt, you will not have returned to full-time performance of your duties.  For purposes of this Agreement, “Disability” will mean your inability to perform the essential duties of your job on a full-time basis for 180 calendar days during any consecutive twelve-month period or for 90 consecutive days as a result of incapacity due to mental or physical illness.  Upon termination as the result of Disability, the Company will have no further obligations to you other than to pay your benefits in accordance with the Company’s then applicable benefit plans, reimburse any outstanding business expenses, pay your earned but unpaid Annual Base Salary and pay your accrued, unused vacation time, in each case, through the date of termination (the “Accrued Obligations”).

c.             Termination for Cause or without Good Reason.  The Company may terminate your employment at any time during the term of this Agreement for Cause, as defined below, and you may resign from employment without Good Reason, as defined below, and the Company will have no further obligations to you other than to pay your Accrued Obligations.

d.             Termination without Cause or for Good Reason.  The Company may terminate your employment at any time during the term of this Agreement without Cause (as defined below, which will not include termination due to Disability) or you may terminate your employment with Good Reason (as defined below) within 90 days following an event that constitutes Good Reason, by notifying the other party in writing of its/your intent to terminate your employment without Cause or for Good Reason, and you will be entitled to receive, in addition to your Accrued Obligations and subject to subsection (e) regarding the execution and non-revocation of a Release:

(i)  An amount equal to your Annual Base Salary, which amount will be paid over the twelve month period following the date of your termination in accordance with the Company’s normal payroll procedures;

(ii) A payment equal to the Annual Bonus that you would have been entitled to receive had you remained employed by the Company pursuant to this Agreement for the entire calendar year during which your termination date occurs, which Annual Bonus will be determined by the Board based on the Company’s performance for such calendar year and in accordance with the terms of the applicable bonus program for such calendar year, payable in a lump sum on the date on which annual bonuses for the calendar year in which the termination date occurs are paid to the Company’s executive officers generally, but in all events such payment will be made no later than March 15 of the calendar year following the calendar year in which the termination date occurs;

(iii) Direct payment to the carrier for or reimbursement to you for the premiums necessary for you to continue to participate in the Company’s then applicable group medical plan, as it may be changed from time to time, for the twelve month period immediately following your termination; and

(iv) In the event the termination of your employment under this clause (d) occurs upon or within twelve (12) months immediately following a Change of Control (as defined in the Plan,

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except that clause (d) of such definition will not constitute a Change of Control), (y) vesting acceleration of all outstanding equity award of the Company held by you, and (z) in lieu of any potential payment under clause (ii) above, a payment equal to your Target Bonus, which amount will be paid on in a lump sum on the First Payment Date (as defined below).

For purposes of this Agreement, “Cause” means: (i) your commission of an act of fraud, embezzlement or theft against the Company; (ii) your conviction of, or a plea of no contest to, a felony; (iii) willful nonperformance by you (other than by reason of illness) of your material duties as an employee of the Company; (iv) your material breach of this Agreement or any other material agreement between you and the Company; or (v) your gross negligence, willful misconduct or any other act of willful disregard for the Company’s best interests.  In order for a termination of employment by the Company to be considered to have been made for Cause, the Company must first provide you with notice of its intent to terminate you for Cause, which notice will provide a detailed explanation of what events triggered Cause, and you must fail to cure such Cause events, to the extent curable, within 10 days following the date of such notice; provided, that if you trigger Cause with respect to an event that is similar to an event that you cured within the prior six months, then the Company will not be required to provide you with an opportunity to cure the subsequent event.

For purposes of this Agreement, “Good Reason” means, without your written consent: (i) any failure by the Company to comply with any of the provisions of this Agreement relating to Base Salary, Annual Bonus or Equity Compensation under this Agreement, excluding for such purpose any isolated, insubstantial, and inadvertent action not taken in bad-faith and which is remedied by the Company promptly after receipt of written notice thereof from you; (ii) a material diminution in your duties, responsibilities or authority; (iii) the imposition by the Company of any requirement that you relocate your office to a location greater than a 30 mile distance from the Company’s current offices at 201 Broadway, Cambridge, MA, 02139 and (iv) a material breach by the Company of any material written agreement between the Company and you.  In order for a termination of employment by you to be considered to have been made for Good Reason, you must first provide the Company with notice of your intent to resign for Good Reason, which notice will provide a detailed explanation of what events triggered Good Reason, and the Company must fail to substantially cure such Good Reason events within 30 days following the date of such notice.

e.             Release of Claims.  Notwithstanding the foregoing or anything else contained in this Agreement to the contrary, prior to the payment by the Company of the termination payments and benefits provided for in this Agreement as the result of a termination of your employment, and as a condition to such payments, you must sign and not revoke a general release of all potential claims your may have against the Company or any of its affiliates in the form provided to you by the Company (the “Release”), which Release must be signed on or following your date of termination and become effective within thirty (30) days following the date of your termination.  For purposes of this Agreement, the “First Payment Date” means the first normal payroll payment date of the Company falling on or after the thirtieth (30th) day after the date of termination of your employment with the Company and notwithstanding anything in this Agreement to the contrary, any severance payments that would have been paid before the First Payment Date, will be paid on the First Payment Date and the vesting acceleration provided above will not occur until the date the Release becomes effective.

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Tax Liability

All compensation amounts payable pursuant to this Agreement will be subject to all applicable tax and other withholdings.  Anything in this Agreement to the contrary notwithstanding, if (A) on the date of termination of your employment with the Company, any of the Company’s stock is publicly traded on an established securities market or otherwise (within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code (the “Code”)), (B) if it is determined by the Company that you are a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Code, and (C) such delay is required to avoid the imposition of the tax set forth in Section 409A(a)(1) of the Code as a result of such termination, you would receive any payment that, absent the application of this paragraph, would be subject to interest and additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(2)(B)(i) of the Code, then no such payment will be payable prior to the date that is the earliest of (i) 6 months after your termination date, (ii) your death or (iii) such other date as will cause such payment not to be subject to such interest and additional tax (with a catch-up payment equal to the sum of all amounts that have been delayed to be made as of the date of the initial payment).  Anything in this Agreement notwithstanding, you will not be entitled to any severance payments or benefits under this Agreement unless your termination of employment also constitutes a “separation from service” within the meaning of the regulations under Section 409A of the Code.  Each payment under this Agreement will be considered a separate and distinct payment for purposes of Section 409A of the Code.  It is the intention of the parties that payments or benefits payable under this Agreement not be subject to the additional tax imposed pursuant to Section 409A of the Code.

Contingencies

This offer, and any employment pursuant to this offer, is conditioned upon the following:

•      Your ability to provide satisfactory documentary proof of your identity and right to work in the United States of America prior to your commencement of employment by the Company.

•      Your return of the enclosed copy of this letter and the Company’s standard Confidentiality and Non-Competition Agreement.   By signing and accepting this offer, you represent and warrant that you are not subject to any pre-existing contractual or other legal obligation with any person, company or business enterprise which may be an impediment to your employment with, or your providing services to, the Company as its employee.

Successors

This Agreement is personal to you and without the prior written consent of the Company you will not assign your entitlements under this Agreement, otherwise than by will or the laws of descent and distribution. This Agreement will inure to the benefit of and be binding upon the Company and its successors and assigns.

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Indemnification; Claw-Back

The Company will indemnify you to an extent that is not materially less favorable than the indemnification provisions in its charter and by-laws as in effect as of the date hereof, with respect to any action suit or proceeding to which you are made, or threatened to be made, a party by reason of the fact that you are or were an officer of the Company.  In addition, during the term of your employment, the Company will maintain a directors and officers insurance policy upon such terms and in such amount as will be determined by the Company.

All compensation received by you from the Company will be subject to the provisions of any clawback policy implemented by the Company to comply with applicable law or regulation (including stock exchange rules), including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Applicable Law; Arbitration

This Agreement has been made under and will be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, notwithstanding its choice of law rules to the contrary.

Except as otherwise provided in any Confidentiality and Non-Competition Agreement entered into between you and the Company or as otherwise required by law, any dispute, claim, question or controversy arising under or relating to this Agreement, your employment with the Company or the termination thereof (each such dispute, claim, question or controversy, a “Dispute”) will be resolved by submitting such Dispute to binding arbitration administered by JAMS pursuant to its Employment Arbitration Rules and Procedures and subject to its Employment Arbitration Minimum Standards of Procedural Fairness (collectively, the “Rules”), and pursuant to the procedures set forth in this paragraph.  In the event of any conflict between the Rules and the procedures set forth in this paragraph, the procedures set forth in this paragraph will control.  Any such arbitration will be brought within any otherwise applicable statute of limitations period, and will be the sole and exclusive means for resolving such Dispute (other than as otherwise required by law).  Any arbitration will be held in Boston, Massachusetts, and conducted before a single neutral arbitrator selected by mutual agreement of the parties hereto within 30 days of the initiation of the arbitration or, if they are unable to agree, by JAMS under its rules.  The arbitrator will take submissions and hear testimony, if necessary, and will render a written decision as promptly as practicable.  The arbitrator may grant any legal or equitable remedy or relief that the arbitrator deems just and equitable, to the same extent that remedies or relief could be granted by a state or federal court in the United States.  The decision of the arbitrator will be final, binding and conclusive on all parties and interested persons.  It is the intention of the parties hereto that they will be entitled to fair and adequate discovery in accordance with the Federal Rules of Civil Procedure.  The parties hereto will keep confidential the fact of the arbitration, the dispute being arbitrated, and the decision of the arbitrator.  Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.  All fees and expenses of any arbitration, including, but not limited to, reasonable attorneys’ fees and disbursements of all parties, with respect to a Dispute under this Agreement will be borne by the Non-prevailing Party.  The determination of whether a party is to be deemed the “Non-prevailing Party” in any arbitration will be solely within the province of the arbitrator.

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Notice

Any notice, statement or demand required to be given under this Agreement will be in writing and will be sent by hand delivery against receipt, certified mail, return receipt requested or by a nationally recognized overnight carrier to the address of the parties first listed above.

Waiver

The failure of either party to insist upon strict performance of any of the terms or provisions of this Agreement or to exercise any option, right or remedy contained in this Agreement, will not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same will continue and remain in full force and effect.  No waiver by either party of any term or provision of this Agreement will be deemed to have been made unless expressed in writing and signed by such party.

Entire Agreement

If you accept this offer, this Agreement and the Confidentiality and Non-Competition Agreement will constitute the complete agreement between you and the Company with respect to the terms and conditions of your employment.  Any prior or contemporaneous representations (whether oral or written) not contained in this Agreement or the Confidentiality and Non-Competition Agreement or contrary to those contained in this Agreement or the Confidentiality and Non-Competition Agreement that may have been made to you are expressly cancelled and superseded by this offer.   Except as otherwise specified herein, the terms and conditions of your employment may not be changed, except in another written agreement, signed by you and an authorized representative of the Company.

***

I look forward to you accepting this offer and to a mutually rewarding relationship.

Sincerely,

/s/ Kurt C. Graves
Kurt C. Graves
Chairman of the Board

I accept the above-described Agreement, on the terms set forth therein.

Dated: December 1, 2011	/s/ Michael S. Wyzga
Signature

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Exhibit 10.2

TRANSITION AGREEMENT

THIS TRANSITION AGREEMENT (the “Agreement”) is entered into as of November 30, 2011 (the “Effective Date”), by and among Radius Health, Inc., a Delaware corporation (together with any successor thereto, the “Company”), and C. Richard Lyttle, Ph.D. (the “Executive”).

RECITALS

A.            The Executive currently serves as the President and Chief Executive Officer of the Company pursuant to that certain offer letter dated July 2, 2004 (the “Offer Letter”).

B.            The Executive and the Company mutually desire to transition the Executive from President and Chief Executive Officer of the Company to Chief Scientific Officer of the Company effective as of December 5, 2011 (the “Transition Date”).

C.            The Executive and the Company mutually desire that, effective as of the Effective Date, this Agreement will supersede the Offer Letter in its entirety, and the Company shall continue to employ the Executive, and the Executive shall accept such continued employment, on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Term; Employment.

(a)           The Company shall continue to employ the Executive as President and Chief Executive Officer from the Effective Date through the Transition Date.  On the Transition Date, the Executive shall transition to become the Chief Scientific Officer of the Company.  As Chief Scientific Officer, the Executive shall have such duties, responsibilities and authority as shall be assigned to the Executive from time to time by the Chief Executive Officer of the Company or the Board.  The Executive shall report directly to the Chief Executive Officer.  The Executive acknowledges and agrees that the transition to Chief Scientific Officer shall not constitute “Good Reason” under the Offer Letter.  Effective as of the Transition Date, the Executive resigns from his position as a director of the Company and shall cease to hold any position (whether as an officer, member of the Board, trustee, fiduciary, or otherwise) with, and shall cease to exercise or convey any authority (actual, apparent, or otherwise) on behalf of, the Company and its subsidiaries, except as otherwise specifically provided in this Agreement.

(b)           The Executive’s employment as Chief Scientific Officer hereunder shall be for a period (the “Employment Period”) commencing on the Transition Date and ending on June 1, 2012 (the “Six Month Anniversary”).  After March 1, 2012 (the “Three Month Anniversary”), either the Executive or the Company may terminate

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the Employment Period and Executive’s employment at any time and for any reason whatsoever (or for no reason) by providing at least two (2) weeks advance written notice (or such lesser period of time as may be mutually agreed to by the Company and the Executive).  Notwithstanding the foregoing, nothing in this Agreement shall restrict the Company from terminating the Employment Period and the Executive’s employment for Cause at any time (including without limitation prior to the Three Month Anniversary).

(c)           During the Employment Period, the Executive shall perform the services required by this Agreement primarily at the Executive’s principal residence, except for travel to the Company’s headquarters as may reasonably be necessary (any such travel to be reimbursed in accordance with the Company’s policies as in effect from time to time).

(d)           During the Employment Period, the Executive shall devote all necessary business time and attention to the business and affairs of the Company, and shall use his best efforts, skills, and abilities to promote its interests.  Notwithstanding the foregoing, the Company acknowledges that the Executive currently serves as the Executive Chairman of another business and that he may continue to perform in that role during and following the Employment Period.

2.             Compensation and Benefits.

(a)           During the Employment Period, the Executive shall continue to receive his base salary at the rate in effect as of immediately prior to the Effective Date (“Base Salary”), which shall be paid to the Executive in accordance with the Company’s standard payroll practices.

(b)           The Executive shall remain eligible to receive his annual bonus for calendar year 2011 at the levels previously established for such bonus by the Board and communicated to the Executive, subject to and in accordance with the applicable bonus plans and policies of the Company.

(c)           The Executive shall be eligible to earn for calendar year 2012 a discretionary cash performance bonus under the Company’s bonus plan or program applicable to senior executives (the “2012 Bonus”).  The Executive’s target 2012 Bonus shall be forty percent (40%) of the Executive’s Base Salary, but the actual amount of the 2012 Bonus shall be determined on the basis of the attainment of Company performance metrics and/or individual performance objectives, in each case, as established and approved by the Board or the Compensation Committee of the Board in its sole discretion.  Payment of the 2012 Bonus (if any) shall be contingent upon the Executive’s continued employment with the Company through the payment date (other than as provided in Section 3(c)).

(d)           During the Employment Period, the Executive shall continue to vest in any options to purchase Company common stock or other equity awards held by the Executive pursuant to the terms of such options and other equity awards.

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(e)           During the Employment Period, the Executive will be eligible to participate in all of the employee benefits and benefit plans that the Company generally makes available to its full-time regular employees, including group health plans, life, disability and AD&D insurances, a 401k plan, tuition reimbursement, parking or public transportation and various types of paid time off, subject to the terms and conditions of such benefits and plans, and the Executive will continue to accrue vacation at the same rate as in effect as of the Effective Date.  The Company reserves the right to terminate, modify or add to its benefits and benefit plans at any time.

3.             Termination.

(a)           Unless sooner terminated, the Executive’s employment with the Company shall automatically terminate on the Six Month Anniversary.

(b)           In the event of a termination of the Executive’s employment with the Company for any reason, the Company shall pay the Executive or the Executive’s estate or legal representative (as applicable), within thirty (30) days after the date of the Executive’s termination of employment (the “Date of Termination”), (i) any earned but unpaid Base Salary and accrued but unused vacation as of the Date of Termination and (ii) any unreimbursed business expenses incurred by the Executive prior the Date of Termination, subject to and in accordance with Company policy for senior executives, prior the date of termination.

(c)           In the event the Executive’s employment is terminated (i) due to the Executive’s death prior to the Three Month Anniversary or (ii) for any reason other than for Cause after the Three Month Anniversary (including without limitation an automatic termination upon the Six Month Anniversary), (A) the Executive shall be entitled to receive the 2012 Bonus, pro rated based on the number of days in the calendar year through the Date of Termination, payable within sixty (60) days after the Date of Termination and (B) any vested and outstanding options to purchase shares of the Company’s common stock held by the Executive on the Date of Termination shall remain exercisable until the later to occur of (1) the first anniversary of the Date of Termination or (2) the date that is 30 days after the date on which the Company’s common stock first becomes listed on a national stock exchange; provided, however, that in no event shall any stock option remain exercisable beyond the original expiration date of such option and provided, further, that each such option shall be terminable in accordance with the terms of the equity plan pursuant to which it was granted.  Notwithstanding the foregoing, it shall be a condition to the Executive’s right to receive the amounts provided in this Section 3(c) that the Executive execute and deliver to the Company an effective release of claims in substantially the form attached hereto as Exhibit A (the “Release”) within thirty (30) days following the Date of Termination.

(d)           The parties agree that, except as expressly set forth in this Agreement or as determined by the terms of any employee benefit plan in which the Executive was participating as of the Executive’s termination of employment, or as otherwise

3

required by law, the Executive will not be entitled to receive any compensation or benefits after or in connection with the termination of the Executive’s employment with the Company for any reason.

4.             Additional Agreements.  The parties acknowledge and agree that they have entered into an Indemnification Agreement, and that such Indemnification Agreement shall remain in full force and effect in accordance with its terms.  As a condition to this Agreement, the Executive shall enter into a Confidentiality and Non-Competition Agreement with the Company substantially in the form set forth on Exhibit B (the “Noncompetition Agreement”).

5.             Release.  The Executive irrevocably waives, releases and discharges each of the Company and its respective affiliates, stockholders, partners, officers, directors, employees, agents, representatives, successors and assigns (collectively, the “Company Parties”) from any and all liabilities and obligations to the Executive of any kind or nature whatsoever (including in respect of any rights of contribution or indemnification) with respect to the Company’s employment of the Executive prior to the Effective Date and the transition of Executive’s employment with the Company as contemplated by this Agreement, in each case, whether absolute or contingent, liquidated or unliquidated, and whether arising under any agreement or understanding or otherwise at law or equity, and the Executive agrees not to seek to recover any amounts in connection therewith or thereunder from any of the Company Parties.  Notwithstanding the foregoing, this release shall not operate to release (a) any claims which the Executive may have under this Agreement and (b) the ability of the undersigned to assert any Claims that he cannot be required to release as a matter of law.

6.             Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

(a)           “Board” shall mean the Board of Directors of the Company or similar governing body of the Company.

(b)           “Cause” shall mean any one or more of the following: (i) the Executive’s willful and continuing failure to perform his substantial responsibilities to the Company as Chief Scientific Officer (other than any such failure resulting from incapacity due to physical or mental illness), for a period of thirty (30) days after receiving notice from the Board that sufficiently details the manner in which the Board believes that the Executive has not substantially performed these responsibilities; (ii) the Executive’s willful misconduct, fraud, or material dishonesty that results in material harm to the Company; (iii) the Executive’s breach of fiduciary duty to the Company; (iv) the Executive’s willful disregard of the rules or policies of the Company or directions from the Board that results in material harm to the Company; or (v) the Executive’s material breach of the Noncompetition Agreement or any other agreement executed by the Executive with the Company.

(c)           “Company Entity” shall mean the Company, any direct or indirect subsidiary of the Company or any successor or purchaser of any of the foregoing.

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7.             General Provisions.

(a)           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (i) delivered personally, (ii) delivered by certified or registered mail, postage prepaid, return receipt requested, or (iii) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of:

If to the Company:

Radius Health, Inc.

201 Broadway, 6th Floor

Cambridge, MA 02139

Attn: Chairman of the Board

Facsimile: (617) 551-4701

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

John Hancock Tower, 20th Floor

200 Clarendon Street

Boston, MA 02116

Attn:  Peter N. Handrinos, Esq.

Facsimile:  (617) 948-6001

If to the Executive:

at the last residential address known by the Company

or at any other address as any party shall have specified by notice in writing to the other party.

(b)           Successors and Binding Agreement.

(i)            This Agreement shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including, without limitation, any purchaser of all or substantially all of the assets of the Company.

(ii)           The Company will require any successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place.

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(iii)          For purposes of this Agreement, the “Company” shall mean both the Company, as defined in the Recitals, and any successor of or to the Company.

(iv)          This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, and/or legatees.  The Executive agrees that the Executive’s obligations under this Agreement are personal in nature and, without the consent of the Company, he may not assign, transfer, or delegate this Agreement or any rights or obligations hereunder, provided, that upon the Executive’s death, the Executive may assign the Executive’s rights hereunder to the Executive’s estate or heirs.

(c)           Complete and Final Agreement.  Effective as of the Effective Date, this Agreement, together with the Noncompetition Agreement and Indemnification Agreement, constitutes the complete and final agreement by and between the parties, and replaces, terminates and supersedes any and all prior and contemporaneous negotiations, representations, understandings or agreements between the Executive and the Company (or any predecessor thereof) relating to the matters herein (including without limitation the Offer Letter).  The Executive hereby agrees that as of the Effective Date any other such agreement or understanding is hereby terminated and shall be of no further force or effect.  The parties further intend that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding to vary the terms of this Agreement.  This Agreement may be modified only by a further writing that is duly executed by both parties.

(d)           Construction / Counsel.  This Agreement shall be deemed drafted equally by both the parties.  Its language shall be construed as a whole and according to its fair meaning, with no presumption that any language shall be construed against any party.  Paragraph headings used herein are for convenience and are not part of this Agreement and shall not be used in construing it.  The Executive acknowledges that he has had adequate opportunity to consult with legal or other counsel of the Executive’s choosing prior to execution of this Agreement.

(e)           Governing Law.  Any dispute, controversy, or claim of whatever nature arising out of or relating to this Agreement or breach thereof shall be governed by and interpreted under the laws of the Commonwealth of Massachusetts, without regard to conflict of law principles.

(f)            Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall nevertheless remain in full force and effect.  Further, the parties agree that any invalid, illegal or unenforceable provision or restriction shall be deemed modified so that it shall be enforced to the greatest extent permissible under law.  To the extent that any court of competent jurisdiction determines any provision or restriction herein to be overly broad, or

6

unenforceable, such court is hereby empowered and authorized to limit such provisions or restrictions so that it is enforceable for the longest duration of time, within the largest geographical area and with the broadest scope, as permitted by law.

(g)           Survival of Provisions.  Notwithstanding any other provision of this Agreement, the parties’ post-termination obligations and the parties’ other respective rights shall survive any termination or expiration of this Agreement or the termination of the Executive’s employment for any reason whatsoever.

(h)           Waiver.  No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing signed by the Executive and the Company.  No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

(i)            Withholding.  All amounts payable under this Agreement shall be subject to reduction to reflect such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(j)            Section 409A.

(i)            To the extent applicable, this Agreement shall be interpreted and applied consistent and in accordance with Section 409A of the Code.  If, however, the parties determine that any compensation or benefits payable under this Agreement may be or become subject to Section 409A of the Code, the Company and the Executive shall cooperate to adopt such amendments to this Agreement or to adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take such other actions, as the parties mutually determine to be necessary or appropriate to (A) exempt the compensation and benefits payable under this Agreement from Section 409A of the Code and/or preserve the intended tax treatment of such compensation and benefits, or (B) comply with the requirements of Section 409A of the Code.  For purposes of Section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment.

(ii)           Notwithstanding anything to the contrary in this Agreement, if at the time of the Executive’s termination of employment with the Company, the Executive is a “specified employee” as defined in Section 409A of the Code, as determined by the Company in accordance with Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the

7

commencement of the payment of any such payments or benefits hereunder (without any reduction in the payments or benefits ultimately paid or provided to the Executive) until the date that is at least six (6) months following the Executive’s termination of employment with the Company (or the earliest date permitted under Section 409A of the Code), whereupon the Company will pay the Executive a lump-sum amount equal to the cumulative amounts that would have otherwise been previously paid to the Executive under this Agreement during the period in which such payments or benefits were deferred.  Thereafter, payments will resume in accordance with this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

Radius Health, Inc.

By:	/s/ Kurt C. Graves
Name: Kurt C. Graves
Title: Chairman of the Board of Directors

Date: November 30, 2011

/s/ C. Richard Lyttle
C. Richard Lyttle, Ph.D.

Date: November 30, 2011

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Exhibit A

General Release and Waiver

The undersigned irrevocably waives, releases and discharges each of the Company and its respective affiliates, stockholders, partners, officers, directors, employees, agents, representatives, successors and assigns (collectively, the “Company Parties”) from any and all liabilities and obligations to the undersigned of any kind or nature whatsoever (including in respect of any rights of contribution or indemnification) with respect to the Company’s employment of the undersigned and the undersigned’s termination of employment with the Company, in each case, whether absolute or contingent, liquidated or unliquidated, and whether arising under any agreement or understanding or otherwise at law or equity, and the undersigned agrees not to seek to recover any amounts in connection therewith or thereunder from any of the Company Parties.  Notwithstanding the foregoing, this release shall not operate to release (a) any claims which the undersigned may have to payments or benefits under Section 3(c) of that certain Transition Agreement, dated as of November 30, 2011, between the Company and the undersigned and (b) the ability of the undersigned to assert any Claims that he cannot be required to release as a matter of law.

Date:
C. Richard Lyttle, Ph.D.

Exhibit B

Form of Noncompetition Agreement

Confidentiality and Non-Competition Agreement

In consideration for the agreement of Radius Health Inc., its subsidiaries, affiliates, successors or assigns (together the “Company”) to employ me as an employee or consultant and my receipt of the compensation now and hereafter paid to me by the Company, I agree as follows:

1.   Definition of Confidential Information.  I acknowledge that I may be furnished or have access to confidential, proprietary or trade secret information relating to the Company’s past, present or future (i) products, processes, formulas, patterns, compositions, compounds, projects, specifications, know how, research data, clinical data, personnel data, compilations, programs, devices, methods, techniques, inventions, software code, developments, documentation, original works of authorship, designs and technical data, and improvements thereto (collectively, “Technology”); (ii) research and development activities, (iii) marketing, business or business development activities, including without limitation prospective or actual bids or proposals, pricing information and financial information; (iv) customers or suppliers; or (v) other administrative, management, planning, financial, marketing, purchasing or manufacturing activities.  All of this type of information, whether it belongs to the Company or was provided to the Company by a third party with the understanding that it be kept confidential, and any documents, diskettes or other storage media, or other materials or items containing this type of information, are proprietary and confidential to the Company (“Confidential Information”).

2.   Obligations.  I agree to preserve and protect the confidentiality of Confidential Information both during and after my employment with the Company.  In addition, I agree not to, at any time during the term of this Confidentiality and Non-Competition Agreement (this “Agreement”) or thereafter, (i) disclose or disseminate Confidential Information to any third party, including without limitation employees or consultants of the Company without a legitimate business need to know; (ii) remove Confidential Information from the Company’s premises or make copies of Confidential Information, except as required to perform my job; or (iii) use Confidential Information for my own benefit or for the benefit of any third party.  I also agree to take all actions necessary to avoid unauthorized disclosure and otherwise to maintain the confidential or proprietary nature of such Confidential Information.  If I am not certain whether or not information is confidential, I will treat that information as Confidential Information until I have verification from the Company’s Personnel Officer that the information is not Confidential Information.

3.   Exceptions.  The Company agrees that the obligations in Section 2 do not apply to any information that I can establish (i) has become publicly known without a breach of this Agreement by me or a third party’s breach of an agreement to maintain the confidentiality of the information; or (ii) was developed by me prior to the date this Agreement is signed, and prior to the date any earlier Confidentiality Agreement of the Company was signed, if the date of development can be established by documentary evidence.  For the purposes of clause (i) of the preceding sentence, Confidential Information will be deemed to have become publicly known only if I can establish that all material features comprising such information have become publicly known.

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4.   Former Employer Information.  I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or current employer or any other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

5.   Inventions and Works Retained and Licensed.  I have attached hereto, as Exhibit A, a list describing all Technology which was created, made, conceived, developed or reduced to practice (collectively, “Developed”) by me, solely or jointly,  prior to my employment with the Company (collectively referred to as “Prior Works or Inventions”), which belong to me, which relate to the Company’s business, products, or research and development, and which are not assigned to the Company hereunder, or, if no such list is attached, I represent that there are no such Prior Works or Inventions.  If, in the course of my employment with the Company, I incorporate into a Company product, process or machine, or otherwise use for the benefit of the Company, a Prior Work or Invention, whether or not listed, owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, assignable, irrevocable, perpetual, worldwide license to make, have made, modify, reproduce, distribute, prepare derivative works of, use, import, offer to sell, sell and otherwise exploit such Prior Work or Invention, including without limitation as part of or in connection with such product, process or machine or other use of the same.

6.   Ownership of Work Product.

(a)  I agree that the Company owns all right, title and interest in, including without limitation all trade secrets, patent rights, copyrights, trademarks, and other intellectual property rights (collectively, “Intellectual Property Rights”) in the following works that I Develop, solely or jointly, during and for one (1) year after termination of my employment with the Company:  (i) Technology that is created using the Company’s facilities, supplies, information, trade secrets or time, (ii) Technology that relates directly or indirectly to or arises out of the actual or proposed business of the Company, including, without limitation the research and development activities of the Company, (iii) Technology that relates directly or indirectly to or arises out of any task assigned to me or work I perform for the Company  or (iv) Technology that is based on Confidential Information (collectively “Work Product”).  Because any Work Product will inevitably be based upon or somehow involve the Company’s business, products, services or methodologies, I agree that any Work Product will belong to the Company even if I Develop it on my own time, using my own equipment, whether on the Company’s premises or elsewhere.  I will promptly provide full written disclosure to an officer of the Company of any Work Product I Develop, solely or jointly, during the term and for a period of one (1) year thereafter.  I hereby irrevocably assign and agree to assign to the Company the ownership of, and all Intellectual Property Rights in, the Work Product.  The Company will have the right to hold in its own name all rights in the Work Product, including without limitation all Intellectual Property Rights therein.  I also waive all claims to moral rights in any Work Product.

(b)  I agree to cooperate fully with the Company, both during and after my employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other Intellectual Property Rights (both in the United States and foreign countries) relating to Work Product.  I agree to execute and deliver all papers, including, without limitation,

13

copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable to protect its rights and interests in any Work Product.  I further agree that if the Company is unable, after reasonable effort, to secure my signature on any such papers, any executive officer of the Company shall be entitled to execute any such papers as my agent and attorney-in-fact, and I hereby irrevocably designate and appoint each executive officer of the Company as my agent and attorney-in-fact to execute any such papers on my behalf, and to take any and all actions as the Company may deem necessary or desirable to protect its rights and interests in any Work Product, under the conditions described in this sentence.

7.   Maintenance of Records.  I agree to keep and maintain adequate and current written records of all Work Product made by me (solely or jointly with others) during the term of my employment with the Company.  The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company.  The records will be available to and remain the sole property of the Company at all times.

8.   Return of Confidential Information.  I agree to return to the Company all Confidential Information in my possession, custody or control immediately upon my termination, or earlier, from the Company for any reason, if the Company requests.

9.   Notification of New Employer.  In the event I leave the employ of the Company for any reason, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

10.   Noncompetition; Nonsolicitation of Employees.  In order to protect the value of any Confidential Information, I agree to the following provisions against unfair competition, which I acknowledge represent a fair balance of the Company’s rights to protect its business and my right to pursue employment:

(i)  Except for the continuation of my current service as the Executive Chairman of another business, which, for the avoidance of doubt, I may continue during and after my employment or other service with the Company, while I am employed by the Company and for a period of one (1) year immediately following termination of such employment (for any reason whatsoever, whether voluntary or involuntarily), I agree that I will not, whether alone or as a partner, officer, director, consultant, agent, representative, employee or security holder of any company or their commercial enterprise, directly or indirectly engage in, have an equity interest in, interview for a potential employment or consulting relationship with or manage, provide services to or operate any person, firm, corporation, partnership, association, other entity or business or other activity anywhere in the world that engages in business that is competitive with or renders services to any firm or business organization which competes with the business of the Company, which business includes, without limitation, the research, discovery and/or development of therapeutics to treat osteoporosis or hot flashes, or any other therapeutics that the Company is actively engaged in at the time of termination of my employment (the “Company’s Business”); provided, that the Company’s Business shall not include any business that the Company has not taken more than de minimis steps to engage in at the time of the termination of my employment.  The foregoing prohibition shall not prevent my employment or engagement after termination if such employment or engagement, in any capacity, does not involve work or

14

matters related to the Company’s Business as long as the entity (including its affiliates) that I become employed with or engaged by is primarily involved in businesses that are not related to the Company’s Business and so long as I do not work or have contact with, either directly or indirectly, any business unit of such an entity that is engaged in the Company’s Business.  I shall be permitted to own securities of a public company not in excess of five (5%) of any class of such securities and to own stock partnership interests or other securities of any entity not in excess of five (5%) of any class of such securities and such ownership shall not be considered to be competition with the Company.

(ii)  While I am employed at the Company and for a period of one (1) year immediately following termination of such employment (for any reason whatsoever, whether voluntary or involuntarily), I agree that I will not (A) directly or indirectly solicit, recruit or induce any employee, customer, subscriber, supplier, vendor or business affiliate of the Company to terminate its employment or other arrangement with the Company or otherwise alter its relationship with the Company or (B) directly or indirectly, for myself or any other person or entity, solicit or recruit any employee of the Company to work for a third party other than the Company or hire any such employee during the employee’s employment with the Company and for a period of twelve months following the employee’s employment with the Company or engage in any activity that would cause or encourage any employee to violate any agreement with the Company.

(iii) In the event the terms of this Section 10 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

11. Representations and Warranties.  I represent and warrant that (i) I am able to perform the duties of my position and that my ability to work for the Company is not limited or restricted by any agreements or understandings between me and other persons or companies; (ii) I will not disclose to the Company, its employees, consultants, clients, teaming partners or suppliers, or induce any of them to use or disclose, any confidential information or material belonging to others, except with the written permission of the owner of the information or material; and (iii) any information, material or product I create or develop for, or any advice I provide to, the Company, its employees, consultants, clients, teaming partners or suppliers, will not rely or be based on confidential information or trade secrets I obtained or derived from a source other than the Company.  I agree to indemnify and hold the Company harmless from damages, claims, costs and expenses based on or arising from the breach of any agreement or understanding between me and another person or company or from my use or disclosure of any confidential information or trade secrets I obtained from sources other than the Company.

12. Damages and Injunctive Relief.  I acknowledge and agree that:

(i)    My obligations under this Agreement have a unique and substantial value to the Company and I remain obligated even if I voluntarily or involuntarily leave the Company’s

15

employment.  I understand that if I violate this Agreement during or after my employment, the Company may be able to recover monetary damages from me and/or the other relief described below.

(ii)   I agree that a violation or even a threatened violation of this Agreement  may result in irreparable harm to the Company and its goodwill, the exact amount of which may be difficult or impossible to ascertain, and monetary damages alone may not completely compensate the Company for the harm.  Accordingly, the Company may seek an injunction prohibiting me from violating this Agreement, an order requiring me to render specific performance of the Agreement, and/or any other remedy which may be available at law or in equity.

13. Miscellaneous Provisions.

(i)    No failure or delay to act by the Company will waive any right, remedy or power contained in this Agreement.  Any waiver by the Company must be in writing and signed by an officer of the Company to be effective.

(ii)   The provisions of this Agreement are applicable to Confidential Information and Work Product disclosed, developed or proprietary before or after I sign this Agreement.

(iii)  This Agreement is to be construed according to its fair meaning and not strictly for or against either party.

(iv)  This Agreement will be governed by the laws of the Commonwealth of Massachusetts without regard to its conflicts of laws provisions that would result in the application of the laws of any other jurisdiction.  Suit to enforce any provision of this Agreement or to obtain any remedy with respect hereto may be brought in a courts of the Commonwealth of Massachusetts and for this purpose I expressly consent to the jurisdiction of said courts.

(v)   If any provision of this Agreement conflicts with the law of the Commonwealth of Massachusetts or if any provision is held invalid by a court with jurisdiction over the parties to this Agreement, the provision will be deemed to be restated to reflect as nearly as possible the parties’ original intentions in accordance with applicable law, and the remainder of the Agreement will remain in full force and effect.  If it is not possible to restate the provision in a legal and valid manner, then the provision will be deemed not to be a part of the Agreement and the remaining provisions will remain in full force and effect.

(vi)  This document constitutes the entire agreement between the Company and me concerning the matters addressed in this Agreement and it supersedes any prior agreement concerning those matters.  This Agreement may not be changed in any respect except by a written agreement signed by both parties.  Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

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(vii) All remedies provided in this Agreement are cumulative and in addition to all other remedies which may be available at law or in equity.

Signature:

Print Name:	C. Richard Lyttle, Ph.D.

Address:

Date:

THE COMPANY	RADIUS HEALTH, INC.

By:

Title:

17

Exhibit A

None.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  December 9, 2011

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

 (Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of December 9, 2011, Radius Health, Inc. (the “Company”) entered into an amendment (the “Nordic Amendment”) to Work Statement NB-1 (the “Work Statement”), dated as of March 29, 2011, between the Company and Nordic Bioscience Clinical Development VII A/S (“Nordic”).  The Work Statement is contemplated by the terms of that certain Clinical Trial Services Agreement, entered into as of March 29, 2011, between the Company and Nordic (the “Clinical Trial Services Agreement”).

Pursuant to the Work Statement, Nordic is managing the Phase 3 clinical study of the Company’s BA058 Injection product.  Pursuant to the original terms of the Work Statement, the study was to be conducted in 10 countries at a specified number of sites within each country.  The terms of the Nordic Amendment provide for two additional countries (the United States and India) in which the study will be conducted, specify a certain number of sites within each such additional country for the conduct of the study, and amend various terms and provisions of the Work Statement to reflect the addition of such countries and sites within the study’s parameters.  Payments to be made by the Company to Nordic under the Nordic Amendment in connection with the conduct of the study in such additional countries are denominated in both euros and U.S. dollars and total up to €717,700 and $289,663 for the 15 additional study sites in India contemplated by the terms of the Nordic Amendment and up to €1,234,790 and $143,369 for the 5 additional study sites in the United States contemplated by the terms of the Nordic Amendment.

On December 15, 2011, the Company entered into Amendment No. 3 (the “Stockholders’ Agreement Amendment”) to its Amended and Restated Stockholders’ Agreement, dated as of May 17, 2011 (as amended, the “Stockholders’ Agreement”), by and among the Company and the stockholders party thereto. The Stockholders’ Agreement Amendment amends the Stockholders’ Agreement to exclude from the right of first refusal the shares issued under the Company’s 2011 Equity Incentive Plan (the “2011 Plan”), as amended by the Plan Amendment described below in Item 5.02 of this Current Report on Form 8-K.

The preceding descriptions of the Clinical Trial Services Agreement, the Work Statement, the Nordic Amendment, the Stockholders’ Agreement and the Stockholders’ Agreement Amendment are qualified in their entirety by reference to the full text of the Clinical Trial Services Agreement, the Work Statement, the Nordic Amendment, the Stockholders’ Agreement and the Stockholders’ Agreement Amendment, copies of which were filed as Exhibits to the Company’s Current Report on Form 8-K/A filed on October 24, 2011 or are filed as Exhibits to this Current Report on Form 8-K.

Item 3.02.  Unregistered Sales of Equity Securities.

On December 14, 2011, pursuant to the terms of that certain Series A-1 Convertible Preferred Stock Purchase Agreement (the “Purchase Agreement”), dated as of April 25, 2011, among the Company and the investors referenced therein (the “Investors”), the Company issued an aggregate of 263,180 shares (the “Shares”) of its Series A-1 Convertible Preferred Stock, par value $.0001 per share (the “Series A-1 Stock”), to the Investors.  The Shares were issued in connection with the consummation of the Stage III Closing contemplated by the Purchase Agreement at a purchase price of $81.42 per share resulting in aggregate proceeds to the Company of $21.4 million.  Additionally, in connection with the consummation of the Stage II Closing and the Stage III Closing contemplated by the terms of the Purchase Agreement, the Company issued to Leerink Swann LLC on November 18, 2011 and December 14, 2011, warrants exercisable at any time, at a purchase price of $81.42 per share, for up to a total of 1,636 shares of Series A-1 Stock (the “Leerink Warrants”).

Each share of the Company’s Series A-1 Stock is convertible into ten (10) shares of our Common Stock, par value $.0001 per share.

The Shares and the Leerink Warrants were issued by the Company under the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

The preceding description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K/A filed on November 7, 2011.  The preceding description of the Leerink Warrants is qualified in its entirety by reference to the full text of the Leerink Warrants filed with this Current Report on Form 8-K.

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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2011 (the “Effective Date”), the Board of Directors (the “Board”) of the Company adopted an amendment (the “Plan Amendment”) to the 2011 Plan to increase the maximum number of shares of the Company’s common stock that may be issued pursuant to or subject to outstanding awards under the 2011 Plan from 3,597,889 to 4,252,953.

On the Effective Date, the Board granted stock options to the following officers of the Company for the number of shares of common stock of the Company set forth opposite their names below:

Michael S. Wyzga, President and Chief Executive Officer	1,530,000
Louis Brenner, Chief Medical Officer	451,700

Such stock options were granted by the Board in connection with the commencement of employment of such officers.  The options granted to Mr. Wyzga will become vested and exercisable as to 25% of the shares underlying such option on December 5, 2012 and as to 6.25% of such shares quarterly thereafter.  The options granted to Dr. Brenner will become vested and exercisable as to 87,850 of such shares on November 9, 2012 and as to 21,963 of such shares quarterly thereafter, will become vested and exercisable as to 37,600 shares on the date, if any, on which the Board resolves that a specified number of subjects have been enrolled by a specified date in the Phase 3 study of the Company’s BA058 Injection product and will become vested and exercisable as to 62,700 shares on the date, if any, on which the Board resolves that a New Drug Application for the Company’s BA058 Injection product has been submitted, on or prior to a specified date, to the United States Food and Drug Administration.  The aforementioned vesting of all option shares granted to Mr. Wyzga and Dr. Brenner is subject in each case to their respective continued service with the Company through the applicable vesting date.  Each of the stock options granted to Mr. Wyzga and Dr. Brenner is subject to the terms of the 2011 Plan and the Company’s standard form of stock option agreement previously approved by the Board, has an exercise price of $3.89 per share and a term of ten years.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 15, 2011

Radius Health, Inc.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description

10.1*	Clinical Trial Services Agreement Amendment No. 1 to Work Statement NB-1, effective as of December 9, 2011, by and between the Company and Nordic Bioscience Clinical Development VII A/S.

10.2

Amended and Restated Stockholders’ Agreement, dated as of May 17, 2011, as amended by Amendment No. 1, dated as of November 7, 2011, Amendment No. 2, dated as of November 7, 2011, and Amendment No. 3, dated as of December 15, 2011, by and among the Company and the stockholders party thereto.

10.3	Warrant to Purchase Series A-1 Convertible Preferred Stock issued by the Company to Leerink Swann LLC on November 18, 2011.

10.4	Warrant to Purchase Series A-1 Convertible Preferred Stock issued by the Company to Leerink Swann LLC on December 14, 2011.

*Confidential treatment has been requested with respect to portions of this exhibit.  Redacted portions of this exhibit have been filed separately with the Securities and Exchange Commission.

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Exhibit 10.1

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

CLINICAL TRIAL SERVICES AGREEMENT AMENDMENT NO. 1 TO WORK STATEMENT NB-1

RADIUS HEALTH, INC., a Delaware corporation (“Radius”) and NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S, a Danish corporation (“NB”) that is a wholly-owned subsidiary of Nordic Bioscience Clinical Development A/S entered into the certain Clinical Trial Services Agreement (“Agreement”) and that certain Work Statement NB-1 under the Agreement (“Work Statement NB-1”) as of March 29, 2011 (“Effective Date”)

Pursuant to Section 2.3, 2.11 and 11.7 of the Agreement, the parties wish to enter into this Amendment No. 1 to Work Statement NB-1 (“Amendment No. 1”) effective as of December 9, 2011 (“Amendment Date”). Capitalized terms used in this Amendment No. 1 and not defined herein are used with the meanings ascribed to them in the Agreement and Work Statement NB-1.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment No. 1, the parties agree as follows:

1.  Addition of non-CCBR A/S Sites in India and the United States of America.  (a)  Radius or its authorized representative will contract with certain clinical trial sites in India and the United States of America to enroll patients in the clinical study that is the subject of Work Statement NB-1 in order to facilitate the timely achievement of the enrollment targets for such study.

(b)  The NB representations and warranties set forth in Sections 8.2, 8.3, 8.5 and 8.6(ii) of the Agreement shall not apply to the personnel, including Clinical Investigators, that perform the clinical study at the study sites located in India or the United States.  Radius shall be responsible for securing the applicable representations and warranties from these clinical study sites and personnel, including Clinical Investigators.

(c)  The Study Assumptions table on the first page of Attachment A to Work Statement NB-1 (Attachment 2 to the Agreement) is amended to increase the total Number of Sites from 11 to 35-37, to add the following information concerning sites in India and the United States of America as well as additional sites in Argentina and Peru, to increase the number of sites in Poland and the Czech Republic, to increase the number of patients to be pre-screened to reflect patient recruitment experience to date, to add a 2-month screening period and to add an additional patient visit at month 15.  As amended, the Study Assumptions table will read in full as follows:

Protocol Number	BA058-05-003
Number of Sites:	35-37
Denmark	3
Estonia	1
Lithuania	1
Romania	1
Poland	2
Czech Republic	3
Brazil	1-2
Argentina	1-2
Peru	1
Hong Kong	1
India	15
USA	5
Number of Patients to be Pre-Screened	[*]
Number of Patients to Enroll:	2,400
Screening Period:	2 months
Treatment Period:	18 months
Safety Follow up Period	1 month
Visits per Completed Subject:	11

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)  The “Payment Schedule” set forth in Attachment B to Work Statement NB-1 (Attachment 2 to the Agreement) is amended to add a new Paragraph (10) immediately following Paragraph (9) of the Payment Schedule, which shall read in full as follows:

“(10)  The purchase price for the Services with respect to subjects enrolled at the study sites located in India or the United States of America shall be paid solely in cash and shall not include payment of a First Monthly Amount detailed under Paragraph (4).  The purchase price for the Services with respect to subjects enrolled at the study sites located in India or the United States of America shall include payment of a separate amount in consideration of the incremental administrative costs that NB will bear to integrate and manage data being supplied by these clinical sites.  The amount of this incremental payment shall be:

(a)  €717,700 for the EURO denominated portion of the clinical study that is the subject of Work Statement NB-1 for the 15 study sites located in India and $289,663 for the U.S. Dollar denominated portion of the clinical study that is the subject of Work Statement NB-1 for the 15 study sites located in India (exclusive of certain shipping costs concerning central imaging services which shall be billed separately).

(b)  €1,234,790 for the EURO denominated portion of the clinical study that is the subject of Work Statement NB-1 for the 5 study sites located in the United States of America and $143,369 for the U.S. Dollar denominated portion of the clinical study that is the subject of Work Statement NB-1 for the 5 study sites located in the United States of America.

Radius shall be invoiced and shall pay NB the U.S. Dollar denominated portion of these incremental fees ($[*] for the 15 study sites located in India and $[*] for the 5 study sites located in the United States of America) as pass thru costs.  Radius shall be invoiced and shall pay NB €[*] of the EURO denominated portion of these incremental fees (relating to the expansion of the eCRF to the 20 new sites in India and the United States of America) as pass through costs.

Radius shall pay NB €[*] of the EURO denominated portion of these incremental fees for the 15 study sites located in India and €[*] of the EURO denominated portion of these incremental fees for the 5 study sites located in the United States of America within 15 days of the Effective Date.  Radius shall pay NB the balance of the EURO denominated portion of these incremental fees (€[*] for the 15 study sites located in India; and €[*] for the 5 study sites located in the United States of America) in pro rata installments at the time it pays each installment of the Second Monthly Amount and the Third Monthly Amount.”

(e)  The “Trial Activities and Delegation of Responsibilities” table set forth in Attachment C to Work Statement NB-1 (Attachment 2 to the Agreement) is amended to provide that NB, as Service provider, shall not have the responsibilities assigned to it under the following activity categories listed in Attachment C with respect to the clinical study sites located in India and the United States of America.  NB shall continue to hold all other responsibilities enumerated as those of the “Service provider” in Attachment C with respect to the clinical study sites located in India and the United States of America.  The specific Service provider responsibilities that NB is relieved of with respect to the study sites located in India and the United States of America are as follows having reference to the activity categories listed in Attachment C:

Regulatory

(i) IND/CTA Preparation, (ii) CTA Submissions & Updates, (iii) Informed Consent Form (ICF, PIS), (iv) Ethics Committees/IRB Submissions & Updates, (v) Health Authority SAE Submissions & Follow Up(s), (vi) Legal Representative and Regulatory & Study Documents translations and (vii) Regulatory & Study Documents translations.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Clinical Trial Materials

(i) Vitamin D & Calcium, (ii) Tote Bags/Ice Packs (Sponsor will be responsible for these in all jurisdictions) and (iii) Study Drug Reconciliation — Patient, Site, & Study.

Clinical Trial Conduct

(i) Clinical Trial Project Plan (Sponsor will be responsible to provide India-specific information) (ii) Clinical Trial Budget Forecasting & Tracking, (iii) Vendor Management — Labs, X-ray, Dexa, Renal, Imaging, ECG, (iv) Vendor Management - PK, Antibody, Drug Manufacture/Package, IVRS, Central IRB (Sponsor will now be responsible for the Central IRB for all jurisdictions), (v) Patient Recruitment, Screening, Enrollment (for India but Service provider shall remain responsible for USA), (vi) Site Selection, (vii) Site Management (for India but Service provider will be responsible for USA), (vii) Site Confidentiality Agreements, (viii) Site Contract/Agreement, (ix) Clinical Trial Monitoring & Plan (for India but Service provider will be responsible for USA), (x) Clinical Trial Monitoring Reports (for India but Service provider shall remain responsible for USA), (xi) Clinical Trial Monitors (for India but Service provider will be responsible for USA), (xii) Monitor Travel Expense (for India but Service provider will be responsible for USA), (xiii) CRA Meetings (for India but Service provider will be responsible for USA) (xiv) Trial Staff Training (for India but Service provider will be responsible for USA), (xv) Trial Master File and Site Trial File (for India but Service provider will be responsible for USA), (xvi) Investigator Site Payments, (xvii) Essential Document Collection (for India but Service provider will be responsible for USA) and (xviii) Printing Study Documents (for India but Service provider will be responsible for USA).

Labs

(i)Central or Local Safety Labs, (ii) Central/Safety/Bone Marker Labs Data Reporting (SI Units), (iii) Central/Safety/Bone Marker Labs Data Reporting (SI Units), (iv) Lab Specimen Management, Shipping & Reconciliation, (v) Lab Kits & Supplies,  (vi) Lab Sample Storage, (vii)Lab Sample Destruction.

Safety & Pharmacovigilance

(i) Annual & Periodic Drug Safety Update Generation & Filing (ii) Health Authority reporting and (iii) Final Safety Report for HA, EC, IRB submission.  In addition, Service provider shall no longer be responsible for Annual & Periodic Drug Safety Update Generation & Filing for European Union countries, in these countries, Sponsor shall be responsible for this activity and Service provider’s responsibility shall be limited to providing Sponsor with data from the studies in such countries that are being managed by Service provider.

Quality

Health Authority inspections/audits (for India but Service provider will be responsible for USA).

(f)  Attachment G to Work Statement NB-1 (Attachment 2 to the Agreement) is amended to provide that Radius will maintain the following insurance with respect to the following additional jurisdictions during the conduct of the clinical study that is the subject of Work Statement NB-1:

“India

Insurer, coverage: ICICI Lombard, $[*] (Coverage quoted, not yet bound).

United States of America

Insurer, coverage:  Chubb, $[*].

Argentina

Insurer, coverage: SMG Seguros, $[*].

Peru

Insurer, coverage: La Positiva, $[*].”

2.  Ratification.  Except to the extent expressly amended by this Amendment No. 1, all of the terms, provisions and conditions of the Agreement and Work Statement NB-1 are hereby ratified and confirmed and shall remain in full force and effect.  The term “Work Statement NB-1”, as used in the Agreement, shall henceforth be deemed to be a reference to Work Statement NB-1 as amended by this Amendment No. 1.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.  General.  This Amendment No. 1 may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument.

[remainder of this page intentionally left blank - signature page follows]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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IN WITNESS WHEREOF the parties have caused this Amendment No. 1 to be executed by their respective duly authorized officers, and have duly delivered and executed this Amendment No. 1 under seal as of the Amendment Date.

RADIUS HEALTH, INC.	NORDIC BIOSCIENCE CLINICAL
DEVELOPMENT VII A/S

/s/ Michael S. Wyzga	/s/ Bente Juel Riis
By: Michael S. Wyzga	By: Bente Juel Riis
Title: President and Chief Executive Officer	Title: Medical Director

Notice Address	Notice Address
Radius Health, Inc.	Nordic Bioscience Clinical Development VII A/S
201 Broadway, 6th Floor	Herlev Hovedgade 207
Cambridge, MA 02139	2730 Herlev
USA	Denmark
Attn: President	Attn: Clinical Trial Leader & Medical Advisor / Clinical Studies
Phone: 01.617.444.1834	Phone: 45.4452.5251
Fax: 01.617.551.4701	Fax: 45.4452.525

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.2

Execution Copy

AMENDED AND RESTATED
STOCKHOLDERS’ AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated this 17th day of May, 2011, is entered into by and among (i) Radius Health, Inc., a Delaware corporation (the “Corporation”), (ii) those common stockholders of the Corporation listed on Schedule 1 hereto (hereinafter referred to collectively as the “Common Stockholders”), (iii) those stockholders of the Corporation who hold Series A-1 Convertible Preferred Stock, par value $.01 per share (“Series A-1 Preferred Stock”), listed on Schedule 2 hereto (hereinafter referred to collectively as the “Series A-1 Stockholders”), (iv) those stockholders of the Corporation who hold Series A-2 Convertible Preferred Stock, par value $.01 per share (“Series A-2 Preferred Stock”), listed on Schedule 3 hereto (hereinafter referred to collectively as the “Series A-2 Stockholders”), (v) those stockholders of the Corporation who hold Series A-3 Convertible Preferred Stock, par value $.01 per share (“Series A-3 Preferred Stock”), listed on Schedule 4 hereto (hereinafter referred to collectively as the “Series A-3 Stockholders”), (vi) those stockholders of the Corporation who hold Series A-4 Convertible Preferred Stock, par value $.01 per share (“Series A-4 Preferred Stock”), listed on Schedule 5 hereto (hereinafter referred to collectively as the “Series A-4 Stockholders”), (vii) that certain stockholder of the Corporation who holds Series A-5 Convertible Preferred Stock, par value $.01 per share (“Series A-5 Preferred Stock”), listed on Schedule 6 hereto (hereinafter referred to as the “Series A-5 Stockholder”) and (viii) any person or entity that becomes a party hereto pursuant to Section 17 hereof or otherwise (the “Additional Stockholders”).

WITNESSETH:

WHEREAS, the Corporation and the Series A-1 Stockholders have entered into a Series A-1 Convertible Preferred Stock Purchase Agreement, dated the date hereof (the “Stock Purchase Agreement”), in connection with which the Corporation has agreed to sell shares Series A-1 Preferred Stock, and the Corporation desires to grant to the Series A-1 Stockholders certain registration and other rights with respect to such shares;

WHEREAS, the Corporation and certain of the other parties hereto entered into an Amended and Restated Stockholders’ Agreement, dated December 15, 2006, as amended by Amendment No. 1 to Amended and Restated Stockholders’ Agreement, dated February 22, 2007, Amendment No. 2 to Amended and Restated Stockholders’ Agreement, dated August 17, 2007, and Amendment No. 3 to Amended and Restated Stockholders’ Agreement, dated October 18, 2008 (as so amended, the “Prior Agreement”), which Prior Agreement the requisite persons desire to amend and restate in its entirety as set forth herein; and

WHEREAS, as a condition to Series A-1 Stockholders entering into the Stock Purchase Agreement, the Common Stockholders, Series A-2 Stockholders, Series A-3 Stockholders, Series A-4 Stockholders, Series A-5 Stockholder and Series A-6 Stockholder (as hereinafter defined) have agreed to certain restrictions on their rights to dispose of their shares of Common Stock (as hereinafter defined) and Preferred Stock (as hereinafter defined) as contained in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings of the Corporation and the Stockholders hereunder and under the Stock Purchase Agreement, the parties hereto do hereby agree as follows:

SECTION 1.  Definitions. As used herein, the following terms shall have the following respective meanings:

Board shall mean the Board of Directors of the Corporation.

BB Bio shall mean BB Biotech Ventures II, L.P. including any successor thereto or any assignee of the interest, in whole or in part, of BB Bio under this Agreement

BB Bio Group shall mean: (i) BB Bio; (ii) BB BIOTECH AG, (iii) any investment fund limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of any of the foregoing (a “BB Bio Fund”); (iv) any limited partners or affiliates of BB Bio or any other BB Bio Fund; and (v) any successors or assigns of any of the foregoing.

Brookside shall mean Brookside Capital Partners Fund L.P., a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of Brookside Capital Partners Fund L.P. under this Agreement.

Brookside Group shall mean: (i) Brookside; (ii) any investment fund limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of Brookside (a “Brookside Fund”); (iii) any limited partners or affiliates of Brookside or any other Brookside Fund; and (iv) any successors or assigns of any of the foregoing.

Certificate shall mean the Fourth Amended and Restated Certificate of Incorporation of the Corporation and the certificate of incorporation of the Corporation’s successors and assigns, each as amended from time to time.

Commission shall mean the U.S. Securities and Exchange Commission.

Common Stock shall mean the Common Stock, par value $.01 per share, of the Corporation.

Effectiveness Date means, with respect to the Registration Statement required to be filed under Section 3.4(a), the 90th calendar day following the Closing Date; provided, however, that, if the Commission reviews and has written comments to the filed Registration Statement, then the Effectiveness Date shall be the 180th calendar day following the Closing Date; provided further, however, that in the event the Corporation is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date shall be the fifth Trading Day following the date on which the Corporation is so notified if such date precedes the dates required above; provided further, however, that if the Effectiveness Date falls on a Saturday, Sunday or other day on which the Commission is not open for business, then the Effectiveness Date shall be extended to the next day on which the Commission is open for business.

Effectiveness Period shall have the meaning set forth in Section 3.4(a) hereof.

Equity Percentage shall mean, as to any Series A-1 Stockholder or Other Preferred Stockholder, as applicable, that percentage figure which expresses the ratio that (a) the number of shares of issued and outstanding Common Stock then owned by such Series A-1 Stockholder or Other Preferred Stockholder bears to (b) the aggregate number of shares of issued and outstanding Common Stock then owned by all Series A-1 Stockholders and Other Preferred Stockholders. For purposes solely of the computation set forth in clauses (a) and (b) above and the right of oversubscription (as set forth in Section 2.3(d)), all issued and outstanding securities held by the Series A-1 Stockholders and Other Preferred Stockholders that are convertible into or exercisable or exchangeable for shares of Common Stock (including any issued and issuable shares of Preferred Stock) or for any such convertible, exercisable or exchangeable securities, shall be treated as having been so converted, exercised or exchanged at the rate or price at which such securities are convertible, exercisable or exchangeable for shares of Common Stock in effect at the time in question (which, for purposes of Section 2.3 of this Agreement, shall be at the time of delivery by the Corporation of the notice of the Offer contemplated by Section 2.3(b)), whether or not such securities are at such time immediately convertible, exercisable or exchangeable.

Event shall have the meaning set forth in Section 3.4(b) hereof.

Event Date shall have the meaning set forth in Section 3.4(b) hereof.

Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

Exchange Act Registration Statement shall have the meaning set forth in Section 2.5 hereof.

Excess Securities shall have the meaning set forth in Section 2.3(d) hereof.

Excess Securities Notice shall have the meaning set forth in Section 2.3(d) hereof.

Excess Securities Period shall have the meaning set forth in Section 2.3(d) hereof.

Excluded Forms shall have the meaning given such term in Section 3.5 hereof.

Excluded Securities shall mean, collectively:

(i)            the Reserved Shares:

(ii)           Common Stock issued or issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement, including pursuant to any options granted under the 2003 Long-Term Incentive Plan, as amended, of the Corporation, to purchase, or rights to subscribe for, such Common Stock, that has been approved in form and in substance by the holders of a majority of the voting power of the Series A-1 Preferred Stock then outstanding, calculated in accordance with Section A.6(a) of Article III of the Certificate, and which, as a condition precedent to the issuance of such shares, provides for the vesting of such shares and subjects such shares to restrictions on Transfers and rights of first offer in favor of the Corporation; provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the 2003 Long-Term Incentive Plan, as amended, and all such agreements, plans and arrangements shall not exceed 2,015,666 shares of Common Stock;

(iii)          Common Stock issued as a stock dividend payable in shares of Common Stock, or capital stock of any class issuable upon any subdivision, recombination, split-up or reverse stock split of all the outstanding shares of such class of capital stock of the Corporation;

(iv)          Common Stock or other securities issued or issuable pursuant to the acquisition by the Corporation of any other corporation, partnership, joint venture, trust or other entity by any merger, stock acquisition, reorganization, purchase of substantially all assets or otherwise in which the Corporation, or its stockholders of record immediately prior to the effective date of such transaction, directly or indirectly, own at least a majority of the voting power of the acquired entity or the resulting entity after such transaction, in each case so long as such transaction is approved by the Board of Directors;

(v)           Common Stock or other securities issued or issuable to banks, lenders or landlords, provided that each such issuance is approved by the Board of Directors, including, but not limited to, warrants to acquire Common Stock held by Silicon Valley Bank (or its affiliates, successors and assignees), warrants to purchase Preferred Stock issued or to be issued to GE Healthcare Financial Services, Inc. (“GEHFS”) and Oxford Finance Corporation (“OFC”) pursuant to a proposed debt financing approved by the Board of Directors (the “GE Financing”), shares of Preferred Stock issued or issuable to GE in connection with the GE Financing or upon exercise by GEHFS or OFC of warrants issued in the GE Financing and shares of common stock issuable upon conversion of any such shares of Preferred Stock issued to GEHFS or OFC pursuant to the GE Financing;

(vi)          Common Stock or other securities issued or issuable to third parties in connection with strategic partnerships or alliances, corporate partnerships, joint ventures or other licensing transactions, provided that each such transaction and related issuance is approved by the Board of Directors, including, but not limited to, (A) any shares of Preferred Stock or Common Stock issued or issuable to Ipsen Pharma SAS (“Ipsen”), pursuant to the terms of that certain License Agreement, as amended and may be amended with the approval of the Board of Directors of the Corporation and in effect from time to time, by and between the Corporation and Ipsen as payment milestones in lieu of cash payments and (B) shares of Series A-5 Stock issued or issuable pursuant to that certain Stock Issuance Agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience and the letter agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience, pursuant to which the Corporation will issue shares of the Corporation’s Series A-5 Convertible Preferred Stock, $0.01 par value per share and the issuance of Series A-6 Stock issued or to be issued as dividends on such Series A-5 Stock, and shares of Common Stock issuable upon conversion of any such shares of Series A-5 Stock and Series A-6 Stock;

(vii)         Common Stock or other securities, the issuance of which is approved by the Majority Investors, with such approval expressly waiving the application of the anti-dilution or right of first refusal provisions of the Agreement as a result of such issuance;

(viii)        Preferred Stock or Common Stock issued or issuable pursuant to any warrant outstanding as of the date hereof or any warrant and any shares of Preferred Stock or common stock, or common stock issued upon exercise of any Preferred Stock, issued in connection with the Qualified Financing, including, but not limited to a warrant for shares of Series A-1 Preferred Stock issued or issuable to Leerink Swan, any shares of Preferred Stock or Common Stock upon exercise thereof and any Common Stock issuable upon conversion of such Preferred Stock issued upon exercise thereof; and

(ix)           All shares of Preferred Stock and Common Stock issued pursuant to the Stock Purchase Agreement and related recapitalization, as the same may be amended from time to time by the parties thereto in accordance with its terms, and all shares of Common Stock issued or issuable upon conversion of any such shares of Preferred Stock.

Filing Date means, with respect to the Registration Statement required to be filed under Section 3.4, the 60th calendar day following the date of consummation of the Merger; provided, however, that if the Filing Date falls on a Saturday, Sunday or other day on which the Commission is not open for business, then the Filing Date shall be extended to the next day on which the Commission is open for business.

FINRA shall have the meaning set forth in Section 3.4(b)(viii) hereof.

Group shall mean: (i) as to any Stockholder that is a corporation or other entity, any and all of the venture capital limited partnerships or corporations now existing or hereafter formed that are affiliated with or under common control with one or more of the controlling stockholders of such Stockholder and any predecessor or successor thereto; (ii) in the case of any member of the HCV Group, any other member of the HCV Group; (iii) in the case of any member of the MPM Group, any other member of the MPM Group; (iv) in the case of any member of the Brookside Group, any other member of the Brookside Group; (v) in the case of any member of the Oxford/Saints Group, any other member of the Oxford/Saints Group; (vi) in the case of any member of the BB Bio, any other member of the BB Bio Group and (vi) in the case of Wellcome, any successor trustee of the Wellcome Trust or additional trustee or trustees of the Wellcome Trust from time to time, or any company whose shares are all held directly or indirectly by the Wellcome Trust, or any nominee or custodian of any such person.

HCV Group shall mean: (i) HCV VII; (ii) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of HCV VII (an “HCV Fund”); (iii) any limited partners or affiliates of HCV VII or any other HCV Fund; and (iv) any successors or assigns of any of the foregoing.

HCV VII shall mean HealthCare Ventures VII, L.P. a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of HCV VII under this Agreement.

Holder or Holders means the holder or holders, as the case may be, from time to time of Registrable Securities.

Independent Directors shall have the meaning set forth in Section 4.1(b) hereof.

Industry Expert Director shall have the meaning set forth in Section 4.1(b) hereof.

Investor Directors shall have the meaning set forth in Section 4.1(b) hereof.

Investors shall mean each of the persons listed on Schedule 2 hereto, severally, but not jointly and severally.

Issuer Filing shall have the meaning set forth in Section 3.4(g) hereof.

Majority Investors shall mean the holders of a majority of the voting power of the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock then outstanding, voting together as a single class, calculated in accordance with Section A.6 of Article III of the Certificate (including, in such calculation, any shares issued upon conversion of such Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock then outstanding).

Merger shall have the meaning ascribed thereto in the Stock Purchase Agreement.

MPM shall mean MPM Capital L.P.

MPM Group shall mean (i) MPM BioVentures III, L.P., (ii) MPM BioVentures III QP. L.P., (iii) MPM BioVentures III GmbH & Co. Beteiligungs KG, (iv) MPM BioVentures III Parallel Fund, L.P., (v) MPM Asset Management Investors 2003 VIII LLC, (vi) MPM Bio IV NVS Strategic Fund, L.P., (vii) any other venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with the foregoing or one or more general partners of the foregoing, and (viii) any successors or assigns of the foregoing.

Notice of Acceptance shall have the meaning set forth in Section 2.3(c) hereof.

Offer shall have the meaning set forth in Section 2.3(b) hereof.

Offered Securities shall mean, except for Excluded Securities, (i) any shares of Common Stock, Preferred Stock or any other equity security of the Corporation, (ii) any debt security, (iii) any capitalized lease with any equity feature with respect to the Corporation, or (iv) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security, debt security or capitalized lease.

Option Shares shall mean the 2003 Plan Option Shares as defined in Section 5.2(a)(i)(3) of the Stock Purchase Agreement.

Other Preferred Stockholder shall mean any holder of shares of Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock or Series A-6 Preferred Stock.

Other Shares shall have the meaning set forth in Section 3.5(e) hereof.

Oxford shall mean Oxford Bioscience Partners IV L.P., until such time as such entity shall have transferred all of its Common Stock and Preferred Stock to OBP IV — Holdings LLC, at which time “Oxford” shall mean OBP IV — Holdings LLC.

Oxford/Saints Group shall mean (i) Oxford Bioscience Partners IV L.P., (ii) mRNA Fund II L.P., (iii) OBP IV — Holdings LLC, (iv) mRNA II — Holdings LLC, (v) Saints Capital VI, L.P., (vi) any other venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with the foregoing or one or more general partners of the foregoing, and (vii) any successors or assigns of the foregoing.

Person (whether or not capitalized) means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association or entity or government, political subdivision, agency or instrumentality of a government.

Plan of Distribution shall have the meaning set forth in Section 3.4(a) hereof.

Preferred Shares shall mean shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and shares of the Corporation’s Series A-6 Convertible Preferred Stock, par value $0.01 per share (the “Series A-6 Preferred Stock”, with any holder of Series A-6 Preferred Stock being referred to herein as a “Series A-6 Stockholder”).

Preferred Stock shall mean the Preferred Stock, par value $.01 per share, of the Corporation.

Preferred Stockholders shall mean, collectively, all holders of shares of Preferred Stock of the Corporation.

Prospectus means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Qualified Public Offering shall have the same meaning as that set forth in the Certificate.

Refused Securities shall have the meaning set forth in Section 2.3(f) hereof.

Registrable Securities shall mean all of the Preferred Shares, the Common Stock issued or issuable upon the conversion of the Preferred Shares, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement filed pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Registrable Securities or otherwise constituting a portion of the Registrable Securities.

Registration Statement means any registration statement required to be filed by the Corporation under Section 3.4 and any additional registration statement contemplated by Section 3.4(b)(iii), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Reserved Shares shall mean the shares of Common Stock issued or issuable by the Corporation upon the conversion of the Preferred Shares.

Restricted Stock shall mean all shares of capital stock of the Corporation, excluding the Series A-1 Registrable Securities, Series A-2 Registrable Securities and Series A-3 Registrable Securities, including (i) all shares of Common Stock, (ii) all shares of Series A-4 Preferred Stock, (iii) all shares of Series A-5 Preferred Stock, (iv) all shares of Series A-6 Preferred Stock, (v) all additional shares of capital stock of the Corporation hereafter issued and outstanding, (vi) all shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised and (vii) all other shares of capital stock issued or issuable by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences on such shares.

Rule 415 means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

Rule 424 means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

Securities Act shall mean the Securities Act of 1933, as amended.

Selling Stockholder Questionnaire shall have the meaning set forth in Section 3.4(a) hereof.

Sell shall mean as to any Restricted Stock, to sell, or in any other way directly or indirectly, transfer, assign, distribute, encumber or otherwise dispose of either voluntarily or involuntarily; provided, however, that the term “Sell” shall not include the transfer, by gift or otherwise without consideration, of any Restricted Stock (a) by a Common Stockholder, Series A-4 Stockholder, Series A-5 Stockholder or Series A-6 Stockholder to any or all members of a class of persons consisting of his or her spouse, other members of his or her immediate family and/or his, her or their descendants, or to a trust of which all of the beneficiaries are members of such class, or (b) by a Common Stockholder, Series A-4 Stockholder, Series A-5 Stockholder or Series A-6 Stockholder that is a trust, employee benefit plan or individual retirement account, to the beneficiary or beneficiaries of such trust, employee benefit plan or individual retirement account, as applicable (each, a “Related Transferee”); provided, that any such transfer to a Related Transferee shall be permitted only on, and subject to, the express conditions that:

(i)            such Related Transferee shall be deemed to be a Common Stockholder, Series A-4 Stockholder, Series A-5 Stockholder or Series A-6 Stockholder, as applicable, hereunder and shall hold the Restricted Stock subject to the provisions of this Agreement; and

(ii)           such Related Transferee executes all documents necessary or desirable, in the reasonable judgment of the Corporation and the Investors, to become a party to, and be bound by the terms of this Agreement, including but not limited to an Instrument of Adherence pursuant to Section 17 hereof.

Series A-1 Directors shall have the meaning set forth in Section 4.1(b) hereof.

Series A-1 Preferred Stock shall have the meaning set forth in the second paragraph of this Agreement.

Series A-2 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-3 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-4 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-5 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-6 Preferred Stock shall have the meaning set forth in the definition of “Preferred Shares” above.

Series A-1 Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Series A-1 Registrable Securities or otherwise constituting a portion of the Series A-1 Registrable Securities.

Series A-1 Registrable Securities shall mean any of the Series A-1 Preferred Stock, the Common Stock issued or issuable upon the conversion of the Series A-1 Preferred Stock, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Series A-1 Stockholders or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement tiled pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Series A-2 Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Series A-2 Registrable Securities or otherwise constituting a portion of the Series A-2 Registrable Securities.

Series A-2 Registrable Securities shall mean any of the Series A-2 Preferred Stock, the Common Stock issued or issuable upon the conversion of the Series A-2 Preferred Stock, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement tiled pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Series A-3 Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Series A-3 Registrable Securities or otherwise constituting a portion of the Series A-3 Registrable Securities.

Series A-3 Registrable Securities shall mean any of the Series A-3 Preferred Stock, the Common Stock issued or issuable upon the conversion of the Series A-3 Preferred Stock, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement tiled pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Series A-1 Stockholder shall have the meaning set forth in the second paragraph of this Agreement.

Series A-2 Stockholders shall have the meaning set forth in the first paragraph of this Agreement.

Series A-3 Stockholders shall have the meaning set forth in the first paragraph of this Agreement.

Series A-4 Stockholder shall have the meaning set forth in the first paragraph of this Agreement.

Series A-5 Stockholder shall have the meaning set forth in the first paragraph of this Agreement.

Series A-6 Stockholder shall have the meaning set forth in the definition of “Preferred Shares” above.

Specified Preferred Director shall have the meaning set forth in Section 4.1(b) hereof.

Specified Preferred Holder shall mean each of Oxford, Wellcome and HCV VII.

Stock Purchase Agreement shall mean the Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of the date hereof, among the Corporation and the Investors listed on Schedule I thereto.

Stockholders shall mean all holders of capital stock of the Corporation.

Trading Day shall have the meaning set forth in Section 3.4(a) hereof.

30-Day Period shall have the meaning set forth in Section 2.3(b) hereof.

Transfer shall include any disposition of any Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

Wellcome shall mean The Wellcome Trust Limited, as trustee of the Wellcome Trust.

SECTION 2.  Certain Covenants of the Corporation.

2.1           Meetings of the Board of Directors.  The Corporation shall call, and use its best efforts to have, regular meetings of the Board not less often than quarterly. The Corporation shall promptly pay all reasonable and appropriately documented travel expenses and other out-of-pocket expenses incurred by directors who are not employed by the Corporation in connection with attendance at meetings to transact the business of the Corporation or attendance at meetings of the Board or any committee thereof.

2.2           Reservation of Shares of Common Stock and Preferred Stock, Etc.  The Corporation shall at all times have authorized and reserved out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the conversion of the Preferred Shares. Neither the issuance of the Preferred Shares nor the shares of Common Stock issuable upon the conversion of the Preferred Shares shall be subject to a preemptive right of any other Stockholder.

2.3           Right of First Refusal.

(a)           The Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities, unless in each case the Corporation shall have first offered to sell to the Series A-1 Stockholders, Series A-2 Stockholders and the Series A-3 Stockholders (collectively, the “ROFR Stockholders”) all of such Offered Securities on the terms set forth herein. Each ROFR Stockholder shall be entitled to purchase up to its Equity Percentage of the Offered Securities. Each ROFR Stockholder may delegate its rights and obligations with respect to such Offer to one or more members of its Group, which members shall thereafter be deemed to be “ROFR Stockholders” for the purpose of applying this Section 2.3 to such Offer.

(b)           The Corporation shall deliver to each ROFR Stockholder written notice of the offer to sell the Offered Securities, specifying the price and terms and conditions of the offer (the “Offer”). The Offer by its terms shall remain open and irrevocable for a period of 30 days from the date of its delivery to such ROFR Stockholders (the “30-Day Period”), subject to extension to include the Excess Securities Period (as such term is hereinafter defined).

(c)           Each ROFR Stockholder shall evidence its intention to accept the Offer by delivering a written notice signed by such ROFR Stockholder, as applicable, setting forth the number of shares that such ROFR Stockholder elects to purchase (the “Notice of Acceptance”). The Notice of Acceptance must be delivered to the Corporation prior to the end of the 30-Day Period. The failure by a ROFR Stockholder to exercise its rights hereunder shall not constitute a waiver of any other rights or of the right to receive notice of and participate in any subsequent Offer.

(d)           If any ROFR Stockholder fails to exercise its right hereunder to purchase its Equity Percentage of the Offered Securities, the Corporation shall so notify the other ROFR Stockholders in a written notice (the “Excess Securities Notice”). The Excess Securities Notice shall be given by the Corporation promptly after it learns of the intention of any ROFR Stockholder not to purchase all of its Equity Percentage of the Offered Securities, but in no event later than ten (10) business days after the expiration of the 30-Day Period. The ROFR who or which have agreed to purchase their Equity Percentage of the Offered Securities shall have the right to purchase the portion not purchased by such ROFR Stockholders (the “Excess Securities”), on a pro rata basis, by giving notice within ten (10) business days after receipt of the Excess Securities Notice from the Corporation. The twenty (20) business day period during which (i) the Corporation must give the Excess Securities Notice to the applicable ROFR Stockholders, and (ii) each of them must then give the Corporation notice of their intention to purchase all or any portion of their pro rata share of the its Excess Securities, is hereinafter referred to as the “Excess Securities Period.”

(e)           If the ROFR Stockholders tender their Notice of Acceptance prior to the end of the 30-Day Period, indicating their intention to purchase all of the Offered Securities, or, if prior to the termination of the Excess Securities Period the ROFR Stockholders tender Excess Securities Notices to purchase all of the Excess Securities, the Corporation shall schedule a closing of the sale of all such Offered Securities. Upon the closing of the sale of the Offered Securities to be purchased by the ROFR Stockholders and the Excess Securities to be purchased by ROFR Stockholders, each ROFR Stockholder shall (i) purchase from the Corporation that portion of the Offered Securities and Excess Securities, as applicable, for which it tendered a Notice of Acceptance and an Excess Securities Notice, as applicable, upon the terms specified in the Offer, and (ii) execute and deliver an agreement further restricting transfer of such Offered Securities substantially as set forth in Section 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities and Excess Securities being purchased by the ROFR Stockholders, the Corporation shall provide each such ROFR Stockholder with the rights and benefits set forth in this Agreement. The obligation of the ROFR Stockholders to purchase such Offered Securities and Excess Securities, as applicable, is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such ROFR Stockholder and each of their respective counsels.

(f)            The Corporation shall have ninety (90) days from the expiration of the 30-Day Period, or the Excess Securities Period, if applicable, to sell the Offered Securities (including the Excess Securities) refused by the ROFR Stockholders (the “Refused Securities”) to any other person or persons, but only upon terms and conditions which are in all material respects (including, without limitation, price and interest rate) no more favorable to such other person or persons, and no less favorable to the Corporation, than those set forth in the Offer. Upon and subject to the closing of the sale of all of the Refused Securities (which shall include full payment to the Corporation), each ROFR Stockholder shall (i) purchase from the Corporation those Offered Securities and Excess Securities, as applicable, for which it tendered a Notice of Acceptance and an Excess Securities Notice, if applicable, upon the terms specified in the Offer, and (ii) execute and deliver an agreement restricting transfer of such Offered Securities and Excess Securities, as applicable, substantially as set forth in Sections 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities or Excess Securities being purchased by the ROFR Stockholders, the Corporation shall provide each such ROFR Stockholder with the rights and benefits set forth in this Agreement. The Corporation agrees, as a condition precedent to accepting payment for and making delivery of any Refused Securities to any executive officer, employee, consultant or independent contractor of or to the Corporation, or to any other person, to have each and every such person execute and deliver this Agreement, as may be modified or amended from time to time pursuant to Section 11 hereof, to the extent such purchaser has not already executed this Agreement. The obligation of the ROFR Stockholders to purchase such Offered Securities and Excess Securities, as applicable, is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such ROFR Stockholder and each of their respective counsels.

(g)           In each case, any Offered Securities not purchased either by the ROFR Stockholders or by any other person in accordance with this Section 2.3 may not be sold or otherwise disposed of until they are again offered to the ROFR Stockholders under the procedures specified in Paragraphs (a), (b), (c), (d), (e) and (f) hereof.

(h)           Each ROFR Stockholder may, by prior written consent, waive its rights under this Section 2.3. Such a waiver shall be deemed a limited waiver and shall only apply to the extent specifically set forth in the written consent of such ROFRR Stockholder.

(i)            This Section 2.3 and the rights and obligations of the parties hereunder shall automatically terminate on the consummation of a Qualified Public Offering.

2.4           Filing of Reports Under the Exchange Act.

(a)           The Corporation shall give prompt notice to the holders of Preferred Stock of (i) the filing of any registration statement (an “Exchange Act Registration Statement”) pursuant to the Exchange Act, relating to any class of equity securities of the Corporation, (ii) the effectiveness of such Exchange Act Registration Statement, and (iii) the number of shares of such class of equity securities outstanding, as reported in such Exchange Act Registration Statement, in order to enable the Stockholders to comply with any reporting requirements under the Exchange Act or the Securities Act. Upon the written request of the Majority Investors, the Corporation shall, at any time after the Corporation has already registered shares of Common Stock under the Securities Act file an Exchange Act Registration Statement relating to any class of equity securities of the Corporation or issuable upon conversion or exercise of any class of debt or equity securities or warrants or options of the Corporation then held by the Series A-1 Stockholders, whether or not the class of equity securities with respect to which such request is made shall be held by the number of persons which would require the filing of a registration statement under Section 12(g)(I) of the Exchange Act.

(b)           If the Corporation shall have filed an Exchange Act Registration Statement or a registration statement (including an offering circular under Regulation A promulgated under the Securities Act) pursuant to the requirements of the Securities Act, which shall have become effective (and in any event, at all times following the initial public offering of any of the securities of the Corporation), then the Corporation shall comply with all other reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Restricted Stock by any holder of Restricted Stock or the sale of any of the Series A-1 Stock by any holder of Series A-1 Stock (including any such exemption pursuant to Rule 144 or Rule 144A thereof, as amended from time to time, or any successor rule thereto or otherwise). The Corporation shall cooperate with each holder of Registrable Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 or Rule 144A thereunder or otherwise) for the sale of any Registrable Securities.

2.5           Directors’ & Officers’ Insurance.  The Corporation shall continue to maintain a directors’ and officers’ liability insurance policy covering all directors, observers and executive officers of the Corporation.

2.6           Properties and Business Insurance.  The Corporation shall continue to maintain from responsible and reputable insurance companies or associations valid policies of insurance against such casualties, contingencies and other risks and hazards and of such types and in such amounts as is customary for similarly situated businesses.

2.7           Preservation of Corporate Existence.  The Corporation shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which (i) such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties or (ii) the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Corporation.

2.8           Compliance with Laws.  The Corporation shall comply with all applicable laws, rules, regulations, requirements and orders of the United States or any applicable foreign jurisdiction in the conduct of its business including, without limitation, all labor, employment, wage and hour, health and safety, environmental, health insurance, health information security, privacy, data protection and data transfer laws, and shall adopt and monitor policies and procedures designed to comply with all such applicable laws, rules, regulations and orders, except where noncompliance would not have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Corporation.

2.9           Payment of Taxes.  The Corporation will pay and discharge all lawful Taxes (as defined below) before such Taxes shall become in default and all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Corporation shall not be required to pay and discharge any such Tax, assessment, charge, levy or claim so long as the validity thereof is being contested by or for the Corporation in good faith by appropriate proceedings and an adequate reserve therefore has been established on its books. The term “Tax” (and, with correlative meaning, “Taxes”) means all United States federal, state and local, and all foreign, income, profits, franchise, gross receipts, payroll, transfer, sales, employment, use, property, excise, value added, ad valorem, estimated, stamp, alternative or add-on minimum, recapture, environmental, withholding and any other taxes, charges, duties, impositions or assessments, together with all interest, penalties, and additions imposed on or with respect to such amounts, or levied, assessed or imposed against the Corporation.

2.10         Management Compensation.  The Board of Directors (upon the recommendation of the Compensation Committee or otherwise) shall determine the compensation to be paid by the Corporation to its management. Any grants of capital stock or options to employees, officers, directors or consultants of the Corporation and its Subsidiaries shall be made pursuant to the Plan.

2.11         No Further Pay-to-Play Provisions.  The Corporation hereby covenants and agrees that at no time after the date of this Agreement, without the prior written consent of each of Wellcome, one member of the HCV Group, one member of the MPM Group, one member of the Brookside Group, one member of the BB Bio Group, and one member of the Oxford/Saints Group, shall it enter into any agreement or amend the Certificate to implement terms that would automatically convert Preferred Shares into shares of Common Stock, or impose any other penalty on the holder of Preferred Shares, solely because the holders of such Preferred Shares fail to participate at any level in a transaction pursuant to which the Corporation raises funds through the issuance of debt or equity securities (other than any Closing contemplated by the Stock Purchase Agreement).

2.12         Confidentiality, Assignment of Inventions and Non-Competition Agreements for Key Employees.  The Corporation shall cause each person who becomes an employee of or a consultant to the Corporation subsequent to the date hereof, and who shall have or be proposed to have access to confidential or proprietary information of the Corporation, to execute a confidentiality, assignment of inventions, and non-competition agreement in form and substance attached hereto as Exhibit A or otherwise approved by the Board prior to the commencement of such person’s employment by the Corporation in such capacity.

2.13         Duration of Section.  Sections 2.5 through 2.12 and the rights and obligations of the parties hereunder shall automatically terminate on the earlier of (i) the consummation of an Event of Sale (as defined in the Certificate) or (ii) the automatic conversion of all of the Preferred Stock of the Corporation pursuant to the terms and conditions of the Certificate upon  the listing, or the admitting for trading, of the Common Stock on a national securities exchange.

SECTION 3.  Transfer of Securities.

3.1           Restriction on Transfer.  The Series A-1 Preferred Stock, Series A-2 Preferred Stock, the Series A-3 Preferred Stock and the Restricted Stock shall not be transferable, except upon the conditions specified in this Section 3, which conditions are intended solely to ensure compliance with the provisions of the Securities Act in respect of the Transfer thereof.  In addition, no Series A-1 Preferred Stock, Series A-2 Preferred Stock, the Series A-3 Preferred Stock or Restricted Stock shall be transferred unless, as conditions precedent to such transfer, the transferee thereof agrees in writing to be bound by the obligations of the transferring Stockholder hereunder.

3.2           Restrictive Legend.  Each certificate evidencing any Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Restricted Stock and each certificate evidencing any such securities issued to subsequent transferees of any Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Restricted Stock shall (unless otherwise permitted by the provisions of Section 3.3 or 3.10 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW.

3.3           Notice of Transfer.  By acceptance of any Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, the holder thereof agrees to give prior written notice to the Corporation of such holder’s intention to effect any Transfer and to comply in all other respects with the provisions of this Section 3.3. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by: (a) the written opinion of counsel for the holder of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, or, at such holder’s option, a representation letter of such holder, addressed to the Corporation (which opinion and counsel, or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), as to whether, in the case of a written opinion, in the opinion of such counsel such proposed Transfer involves a transaction requiring registration of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock under the Securities Act and applicable state securities laws or an exemption thereunder is available, or, in the case of a representation letter, such letter sets forth a factual basis for concluding that such proposed transfer involves a transaction requiring registration of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock under the Securities Act and applicable state securities laws or that an exemption thereunder is available, or (b) if such registration is required and if the provisions of Section 3.4 hereof are applicable, a written request addressed to the Corporation by the holder of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, describing in detail the proposed method of disposition and requesting the Corporation to effect the registration of such Registrable Shares pursuant to the terms and provisions of Section 3.4 hereof; provided, however, that (y) in the case of a Transfer by a holder to a member of such holder’s Group, no such opinion of counsel or representation letter of the holder shall be necessary, provided that the transferee agrees in writing to be subject to Sections 3.1, 3.2, 3.3, 3.10 hereof to the same extent as if such transferee were originally a signatory to this Agreement, and (z) in the case of any holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock that is a partnership, no such opinion of counsel or representation letter of the holder shall be necessary for a Transfer by such holder to a partner of such holder, or a retired partner of such holder who retires after the date hereof, or the estate of any such partner or retired partner if, with respect to such Transfer by a partnership, (i) such Transfer is made in accordance with the partnership agreement of such partnership, and (ii) the transferee agrees in writing to be subject to the terms of Sections 3.1, 3.2, 3.3, 3.10 hereof to the same extent as if such transferee were originally a signatory to this Agreement. If in an opinion of counsel or as reasonably concluded from the facts set forth in the representation letter of the holder (which opinion and counsel or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), the proposed Transfer may be effected without registration under the Securities Act and any applicable state securities laws or “blue sky” laws, then the holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall thereupon be entitled to effect such Transfer in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon such Transfer (and each certificate or other instrument evidencing any such securities not Transferred) shall bear the legend set forth in Section 3.2 hereof unless: (a) in such opinion of such counsel or as can be concluded from the representation letter of such holder (which opinion and counsel or representation letter shall be reasonably acceptable to the

Corporation) the registration of future Transfers is not required by the applicable provisions of the Securities Act and state securities laws, or (b) the Corporation shall have waived the requirement of such legend; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time or any similar or successor rule) promulgated under the Securities Act. The holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall not effect any Transfer until such opinion of counsel or representation letter of such holder has been given to and accepted by the Corporation (unless waived by the Corporation) or, if applicable, until registration of the Registrable Shares involved in the above-mentioned request has become effective under the Securities Act. In the event that an opinion of counsel is required by the registrar or transfer agent of the Corporation to effect a transfer of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock in the future, the Corporation shall seek and obtain such opinion from its counsel, and the holder of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall provide such reasonable assistance as is requested by the Corporation (other than the furnishing of an opinion of counsel) to satisfy the requirements of the registrar or transfer agent to effectuate such transfer.  Notwithstanding anything to the contrary herein, the provisions of this Section 3.3 and of Sections 3.1 and 3.2 shall not apply, and shall be deemed of no force or effect, with respect to shares of capital stock of the Corporation that are subject to a re-sale registration statement under the Securities Act, provided that such registration statement has been declared, and continues to remain, effective by the Commission.

3.4           Registration Rights.

(a)           Shelf Registration.

(i)            On or prior to the Filing Date, the Corporation shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Shares for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-1 or another appropriate form in accordance herewith and shall contain (unless otherwise directed by Holders of at least 85% of the then outstanding Registrable Shares) substantially the “Plan of Distribution” attached hereto as Annex A. Subject to the terms of this Agreement, the Corporation shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event on or prior to the Effectiveness Date, and shall use its reasonable best efforts to keep the Registration Statement continuously effective (whether on Form S-1 or amended to Form S-3 or another appropriate form in accordance herewith) under the Securities Act until all Registrable Shares have been sold, or may be sold without volume restrictions pursuant to Rule 144, as determined by the counsel to the Corporation pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent of the Corporation and the affected Holders (the “Effectiveness Period”). The Corporation shall telephonically request effectiveness of the Registration Statement as of 5:00 p.m. New York City time on a day during which the public markets are open for trading stocks (a “Trading Day”). The Corporation shall immediately notify the Holders via facsimile or by e-mail delivery of a “.pdf” format data file of the effectiveness of the Registration Statement on the same Trading Day that the Corporation telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of the Registration Statement. The Corporation shall, by 9:30 a.m. New York City time on the Trading Day after the Effective Date, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within 1 Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 3.4(b).

(ii)           If: (A) the Registration Statement is not filed on or prior to the Filing Date or has not been declared effective by the Commission by the Effectiveness Date, or (B) the Corporation fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within 5 Trading Days of the date that the Corporation is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed” or not be subject to further review, or (C) prior to the Effectiveness Date of a Registration Statement, the Corporation fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 14 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (D) after the Effectiveness Date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than 20 consecutive calendar days or more than an aggregate of 40 calendar days during any 12-month period (which need not be consecutive calendar days) (any such failure or breach being referred to as an “Event”, and for purposes of clause (A) the date on which such Event occurs, or for purposes of clause (B) the date on which such 5 Trading Day period is exceeded, or for purposes of clause (C) the date which such 14 calendar day period is exceeded, or for purposes of clause (D) the date on which such 20 or 40 calendar day period, as applicable, is exceeded being referred to as an “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Corporation shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Holder pursuant to the Stock Purchase Agreement for any Registrable Securities then held by such Holder.  The parties agree that the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be sixteen percent (16%) of the aggregate Purchase Price (as defined in the Stock Purchase Agreement) paid by such Holder pursuant to the Stock Purchase Agreement.  If the Corporation fails to pay any partial liquidated damages pursuant to this Section 3.4(b) in full within seven days after the date payable, the Corporation will pay interest thereon at a rate of ten percent (10%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

(iii)          In the event that the Corporation is unable for any reason to include in the Registration Statement required to be filed under Section 3.4(a)(i) all of the Registrable Securities, then the Corporation shall use its reasonable best efforts to file and cause to be declared effective additional Registration Statements, in order to uphold its obligations under Section 3.4(a)(i), as promptly as practicable. If not all Registrable Securities may be included in any one Registration Statement, then the Registrable Securities to be included shall be allocated among Holders of such Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by all Holders that have not been included in a Registration Statement.

(b)           Registration Procedures. In connection with the Corporation’s registration obligations hereunder, the Corporation shall:

(i)            Not less than seven Trading Days prior to the filing of any Registration Statement and not less than two Trading Days prior to the filing of any related Prospectus or any amendment or supplement thereto, (A) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (B) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act; and not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of 67% of the Registrable Securities shall reasonably object in good faith, provided that the Corporation is notified of such objection in writing no later than 5 Trading Days after the Holders have been so furnished copies of a Registration Statement or 1 Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Corporation a completed questionnaire in the form attached to this Agreement as Annex B or other form reasonably acceptable to the Corporation (a “Selling Stockholder Questionnaire”) not less than 2 Trading Days prior to the Filing Date or by the end of the 4th Trading Day following the date on which such Holder receives draft materials in accordance with this Section. During any periods that the Corporation is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities because the Holders of 67% of the Registrable Securities exercise their rights under this section to object to the filing of a Registration Statement, any liquidated damages that are accruing, at such time shall be tolled and any Event that may otherwise occur because of the exercise of such rights or such delay shall be suspended, until the Holders of 67% of the Registrable Securities no longer object to the filing of such Registration Statement (provided that such tolling shall only occur if the Corporation uses commercially reasonable efforts to resolve such objection). If any Holder fails to furnish its Selling Stockholder Questionnaire related to a particular Registration Statement not less than 2 Trading Days prior to the Filing Date or by the end of the 4th Trading Day following the date on which such Holder receives draft materials in accordance with this Section, any liquidated damages that are accruing, as well as any other rights of such Holder under this Agreement with regard to such Registration Statement, including without limitation, the right to include such Holder’s Registrable Securities in such Registration Statement, shall be tolled as to such Holder until such information is received by the Corporation; provided, however, that the Corporation shall use commercially reasonable efforts to include such Registrable Securities in such Registration Statement or the next most available Registration Statement as soon as possible after such information is furnished to the Corporation.

(ii)           (A) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (B) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (C) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that the Corporation may excise any information contained therein which would constitute material non-public information as to any Holder which has not executed a confidentiality agreement with the Corporation); and (D) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(iii)          If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, file as soon as reasonably practicable an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(iv)          Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (C) through (F) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (A)(1) below, not less than 1 Trading Day prior to such filing, in the case of (C) and (D) below, not more than 1 Trading Day after such issuance or receipt and, in the case of (E) below, not less than 3 Trading Days prior to the financial statements in any Registration Statement becoming ineligible for inclusion therein) and (if requested by any such Person) confirm such notice in writing no later than 1 Trading Day following the day (A)(1) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (2) when the Commission notifies the Corporation whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Corporation shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a selling stockholder or to the Plan of Distribution, but not information which the Corporation believes would constitute material and non-public information); and (3) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (C) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (D) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (E) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (F) the occurrence or existence of any pending corporate development with respect to the Corporation that the Corporation believes may be material and that, in the good faith determination of the Corporation, based on the advice of counsel, makes it not in the best interest of the Corporation to allow continued availability of a Registration Statement or Prospectus, provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that notwithstanding each Holder’s agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information.

(v)           Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any order suspending the effectiveness of a Registration Statement, or (B) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(vi)          If requested by a Holder, furnish to such Holder, without charge (A) at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, and (B) during the Effectiveness Period, as many copies of the Prospectus included in the Registration Statement and any amendment or supplement thereto as such

Holder may reasonably request; provided, however, that the Corporation shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(vii)         Subject to the terms of this Agreement, consent to the use of each Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3.4(b)(iv).

(viii)        Effect a filing with respect to the public offering contemplated by the Registration Statement (an “Issuer Filing”) with the Financial Industry Regulatory Authority (“FINRA”) Corporate Financing Department pursuant to FINRA Rule 5110 within 1 Trading Day of the date that the Registration Statement is first filed with the Commission and pay the filing fee required by such Issuer Filing; and use commercially reasonable efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

(ix)           Prior to any resale of Registrable Securities by a Holder, use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or blue sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Corporation to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(x)            If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Stock Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request. In connection therewith, if required by the Corporation’s transfer agent, the Corporation shall promptly after the effectiveness of a Registration Statement cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with the transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement.

(xi)           Upon the occurrence of any event contemplated by this Section 3.4(b), as promptly as reasonably possible under the circumstances taking into account the Corporation’s good faith assessment of any adverse consequences to the Corporation and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Corporation notifies and instructs the Holders in accordance with clauses (iii) through (vi) of Section 3.4(b)(iv) above to suspend the use of any Prospectus until the requisite changes to such

Prospectus have been made, then the Holders shall suspend use of such Prospectus; use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable; and be entitled to exercise its right under this Section 3.4(b)(xi) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages pursuant to Section 3.4(a)(ii), for a period not to exceed 40 calendar days (which need not be consecutive days) in any 12 month period.

(xii)          Comply with all applicable rules and regulations of the Commission.

(c)           The Corporation may require each selling Holder to furnish to the Corporation a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and any affiliate thereof and as to any FINRA affiliations and, if required by the Commission, of any natural persons that have voting and dispositive control over the Registrable Securities. During any periods that the Corporation is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within 3 Trading Days of the Corporation’s request, any liquidated damages that are accruing at such time as to such Holder only, as well as any other rights of such Holder under this Agreement, including without limitation, the right to include such Holder’s Registrable Securities in a Registration Statement shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Corporation; provided, however, that the Corporation shall use commercially reasonable efforts to include such Registrable Securities in such Registration Statement or the next most available Registration Statement as soon as possible after such information is furnished to the Corporation.

3.5           Piggyback Registration.

(a)           Each time that the Corporation proposes for any reason to register any of its securities under the Securities Act, other than pursuant to a registration statement on Form S-4, Form S-8 or Form S-1 or similar or successor forms, but in regard to Form S-1 only in connection with the initial public offering of the Corporation’s Common Stock (collectively, “Excluded Forms”), the Corporation shall promptly give written notice of such proposed registration to all holders of Registrable Securities, which notice shall also constitute an offer to such holders to request inclusion of any Registrable Shares in the proposed registration.

(b)           Each holder of Registrable Securities shall have 30 days from the receipt of such notice to deliver to the Corporation a written request specifying the number of Registrable Shares such holder intends to sell and the holder’s intended method of disposition.

(c)           In the event that the proposed registration by the Corporation is, in whole or in part, an underwritten public offering of securities of the Corporation, any request under Section 3.5(b) may specify that the Registrable Shares be included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration, or (ii) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of Common Stock other than Registrable Shares are being sold through underwriters under such registration.

(d)           Upon receipt of a written request pursuant to Section 3.5(b), the Corporation shall promptly use its best efforts to cause all such Registrable Shares to be registered under the Securities Act, to the extent required to permit sale or disposition as set forth in the written request.

(e)           Notwithstanding the foregoing, if the managing underwriter of any such proposed registration determines and advises in writing that the inclusion of all Registrable Shares proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of Common Stock proposed to be included therein by holders other than the holders of Registrable Securities (such other shares hereinafter collectively referred to as the “Other Shares”) would interfere with the successful marketing of the Corporation’s securities, then the total number of such securities proposed to be included in such underwritten public offering shall be reduced, (i) first by the shares requested to be included in such registration by the holders of Other Shares, (ii) second, if necessary by all Registrable Securities which are not Series A-2 Registrable Securities, Series A-3 Registrable Securities or Series A-1 Registrable Securities, and (iii) third, if necessary, (A) one-half (1/2) by the securities proposed to be issued by the Corporation, and (B) one-half (1/2) by the holders of Series A-2 Registrable Shares, Series A-3 Registrable Shares and/or Series A-1 Registrable Shares proposed to be included in such registration by the holders thereof, on a pro rata basis calculated based upon the number of Registrable Shares, Series A-2 Registrable Shares, Series A-3 Registrable Shares or Series A-1 Registrable Shares sought to be registered by each such holder; provided, that the aggregate number of securities proposed to be included in such registration by the holders of Series A-2 Registrable Shares, Series A-3 Registrable Shares and/or Series A-1 Registrable Shares shall only be reduced hereunder if and to the extent that such securities exceed twenty-five percent (25%) of the aggregate number of securities included in such registration. The shares of Common Stock that are excluded from the underwritten public offering pursuant to the preceding sentence shall be withheld from the market by the holders thereof for a period, not to exceed 90 days from the closing of such underwritten public offering, that the managing underwriter reasonably determines as necessary in order to effect such underwritten public offering.

3.6           Registrations on Form S-3.  At such time as the Registration Statement contemplated by Section 3.4 shall no longer be effective, each holder of Registrable Securities shall have the right to request in writing an unlimited number of registrations on Form S-3. Each such request by a holder shall: (a) specify the number of Registrable Shares which the holder intends to sell or dispose of, (b) state the intended method by which the holder intends to sell or dispose of such Registrable Shares, and (c) request registration of Registrable Shares having a proposed aggregate offering price of at least $1,000,000. Upon receipt of an adequate request pursuant to this Section 3.6, the Corporation shall use its best efforts to effect such registration or registrations on Form S-3.

3.7           Preparation and Filing.  If and whenever the Corporation is under an obligation pursuant to the provisions of Sections 3.5 and/or 3.6 to use its best efforts to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable:

(a)           prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective in accordance with Section 3.7(b) hereof;

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the sale of all Registrable Shares covered thereby or (ii) nine months from the date such registration statement first becomes effective, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Shares covered by such registration statement;

(c)           furnish to each holder whose Registrable Shares are being registered pursuant to this Section 3 such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(d)           use its best efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as each holder whose Registrable Shares are being registered pursuant to this Section 3 shall reasonably request, and do any and all other acts or things which may be necessary or advisable to enable such holder to consummate the public sale or other disposition in such jurisdictions of such Registrable Shares; provided, however, that the Corporation shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

(e)           at any time when a prospectus covered by such registration statement and relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 3.7(b) hereof, notify each holder whose Registrable Shares are being registered pursuant to this Section 3 of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such holder, prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)            if the Corporation has delivered preliminary or final prospectuses to the holders of Registrable Shares that are being registered pursuant to this Section 3 and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Corporation shall promptly notify such holders and, if requested, such holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Corporation. The Corporation shall promptly provide such holders with revised prospectuses and, following receipt of the revised prospectuses, such holders shall be free to resume making offers of the Registrable Shares; and

(g)           furnish, at the request of any holder whose Registrable Shares are being registered pursuant to this Section 3, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3 if such securities are being sold through underwriters, or on the date that the registration statement with respect to such securities becomes effective if such securities are not being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request, and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request.

3.8           Expenses.  The Corporation shall pay all expenses incurred by the Corporation in complying with this Section 3, including, without limitation, all registration and filing fees (including all expenses incident to filing with the FINRA), fees and expenses of complying with the securities and blue sky laws of all such jurisdictions in which the Registrable Shares are proposed to be offered and sold, printing expenses and fees and disbursements of counsel (including with respect to each registration effected pursuant to Sections 3.4, 3.5 and 3.6, the reasonable fees and disbursements of a counsel for the holders of Registrable Shares that are being registered pursuant to this Section 3, such counsel for the holders of Registrable Shares shall be designated by a vote of a majority of the holders of Registrable Shares to be included in such registration, determined in accordance with Article III, Section A.6(a) of the Certificate); provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares covered by registrations effected pursuant to Section 3.4, 3.5 or 3.6 hereof shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Shares sold by each such seller or sellers.

3.9           Indemnification.

(a)           In the event of any registration of any Registrable Shares under the Securities Act pursuant to this Section 3 or registration or qualification of any Registrable Shares pursuant to Section 3.7(d) hereof, the Corporation shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Shares pursuant to Section 3.7(d) hereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or any state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. The Corporation shall reimburse on demand such seller, underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary or final prospectus or amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares pursuant to Section 3.7(d) hereof, in reliance upon and in conformity with written information furnished to the Corporation by such seller, underwriter, broker, other person or controlling person specifically for use in the preparation hereof.

(b)           Before Registrable Shares held by any prospective seller shall be included in any registration pursuant to this Section 3, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a)) the Corporation, each director of the Corporation, each officer of the Corporation who signs such registration statement and any person who controls the Corporation within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Registrable Shares effected pursuant to such registration.

(c)           Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 3.9(a) or (b) hereof, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.9, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice to such indemnified party from the indemnifying party of its election to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 3.9, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 3.9. The indemnifying party shall not make any settlement of any claims in respect of which it is obligated to indemnify an indemnified party or parties hereunder, without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

(d)           In order to provide for just and equitable contribution to joint liability under the Securities Act, in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 3.9, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.9; then, in each such case, the Corporation and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Corporation and such holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) no such holder will be required to contribute any amount in excess of the proceeds to it of all Registrable Shares sold by it pursuant to such registration statement, and (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

(e)           Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of any Registrable Shares, the Corporation, the holders of such Registrable Shares and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this Section 3.9 shall be deemed inoperative for purposes of such offering.

3.10         Removal of Legends, Etc.  Notwithstanding the foregoing provisions of this Section 3, the restrictions imposed by this Section 3 upon the transferability of any Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall cease and terminate when (a) any such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or such other method contemplated by Section 3.3 hereof that does not require that the securities transferred bear the legend set forth in Section 3.2 hereof, including a Transfer pursuant to Rule 144 or a successor rule thereof (as amended from time to lime), or (b) the holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock has met the requirements for transfer of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock pursuant to subparagraph (b)(1) of Rule 144 or a successor rule thereof (as amended from time to time) promulgated by the Commission under the Securities Act. Whenever the restrictions imposed by this Section 3 have terminated, a holder of a certificate for Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 3.2 hereof and not containing any other reference to the restrictions imposed by this Section 3. Notwithstanding the above, nothing herein shall limit the restrictions imposed upon transfer of the Restricted Securities pursuant to Section 8 hereof nor the imposition of the legend provided for therein.

3.11         Lock-up Agreement.

(a)           Each Stockholder agrees that, during the 180-day period following the date hereof, such Stockholder will not, without the prior written consent of the Company, sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, or exercise registration rights with respect to any shares of Common Stock or shares of capital stock or other securities of the Corporation convertible into or exercisable for, whether directly or indirectly, shares of Common Stock, other than to a member of such Stockholder’s Group; provided, however, that notwithstanding the foregoing but subject to the provisions of Section 3.11(b) below, (i) on or at any time after each of the dates listed in the table below under the caption “Initial Lock-up Release Date”, such Stockholder shall be permitted to sell, assign, transfer, make a short sale of, loan, or grant any option for the purchase of, with respect to that number of shares of Common Stock issued or issuable upon conversion of shares of Series A-1 Conversion Shares (the “Series A-1 Conversion Shares”) held or issuable to such Stockholder that corresponds to a percentage of the total number of Series A-1 Conversion Shares held or issuable to such Stockholder at such time, which percentage is set forth in the table below under the caption “Initial Lock-up Release Percentage”.

Initial Lock-up Release Date	Initial Lock-up Release Percentage

30th day after the date of this Agreement	5%

60th day after the date of this Agreement	15%

90th day after the date of this Agreement	30%

120th day after the date of this Agreement	50%

(b)           Notwithstanding the foregoing, (A) subject to clause (C) below, the restriction on transfer set forth in Section 3.11(a) above shall not apply to block trades of 10,000 shares or more of the Series A-1 Conversion Shares, (B) subject to clause (C) below, if, on or at any time after any date listed in the table set forth in Section 3.11(a) above, the average of the closing bid and ask price of the Company’s Common Stock if quoted on any electronic quotation system, including but not limited to the OTC:BB for the five (5) trading days ending on such date, or the average last-sale price of the Company’s Common Stock if listed on a national securities exchange for the five (5) trading days ending on such date, is greater than $16.29 per share (subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or similar event that becomes effective after the date of this Agreement), the percentage in the table set forth in Section 3.11(a) above that corresponds to such date shall be doubled and (C) in no event shall any Stockholder be permitted, during the period commencing on the date hereof and ending on the date of the listing of the Company’s Common Stock on a national securities exchange, to sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, or exercise registration rights with respect to any Series A-1 Conversion Shares for a price less than $8.142 (subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or similar event that becomes effective after the date of this Agreement), except (x) with the prior written consent of the Company or (y) to a member of such Stockholder’s Group.

(c)           Each Stockholder agrees further that, if the Company or a managing underwriter so requests of such Stockholder in connection with a registered public offering of securities of the Company, such Stockholder will not, without the prior written consent of the Company or such underwriters, sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, or exercise registration rights with respect to any shares of Common Stock or shares of capital stock or other securities of the Corporation convertible into or exercisable for, whether directly or indirectly, shares of Common Stock, other than to a member of such Stockholder’s Group, during the period of (i)180 days following the closing of the first public offering of securities offered and sold for the account of the Corporation that is registered under the Securities Act, or (ii) 90 days following the closing of any other public offering of securities offered and sold for the account of the Corporation that is registered under the Securities Act ; provided that such request is made of all officers, directors and 1% and greater Stockholders and each such person shall be similarly bound; and, provided, further, that nothing in this Section 3.11(c) shall prevent any Stockholder from participating in any registered public offering of the Corporation as a selling stockholder or security holder.

(d)           In the event that the Corporation releases or causes to be released any Stockholder from any restrictions on transfer set forth in the foregoing provisions of this Section 3.11, the Corporation shall release or cause to be released all other Stockholders in similar fashion and any such release of all Stockholders shall be implemented on a pro rata basis.

3.12         Duration of Section.  With respect to each holder of Registrable Shares, Sections 3.4, 3.5 and 3.6 shall automatically terminate for that holder on the fourth anniversary of the Filing Date.

SECTION 4.  Election of Directors.

4.1           Voting for Directors.  At the first annual meeting of the Stockholders of the Corporation after the Stage I Closing, and thereafter at each annual meeting and each special meeting of the Stockholders of the Corporation called for the purposes of electing directors of the Corporation, and at any time at which Stockholders of the Corporation shall have the right to, or shall, vote or consent to the election of directors, then, in each such event, each Stockholder shall vote all shares of Preferred Stock, Common Stock and any other shares of voting stock of the Corporation then owned (or controlled as to voting rights) by it, him or her, whether by purchase, exercise of rights, warrants or options, stock dividends or otherwise:

(a)           to fix and maintain the number of directors on the Board at seven (7);

(b)           to the extent entitled under the Certificate as in effect as of the date of this Agreement, to elect as Directors of the Corporation on the date hereof and in any subsequent election of Directors the following individuals:

(i)            in the case of the two (2) directors to be elected by the holders of Series A-1 Preferred Stock under the Certificate, two (2) individuals to be designated by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock (the “Series A-1 Directors”), who shall initially be Ansbert Gadicke and Martin Muenchbach.

(ii)           in the case of the one (1) director to be elected by the G3 Holders (as defined in the Certificate), one (1) director to be designated by the affirmative vote or written consent of those G3 Holders holding a majority of the shares held by the G3 Holders (the “Specified Preferred Director”), who shall initially be Jonathan Fleming, provided, however, that in order to be eligible to vote or consent with respect to the designation of an individual as a nominee for election as the Specified Preferred Director, a G3 Holder together with members of such G3 Holders’ Group must hold greater than twenty percent (20%) of the Preferred Stock purchased under the Series A-1 Stock Purchase Agreement by such G3 Holder and members of such G3 Holders’ Group;

(iii)          in the case of the one (1) director to be elected by MPM, one (1) director to be designated by the affirmative vote or written consent of MPM, provided that such director be an individual with particular expertise in the development of pharmaceutical products, as reasonably determined by MPM, if any (the “Industry Expert Director” and together with the Series A-1 Directors and the Specified Preferred Director, the “Investor Directors”), who shall initially be Elizabeth Stoner, provided, further, however, that in order to be eligible to vote or consent with respect to the designation of an individual as a nominee for election as the Industry Expert Preferred Director, MPM together with members of the MPM Group must hold greater than twenty percent (20%) of the Preferred Stock purchased under the Series A-1 Stock Purchase Agreement by MPM and members of the MPM Group.

(iv)          in the case of the remaining directors to be elected by the holders of Preferred Stock and Common Stock, voting together as a single class, under the Certificate, three (3) individuals as follows:

a.             two industry or market experts, each of whom shall be designated by a majority of the other members of the Board, including a majority of the Investor Directors (the “Independent Directors”), and who shall initially be Alan Auerbach and Kurt Graves; and

b.             the Chief Executive Officer of the Corporation, who shall initially be Richard Lyttle.

4.2           Observer Rights.

(a)           HCV VII shall have the right to appoint an observer to the Board (the “HCV Observer”) as long as HCV VII, together with members of the HCV Group, holds greater than seventy five percent (75%) of the Series A-1 Preferred Stock originally purchased by HCV VII and members of the HCV Group pursuant to the Purchase Agreement. The HCV Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the HCV Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. HCV VII’s rights under this Section 4.2(a) may only be assigned in connection with the transfer of all of the Preferred Stock held by HCV VII to the assignee. In addition and without limiting the foregoing, in the event that HCV VII appoints any person to be the HCV Observer under this Section 4.2(a) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the HCV Observer from access to any meeting, or any portion thereof, and/or deny the HCV Observer access to any information and documents, or any portions thereof.

(b)           Saints Capital IV, L.P. (“Saints”) shall have the right to appoint an observer to the Board (the “Saints Observer”) as long as Saints, together with other members of the Saints/Oxford Group, holds greater than seventy-five percent (75%) of the Series A-1 Preferred Stock originally purchased by Saints and the other member of the Saints/Oxford Group pursuant to the Purchase Agreement. The Saints Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the Saints Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. Saints’ rights under this Section 4.2(b) may only be assigned in connection with the transfer of all of the Preferred Stock held by Saints to the assignee. In addition and without limiting the foregoing, in the event that Saints appoints any person to be the Saints Observer under this Section 4.2(b) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the Saints Observer from access to any meeting, or any portion thereof, and/or deny the Saints Observer access to any information and documents, or any portions thereof.

(c)           Brookside shall have the right to appoint an observer to the Board (the “Brookside Observer”) as long as Brookside, together with other members of the Brookside Group, holds greater than seventy-five percent (75%) of the Series A-1 Preferred Stock originally purchased by Brookside and the other member of the Brookside Group pursuant to the Purchase Agreement. The Brookside Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the Brookside Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. Brookside’s rights under this Section 4.2(c) may only be assigned in connection with the transfer of all of the Preferred Stock held by Brookside to the assignee. In addition and without limiting the foregoing, in the event that Brookside appoints any person to be the Brookside Observer under this Section 4.2(c) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the Brookside Observer from access to any meeting, or any portion thereof, and/or deny the Brookside Observer access to any information and documents, or any portions thereof.

(d)           Wellcome shall have the right to appoint an observer to the Board (the “Wellcome Observer”) as long as Wellcome holds greater than seventy five percent (75%) of the Series A-1 Preferred Stock originally purchased by Wellcome pursuant to the Purchase Agreement. The Wellcome Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the Wellcome Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. Wellcome’s rights under this Section 4.2(a) may only be assigned in connection with the transfer of all of the Preferred Stock held by Wellcome to the assignee. In addition and without limiting the foregoing, in the event that Wellcome appoints any person to be the Wellcome Observer under this Section 4.2(a) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the Wellcome Observer from access to any meeting, or any portion thereof, and/or deny the Wellcome Observer access to any information and documents, or any portions thereof.

4.3           Cooperation of the Corporation.  The Corporation shall use its best efforts to effectuate the purposes of this Section 4, including (i) taking such actions as are necessary to convene annual and/or special meetings of the Stockholders for the election of directors and (ii) promoting the adoption of any necessary amendment of the by-laws of the Corporation and the Certificate.

4.4           Notices. The Corporation shall provide the Series A-1 Stockholders, MPM and the Specified Preferred Holders with at least twenty (20) days’ prior notice in writing of any intended mailing of notice to the Stockholders of a meeting at which directors are to be elected, and such notice shall include the names of the persons designated by the Corporation pursuant to this Section 4.  The Series A-1 Stockholders, MPM and the Specified Preferred Holders shall notify the Corporation in writing at least three (3) days prior to such mailing of the persons designated by them respectively pursuant to Section 4.1 above as nominees for election to the Board.  In the absence of any notice from the Series A-1 Stockholders, MPM and the Specified Preferred Holders, the director(s) then serving and previously designated by the Series A-1 Stockholders, MPM and the Specified Preferred Holders, as applicable, shall be renominated.

4.5                                 Removal.  Except as otherwise provided in this Section 5, no Stockholder shall vote to remove any member of the Board designated in accordance with the foregoing provisions of this Section 4 unless the party or group of stockholders, as applicable, who designated such director (the “Designating Party”) shall so vote or otherwise consent, and, if the Designating Party shall so vote or otherwise consent, then the non-designating Stockholders shall likewise so vote. Any vacancy on the Board created by the resignation, removal, incapacity or death of any person designated under the foregoing provisions of this Section 4 may be filled by another person designated by the original Designating Party. Each Stockholder shall vote all shares of voting stock of the Corporation owned or controlled by such Stockholder in accordance with each such new designation.

4.6                                 Quorum.  A quorum for any meeting of the Board of Directors shall consist of a majority of all directors; provided, that at least a majority of the Investor Directors is in attendance at such meeting. If, at any meeting, a quorum is not present for any reason, then another Board of Directors meeting may be convened within no less than two (2) and no more than ten (10) business days and, at such meeting, a majority of all directors shall constitute a quorum for all purposes.

4.7                                 Committees.  Each of the Investor Directors shall have the right to sit on any committee of the Board of Directors.

4.8                                 Duration of Section.  This Section 4 and the rights and obligations of the parties hereunder shall automatically terminate on the earlier of (i) the consummation of an Event of Sale (as defined in the Certificate) or (ii) the automatic conversion of all of the Preferred Stock of the Corporation pursuant to the Certificate as a result of the listing, or the admitting for trading, of the Common Stock on a national securities exchange. Prior to such termination, the rights and obligations of any Preferred Stockholder under this Section 4 shall terminate upon the date on which such Preferred Stockholder or its Group no longer owns any Preferred Stock, whereupon the obligations of the remaining Stockholders to vote in favor of the designee of such Preferred Stockholder shall also terminate.

SECTION 5.  Indemnification.

5.1                                 Indemnification of Investors.  In the event that any Series A-1 Preferred Stockholder, Series A-2 Preferred Stockholder, Series A-3 Preferred Stockholder, Series A-5 Preferred Stockholder, Series A-6 Preferred Stockholder or any director, officer, employee, affiliate or agent thereof (the “Indemnitees”), become involved in any capacity in any action, proceeding, investigation or inquiry in connection with or arising out of any matter related to the Corporation or any Indemnitee’s role or position with the Corporation, the Corporation shall reimburse each Indemnitee for its legal and other expenses (including the cost of any investigation and preparation) as they are incurred by such Indemnitee in connection therewith. The Corporation also agrees to indemnify each Indemnitee, pay on demand and protect, defend, save and hold harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, attorneys’ fees) (any of the foregoing, a “Claim”) incurred by or asserted against any Indemnitee of whatever kind or nature, arising from, in connection with or occurring as a result of this Agreement or the matters contemplated by this Agreement; provided, however, that the Corporation shall not be required to indemnify any Indemnitee hereunder in connection with any matter as to which a court of competent jurisdiction has made a final non-appealable determination that such Indemnitee has acted with gross negligence or willful or intentional misconduct in connection therewith. The foregoing agreement shall be in addition to any rights that any Indemnitee may have at common law or otherwise.

5.2                                 Advancement of Expenses.  The Corporation shall advance all expenses reasonably incurred by or on behalf of the Indemnitees in connection with any Claim or potential Claim within twenty (20) days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance payment or payments from time to time.

SECTION 6.  Remedies.  In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce its or their rights, either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

SECTION 7.  Successors and Assigns.

7.1                                 Series A-1, A-2 and A-3 Stockholders.  Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and each of the Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder parties hereto and the respective successors and permitted assigns of the Corporation and each of the Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder parties hereto (including any member of a Stockholder’s Group). Subject to the requirements of Section 3 hereof, this Agreement and the rights and duties of the Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder set forth herein may be freely assigned, in whole or in part, by each Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder to any member of their respective Group, provided such transferee is an “affiliate” of such Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as the case may be, as such term is defined under Rule 501 of the Securities Act (it being recognized and agreed that each member of the Oxford/Saints Group shall be deemed to be “affiliates” of each other for this purpose). Any transferee from a Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as the case may be, to whom rights under Section 3 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identities the securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder to the same extent as if such transferee were a Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as applicable, hereunder. A transferee to whom rights are transferred pursuant to this Section 7.1 will be thereafter deemed to be a Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as applicable, for the purpose of the execution of such transferred rights and may not again transfer such rights to any other person or entity, other than as provided in this Section 7.1.  Upon the consummation of the Merger: (i) all of the rights and obligations of this Agreement pertaining to the Series A-1 Stockholders and the shares of Series A-1 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-1 Preferred Stock, par value $0.0001 per share of MPM Acquisition Corp., a Delaware corporation (“MPMAC”), and the shares of such MPMAC Series A-1 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-1 Preferred Stock for all purposes of this Agreement; (ii) all of the rights and obligations of this Agreement pertaining to the Series A-2 Stockholders and the shares of Series A-2 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-2 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-2 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-2 Preferred Stock for all purposes of this Agreement; and (iii) all of the rights and obligations of this Agreement pertaining to the Series A-3 Stockholders and the shares of Series A-3 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-3 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-3

Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-3 Preferred Stock for all purposes of this Agreement.

7.2                                 Other Stockholders.  Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and each of the Common Stockholders and the Series A-4 Stockholders, Series A-5 Stockholders and Series A-6 Stockholders (collectively, the “Other Stockholders”) and the respective successors and permitted assigns of the Corporation and each of the Other Stockholders. Subject to the requirements of Section 3 hereof, this Agreement and the rights and duties of the Other Stockholders set forth herein may be assigned, in whole or in part, by any Other Stockholder to a Related Transferee or to any member of their respective Group, provided such transferee is an “affiliate” of such Other Stockholder, as such term is defined under Rule 501 of the Securities Act (it being recognized and agreed that each Member of the Oxford/Saints Group shall be deemed to be “affiliates” of each other for this purpose). Any transferee from an Other Stockholder to whom rights under Section 3 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identifies the securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder to the same extent as if such transferee were an Other Stockholder hereunder. A transferee to whom rights are transferred pursuant to this Section 7.2 will be thereafter deemed to be an Other Stockholder for the purpose of the execution of such transferred rights and may not again transfer such rights to any other person or entity, other than as provided in this Section 7.2.  Upon the consummation of the Merger: (i) all of the rights and obligations of this Agreement pertaining to the holders of Common Stock and the shares of Common Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Common Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Common Stock held by them, respectively, as if such shares of MPMAC stock were shares of Common Stock for all purposes of this Agreement; (ii) all of the rights and obligations of this Agreement pertaining to the Series A-4 Stockholders and the shares of Series A-4 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-4 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-4 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-4 Preferred Stock for all purposes of this Agreement; (iii) all of the rights and obligations of this Agreement pertaining to the Series A-5 Stockholders and the shares of Series A-5 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-5 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-5 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-5 Preferred Stock for all purposes of this Agreement; and (iv) all of the rights and obligations of this Agreement pertaining to the Series A-2 Stockholders and the shares of Series A-6 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-6 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-6 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-6 Preferred Stock for all purposes of this Agreement.

7.3                                 The Corporation.  Neither this Agreement nor any of the rights or duties of the Corporation set forth herein shall be assigned by the Corporation, in whole or in part, without having first received the written consent of the Majority Investors.  Notwithstanding the foregoing, upon the consummation of the Merger with respect to all times after the consummation of the Merger, (i) the Corporation shall, and hereby does, assign all of its rights, duties and obligations under this Agreement to MPMAC and (ii) all references to the “Corporation” in this Agreement and to its capital stock or any other aspects of the Corporation shall be deemed to be references to MPMAC and its capital stock and other applicable aspects of MPMAC.  MPMAC, by executing this Agreement as an anticipated successor and assign to the Corporation, does hereby assume, effective upon the consummation of the

Merger, all of the Corporation’s rights, duties and obligations under this Agreement.  All parties to this Agreement hereby consent to the assignment and assumption contemplated between the Corporation and MPMAC set forth in this paragraph.

SECTION 8.  Duration of Agreement.  The rights and obligations of the Corporation and each Stockholder set forth herein shall survive indefinitely, unless and until, by the respective terms of this Agreement, they are no longer applicable.

SECTION 9.  Entire Agreement.  This Agreement, together with the other writings referred to herein or delivered pursuant hereto which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

SECTION 10.  Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

(i)                                     if to the Corporation, to:

Radius Health, Inc.

201 Broadway

Sixth Floor

Cambridge, MA 02139

Attention: Chief Executive Officer

Telecopier: (617) 551-4701

with a copy to:

Bingham McCutchen LLP

One Federal Street

Boston, MA 02110-1726

Attention: Julio E. Vega, Esq.

Telecopier: (617) 951-8736

(ii)                                  if to the Investors, as set forth on Schedule 2; to the Common Stockholders, as set forth on Schedule 1; to the holders of Series A-2 Preferred Stock, as set forth on Schedule 3; to the holders of Series A-3 Preferred Stock, as set forth on Schedule 4; to the holders of Series A-4 Preferred Stock, as set forth on Schedule 5; to the holder of Series A-5 Preferred Stock and/or Series A-6 Preferred Stock, as set forth on Schedule 6,

All such notices, requests, consents and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the third business day following the date of such mailing, (c) in the case of overnight mail, on the first business day following the date of such mailing, and (d) in the case of facsimile transmission, when confirmed by facsimile machine report.

SECTION 11.  Changes.  The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the Corporation and the Majority Investors, and to the extent that there is a material adverse effect of any such modification or amendment on the rights and obligations of the holders of shares of Series A-4 Preferred Stock, Series A-5 Preferred Stock or Series A-6 Preferred Stock in a manner more adverse than such effect on the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, respectively, a majority in combined voting power of the such more affected series then outstanding, determined in accordance with Section A.6(a) of Article III of the Certificate. Additional parties who become Common Stockholders or Series A-4 Stockholders, Series A-5 Stockholders or Series A-6 Stockholders pursuant to an instrument of adherence will not constitute a change under this Section 11. Notwithstanding the foregoing, (a) any modification or amendment to this Agreement that would adversely affect one Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder in a manner that is directed specifically to such Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, rather than to all Series A-1 Stockholders, Series A-2 Stockholders and Series A-3 Stockholders, shall be subject to the approval of each such Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as applicable, (b) any modification or amendment to Section 2.11 hereof shall be subject to the further approval of Wellcome, at least one member of HCV Group, one member of the MPM Group, one member of the Brookside Group, one member of the BB Bio Group, and the Oxford/Saints Group, (c) any modification to Section 4.1(b)(i) shall be subject to the further approval of Stockholders holding at least a majority of the outstanding shares of Series A-1 Preferred Stock, (d) any modification to Section 4.1(b)(ii) shall be subject to the further approval of at least two of the Specified Preferred Holders, (e) any modification to Section 4.1(b)(iii) shall be subject to the further approval of at least one member of the MPM Group, (f) any modification to Section 4.2(a) shall be subject to the further approval of at least one member of the HCV Group, (g) any modification to Section 4.2(b) shall be subject to the further approval of Saints, (h) any modification to Section 4.2(c) shall be subject to the further approval of at least one member of the Brookside Group and (i) any modification to Section 4.2(d) shall be subject to the further approval of Wellcome. It is understood that this separate consent would not be required if any such adverse effect results from the application of criteria uniformly to all Stockholders even if such application may affect Stockholders differently.

SECTION 12.  Counterparts.  This Agreement may he executed in any number of counterparts, each such counterpart shall be deemed to he an original instrument and all such counterparts together shall constitute but one agreement.

SECTION 13.  Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only, and shall not be deemed to be a part of this Agreement.

SECTION 14.  Nouns and Pronouns.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

SECTION 15.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 16.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding choice of law rules thereof.

SECTION 17.                          Additional Parties.  Notwithstanding anything to the contrary contained herein, any Stockholder may become a party to this Agreement following the delivery to, and written acceptance by, the Corporation of an execute and Instrument of Adherence to this Agreement in the Form attached hereto as Annex C.  No action or consent by Stockholder parties hereto shall be required for such joinder to this Agreement by such additional Stockholder, so long as such additional Stockholder has agreed in writing to be bound by all of the obligations as Stockholder party hereunder as indicated in the Instrument of Adherence and the Instrument of Adherence has been accepted in writing by the Corporation.

[remainder of page intentionally left blank]

(Signature Page to Stockholders’ Agreement)

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

THE CORPORATION:

RADIUS HEALTH, INC.

By:	/s/ C. Richard Edmund Lyttle
Name: C. Richard Edmund Lyttle
Title: President

As an anticipated successor and assign to the Corporation under Section 7.3 hereof:

MPM ACQUISITION CORP.

By:	/s/ C. Richard Edmund Lyttle
Name: C. Richard Edmund Lyttle
Title: President

INVESTORS:

BB BIOTECH VENTURES II, L.P.
By:
Its:

By:	/s/ Ben Morgan
	Name:	Ben Morgan
	Title:	Director

BB BIOTECH GROWTH N.V.
By:
Its:

By:	/s/ H. J. Van Neutegem
	Name:	H. J. Van Neutegem
	Title:	Managing Director

HEALTHCARE VENTURES VII, LP,
By:	HealthCare Partners VII, L.P.
Its General Partner

By:	/s/ Jeffrey Steinberg
Name: Jeffrey Steinberg
Title: Administrative Partner of HealthCare Partners VII, L.P.
The General Partner of HealthCare Ventures VII, L.P.

MPM BIOVENTURES III, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P.,
in its capacity as the Managing Limited Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke

Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Manager

MPM BIO IV NVS STRATEGIC FUND, L.P.

By:	MPM BioVentures IV GP LLC,
its General Partner
By:	MPM BioVentures IV LLC,
its Managing Member

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title:

HEALTHCARE PRIVATE EQUITY LIMITED PARTNERSHIP
By:	Waverley Healthcare Private Equity
Limited, its general partner

By:	/s/ Andrew November
Name: Andrew November
Title: Director

THE WELLCOME TRUST LIMITED, AS TRUSTEE OF THE WELLCOME TRUST

By:	/s/ Peter Percisa Gray
Name: Peter Percisa Gray
Title: Managing Director

/s/ Raymond F. Schinazi
Dr. Raymond F. Schinazi

OXFORD BIOSCIENCE PARTNERS IV L.P.
By:	OBP Management IV L.P.

By:	/s/ Jonathan Fleming
Name: Jonathan Fleming
Title: General Partner

MRNA Fund II L.P.
By:	OBP Management IV L.P.

By:	/s/ Jonathan Fleming
Name: Jonathan Fleming
Title: General Partner

SAINTS CAPITAL VI, L.P.,
a limited partnership

By:	Saints Capital VI LLC,
a limited liability company

By:	/s/ David P. Quinlivan
Name: David P. Quinlivan
Title: Managing Member

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:	/s/ Michael L. Butler
Name:	Michael L. Butler
Title:	Associate General Counsel

The Breining Family Trust dated August 15, 2003

By:	/s/ Clifford A. Breining
Name:	Clifford A. Breining
Title:	Trustee

Dr. Dennis A. Carson

The David E. Thompson Revocable Trust

By:	/s/ David E. Thompson
Name:	David E. Thompson
Title:	Trustee

Jonnie K. Westbrook Revocable Trust dated March 17, 2000

By:
Name:
Title:

/s/ H. Watt Gregory III
H. Watt Gregory III

Hostetler Family Trust UTD 3/18/92

By:
Name: Karl Y. Hostetler
Title: Trustee

The Richman Trust dated 2/6/83

By:	/s/ Douglas D. Richman
Name: Douglas D. Richman
Title: Co-Trustee

By:	/s/ Eva A. Richman
Name: Eva A. Richman,
Title: Co-Trustee

Ruff Trust dated l-1-02

By:
Name: F. Bronson Van Wyck
Title: Trustee

Schedule 1

List of Common Stockholders

Name of Common Stockholder	Address of Record
Teresita M. Bellido, Ph.D	9 Westglen Cove
Little Rock, AR 72211
Julie Glowacki, Ph.D	76 Perkins Street
Jamaica Plain, MA 02130
H2 Enterprises, LLC	c/o H. Watt Gregory, III. Esq.
Kutak Rock, LLP
124 West Capitol Avenue
Suite 2000
Little Rock, AR 72201
Dr. Karl Y. Hostetler	14024 Rue St. Raphael
Del Mar, CA 92014
Robert L, Jilka, Ph.D	14202 Clarborne Court
Little Rock, AR 72211
Benita S. Katzenellenbogen, Ph.D	Department of Molecular & Integrative Physiology
University of Illinois
524 Barill Hall
407 S. Goodwin
Urbana, IL 61801-3704
John A. Katzenellenbogen, Ph. D	John A. Katzenellenbogen, Ph.D
Department of Chemistry (37-5)
University of Illinois
600 South Matthews Ave.
Urbana, IL 61801
Stavroula Kousteni, Ph.D	4301 S. Lookout
Little Rock, AR 72205
Dr. Stavros C. Manolagas	Dr. Stavros C. Manolagas
UAMS Center for Osteoporosis and Metabolic Diseases
ACRC Building, Room 817
4301 W. Markham, Slot 587
Little Rock, AR 72205-7199
Charles O’Brien, Ph. D	2809 Creekside Drive
Little Rock, AR 72211
Socrates E. Papapoulos, M.D.	Javastraat 64
2585 AR the Hague
The Netherlands
Alwyn Michael Parfitt, M.D.	5 River Valley Road
Little Rock, AR 77777
John Thomas Potts, Jr., M.D.	Director of Research
Massachusetts General Hospital
149 13th Street
MC 1494005
Charlestown, MA 02129-2000
Michael Rosenblatt, M.D.	Dean
Tufts University of Medicine

Name of Common Stockholder	Address of Record
136 Harrison Avenue
Boston, MA 02111-1800
Ruff Trust, F. Bronson Van Wyck, Trustee	2141 Highway 224 East
Tukerman, AR 72473
Tanya D. Smith	8111 Green Valley Drive
Bryant, AR 72022
Thomas E. Sparks, Jr.	Pillsbury, Madison & Sutro LLP
50 Fremont Street, Suite 522
San Francisco, CA 94105
Board of Trustees of the University of Arkansas	2404 N. University Avenue
Little Rock, AR 72207-3608
Robert S. Weinstein, M.D.	11 Chalmette
Little Rock, AR 72211
Kent Westbrook, M.D.	56 River Ridge Road
Little Rock, AR 72227
Rich Lyttle	Radius Health, Inc.
201 Broadway
Sixth Floor
Cambridge, MA 02139
Attention: Chief Executive Officer
Nick Harvey	Radius Health, Inc.
201 Broadway
Sixth Floor
Cambridge, MA 02139
Attention: Chief Executive Officer
Lous O’Dea	Radius Health, Inc.
201 Broadway
Sixth Floor
Cambridge, MA 02139
Attention: Chief Executive Officer

Schedule 2

Name	Address of Record
BB Biotech Ventures II, L.P.	Trafalgar Court
Les Banques
St. Peter Port
Guernsey
Channel Islands
GY1 3QL

With copies to
Martin Münchbach
Bellevue Asset Management
Seestrasse 16
8700 Küsnacht
Switzerland

BB Biotech Growth N.V.	Snipweg 26
Curaçao

HealthCare Ventures VII, L.P.	44 Nassau Street
Princeton, NJ 08542
MPM BioVentures III, L.P.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116
MPM BioVentures III - QP, L.P	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116
MPM Bio IV NVS Strategic Fund, L.P.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116
MPM BioVentures III GmbH & Co. Beteiligungs KG	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116
MPM BioVentures III Parallel Fund, L.P.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116
MPM Asset Management Investors 2003 BVIII LLC	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116
Healthcare Private Equity Limited Partnership	Edinburgh One, Morrison Street
(Registered Number SL004769)	Edinburgh, EH3 8BE
United Kingdom
Dr. Raymond F. Schinazi	Emory University School of Medicine

Name	Address of Record
Veterans Affairs Medical Center
1670 Clairmont Road
Decatur, GA 30033
The Wellcome Trust Limited as trustee of the Wellcome Trust	215 Euston Road
London NW1 2BE
England
SAINTS CAPITAL VI, L.P.,	475 Sansome Street, Suite 1850
San Francisco, CA 94111
Attention: Scott Halsted
H. Watt Gregory, III	Suite 2000
124 West Capitol Avenue
Little Rock, Arkansas 72201
The Breining Family Trust 2/15/03	PO Box 9540
Rancho Santa Fe, CA 92067
The Richman Trust dated 2/6/83	9551 La Jolla Farms Road
La Jolla, CA 92037
Brookside Capital Partners Fund, L.P.	Attn: Brookside Legal Department
Bain Capital, LLC
111 Huntington Avenue
Boston, MA 02199
David E. Thompson Revocable Trust	1045 Mason Street, # 501
San Francisco, CA 94108

Schedule 3

List of Series A-2 Stockholders

Name of Stockholder	Address of Record
MPM Bioventures III Funds	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bioventures III-QP, L.P.	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bioventures III GMBH & Co.	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bioventures III Parallel Fund, L.P.	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Asset Management Investors 2003	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bio IV NVS Strategic Fund	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

Wellcome Trust	215 Euston Road London NW1 2BE England

HealthCare Ventures VII	44 Nassau Street Princeton, NJ 08542

OBP IV Holdings, LLC	c/o Oxford Bioscience Partners 222 Berkeley Street Suite 1960 Boston, MA 02116

mRNA Fund II Holdings, LLC	c/o Oxford Bioscience Partners 222 Berkeley Street Suite 1960 Boston, MA 02116

BB Biotech Ventures II, L.P.	Trafalgar Court Les Banques St. Peter Port Guernsey Channel Islands GY1 3QL With copies to Martin Münchbach Bellevue Asset Management Seestrasse 16 8700 Küsnacht Switzerland

Healthcare Private Equity Limited Partnership (Registered Number SL004769)	Edinburgh One, Morrison Street Edinburgh, EH3 8BE United Kingdom

Dr. Raymond F. Schinazi	Emory University School of Medicine Veterans Affairs Medical Center 1670 Clairmont Road Decatur, GA 30033

Schedule 4

List of Series A-3 Stockholders

Name of Stockholder	Address of Record
MPM Bioventures III Funds	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bioventures III-QP, L.P.	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bioventures III GMBH & Co.	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bioventures III Parallel Fund, L.P.	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Asset Management Investors 2003	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

HealthCare Ventures VII	44 Nassau Street Princeton, NJ 08542

OBP IV Holdings, LLC	c/o Oxford Bioscience Partners 222 Berkeley Street Suite 1960 Boston, MA 02116

mRNA Fund II Holdings, LLC	c/o Oxford Bioscience Partners 222 Berkeley Street Suite 1960 Boston, MA 02116

Schedule 5

List of Series A-4 Stockholders

Name of Stockholder	Address of Record
Dr. Raymond F. Schinazi	Emory University School of Medicine Veterans Affairs Medical Center 1670 Clairmont Road Decatur, GA 30033

H. Watt Gregory, III	Suite 2000 124 West Capitol Avenue Little Rock, Arkansas 72201

The Breining Family Trust 2/15/03	PO Box 9540 Rancho Santa Fe, CA 92067

The Richman Trust dated 2/6/83	9551 La Jolla Farms Road La Jolla, CA 92037

Schedule 6

List of Series A-5 and A-6 Stockholder

Name of Stockholder	Address of Record
Nordic Bioscience Clinical Development VII A/S	Herlev Hovedgade 207 2730 Herlev Denmark Attn: Clinical Trial Leader & Medical Advisor / Clinical Studies Phone: 45.4452.5251 Fax: 45.4452.5251

Annex A

Plan of Distribution

EXPLANATORY NOTE

The following Plan of Distribution was not attached as Annex A to this Stockholders Agreement at the time this Stockholders Agreement was executed and it is not part of the executed agreement.  The Plan of Distribution was subsequently distributed to the stockholders of the Company separate from the Stockholders Agreement and is being include here for informational purposes only.

PLAN OF DISTRIBUTION

We are registering the shares offered by this prospectus on behalf of the selling stockholders. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•                                          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                                          block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                                          an exchange distribution in accordance with the rules of the applicable exchange;

•                                          privately negotiated transactions;

•                                          short sales;

•                                          through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                                          broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                                          a combination of any such methods of sale; and

•                                          any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any broker-dealers that act in connection with the sale of the shares offered hereby might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act.

Annex B

Selling Stockholder Questionnaire

EXPLANATORY NOTE

The following Questionnaire for Selling Stockholders was not attached as Annex B to this Stockholders Agreement at the time this Stockholders Agreement was executed and it is not part of the executed agreement.  The Questionnaire for Selling Stockholders was subsequently distributed to the stockholders of the Company separate from the Stockholders Agreement and is being include here for informational purposes only.

Radius Health, Inc.

Questionnaire for Selling Stockholders

All questions should be answered as of the date you sign this Questionnaire, unless otherwise specified.  Please return the completed Questionnaire by fax or other electronic transmission (with the originally signed copy to follow by mail) to:

Kathryn Ostman, Esq.	With a copy to:	Nicholas Harvey
Bingham McCutchen LLP		Chief Financial Officer
One Federal Street		Radius Health, Inc.
Boston, MA 02110		201 Broadway, Sixth Floor
617-951-8637		Cambridge, MA 02139

Please state the Selling Stockholder’s name and mailing address:

Please answer the following questions:

(a)                                  Within the past three years, have you held any position or office or (other than as a securityholder) had any relationship with the Company or affiliates(1)?

Yes ☐           No ☐

If yes, please describe.

(1)  Please refer to the definition of affiliate in Appendix A hereto.

(b)                                 Set forth below the number of shares of Common Stock of the Company owned beneficially(2) by you after the Merger (the “Shares”).  For each holding, please state under the column entitled “Statements Concerning Beneficial Ownership” (a) the name in which the securities are held, (b) if issuable upon conversion of preferred stock held, indicate the type and number of preferred shares held, (c) if issuable upon exercise of common or preferred share purchase warrants, indicate the type of warrant and exercise price, (d) the number of securities with respect to which you have sole voting power,(3) (e) the number of securities with respect to which you have shared voting power,(4) (f) the amount and/or number of securities with respect to which you have sole investment power,(5) (g) the amount and/or number of securities with respect to which you have shared investment power,(6) and (h) the amount and/or number of securities with respect to which you have the right to acquire beneficial(7) ownership by AUGUST 22, 2011.

Shares Beneficially Owned	Number of Shares	Statements Concerning Beneficial Ownership

(c)                                  Number of Shares to be Offered Pursuant to the Registration Statement:

ALL               If less than ALL, number of Shares to be Offered:

(d)                                 Attached as Appendix B hereto is a draft of the “Plan of Distribution” section of the Registration Statement.  Do you propose to offer or sell any securities of the Company by means other than those described in Appendix B?

Yes ☐           No ☐

(2)  Please refer to the definition of affiliate in Appendix A hereto.

(3)  Please refer to the discussion on voting power in the definition of beneficial ownership in Appendix A.

(4)  Please refer to the discussion on voting power in the definition of beneficial ownership in Appendix A.

(5)  Please refer to the discussion on investment power in the definition of beneficial ownership in Appendix A.

(6)  Please refer to the discussion on investment power in the definition of beneficial ownership in Appendix A.

(7)  Please refer to the definition of affiliate in Appendix A hereto.

If yes, please describe.

(e)                                  Do you currently have specific plans to offer any securities of the Company through the selling efforts of brokers or dealers?

Yes ☐           No ☐

If yes, briefly describe the terms of any agreement, arrangement or understanding, entered into or proposed to be entered into with any broker or dealer, including any discounts or commissions to be paid to dealers.

(f)                                    Are any of the securities of the Company to be offered otherwise than for cash?

Yes ☐           No ☐

If yes, please describe.

(g)                                 Are any finders to be involved in the offering or sale of any of the securities of the Company?

Yes ☐           No ☐

If yes, please describe.

The undersigned hereby represents that all the information supplied herein is true, correct and complete as of the date hereof. The undersigned understands that the foregoing information will be use in connection with a proposed filing of a Registration Statement, and that the answers to the questions submitted will be relied on by the Company and its officers and directors in preparing the Registration Statement. The undersigned agrees to notify Radius Health, Inc. immediately of any material change in the forgoing answers.  In connection with his, her or its purchase of securities, the

Dated:
(Name of Holder)

By:
Name:
Title:

APPENDIX A

DEFINITIONS

(1)                                  Affiliate of a specified person (as defined below), means a person who directly or indirectly through one or more intermediaries, controls (as defined below), or is controlled by, or is under common control with, the person specified.

(2)                                  Beneficial, or beneficially, as applied to the ownership of securities, has been defined by the Securities and Exchange Commission to mean the following:

A beneficial owner of a security includes any person (as defined below) who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares “voting power” and/or “investment power”.  Voting power includes the power to vote, or to direct the voting of, such security; investment power includes the power to dispose, or to direct the disposition, of such security.

Note that more than one person may have a beneficial interest in the same securities; one may have voting power and the other may have investment power.

Even if a person, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership to avoid the reporting requirements of section 13(d) of the Securities Exchange Act, he will still be deemed to be the beneficial owner of such security.

A person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days, including but not limited to any right to acquire:  (i) through the exercise of any option, warrant or right; (ii) through the conversion of a security; (iii) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or (iv) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

A member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange, may direct the vote of such securities, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted, but is otherwise precluded by the rules of such exchange from voting without instruction.

A person who in the ordinary course of business is a pledgee of securities pursuant to a bona fide pledge agreement will not be deemed to be the beneficial owner of such pledged securities merely because there has been a default under such an agreement, except during such time as the event of default shall remain uncured for more than 30 days or at any time before a default is cured if the power acquired by the pledgee pursuant to the default enables him to change or influence control of the issuer.

A person may also be regarded as the beneficial owner of securities held in the name of his spouse, his minor children or other relatives of his or her spouse sharing his home, or held in a trust of which he is a beneficiary or trustee, if the relationships are such that he has voting power and/or investment power with respect to such securities.

If you have any reason to believe that any interest you have, however remote, might be described as a beneficial interest, describe such interest.

(3)                                  Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

(4)                                  Person includes two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of securities of an issuer.

APPENDIX B

PLAN OF DISTRIBUTION

We are registering the shares offered by this prospectus on behalf of the selling stockholders. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•                                          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                                          block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                                          an exchange distribution in accordance with the rules of the applicable exchange;

•                                          privately negotiated transactions;

•                                          short sales;

•                                          through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                                          broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                                          a combination of any such methods of sale; and

•                                          any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any broker-dealers that act in connection with the sale of the shares offered hereby might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act.

Annex C

Instrument of Adherence
to
Amended and Restated
Stockholders’ Agreement
dated             , 2011

Reference is hereby made to that certain THIS AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (the “Agreement”), dated the          day of                             , 2011, entered into by and among (i) Radius Health, Inc., a Delaware corporation (the “Corporation”) and the Stockholder parties thereto. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of                                    shares of                                                                              and all other shares of the Corporation’s capital stock hereinafter acquired, of the Company (the “Acquired Shares”), hereby agrees that, from and after the date hereof, the undersigned has become a party to the Agreement in the capacity of a                                                                  party to the Agreement, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to such Stockholder parties and shall be deemed to have made all of the representations and warranties made by such Stockholder parties thereunder.  This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed under seal as of the date set forth below under the laws of the Commonwealth of Massachusetts.

Print Name:

Signature:
Name:
Title:

Accepted:

RADIUS HEALTH, INC.

By:
Name:
Title:

Date:

Instrument of Adherence
to
Amended and Restated

Stockholders’ Agreement
dated May 17, 2011

Reference is hereby made to that certain THIS AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (the “Agreement”), dated the 17th day of May, 2011, entered into by and among Radius Health, Inc., a Delaware corporation (the “Corporation”) and the Stockholder parties thereto. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of 486,400 shares of Series A-1 Preferred Stock and all other shares of the Corporation’s capital stock hereinafter acquired, of the Company (the “Acquired Shares”), hereby agrees that, from and after the date hereof, the undersigned has become a party to the Agreement in the capacity of a Series A-1 Stockholder party to the Agreement, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to such Stockholder parties and shall be deemed to have made all of the representations and warranties made by such Stockholder parties thereunder.  This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed under seal as of the date set forth below under the laws of the Commonwealth of Massachusetts.

Print Name: OBP IV — Holdings LLC

By:	Saints Capital Granite L.P.
By:	Saints Capital Granite, LLC,
its General Partner

Signature:	/s/ Scott Halsted
Name: Scott Halstead
Title: Managing Member

Accepted:
RADIUS HEALTH, INC.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Secretary and Chief Financial Officer

Date:	5/17/2011

Instrument of Adherence
to
Amended and Restated

Stockholders’ Agreement
dated May 17, 2011

Reference is hereby made to that certain THIS AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (the “Agreement”), dated the 17th day of May, 2011, entered into by and among Radius Health, Inc., a Delaware corporation (the “Corporation”) and the Stockholder parties thereto. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of 4,880 shares of Series A-1 Preferred Stock and all other shares of the Corporation’s capital stock hereinafter acquired, of the Company (the “Acquired Shares”), hereby agrees that, from and after the date hereof, the undersigned has become a party to the Agreement in the capacity of a Series A-1 Stockholder party to the Agreement, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to such Stockholder parties and shall be deemed to have made all of the representations and warranties made by such Stockholder parties thereunder.  This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed under seal as of the date set forth below under the laws of the Commonwealth of Massachusetts.

Print Name: mRNA II — Holdings LLC

By:	Saints Capital Granite L.P.
By:	Saints Capital Granite, LLC,
its General Partner

Signature:	/s/ Scott Halsted
Name: Scott Halstead
Title: Managing Member

Accepted:
RADIUS HEALTH, INC.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Secretary and Chief Financial Officer

Date:	5/17/2011

AMENDMENT NO. 1

TO

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Amendment No. 1 to Amended and Restated Stockholders’ Agreement (this “Amendment”), is made and entered into effective as of November 7, 2011, by and among Radius Health, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company party to the Amended and Restated Stockholders’ Agreement (the “Agreement”), dated as of May 17, 2011, by and among the Company and the stockholders named therein.  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

WHEREAS, the Company and the undersigned stockholders of the Company, comprising the Majority Investors (as defined in the Agreement), desire to amend the Agreement to exclude from the right of first refusal the shares issued under the Company’s 2011 Equity Incentive Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Clause (ii) of the definition of “Excluded Securities” in the Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)         Common Stock issued or issuable to officers, directors or employees of, or consultants or independent contractors to, the Corporation, pursuant to any written agreement, plan or arrangement, including without limitation pursuant to any awards granted under the 2003 Long-Term Incentive Plan, as amended, of the Corporation or the 2011 Equity Incentive Plan of the Corporation, to purchase, or rights to subscribe for, such Common Stock, that has been approved in form and in substance by the holders of a majority of the voting power of the Series A-1 Preferred Stock then outstanding, calculated in accordance with Section A.6(a) of Article III of the Certificate, and which, as a condition precedent to the issuance of such shares, provides for the vesting of such shares and subjects such shares to restrictions on Transfers and rights of first offer in favor of the Corporation; provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the 2003 Long-Term Incentive Plan, as amended, or the 2011 Equity Incentive Plan, and all such agreements, plans and arrangements shall not exceed 3,597,889 shares of Common Stock.”

2.             The second sentence of Section 2.10 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Any grants of capital stock or options to employees, officers, directors or consultants of the Corporation and its Subsidiaries shall be made pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation.”

3.             Except as modified by this Amendment, the Agreement is hereby reaffirmed in its entirety by the parties hereto and shall continue in full force and effect.  This Amendment shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[remainder of page intentionally left blank; signatures follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

RADIUS HEALTH, INC.

By:	/s/ C. Richard Edmund Lyttle
C. Richard Edmund Lyttle, President

MAJORITY INVESTORS:

MPM BIOVENTURES III, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III-QP, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG
By:	MPM BioVentures III GP, L.P., in its
capacity as the Managing Limited Partner
By:	MPM BioVentures III LLC, its General Partner

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Manager

MPM BIO IV NVS STRATEGIC FUND, L.P.
By:	MPM BioVentures IV GP LLC, its General Partner
By:	MPM BioVentures IV LLC, its Managing Member

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Member

BB BIOTECH VENTURES II, L.P.

By:	/s/ Pascal Mahieux
Name: Pascal Mahieux
Title: Director

BB BIOTECH GROWTH N.V.

By:	/s/ H.J. Neutegem
Name: H.J. Neutegem
Title: Managing Director

AMENDMENT NO. 2

TO

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Amendment No. 2 to Amended and Restated Stockholders’ Agreement (this “Amendment”), is made and entered into effective as of November 7, 2011, by and among Radius Health, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company party to the Amended and Restated Stockholders’ Agreement, dated as of May 17, 2011, by and among the Company and the stockholders named therein (as amended, the “Agreement”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

WHEREAS, the Company and the undersigned parties to the Agreement, comprising the Majority Investors, desire to (i) amend the Agreement in order to specify restrictions on the sale by Stockholders of shares of the Company’s capital stock, (ii) confirm that the Company has complied with its obligations under the Agreement relating to the Registration Statement on Form S-1 (Reg. No. 333-175091) originally filed with the Commission on June 23, 2011 (as amended, the “Form S-1”), (iii) in accordance with its obligations to two option holders, grant certain registration rights under the Agreement to such individuals and (iv) permit additional holders of the Company’s securities to become parties to, and subject to, the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Clause (C) of Section 3.11(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(C) in no event shall any Stockholder be permitted, during the period commencing on the date hereof and ending on the date of the listing of the Common Stock on a national securities exchange, to sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, any shares of Common Stock for a price that is less than $8.142 per share (subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or similar event affecting the Common Stock that becomes effective after the date of this Agreement) or any other shares of capital stock of the Company for an effective price that is less than $8.142 per share on an as-converted to Common Stock basis (subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or similar event affecting the Common Stock that becomes effective after the date of this Agreement), except (x) with the prior written consent of the Company or (y) to a member of such Stockholder’s Group.”

2.             Upon, and subject to, the effectiveness of the Form S-1 on or prior to November 14, 2011, the Company shall have complied with all of its obligations under Section 3.4(a)(ii) of the Agreement with respect to the Registration Statement, no Event shall have occurred and the Company shall have no liability or obligation to pay any damages under the Agreement with respect to such Registration Statement.  Notwithstanding the terms of Section 3.4(a)(iii), the Registrable Securities to be included in the Registration Statement shall be allocated in the manner they will have been allocated in the Form S-1.

3.             Solely of the purposes of Sections 3.4 through 3.12 of the Agreement, the shares of Common Stock issuable upon the exercise of the stock options issued to Alan H. Auerbach prior to the date hereof or upon the exercise of any stock options issued to Kurt C. Graves prior to November 30, 2011 shall be Registrable Securities as if such shares of Common Stock were Series A-1 Conversion Shares, and shall engender to each of Mr. Auerbach and Mr. Graves, as the case may be, the rights and obligations under the terms of Sections 3.4 through Section 3.12 of the Agreement (but not any other section of the Agreement) attributable to holders of Series A-1 Preferred Stock.

4.             Notwithstanding anything in the Agreement to the contrary, any holder of shares of capital stock of the Company or other securities of the Company may become a party to the Agreement following the delivery to, and written acceptance by, the Company of an executed Instrument of Adherence to the Agreement substantially in the form attached to the Agreement as Annex C.  No action or consent by Stockholder parties to the Agreement shall be required for such joinder to the Agreement by such holder, so long as such holder has agreed in writing to be bound by all of the obligations as a Stockholder party under the Agreement as indicated in the Instrument of Adherence and the Instrument of Adherence has been accepted by the Company.  Notwithstanding anything in the Agreement to the contrary, any holder of shares of capital stock of the Company or other securities of the Company may become a party to the Agreement by executing and delivering to the Company this Amendment, and no action or consent by Stockholder parties to the Agreement shall be required for such joinder to the Agreement.

5.             Each party to this Amendment that was not a party to the Agreement prior to its execution of this Amendment (an “Additional Party”) hereby agrees that such Additional Party, (i) in the case of a holder of Common Stock, has become a party and subject to the Agreement (as amended by this Amendment) in the capacity of a Common Stockholder and Stockholder, (ii) in the case of a holder of an option to purchase Common Stock, effective upon the exercise of such option, shall be a party and subject to the Agreement (as amended by this Amendment) in the capacity of a Common Stockholder and Stockholder, (iii) in the case of a holder of a warrant to purchase shares of Preferred Stock, effective upon the exercise of such warrant, shall be a party and subject to the Agreement (as amended by this Amendment) in the capacity of a Stockholder, and in each case shall be deemed to have made all of the representations and warranties made by a Stockholder under the Agreement.

6.             Except as modified by this Amendment, the Agreement is hereby reaffirmed in its entirety by the Stockholders and shall continue in full force and effect.  This Amendment shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[remainder of page intentionally left blank; signatures follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

RADIUS HEALTH, INC.

By:	/s/ C. Richard Edmund Lyttle
C. Richard Edmund Lyttle, President

STOCKHOLDERS:

MPM BIOVENTURES III, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III-QP, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG
By:	MPM BioVentures III GP, L.P., in its
capacity as the Managing Limited Partner
By:	MPM BioVentures III LLC, its General Partner

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Manager

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

MPM BIO IV NVS STRATEGIC FUND, L.P.
By:	MPM BioVentures IV GP LLC, its General Partner
By:	MPM BioVentures IV LLC, its Managing Member

By:	s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Member

BB BIOTECH VENTURES II, L.P.

By:	/s/ Pascal Mahieux
Name: Pascal Mahieux
Title: Director

BB BIOTECH GROWTH N.V.

By:	/s/ H.J. van Neutegem
Name: H.J. van Neutegem
Title: Managing Director

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:	/s/ Ranesh Ramanathan
Name: Ranesh Ramanathan
Title: General Counsel

THE WELLCOME TRUST LIMITED,
AS TRUSTEE OF THE WELLCOME TRUST

By:	/s/ Peter J. Pereira Gray
Name: Peter J. Pereira Gray
Title: Managing Director, Investment Division

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

OBP IV — HOLDINGS LLC

	By:	OBP MANAGEMENT IV , L.P.

	By:	/s/ Jonathan Fleming
Name: Jonathan Fleming
Title: General Partner

	By:	SAINTS CAPITAL GRANITE, L.P.
	By:	SAINTS CAPITAL GRANITE, LLC

	By:	/s/ Scott Halsted
Name: Scott Halsted
Title: Managing Director

MRNA II - HOLDINGS LLC

	By:	OBP MANAGEMENT IV , L.P.

	By:	/s/ Jonathan Fleming
Name: Jonathan Fleming
Title: General Partner

	By:	SAINTS CAPITAL GRANITE, L.P.
	By:	SAINTS CAPITAL GRANITE, LLC

	By:	/s/ Scott Halsted
Name: Scott Halsted
Title: Managing Director

HEALTHCARE VENTURES VII, LP,
By:	HealthCare Partners VII, L.P.
Its General Partner

By:	/s/ Jeffrey Steinberg
Name: Jeffrey Steinberg
Title: Administrative Partner of HealthCare Partners VII, L.P.
The General Partner of HealthCare Ventures VII, L.P.

/s/ Dr. Raymond F. Schinazi
Dr. Raymond F. Schinazi

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

HEALTHCARE PRIVATE EQUITY LIMITED PARTNERSHIP
By:	Waverley Healthcare Private Equity
Limited, its general partner

By:	/s/ Graham Wood
Name: Graham Wood
Title: CIO - Equities

The Breining Family Trust dated August 15, 2003

By:	/s/ Clifford Breining
Name: Clifford Breining
Title: Trustee

/s/ Dr. Dennis A. Carson
Dr. Dennis A. Carson

David E. Thompson Revocable Trust

By:	/s/ David E. Thompson
Name: David E. Thompson
Title: Trustee

Jonnie K. Westbrook Revocable Trust dated March 17, 2000

By:	/s/ Jonnie K. Westbrook
Name: Jonnie K. Westbrook
Title: Trustee

/s/ H. Watt Gregory III
H. Watt Gregory III

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

Hostetler Family Trust UTD 3/18/92

By:	/s/ Karl Y. Hostetler
Name: Karl Y. Hostetler
Title: Co-Trustee

By:	/s/ Margarethe Hostetler
Name: Margarethe Hostetler
Title: Co-Trustee

The Richman Trust dated 2/6/83

By:	/s/ Douglas D. Richman
Name: Douglas D. Richman
Title: Co-Trustee

By:	/s/ Eva A. Richman
Name: Eva A. Richman
Title: Co-Trustee

Ruff Trust dated l-1-02

By:	/s/ F. Bronson Van Wyck
Name: F. Bronson Van Wyck
Title: Trustee

IPSEN PHARMA SAS

By:	/s/ Nathalie Joannes
Name: Nathalie Joannes
Title: Executive Vice President, General Counsel

NORDIC BIOSCIENCE CLINICAL
DEVELOPMENT VII A/A

By:	/s/ Thomas Nielsen
Name: Thomas Nielsen
Title: CFO

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

/s/ Alwyn Michael Parfitt, M.D.
Alwyn Michael Parfitt, M.D.

/s/ Barnett Pitzele
Barnett Pitzele

/s/ Bart Henderson
Bart Henderson

/s/ Benjamin C. Lane
Benjamin C. Lane

BOARD OF TRUSTEES OF THE UNIVERSITY OF ARKANSAS

By:	/s/ Michael G. Douglas, Ph.D.
Name: Michael G. Douglas, Ph.D.
Title: Director, UAMS BioVentures

/s/ Brian Nicholas Harvey
Brian Nicholas Harvey

/s/ Cecil Richard Lyttle
Cecil Richard Lyttle

/s/ Charles O’Brien, PhD.
Charles O’Brien, PhD.

/s/ Chris Glass
Chris Glass

/s/ Christopher Miller
Christopher Miller

/s/ Daniel F. McCarthy
Daniel F. McCarthy

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

/s/ Dotty Paquin
Dotty Paquin

/s/ Edith Estabrook
Edith Estabrook

/s/ Gary Hattersley
Gary Hattersley

H2 ENTERPRISES, LLC

By:	/s/ H. Watt Gregory, III
Name: H. Watt Gregory, III
Title: Managing Member

Dr. John Potts, Jr and Susanne K. Potts
Irrevocable Trust for Stephen K. Potts
dated 6-15-05

By:	/s/ John T. Potts, Jr. M.D.
Name: John T. Potts, Jr. M.D.
Title: Director of Research & Physician-in-Chief Emeritus, Massachusetts General Hospital

/s/ John Thomas Potts, M.D.
John Thomas Potts, M.D.

/s/ John A. Katzenellenbogen, PhD.
John A. Katzenellenbogen, PhD.

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

John A. Katzenellenbogen Trust
Under Agreement Dated August 2, 1999

By:	/s/ John A. Katzenellenbogen
Name: John A. Katzenellenbogen
Title: Trustee

/s/ Benita S. Katzenellenbogen, PhD
Benita S. Katzenellenbogen, PhD

/s/ E. Kelly Sullivan
E. Kelly Sullivan

/s/ Jonathan Guerriero
Jonathan Guerriero

/s/ Julianne Glowacki
Julianne Glowacki

/s/ Kathy Welch
Kathy Welch

/s/ Kelly Colbourn
Kelly Colbourn

/s/ Louis O’Dea
Louis O’Dea

/s/ Maria Grunwald
Maria Grunwald

/s/ Mary Lumpkins
Mary Lumpkins

/s/ Maysoun Shomali
Maysoun Shomali

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

/s/ Michael Rosenblatt, M.D.
Michael Rosenblatt, M.D.

/s/ Patricia E. Rosenblatt
Patricia E. Rosenblatt

/s/ Robert L. Jilka, PhD.
Robert L. Jilka, PhD.

/s/ Robert S. Weinstein, M.D.
Robert S. Weinstein, M.D.

/s/ Samuel Ho
Samuel Ho

/s/ Socrates E. Papapoulos, M.D.
Socrates E. Papapoulos, M.D.

/s/ Stavros C. Manolagas
Stavros C. Manolagas

/s/ Stavroula Kousteni, PhD.
Stavroula Kousteni, PhD.

/s/ Teresita M. Bellido, PhD.
Teresita M. Bellido, PhD.

/s/ Thomas E. Sparks
Thomas E. Sparks

/s/ Tonya D. Goss
Tonya D. Goss

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

The Kent C. Westbrook Revocable Trust,
Dated March 17, 2000, Kent C. Westbrook, Trustee

By:	/s/ Kent C. Westbrook
Name:	Kent C. Westbrook
Title:	Trustee

GE CAPITAL EQUITY INVESTMENTS, INC.

By:	/s/ Jacqueline K. Blechinger
Name: Jacqueline K. Blechinger
Title: Duly Authorized Person

OXFORD FINANCE LLC

By:	/s/ John G. Henderson
Name: John G. Henderson
Title: Vice President & General Counsel

LEERINK SWANN LLC

By:	/s/ Donald D. Notman
Name: Donald D. Notman
Title: Managing Director

SVB FINANCIAL GROUP

By:	/s/ Michael Kruse
Name: Michael Kruse
Title: Treasurer

[Signature page to Amendment No. 2 to Amended and Restated Stockholders’ Agreement]

AMENDMENT NO. 3

TO

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Amendment No. 3 to Amended and Restated Stockholders’ Agreement (this “Amendment”), is made and entered into effective as of December 15, 2011, by and among Radius Health, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company party to the Amended and Restated Stockholders’ Agreement, dated as of May 17, 2011, by and among the Company and the stockholders named therein (as amended, the “Agreement”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

WHEREAS, the Company and the undersigned stockholders of the Company, comprising the Majority Investors (as defined in the Agreement), desire to amend the Agreement to exclude from the right of first refusal the shares issued under the Company’s 2011 Equity Incentive Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Clause (ii) of the definition of “Excluded Securities” in the Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)         Common Stock issued or issuable to officers, directors or employees of, or consultants or independent contractors to, the Corporation, pursuant to any written agreement, plan or arrangement, including without limitation pursuant to any awards granted under the 2003 Long-Term Incentive Plan, as amended, of the Corporation or the 2011 Equity Incentive Plan of the Corporation, to purchase, or rights to subscribe for, such Common Stock, that has been approved in form and in substance by the holders of a majority of the voting power of the Series A-1 Preferred Stock then outstanding, calculated in accordance with Section A.6(a) of Article III of the Certificate, and which, as a condition precedent to the issuance of such shares, provides for the vesting of such shares and subjects such shares to restrictions on Transfers and rights of first offer in favor of the Corporation; provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the 2003 Long-Term Incentive Plan, as amended, or the 2011 Equity Incentive Plan, and all such agreements, plans and arrangements shall not exceed 4,252,953 shares of Common Stock.”

2.             Except as modified by this Amendment, the Agreement is hereby reaffirmed in its entirety by the parties hereto and shall continue in full force and effect.  This Amendment shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[remainder of page intentionally left blank; signatures follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

RADIUS HEALTH, INC.

		By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

MAJORITY INVESTORS:

BB BIOTECH VENTURES II, L.P.

By:	/s/ Pascal Mahieux
Name: Pascal Mahieux
Title: Director of BB Biotech Ventures GP (Guernsey) Limited as GP to BB Biotech Ventures II, L.P.

BIOTECH GROWTH N.V.

By:	/s/ H.J. van Neutegem
Name: H.J. van Neutegem
Title: Managing Director

HEALTHCARE VENTURES VII, L.P.
By: HealthCare Partners VII, L.P.
Its General Partner

By:	/s/ Jeffrey Steinberg
Name: Jeffrey Steinberg
Title: Administrative Partner of HealthCare Partners VII, L.P., The General Partner of HealthCare Ventures VII, L.P.

MPM BIOVENTURES III, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III-QP, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG
By:	MPM BioVentures III GP, L.P., in its
capacity as the Managing Limited Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.
By:	MPM BioVentures III GP, L.P., its General Partner
By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Manager

MPM BIO IV NVS STRATEGIC FUND, L.P.
By:	MPM BioVentures IV GP LLC, its General Partner
By:	MPM BioVentures IV LLC, its Managing Member

By:	/s/ Ansbert K. Gadicke
Ansbert K. Gadicke, Member

HEALTHCARE PRIVATE EQUITY LIMITED PARTNERSHIP
acting by its general partner, Waverley Healthcare Private Equity Limited

By:	/s/ Archie Struthers
Name: Archie Struthers
Title: Director

Exhibit 10.3

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND LAWS OR PURSUANT TO RULE 144 AND EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAWS, OR, SUBJECT TO SECTION 5.3 HEREOF, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE SERIES A-1 CONVERTIBLE PREFERRED STOCK

Issuer: Radius Health, Inc.
Number of Shares: 818
Class of Stock: Series A-1 Convertible Preferred Stock, par value $.0001 per share
Exercise Price: $81.42 per share, subject to adjustment
Issue Date: November 18, 2011
Expiration Date: November 18, 2016

FOR THE AGREED UPON VALUE of $1.00, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this Warrant is issued to LEERINK SWANN LLC (together with its successors and permitted assigns, “Holder”) by RADIUS HEALTH, INC., a Delaware corporation (the “Company”).

Subject to the terms and conditions hereinafter set forth, the Holder is entitled upon surrender of this Warrant and a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 (the “Notice of Exercise”), at the principal office of the Company, 201 Broadway, 6th Floor, Cambridge, Massachusetts 02139, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company up to eight hundred eighteen (818) of fully paid and non-assessable shares (the “Shares”) of the Company’s Series A-1 Convertible Preferred Stock, $.0001 par value per share (the “Class”), at a purchase price per Share of eighty one dollars and 42/100 ($81.42) (the “Exercise Price”). Subject to the terms and conditions hereinafter set forth, this Warrant may be exercised in whole or in part at any time and from time to time until 5:00 PM, Eastern time, on the Expiration Date set forth above, and shall be void thereafter. Until such time as this Warrant is exercised in full or expires, the Exercise Price and the number of Shares are subject to adjustment from time to time as hereinafter provided. This Warrant is issued in connection with that certain letter agreement dated September 24, 2010 by and between the Company and the Holder (the “Agreement”). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Notwithstanding the foregoing definition of Class, upon and after the automatic or voluntary conversion, redemption or retirement of all (but not less than all) of the outstanding shares of such Class, including without limitation the Company’s initial registered underwritten public offering and sale of its securities (“IPO”), then from and after the date upon which all such outstanding shares have been so converted, redeemed or retired, “Class” shall mean the Company’s common stock, $.0001 par value per share (“Common Stock”), and this Warrant shall be exercisable for such number of shares of Common Stock as shall equal the number of shares of Common Stock into which the Shares would have been converted pursuant to the Company’s Certificate of Incorporation, as amended from time to time, including without limitation the Certificate of Designations, if any, applicable to the same class or series of preferred stock as the Shares (the “Certificate”) had the Shares been issued and outstanding immediately prior to such conversion, redemption or retirement, and the Exercise Price shall be the Common Stock conversion price as determined pursuant to the Certificate immediately prior to such conversion, redemption or retirement (all subject to further adjustment as provided herein).

ARTICLE 1. EXERCISE.

1.1           Method of Exercise. The Holder may exercise this Warrant by delivering this Warrant together with a duly executed Notice of Exercise to the principal office of the Company. Unless the Holder is exercising the conversion right set forth in Section 1.2, the Holder shall also deliver to the Company a check for the aggregate Exercise Price for the Shares being purchased.

1.2           Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, the Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined as follows:

X = Y (A-B)/A

where:

X = the number of Shares to be issued to the Holder.

Y = the number of Shares with respect to which this Warrant is being exercised.

A = the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share.

B = the Exercise Price.

1.3           Fair Market Value.

1.3.1        If the Company’s Common Stock is traded in a public market on a nationally recognized securities exchange or over the counter market and the Shares are

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Common Stock, the fair market value of each Share shall be the closing price of a Share reported for the business day immediately preceding the date of Holder’s Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company’s initial public offering, the “price to public” per share price specified in the final prospectus relating to such offering). If the Company’s Common Stock is traded in a public market on a nationally recognized securities exchange or over the counter market and the Shares are preferred stock, the fair market value of a Share shall be the closing price of a share of the Company’s Common Stock reported for the business day immediately preceding the date of Holder’s Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company’s initial public offering, the initial “price to public” per share price specified in a final prospectus relating to such offering), in both cases, multiplied by the number of shares of the Company’s Common Stock into which a Share is convertible.

1.3.2        If shares of the Class (or shares of the Company’s stock into which shares of the Class are convertible or exchangeable) are not traded on a nationally recognized securities exchange or over the counter market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.4           Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company at its sole expense shall promptly deliver to Holder (i) certificates for the Shares acquired upon such exercise, and (ii) if this Warrant has not been fully exercised or converted and has not expired, a new warrant of like tenor representing the Shares for which this Warrant is still exercisable.

1.5           Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6           Assumption/Repurchase on Sale, Merger, or Consolidation of the Company.

1.6.1        “Acquisition”. For the purpose of this Warrant, “Acquisition” means any sale, assignment, transfer, exclusive license, or other disposition of all or substantially all of the assets of the Company, or any acquisition, reorganization, consolidation, or merger of the Company where the holders of the Company’s outstanding voting equity securities immediately prior to the transaction (i) receive cash, stock, securities or other property in respect of or in exchange for such voting equity securities pursuant to any of the transactions referred to in the foregoing provisions of this Section 1.6.1, and (ii) in the event that such transaction consists of any acquisition, reorganization, consolidation or merger of the Company, beneficially own less than a majority of the outstanding voting equity securities of the surviving or successor entity immediately following the transaction.

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1.6.2        Assumption of Warrant. Upon the closing of any Acquisition (other than an Acquisition in which the consideration received by the Company’s stockholders consists solely of cash, debt securities or a combination of cash and debt securities), and as a condition precedent thereto, the successor or surviving entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Exercise Price shall be adjusted accordingly, and the Exercise Price and number and class of Shares shall continue to be subject to adjustment from time to time in accordance with the provisions hereof.

1.6.3        Purchase Right. Notwithstanding the foregoing, upon the closing of any Acquisition in which the consideration paid to the Company or stockholders is cash or cash equivalents, at the election of Holder, the Company shall purchase the unexercised portion of this Warrant for cash for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration for the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less (b) the aggregate Exercise Price of the Shares, but in no event less than zero.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1           Dividends, Splits, Etc.         If the Company declares or pays a dividend on the outstanding shares of the Class, payable in Common Stock, other securities or any type of property, or subdivides the outstanding shares of the Class into a greater number of shares of the Class, or subdivides the shares of the Class in a transaction that increases the amount of Common Stock into which such shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities or property to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2           Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, reorganization or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, reorganization or other event. The Company or its successor shall promptly issue to Holder a new warrant of like tenor for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, reorganizations or other events.

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2.3           Adjustments for Combinations, Etc. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares issuable upon exercise or conversion of this Warrant shall be proportionately decreased.

2.4           No Impairment. The Company shall not, by amendment of the Certificate or its by-laws or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.

2.5           Adjustments for Dilutive Issuances. The Conversion Price (as defined in the Certificate) with respect to the Class is subject to adjustment for Dilutive Issuances (as defined in the Certificate) in accordance with Section 7(e)(i) of Part A of Article III of the Certificate.

2.6           Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise or conversion of this Warrant, the Company shall eliminate such fractional Share interest by paying Holder an amount computed by multiplying such fractional interest by the Fair Market Value (determined in accordance with Section 1.3 above) of one Share.

2.7           Certificate as to Adjustments. Upon each adjustment of the Exercise Price, number or class of Shares or number of shares of Common Stock or other securities for which the Shares are convertible or exchangeable, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its chief financial officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall at any time and from time to time, upon written request, furnish Holder with a certificate setting forth the Exercise Price, number and class of Shares and conversion ratio in effect upon the date thereof and the series of adjustments leading to such Exercise Price, number and class of Shares and conversion ratio.

ARTICLE 3. COVENANTS OF THE COMPANY.

3.1           Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its capital stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of any of its securities; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the

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Company’s securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of securities of the Company shall be entitled to receive such dividend, distribution or rights) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of securities of the Company will be entitled to exchange their securities of the Company for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

ARTICLE 4. REPRESENTATIONS OF THE HOLDER

4.1           Purchase for Investment.  The Holder represents and warrants that it is acquiring the Warrant, and upon exercise will hold the Shares, solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Shares in violation of the Securities Act. The Holder also represents that the entire legal and beneficial interests of the Warrant and Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2           Securities Not Registered.  The Holder understands that the Warrant has not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, it has in mind merely acquiring the securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Holder has no such intention.

4.3           Securities to be Held Indefinitely.  The Holder recognizes that the Warrant and Shares being acquired by it must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that except as expressly set forth herein, the Company has no obligation to register the Warrant or to comply with any exemption from such registration.

4.4           Rule 144. The Holder is aware that neither the Warrant nor the Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the Holder has held the Shares for at least one year.

ARTICLE 5. MISCELLANEOUS.

5.1           Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the Fair Market Value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it

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shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

5.2           Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND LAWS OR PURSUANT TO RULE 144 AND EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAW, OR, SUBJECT TO SECTION 5.3 OF THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE COMPANY TO LEERINK SWAN LLC DATED AS OF MAY 17, 2011, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

5.3           Compliance with Securities Laws on Transfer. This Warrant and the Shares (and the securities, if any, issued and issuable, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, or if (a) there is no material question as to the availability of current information as referenced in Rule 144(c), (b) Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, (c) the selling broker represents that it has complied with Rule 144(f), and (d) the Company is provided with a copy of Holder’s notice of proposed sale.

5.4           Transfer Procedure. Following its receipt of this executed Warrant, Holder may, subject to Section 5.3 above and the last sentence of this Section 5.4, transfer all or part of this Warrant and/or the Shares (or the securities, if any, issued and issuable upon conversion of the Shares) at any time and from time to time by giving the Company notice of the portion of the Warrant and/or Shares (or the securities, if any, issued and issuable upon conversion of the Shares) being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); provided, that at all times prior to the Company’s IPO, Holder shall not, without the prior written consent of the Company, transfer this Warrant (or any part hereof), any Shares, or any securities issued or issuable upon conversion of the Shares, to any person who directly competes with the Company, unless such transfer is in connection with an Acquisition of

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the Company by any such person or the stock of the transferee is publicly traded. Any transferee (including, without limitation, any affiliate of Holder) shall execute and deliver an Instrument of Adherence, in the form attached as Appendix 2 hereto (an “Instrument of Adherence”), to that certain Amended and Restated Stockholders’ Agreement, dated as of May 17, 2011, by and among the Company and the stockholder parties thereto, as amended from time to time.

5.5           Effect of Violation of Transfer Restrictions; Preventive Measures. Any offer, sale, assignment, transfer, endorsement, pledge, mortgage, hypothecation, or other conveyance or disposition of all or any portion of this Warrant or any Shares issued from time to time upon exercise of this Warrant, or of any interest in this Warrant or any of such Shares, in violation of this Section 5 shall be null and void. The Company may make a notation on its records or give instructions to any of its transfer agents in order to implement the restrictions on transfer set forth in this Section 5.

5.6           Warrant Binding Upon Assignee or Successor. The terms and conditions of this Warrant shall be binding upon any permitted assignee and successor of the Holder. Any such successor or assignee shall be obligated to and shall immediately execute an instrument which provides that such party is bound under the terms of this Warrant. Any transfer, assignment or other disposition without such execution by the proposed transferee, assignee or successor shall be null and void.

5.7           No Rights as Stockholder. The Holder shall not be entitled to vote or to receive dividends or to be deemed the holder of shares of the Company’s capital stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until the Holder shall have exercised the Warrant and shall have been issued Shares in accordance with the provisions hereof.

5.8           Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally, or mailed by first-class registered or certified mail, postage prepaid, or sent via reputable overnight courier service, fee prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time, but in all cases, unless instructed in writing otherwise, the Company shall deliver a copy of all notices to Holder to Leerink Swann LLC, One Federal Street, 37th Floor, Boston, Massachusetts 02110, Attention Donald D. Notman, Jr.

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5.9           Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.10         Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.11         Survival of Representations, Warranties and Agreements. All representations and warranties of the Company contained herein shall survive the date of this Warrant, the exercise or conversion of this Warrant (or any part hereof) and/or the termination or expiration of rights hereunder. All agreements of the Company contained herein shall survive indefinitely until, by their respective terms, they are no longer operative. The obligations of the Holder (and/or of any transferee of the Warrant or any Shares issued from time to time upon exercise of this Warrant) shall, with respect to any Shares issued upon exercise of this Warrant, survive the exercise, expiration or other termination, or transfer, of this Warrant indefinitely.

5.12         Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.13         Governing Law. This Warrant shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to its principles regarding conflicts of law.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Series A-1 Convertible Preferred Stock to be executed as an instrument under seal by its duly authorized representative as of the date first above written.

“COMPANY”

RADIUS HEALTH, INC.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

S-1

APPENDIX 1

NOTICE OF EXERCISE

1.             The undersigned hereby elects to purchase               shares of the                          stock of                                      pursuant to Section 1.1 of the attached Warrant, and tenders herewith payment of the Exercise Price of such shares in full.

1.             The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in Section 1.2 of the attached Warrant. This conversion is exercised with respect to                          of shares of the                                                  Stock of                                       .

[Strike paragraph that does not apply.]

2.             Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

3.             The undersigned represents it is acquiring the Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

(Signature)

(Date)

APPENDIX 2

Instrument of Adherence to
Amended and Restated
Stockholders’ Agreement
dated May 17, 2011

                            , 20

Reference is hereby made to that certain AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated the 17th day of May, 2011, entered into by and among Radius Health, Inc., a Delaware corporation (the “Corporation”), and the Stockholder parties thereto, as amended from time to time (the “Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of up to 818 shares of Series A-1 Preferred Stock issuable upon exercise of that certain Warrant to Purchase Series A-1 Convertible Preferred Stock, dated November 18, 2011, held by the undersigned as of the date hereof (the “Warrant”) and all other shares of the Corporation’s capital stock hereinafter acquired, hereby agrees that, from and after the date of exercise of the Warrant and the resulting issuance by the Corporation of any shares of Series A-1 Preferred Stock (or shares of Common Stock issuable upon conversion of such shares of Series A-1 Preferred Stock) to the New Stockholder Party, the undersigned has become a Stockholder party to the Agreement in the capacity of a Stockholder, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to such Stockholder parties and shall be deemed to have made all of the representations and warranties made by such Stockholder parties thereunder. This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed as of the date set forth above.

Print Name:

Signature:

Accepted:

RADIUS HEALTH, INC.

By:
Name:
Title:

Exhibit 10.4

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND LAWS OR PURSUANT TO RULE 144 AND EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAWS, OR, SUBJECT TO SECTION 5.3 HEREOF, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE SERIES A-1 CONVERTIBLE PREFERRED STOCK

Issuer:  Radius Health, Inc.
Number of Shares:  818
Class of Stock: Series A-1 Convertible Preferred Stock, par value $.0001 per share
Exercise Price:  $81.42 per share, subject to adjustment
Issue Date:  December 14, 2011
Expiration Date: December 14, 2016

FOR THE AGREED UPON VALUE of $1.00, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this Warrant is issued to LEERINK SWANN LLC (together with its successors and permitted assigns, “Holder”) by RADIUS HEALTH, INC., a Delaware corporation (the “Company”).

Subject to the terms and conditions hereinafter set forth, the Holder is entitled upon surrender of this Warrant and a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 (the “Notice of Exercise”), at the principal office of the Company, 201 Broadway, 6th Floor, Cambridge, Massachusetts 02139, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company up to eight hundred eighteen (818) of fully paid and non-assessable shares (the “Shares”) of the Company’s Series A-1 Convertible Preferred Stock, $.0001 par value per share (the “Class”), at a purchase price per Share of eighty one dollars and 42/100 ($81.42) (the “Exercise Price”).  Subject to the terms and conditions hereinafter set forth, this Warrant may be exercised in whole or in part at any time and from time to time until 5:00 PM, Eastern time, on the Expiration Date set forth above, and shall be void thereafter.  Until such time as this Warrant is exercised in full or expires, the Exercise Price and the number of Shares are subject to adjustment from time to time as hereinafter provided.  This Warrant is issued in connection with that certain letter agreement dated September 24, 2010 by and between the Company and the Holder (the “Agreement”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Notwithstanding the foregoing definition of Class, upon and after the automatic or voluntary conversion, redemption or retirement of all (but not less than all) of the outstanding shares of such Class, including without limitation the Company’s initial registered underwritten public offering and sale of its securities (“IPO”), then from and after the date upon which all such outstanding shares have been so converted, redeemed or retired, “Class” shall mean the Company’s common stock, $.0001 par value per share (“Common Stock”), and this Warrant shall be exercisable for such number of shares of Common Stock as shall equal the number of shares of Common Stock into which the Shares would have been converted pursuant to the Company’s Certificate of Incorporation, as amended from time to time, including without limitation the Certificate of Designations, if any, applicable to the same class or series of preferred stock as the Shares (the “Certificate”) had the Shares been issued and outstanding immediately prior to such conversion, redemption or retirement, and the Exercise Price shall be the Common Stock conversion price as determined pursuant to the Certificate immediately prior to such conversion, redemption or retirement (all subject to further adjustment as provided herein).

ARTICLE 1.  EXERCISE.

1.1           Method of Exercise.  The Holder may exercise this Warrant by delivering this Warrant together with a duly executed Notice of Exercise to the principal office of the Company.  Unless the Holder is exercising the conversion right set forth in Section 1.2, the Holder shall also deliver to the Company a check for the aggregate Exercise Price for the Shares being purchased.

1.2           Conversion Right.  In lieu of exercising this Warrant as specified in Section 1.1, the Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined as follows:

X = Y (A-B)/A

where:

X = the number of Shares to be issued to the Holder.

Y = the number of Shares with respect to which this Warrant is being exercised.

A = the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share.

B = the Exercise Price.

1.3           Fair Market Value.

1.3.1        If the Company’s Common Stock is traded in a public market on a nationally recognized securities exchange or over the counter market and the Shares are

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Common Stock, the fair market value of each Share shall be the closing price of a Share reported for the business day immediately preceding the date of Holder’s Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company’s initial public offering, the “price to public” per share price specified in the final prospectus relating to such offering).  If the Company’s Common Stock is traded in a public market on a nationally recognized securities exchange or over the counter market and the Shares are preferred stock, the fair market value of a Share shall be the closing price of a share of the Company’s Common Stock reported for the business day immediately  preceding the date of Holder’s Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company’s initial public offering, the initial “price to public” per share price specified in a final prospectus relating to such offering), in both cases, multiplied by the number of shares of the Company’s Common Stock into which a Share is convertible.

1.3.2        If shares of the Class (or shares of the Company’s stock into which shares of the Class are convertible or exchangeable) are not traded on a nationally recognized securities exchange or over the counter market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.4           Delivery of Certificate and New Warrant.  Promptly after Holder exercises or converts this Warrant, the Company at its sole expense shall promptly deliver to Holder (i) certificates for the Shares acquired upon such exercise, and (ii) if this Warrant has not been fully exercised or converted and has not expired, a new warrant of like tenor representing the Shares for which this Warrant is still exercisable.

1.5           Replacement of Warrants.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6           Assumption/Repurchase on Sale, Merger, or Consolidation of the Company.

1.6.1        “Acquisition”.  For the purpose of this Warrant, “Acquisition” means any sale, assignment, transfer, exclusive license, or other disposition of all or substantially all of the assets of the Company, or any acquisition, reorganization, consolidation, or merger of the Company where the holders of the Company’s outstanding voting equity securities immediately prior to the transaction (i) receive cash, stock, securities or other property in respect of or in exchange for such voting equity securities pursuant to any of the transactions referred to in the foregoing provisions of this Section 1.6.1, and (ii) in the event that such transaction consists of any acquisition, reorganization, consolidation or merger of the Company, beneficially own less than a majority of the outstanding voting equity securities of the surviving or successor entity immediately following the transaction.

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1.6.2        Assumption of Warrant.  Upon the closing of any Acquisition (other than an Acquisition in which the consideration received by the Company’s stockholders consists solely of cash, debt securities or a combination of cash and debt securities), and as a condition precedent thereto, the successor or surviving entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing.  The Exercise Price shall be adjusted accordingly, and the Exercise Price and number and class of Shares shall continue to be subject to adjustment from time to time in accordance with the provisions hereof.

1.6.3        Purchase Right.  Notwithstanding the foregoing, upon the closing of any Acquisition in which the consideration paid to the Company or stockholders is cash or cash equivalents, at the election of Holder, the Company shall purchase the unexercised portion of this Warrant for cash for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration for the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less (b) the aggregate Exercise Price of the Shares, but in no event less than zero.

ARTICLE 2.  ADJUSTMENTS TO THE SHARES.

2.1           Dividends, Splits, Etc.   If the Company declares or pays a dividend on the outstanding shares of the Class, payable in Common Stock, other securities or any type of property, or subdivides the outstanding shares of the Class into a greater number of shares of the Class, or subdivides the shares of the Class in a transaction that increases the amount of Common Stock into which such shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities or property to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2           Reclassification, Exchange or Substitution.  Upon any reclassification, exchange, substitution, reorganization or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, reorganization or other event.  The Company or its successor shall promptly issue to Holder a new warrant of like tenor for such new securities or other property.  The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new warrant.  The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, reorganizations or other events.

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2.3           Adjustments for Combinations, Etc.  If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares issuable upon exercise or conversion of this Warrant shall be proportionately decreased.

2.4           No Impairment.  The Company shall not, by amendment of the Certificate or its by-laws or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.

2.5           Adjustments for Dilutive Issuances.  The Conversion Price (as defined in the Certificate) with respect to the Class is subject to adjustment for Dilutive Issuances (as defined in the Certificate) in accordance with Section 7(e)(i) of Part A of Article III of the Certificate.

2.6           Fractional Shares.  No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.  If a fractional Share interest arises upon any exercise or conversion of this Warrant, the Company shall eliminate such fractional Share interest by paying Holder an amount computed by multiplying such fractional interest by the Fair Market Value (determined in accordance with Section 1.3 above) of one Share.

2.7           Certificate as to Adjustments.  Upon each adjustment of the Exercise Price, number or class of Shares or number of shares of Common Stock or other securities for which the Shares are convertible or exchangeable, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its chief financial officer setting forth such adjustment and the facts upon which such adjustment is based.  The Company shall at any time and from time to time, upon written request, furnish Holder with a certificate setting forth the Exercise Price, number and class of Shares and conversion ratio in effect upon the date thereof and the series of adjustments leading to such Exercise Price, number and class of Shares and conversion ratio.

ARTICLE 3.  COVENANTS OF THE COMPANY.

3.1           Notice of Certain Events.  If the Company proposes at any time (a) to declare any dividend or distribution upon any of  its capital stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of any of its securities; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the

5

Company’s securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of securities of the Company shall be entitled to receive such dividend, distribution or rights) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of securities of the Company will be entitled to exchange their securities of the Company for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

ARTICLE 4.  REPRESENTATIONS OF THE HOLDER

4.1           Purchase for Investment.  The Holder represents and warrants that it is acquiring the Warrant, and upon exercise will hold the Shares, solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Shares in violation of the Securities Act.  The Holder also represents that the entire legal and beneficial interests of the Warrant and Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2           Securities Not Registered.  The Holder understands that the Warrant has not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Company is to be effected.  The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, it has in mind merely acquiring the securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.  The Holder has no such intention.

4.3           Securities to be Held Indefinitely.  The Holder recognizes that the Warrant and Shares being acquired by it must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Holder recognizes that except as expressly set forth herein, the Company has no obligation to register the Warrant or to comply with any exemption from such registration.

4.4           Rule 144.  The Holder is aware that neither the Warrant nor the Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the Holder has held the Shares for at least one year.

ARTICLE 5.  MISCELLANEOUS.

5.1           Automatic Conversion upon Expiration.  In the event that, upon the Expiration  Date, the Fair Market Value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it

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shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

5.2           Legends.  This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND LAWS OR PURSUANT TO RULE 144 AND EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAW, OR, SUBJECT TO SECTION 5.3 OF THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE COMPANY TO LEERINK SWAN LLC DATED AS OF MAY 17, 2011, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

5.3           Compliance with Securities Laws on Transfer.  This Warrant and the Shares (and the securities, if any, issued and issuable, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).  The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, or if (a) there is no material question as to the availability of current information as referenced in Rule 144(c), (b) Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, (c) the selling broker represents that it has complied with Rule 144(f), and (d) the Company is provided with a copy of Holder’s notice of proposed sale.

5.4           Transfer Procedure.  Following its receipt of this executed Warrant, Holder may, subject to Section 5.3 above and the last sentence of this Section 5.4, transfer all or part of this Warrant and/or the Shares (or the securities, if any, issued and issuable upon conversion of the Shares) at any time and from time to time by giving the Company notice of the portion of the Warrant and/or Shares (or the securities, if any, issued and issuable upon conversion of the Shares) being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); provided, that at all times prior to the Company’s IPO, Holder shall not, without the prior written consent of the Company, transfer this Warrant (or any part hereof), any Shares, or any securities issued or issuable upon conversion of the Shares, to any person who directly competes with the Company, unless such transfer is in connection with an Acquisition of

7

the Company by any such person or the stock of the transferee is publicly traded.  Any transferee (including, without limitation, any affiliate of Holder) shall execute and deliver an Instrument of Adherence, in the form attached as Appendix 2 hereto (an “Instrument of Adherence”), to that certain Amended and Restated Stockholders’ Agreement, dated as of May 17, 2011, by and among the Company and the stockholder parties thereto, as amended from time to time.

5.5           Effect of Violation of Transfer Restrictions; Preventive Measures.  Any offer, sale, assignment, transfer, endorsement, pledge, mortgage, hypothecation, or other conveyance or disposition of all or any portion of this Warrant or any Shares issued from time to time upon exercise of this Warrant, or of any interest in this Warrant or any of such Shares, in violation of this Section 5 shall be null and void.  The Company may make a notation on its records or give instructions to any of its transfer agents in order to implement the restrictions on transfer set forth in this Section 5.

5.6           Warrant Binding Upon Assignee or Successor.  The terms and conditions of this Warrant shall be binding upon any permitted assignee and successor of the Holder.  Any such successor or assignee shall be obligated to and shall immediately execute an instrument which provides that such party is bound under the terms of this Warrant.  Any transfer, assignment or other disposition without such execution by the proposed transferee, assignee or successor shall be null and void.

5.7           No Rights as Stockholder.  The Holder shall not be entitled to vote or to receive dividends or to be deemed the holder of shares of the Company’s capital stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until the Holder shall have exercised the Warrant and shall have been issued Shares in accordance with the provisions hereof.

5.8           Notices.  All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally, or mailed by first-class registered or certified mail, postage prepaid, or sent via reputable overnight courier service, fee prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time, but in all cases, unless instructed in writing otherwise, the Company shall deliver a copy of all notices to Holder to Leerink Swann LLC, One Federal Street, 37th Floor, Boston, Massachusetts 02110, Attention Donald D. Notman, Jr.

8

5.9           Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.10         Attorneys Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.11         Survival of Representations, Warranties and Agreements.  All representations and warranties of the Company contained herein shall survive the date of this Warrant, the exercise or conversion of this Warrant (or any part hereof) and/or the termination or expiration of rights hereunder.  All agreements of the Company contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.  The obligations of the Holder (and/or of any transferee of the Warrant or any Shares issued from time to time upon exercise of this Warrant) shall, with respect to any Shares issued upon exercise of this Warrant, survive the exercise, expiration or other termination, or transfer, of this Warrant indefinitely.

5.12         Counterparts.  This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.13         Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to its principles regarding conflicts of law.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

9

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Series A-1 Convertible Preferred Stock to be executed as an instrument under seal by its duly authorized representative as of the date first above written.

“COMPANY”

RADIUS HEALTH, INC.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

S-1

APPENDIX 1

NOTICE OF EXERCISE

1.             The undersigned hereby elects to purchase               shares of the                          stock of                                      pursuant to Section 1.1 of the attached Warrant, and tenders herewith payment of the Exercise Price of such shares in full.

1.             The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in Section 1.2 of the attached Warrant.  This conversion is exercised with respect to                          of shares of the                                                  Stock of                                       .

[Strike paragraph that does not apply.]

2.             Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

3.             The undersigned represents it is acquiring the Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

(Signature)

(Date)

APPENDIX 2

Instrument of Adherence to
Amended and Restated
Stockholders’ Agreement
dated May 17, 2011

                            , 20

Reference is hereby made to that certain AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated the 17th day of May, 2011, entered into by and among Radius Health, Inc., a Delaware corporation (the “Corporation”), and the Stockholder parties thereto, as amended from time to time (the “Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of up to 818 shares of Series A-1 Preferred Stock issuable upon exercise of that certain Warrant to Purchase Series A-1 Convertible Preferred Stock, dated December 14, 2011, held by the undersigned as of the date hereof (the “Warrant”) and all other shares of the Corporation’s capital stock hereinafter acquired, hereby agrees that, from and after the date of exercise of the Warrant and the resulting issuance by the Corporation of any shares of Series A-1 Preferred Stock (or shares of Common Stock issuable upon conversion of such shares of Series A-1 Preferred Stock) to the New Stockholder Party, the undersigned has become a Stockholder party to the Agreement in the capacity of a Stockholder, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to such Stockholder parties and shall be deemed to have made all of the representations and warranties made by such Stockholder parties thereunder.  This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed as of the date set forth above.

Print Name:

Signature:

Accepted:
RADIUS HEALTH, INC.

By:
Name:
Title:

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  December 15, 2011

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

 (Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2011, Radius Health, Inc. (“Radius” or the “Company”) entered into an amendment (the “Ipsen Amendment”) to the Pharmaceutical Development Agreement (the “Pharmaceutical Development Agreement”), dated as of January 2, 2006, as amended on each of January 1, 2007, January 1, 2009 and June 16, 2010, between the Company and Beaufour Ipsen Industrie SAS.  The Pharmaceutical Development Agreement is contemplated by the terms of that certain License Agreement (the “License Agreement”), entered into as of September 27, 2005, between the Company and SCRAS SAS, a French corporation on behalf of itself and its affiliates (collectively, “Ipsen”).

The Pharmaceutical Development Agreement provides for the supply of quantities of licensed product for use in certain clinical trials. Beaufour Ipsen Industrie SAS is responsible for the supply of the Company’s BA058 Injection product in liquid form in a multi-dose cartridge for use in a pen delivery device. The multi-dose cartridges are manufactured for Beaufour Ipsen Industrie SAS by VETTER Pharma Ferigung GmbH & Co (“Vetter”) under a separate agreement between those parties, and the BA058 active pharmaceutical ingredient is manufactured by Lonza Group Ltd. (“Lonza”) for Radius and is delivered to Vetter for vialing in the multi-dose cartridges. The Pharmaceutical Development Agreement expires upon the completion of the work plan entered into thereunder (the “Work Plan”) unless it is sooner terminated. Pursuant to the Ipsen Amendment, Radius and Beaufour Ipsen Industrie SAS have agreed to further extend the duration and scope of the Work Plan such that Beaufour Ipsen Industrie SAS will test and release extra Phase III batches and run stability studies for an aggregate additional cost of up to €290,000.

The preceding descriptions of the License Agreement, the Pharmaceutical Development Agreement, the Work Plan and the Ipsen Amendment are qualified in their entirety by reference to the full text of the License Agreement, the Pharmaceutical Development Agreement, the Work Plan and the Ipsen Amendment, copies of which were filed as or included with Exhibits to the Company’s Current Report on Form 8-K/A filed on October 24, 2011 or are filed as an Exhibit to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 21, 2011

Radius Health, Inc.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

3

EXHIBIT INDEX

Exhibit	Description

10.1*	Amendment No. 4 to Pharmaceutical Development Agreement, entered into as of December 15, 2011, by and between the Company and Beaufour Ipsen Industrie S.A.S.

*Confidential treatment has been requested with respect to portions of this exhibit.  Redacted portions of this exhibit have been filed separately with the Securities and Exchange Commission.

4

Exhibit 10.1

STRICTLY CONFIDENTIAL

Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

Execution Copy

AMENDMENT N°4 TO PHARMACEUTICAL DEVELOPMENT AGREEMENT

BETWEEN:

BEAUFOUR IPSEN INDUSTRIE S.A.S., a French corporation incorporated under the laws of France, located at rue d’Ethe Virton, 28100, France, duly represented by Jean-Pierre Dubuc, President,

hereinafter referred to as “Ipsen”, on the one hand,

AND

RADIUS HEALTH Inc., a United-States corporation incorporated under the laws of the State of Delaware, United Sates, with its principal office at 300 Technology Square-5th Floor, Cambridge, MA, USA and formerly known as Nuvios, Inc., duly represented by Richard Lyttle, Chief Executive Officer, hereinafter referred to as “Radius”, on the other hand.

WHEREAS

A.                                   Ipsen and Radius are parties to that certain License Agreement dated September 27, 2005 (the “License Agreement”).

B.                                     Within the framework of the License Agreement, Ipsen and Radius have entered into a pharmaceutical development agreement to develop a multidose injection for BIM 44058 dated as of January 2, 2006 (the “Pharmaceutical Development Agreement”) pursuant to which Ipsen performs certain research and development tasks and activities in view of developing a new formulation of Licensed Compound and/or Licensed Product.

C.                                     Ipsen and Radius have decided to further extend the duration and the scope of the Work Plan and to provide for the consideration relating to such an extension under an amendment to the Pharmaceutical Development Agreement (“Amendment n°1”).

D.                                    Radius has requested, and Ipsen had agreed to manufacture some further stability batches and therefore to further extend the duration and the scope of the Work Plan under a second amendment to the Pharmaceutical Development Agreement (“Amendment n°2”).

E.                                      Radius has requested, and Ipsen had agreed to manufacture Phase III batches and to upgrade analytical methods to NDA filing levels for purity/impurities testing to meet full ICH requirements and therefore to further extend the duration and the scope of the Work Plan under a third amendment to the Pharmaceutical Development Agreement (“Amendment n°3”).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

F.                                      Radius has requested, and Ipsen had agreed to manufacture, test and release extra Phase III batches and run stability studies and therefore to further extend the duration and the scope of the Work Plan under a fourth amendment to the Pharmaceutical Development Agreement (this “Amendment n°4”).

NOW, THEREFORE, in consideration of the premises and the performance of the covenants herein contained, IT IS AGREED AS FOLLOWS:

1.              In this Amendment n°4, unless otherwise expressly provided herein, the capitalized words and phrases shall have the same meaning as in the Pharmaceutical Development Agreement and in Amendment n°1, Amendment n°2 and Amendment n°3.

2.              The Work Plan is amended so as to include the work described in Appendix A to this Amendment n°4 (the “Fourth Extended Work Plan”). For clarity, all references to the Work Plan in the Pharmaceutical Development Agreement shall be deemed to include all work described in the Extended Work Plan, the Reduced Second Extended Work Plan, the Third Extended Work Plan as well as the work described in the Original Work Plan. Should Radius wish Ipsen to perform any other work in addition to the activities described in the Fourth Extended Work Plan, Radius and Ipsen shall enter into a new agreement or amendment.

3.              Timelines described in Appendix A are subject to the execution by Ipsen of an amendment to its existing agreement with Vetter.

4.              Activities related to the manufacture of additional Phase III clinical batches by Vetter and tested by Ipsen in 2011 or 2012 and any batch Scale Up Plans in the Fourth Extended Work Plan as identified in paragraphs 2 and 3 of Appendix A shall not be commenced by Ipsen unless authorized in writing by Nick Harvey, Chief Financial Officer of Radius or other representative designated in writing by Radius.

5.              Payments

(a)          Subject to any modification of the budget included in the Fourth Extended Work Plan to be prior agreed in writing by the parties by Aidan Murphy, Senior Vice-President, CMC and Engineering for Ipsen and by Nick Harvey, Chief Financial Officer for Radius or by any other representative designated by the relevant Party, the total amount to be paid by Radius to Ipsen in connection with the research activities and tasks pursuant to the Fourth Extended Work Plan and this Amendment n°4 shall be as specified in the here attached Appendix A.

Such total amount includes all costs in connection with such research activities, including costs of materials, supplies, services, personnel, subcontractors and overhead, regardless of whether such research activities are performed by Ipsen or by a subcontractor or both. The budget included in the Fourth Extended Work Plan as described in Appendix A to this Amendment n°4 shows the breakdown by calendar quarter of such total amounts in Euros.

(b)         Ipsen shall invoice Radius no later than thirty (30) days after the end of each calendar quarter for the amount corresponding to actual FTE time spent as per timesheets incurred plus actual external cost bills received and approved by Ipsen during the elapsed quarter, as shall in each case be reported in reasonable detail on the invoice annex. Radius shall make payment of each invoice within thirty (30) days after receipt thereof in Euros.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

(c)          Without the prior written consent of Radius, in no event shall Ipsen invoice Radius for an amount due in respect of any calendar year that is greater than the amount budgeted for such calendar year in the Fourth Extended Work Plan plus the ten percent (10%) limit defined in article 4(d) of this Amendment n°4. In addition, and notwithstanding anything expressed or implied in this Amendment n°4 to the contrary (including without limitation, the Fourth Extended Work Plan), in no event shall Radius have any obligation to make payments to Ipsen pursuant to this Amendment n°4 for any work done by Ipsen at any time after December 31, 2014 unless Radius shall have authorized in writing any such work.

Radius shall pay for all work in respect of which Ipsen has entered into legally binding commitments with subcontractors and which occurs before December 31, 2014, that may not be cancelled by Ipsen without incurring penalties, provided that all of such work is within the framework of the Fourth Extended Work Plan and the cost of such work is within the budget included in the Fourth Extended Work Plan.

The remaining samples from stability studies will be made available for Radius to ship to Radius nominated contract laboratory by December 31, 2014. Should Radius request in writing that Ipsen conduct work on Radius behalf, Ipsen will be under no obligation to conduct such work.

(d)         Should external costs incurred by Ipsen in relation to the performance of the activities described in the Fourth Extended Work Plan be more than as specified in Appendix A hereby attached for such activities, Radius shall reimburse Ipsen such additional costs up to a maximum of ten percent (10%) of the relevant annual amount described in Appendix A for the performance of the specific tasks that resulted in such additional costs. In addition, should internal costs incurred by Ipsen in relation to performance of the Fourth Extended Work Plan be more than as specified in Appendix A due to an increase in the number of FTE’s required (but not the cost per FTE), Radius shall reimburse Ipsen such additional costs up to a maximum of ten percent (10%) of the relevant annual amount described in Appendix A for the performance of the specific tasks that resulted in such additional costs.  In either case, any reimbursement of costs in excess of such percentage will have to be prior agreed by Radius and, in the absence of any such prior agreement by Radius, shall be the responsibility of Ipsen. Ipsen shall use all reasonable efforts to avoid any such cost overruns.

6.              This Amendment n°4 shall enter into force retroactively upon its signature as of January 2, 2011 and shall remain in full force and in effect until complete performance of the Fourth Extended Work Plan or termination of the Pharmaceutical Development Agreement in accordance with its terms.

7.              Section 4 of Appendix A to Amendment n°3 to the Pharmaceutical Development Agreement is renumbered as Section 3, there being no Section 3 in Annex A to Amendment n°3.

8.              All other terms and conditions of the Pharmaceutical Development Agreement shall remain in full force and effect and shall apply to this Amendment n°4 which is made part of the Pharmaceutical Development Agreement.

9.             This Amendment n°4 shall be governed by, interpreted and construed in accordance with the laws of the State of New York, U.S.A., without regard to the conflicts of law principles, and shall not be governed by the United Nations Conventions of International Contracts on the Sale of Goods (the Vienna Convention).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment n°4 to be duly executed by their respective duly authorized representatives intending it to take effect as of January 2, 2011:

Date: December 7, 2011	Date: December 15, 2011

SIGNED by	SIGNED by Jean-Pierre Dubuc

/s/ B. Nicholas Harvey, CFO	/s/ Jean-Pierre Dubuc

on behalf of	as President of
RADIUS HEALTH Inc.	BEAUFOUR IPSEN INDUSTRIE S.A.S.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

APPENDIX  A

Updated CMC Activities for BA058

Phase III Supply Amendment 4

28th May 2010

Version Updated 6th October 2011

1. Summary of Work Program from 2010

Requested Manufacture of Clinical Batches 1.5 ml Cartridges x 6 completed and product supplied in late 2010, As per Proposal from 28th May

•                  Manufacturing of 6 Clinical Batches by Vetter and Tested by Ipsen

•                  Gives nominally 5,000 each, placebo and 2mg/ml cartridges

•                  Provided for clinical use by end Oct, Nov and Dec

•                  Testing, Release and Stability Testing of Phase III Lots

Upgrade of analytical methods completed and full testing and release of three lots each of active and placebo completed.

Stability testing of last lot made in 2010, set up in early 2011, so €[*] FTE costs transferred to updated 2011 costs.

Invoiced amounts for 2010 and Q1 2011 are compared with initial budgeted amounts for 2010.

Planned in 2010	Variance Vs Budget 2010		Actual 2010		Moved to 2011
Cost €000s	FTE Cost	External	FTE Cost	External	FTE Cost	External	Comments
Stability works from amendment 2	[*]	[*]	[*]	[*]
Make and test Ph III Lots 3 x 2mg/ml and 3 x Placebo	[*]	[*]	[*]	[*]			Completed; FTE costs decreased for testing m
Full ICH Stability on one 2010 Lot	[*]	[*]	[*]	[*]	[*]		Started in early 2011; €[*] transfer to 2011
Analytical Methods Upgrade	[*]	[*]	[*]	[*]			Completed as planned
IND Update	[*]	[*]	[*]	[*]			No update required
Project Management activities	[*]	[*]	[*]	[*]
SUBTOTAL	[*]	[*]	[*]	[*]	[*]	[*]
GRAND TOTAL	-111		923		57

FTE Costs	[*]	[*]	[*]	[*]	[*]	[*]
External	[*]	[*]	[*]	[*]	[*]	[*]
Total	[*]	[*]	[*]	[*]	[*]	923

Improvement in costs by €[*], from €[*] to ~€[*] achieved by simultaneous QC testing of multiple lots.  Stability costs (€[*]), initially planned for late 2010, now transferred to 2011, as lot was released very late 2010, and study set up in early 2011, rather than late 2010.  Also IND update was not required.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5

2. Updated plan for 2011-2014, for supply of Ph III lots

•                  Stability testing ongoing in 2011-2014 for

Lot Made in 2009 and Lot made in 2010

•                  Supply of additional lots from Nominal 5,000 scale cartridge lot of BA058 2mg/ml and Placebo scheduled as

One lot Placebo	week of 23rd May 2011
One lot BA058 2mg/ml	week of 6th June 2011

One lot Placebo	week of 26th Sep 2011
One lot BA 058 2mg/ml	week of 28th Sep 2011

One lot Placebo	week of 12th Dec 2011
One lot BA 058 2mg/ml	week of 19th Dec 2011

•                  Additional stability testing

On lot to be made in Sep 2011 and on lot to be made in Dec 2011

Costing included here based on 5,000 cartridge scale, under this updated schedule for Amendment 3, pending Radius decision on future scale up to larger scale batches to be included in a next Amendment.

	Amendment 3 Plan Updated for 2011 Planning	Total		2011		2012		2013		2014		2015
PROPOSED PLAN
#	Cost €000s	FTE Cost	External	FTE Cost	External	FTE Cost	External	FTE Cost	External	FTE Cost	External	FTE Cost	External
1	Stability tests ons ongoing Lots from 2009	[*]	[*]	[*]	[*]	[*]	[*]
2	Stability test Lot from Dec 2010	[*]	[*]	[*]	[*]	[*]		[*]		[*]	[*]
3	Stability on Lot to be made in Sep 2011	[*]	[*]			[*]	[*]	[*]		[*]	[*]
4	Stability on Lot to be made in Dec 2011	[*]	[*]			[*]	[*]	[*]		[*]		[*]	[*]
5	Make and test Ph III Lot (mg/ml and Placebo) - May 2011	[*]	[*]	[*]	[*]
6	Make and test Ph III Lot (mg/ml and Placebo) - Sep 2011	[*]	[*]	[*]	[*]
7	Make and test Ph III Lot (mg/ml and Placebo) - Dec 2011	[*]	[*]			[*]	[*]
8	IND update	[*]	[*]	[*]		[*]		[*]		[*]		[*]
9	Project Management activities	[*]	[*]	[*]		[*]		[*]		[*]		[*]
	SUBTOTAL	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	GRAND TOTAL	1333		552		445		140		129		67

Costs based on € 250k per FTE

3 API needed for Manufacture and Stability Testing

Based on 3 x 5000 cartridge lots, each requiring [*]g API, gives [*]g pure peptide weight, for manufacture of lots in 2011.

API should be delivered to Vetter temper evident sealed with appropriate documentation 2 months before manufacture.

Updated Schedule and Budget under Amendment 4 agreed as of January 2, 2011.

/s/ B. Nicholas Harvey	/s/ Aidan Murphy

B. N Harvey, CFO	A. Murphy, Vice President
Radius Health	CMC and Engineering, Ipsen

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): December 23, 2011

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

 (Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2011, Radius Health, Inc. (“Radius” or the “Company”) entered into Work Order No. 4 (the “Work Order No. 4”) under that certain Development and Manufacturing Services Agreement (the “Lonza Agreement”), dated October 16, 2007, between the Company and LONZA Sales Ltd. (“Lonza”).

Radius and Lonza have entered into a series of work orders under the Lonza Agreement pursuant to which Lonza has performed pharmaceutical development and manufacturing services for the active pharmaceutical ingredient of the Company’s BA058 product.  Radius pays Lonza for services rendered and deliverables delivered pursuant to these work orders on a fee for service basis as specified in the applicable work order.  Pursuant to Work Order No. 4, Lonza agreed to perform activities required for Radius’ filing of a new drug application (“NDA”) in the United States with the Food and Drug Administration and similar applications required by the European Medicines Agency and other authorities, excluding authorities in Japan, for BA058, including production of three validation batches.  These activities will provide for full process qualification and all required documentation necessary for regulatory submissions of the NDA to the FDA and the NDA equivalents to such other authorities.  The total compensation payable to Lonza from Radius for services performed under Work Order No. 4 will not exceed €363,500, plus up to €1,091,750 for the regulatory qualification and validation campaigns (based on a rate of 180 grams of product being used in connection with the activities to be conducted as part of such campaigns).

The preceding descriptions of the Lonza Agreement, Work Order No. 4 and other work orders under the Lonza Agreement are qualified in their entirety by reference to the full text of the Lonza Agreement, Work Order No. 4 and other work orders under the Lonza Agreement, copies of which were filed as Exhibits to the Company’s Current Report on Form 8-K/A filed on October 24, 2011 or are filed as an Exhibit to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 30, 2011

Radius Health, Inc.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

3

EXHIBIT INDEX

Exhibit	Description
10.1*	Work Order No. 4, dated December 23, 2011, by and between the Company and LONZA Sales Ltd.

*Confidential treatment has been requested with respect to portions of this exhibit.  Redacted portions of this exhibit have been filed separately with the Securities and Exchange Commission.

4

Exhibit 10.1

Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

WORK ORDER NO. 4

THIS WORK ORDER NO. 4 is by and between RADIUS HEALTH, INC. (“RADIUS”) and LONZA Sales Ltd, a Swiss company having an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (together with its Affiliates, “Manufacturer”), and upon execution will be incorporated into the Development and Manufacturing Services Agreement between RADIUS and Manufacturer dated October 16, 2007 (the “Agreement”). Capitalized terms in this Work Order will have the same meanings as set forth in the Agreement.

RADIUS hereby engages Manufacturer to provide Services, as follows:

1.                                      API/Drug Substance and Product.

BA058

Peptide Sequence:  H-Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-Gly-Lys-Ser-Ile-Gln-Asp-Leu-Arg-Arg-Arg-Glu-Leu-Leu-Glu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-Ala-NH2

2.                                      Services.  Manufacturer will render to RADIUS the following Services:

Manufacturer will perform activities required for RADIUS’ filing of a new drug application (“NDA”) in the United States with the FDA and similar applications required by the European Medicines Agency (EMEA) and other Authorities, excluding authorities in Japan, for BA058 including, but not limited to, production of three (3) validation Batches.  These activities will provide for full process qualification and process validation and all required documentation necessary for regulatory submissions of the NDA to the FDA and the NDA equivalents to other Authorities.

Such work will be performed in accordance with Exhibits A and B of this Work Order plus such additional requirements as discussed below.  The Services are identified in terms of a particular numbered activity (each, an “Activity”).  All Services under this Work Order, including Manufacture of any Batches, will be conducted in compliance with standards suitable for an NDA filing by RADIUS.  All Batches will be Manufactured in compliance with cGMP, will conform to Specifications provided to Manufacturer prior to commencement of the applicable Batch, and the other requirements of the Agreement and this Work Order.  Except for Activities 1 and 6, Manufacturer will not proceed to a subsequent numbered Activity until it provides a report to RADIUS with the status of and results of the prior numbered Activity and RADIUS provides Manufacturer with written authorization to proceed to the next Activity.

Activity 1: Development Work: The objective for this Activity is to define the best conditions for the preparation of the BA058 peptide.  As a first step, Manufacturer will identify which parameters have influenced the unexpected high yield in the C2 campaign.  In addition, Manufacturer will investigate the chemistry to ensure repeatability/reproducibility of such results. The criteria to be evaluated and the deliverables to be provided are as set forth in Section 4 of Exhibit B.

Activity 2: Pre-qualification activities: Manufacturer will challenge the parameters identified as critical as a result of the performance of Activity 1 and identify working ranges for the parameters to ensure a robust process for upstream and downstream activities.  In addition, the studies identified in Section 5 of Exhibit B will have to be conducted on different steps of the process in order to define “holding points”.  If conducted on any intermediate products, all stability studies conducted by Manufacturer will be

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

conducted in accordance with the Manufacturer generated stability protocol to be approved by RADIUS in writing.

Activity 3: Qualification Campaign:  Manufacturer will not commence this Activity without the prior written consent of RADIUS.  Manufacturer will Manufacture a qualification Batch at a purification scale of NPW (net peptide weight) selected by RADIUS from the table in Exhibit A; however, the assembly and cleavage reaction that will lead to the crude will be performed at a scale of 180g NPW equivalent. The Batch will be Manufactured in a 20L SPPS reactor. An amount identified by RADIUS out of the crude that was Manufactured will be purified on an LC150 HPLC column and lyophilized in a GT10 lyophilizer. The excess of crude will be stored and will be purified by Manufacturer, if so requested by RADIUS in writing (“Additional Purification”). These activities are further described in Section 6 of Exhibit B.

Activity 4: Qualification Stability : Manufacturer will perform a stability study from samples of the Product Manufactured pursuant to Activity 3 in accordance with ICH requirements and the time points required by ICH requirements (at a minimum, the following time points:  0, 3, 6, 9, 12, 18, 24, 36 months). The study will be performed according to a stability protocol to be generated by Manufacturer and approved by RADIUS in writing.

Activity 5: Pre-validation activities: Based on pre-qualification Batches (C1 and C2 which were previously Manufactured) and the qualification Batch (C3 — still to be produced), Manufacturer will prepare and deliver the reports and protocols identified in Section 8 of Exhibit B.

Activity 6: Analytical Methods Validation: Manufacturer will validate the analytical methods identified in Section 9 of Exhibit B and provide reports on the analytical methods. These Services described in this Activity will commence immediately. Completion dates are planned to allow the qualification Batch described in Activity 3 to be tested with the required methods validated in this Activity.  In any event, all methods will be validated before the commencement of Activity 7.

Activity 7: Validation Campaign:

Manufacturer will Manufacture and release three (3) Batches of Product at a scale of NPW (net peptide weight) selected by RADIUS from the table in Exhibit A; however, the assembly and cleavage reaction that will lead to the crude will be performed at a scale of 180g API equivalent. Manufacturer will commence Manufacture of a Batch only with the prior written consent of RADIUS. The excess of crude will be stored and Additional Purification will be performed by Manufacturer, if so requested by RADIUS in writing. These activities are further described in Section 10 of Exhibit B.

Activity 8: Validation Reports:   Manufacturer will provide the following reports:

•                                          Upstream process validation reports

•                                          Downstream process validation report

Activity 9: Validation Stability: Manufacturer will perform a stability study from samples of the Product Manufactured pursuant to Activity 7 in accordance with ICH QIA requirements and the time points required by ICH requirements (at a minimum, the following time points:  0, 3, 6, 9, 12, 18, 24, 36 months). The study will be performed in according to a stability protocol to be generated by Manufacturer and approved by RADIUS in writing.

Activity 10: DMF Filing:  Manufacturer will prepare, submit to applicable Authorities identified by Radius, or to Radius for submission, and manage the Drug Master File (DMF) using information about processes, equipment, facilities, qualifications, controls and as needed.  Manufacturer will provide the DMF to Radius for review and approval prior to submission.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

For each Batch of Product Manufactured under this Work Order, Manufacturer shall Manufacture, in accordance with cGMP and the Manufacturing Process, enough crude to yield 180 grams (or such other amount specified by Radius in writing) of Product.

The above requirements, including the yield requirements, and any additional requirements that are agreed by the parties as contemplated above, shall be deemed part of the Specifications for the Product for purposes of the Agreement.

a)                                                  Manufacturer will commence performance of this Work Order by the week of January 2, 2012. The deliverables will include regular updates (status reports, conference calls), as requested by RADIUS.   Release specifications will be provided by Radius, which for clarity shall be deemed part of the Specifications for the Product for purposes of the Agreement. Modifications may be required, as the development status changes, and shall be agreed by the parties in writing.

b)                                                 In the activities identified above, which may include Manufacturing Processes, Manufacturer Technology may be incorporated with the prior written consent of RADIUS.

c)                                                  A project team will be formed which will work closely with the team at RADIUS. The project team will include technical project leaders as well as the appropriate QC, QA, and Regulatory personnel. Communications with RADIUS will include teleconferences as needed.  Audits of the manufacturing plants and general customer visits may be scheduled as needed.

d)                                                 For further details, please refer to Exhibits A and B attached hereto.

3.                                      Completion:  Manufacturer will use commercially reasonable efforts to complete the Services no later than the following:

Activity 1: Development Work	Week of March 19, 2012
Activity 2: Pre-qualification activities	Week of May 28, 2012
Activity 3: Qualification Campaign	Week of June 29, 2012
Activity 4: Qualification Stability	Stability study to start by July 31, 2012 and continue according to protocol
Activity 5: Pre-validation activities	Week of Sept 24, 2012
Activity 6: Analytical Methods Validation	Week of May 30, 2012
Activity 7: Validation Campaign (Batch #1-3)	Batch #1 and #2: Week of Dec 26, 2012. Batch #3: Week of Feb 11, 2013 (or 2 weeks earlier, if small quantity has been requested).
Activity 8: Validation Reports	20 working days after completion of Validation Batch #3, or 20 days from date requested by RADIUS
Activity 9: Validation Stability	Stability study to start within one month of batch purification and continue according to protocol
Activity 10: DMF Filing	Within 40 working days of date requested by RADIUS, but not earlier than 3.5 months after the end of the Validation Campaign.

4.                                      Facilities.  The Services described above will be rendered at the Facility unless another facility of Manufacturer is indicated below:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

Lonza S.A., Chausée de Tubize 297, B-1420 Braine l’Alleud, Belgium

5.                                      RADIUS Materials.  RADIUS will provide to Manufacturer the following materials to be used by Manufacturer to perform the Services:

None

6.                                      RADIUS Equipment.

None

7.                                      Manufacturer Representative.

Raimund Miller, Director, Sales and Business Development, Lonza Custom Manufacturing

8.                                      RADIUS Representative.

Louis Brenner, Senior Vice President and Chief Medical Officer

9.                                      Compensation.  The total compensation due Manufacturer for Services under this Work Order will not exceed €363,500 plus the applicable charges for Activities 3 and 7, as shown in Exhibit A.  The reduced prices for validation Batch #2 and #3 will apply, if validation Batches can be Manufactured simultaneously. The fees for the performance of the Activities described above are set forth below.

€
Activity 1: Development Work	[*]
Activity 2: Pre-qualification activities	[*]
Activity 3: Qualification Campaign	See Exhibit A
Activity 4: Qualification Stability	[*]
Activity 5: Pre-validation activities	[*]
Activity 6: Analytical Methods Validation	[*]*
Activity 7: Validation Campaign, Batch #1-3	See Exhibit A
Activity 8: Validation Reports	[*]
Activity 9: Validation Stability	[*]
Activity 10: DMF Filing	[*]

In addition, the prices for the Additional Purification, as described in Activity 3 and 7, are identified in Exhibit A.

To the extent that a regulatory approval process is substantially different from FDA or EMEA and requires additional effort as part of Activity 10, an additional fee may apply as may be agreed to in writing by the parties.

Invoicing: Compensation will be paid in installments as follows: Twenty percent (20%) of the fee listed above for an Activity (or in the case of Activity 3 and 7, the applicable Batch or Additional Purification) will be invoiced upon commencement of such Activity; the remaining fee for the Activity will be invoiced upon completion of all Services for such Activity including, but not limited, delivery to RADIUS of the resulting material, if applicable.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

Expenses: Radius will be invoiced €22,500 for a stationary phase of an HPLC column used by Manufacturer in the Manufacture of the Product. This stationary phase will become the property of Radius upon payment to Manufacturer of the applicable invoice.

General: RADIUS and Manufacturer must agree in advance of either party making any change in the compensation due hereunder. Manufacturer will invoice RADIUS to the attention of Nick Harvey, SVP and CFO, for Services rendered under this Agreement.  Manufacturer will invoice RADIUS for all amounts due under this Work Order.  All undisputed payments will be made by RADIUS within thirty (30) days of receipt of invoice.

10.                               Insurance will be provided as required by the Agreement.

All other terms and conditions of the Agreement will apply to this Work Order.

WORK ORDER AGREED TO AND ACCEPTED BY:

RADIUS HEALTH, INC.		LONZA SALES LTD

By	/s/ Nick Harvey	By	/s/ Rachel Corder

Print Name	Nick Harvey	Print Name	Rachel Corder
Title	CFO	Title	Senior Legal Counsel
Date	December 22, 2011	Date	December 23, 2011

		By	/s/ John Eley

		Print Name	John Eley
		Title	Legal Counsel
		Date	December 23, 2011

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5

Exhibit A

Pricing for Activity 3 and Activity 7

Pricing is identified below for several options which Radius may elect for the Activities identified below.

Activity 3, Qualification Campaign

	First Purification (after synthesis at a scale of 180g NPW equivalent)												Additional Purification
	50g			100g			150g			180g			50g
Qualification Batch	€	[*	]	€	[*	]	€	[*	]	€	[*	]	€	[*	]
per gram	€	[*	]	€	[*	]	€	[*	]	€	[*	]	€	[*	]

Activity 7, Validation Campaign

	First Purification (after synthesis at a scale of 180g NPW equivalent)												Additional Purification
	50g			100g			150g			180g			50g
Validation Batch #1	€	[*	]	€	[*	]	€	[*	]	€	[*	]	€	[*	]
per gram	€	[*	]	€	[*	]	€	[*	]	€	[*	]	€	[*	]
Validation Batch #2	€	[*	]	€	[*	]	€	[*	]	€	[*	]	€	[*	]
per gram	€	[*	]	€	[*	]	€	[*	]	€	[*	]	€	[*	]
Validation Batch #3	€	[*	]	€	[*	]	€	[*	]	€	[*	]	€	[*	]
per gram	€	[*	]	€	[*	]	€	[*	]	€	[*	]	€	[*	]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6

Exhibit B

Proposal

RADIUS

Product: BA-058

(Lonza Code: RDS-001)

Proposal for Pre-Validation and Validation Activities (Regulatory Roadmap)

(Version 1.7)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7

PROPOSAL

RADIUS

Product: BA-058

(Lonza Code: RDS-001)

Proposal for Pre-Validation and Validation Activities

[Regulatory Roadmap]

Version 1.5

July 20, 2010

September 29, 2010

October 6, 2010

October 13, 2010

October 18, 2010

October 25, 2010

October 18, 2011 (version 1.5)

October 21, 2011 (version 1.6)

December 05, 2011 (version 1.7)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8

CONFIDENTIAL

CONFIDENTIAL

This proposal contains information proprietary to Lonza Sales AG, and must not be copied or otherwise distributed other than for the purpose of review by RADIUS in accordance with the terms of our existing CDA.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9

Company: RADIUS	From:	Raimund Miller
Paul Tastenhoye
To:	Date: Oct.18, 2011
Maria Grunwald, PhD
E-mail:	Page(s): 10
mgrunwald@radiuspharm.com
Subject: Regulatory Roadmap	Copy:

Dear Maria,

On behalf of Lonza, we are pleased to provide you with our proposal for Pre-Validation and Validation Activities [Regulatory Roadmap] for your BA-058 (Lonza Code: RDS-001).

We would like to thank you for giving us the opportunity to quote for these activities. We sincerely hope that this proposal will win your confidence, as Lonza is highly committed to meet your requirements to the fullest extent.

Kind regards,

Raimund Miller	Eric Bironneau
Director, Sales & BD	Head of Business Development - Peptides
Lonza Inc.	Lonza Sales Ltd.
Lonza Custom Manufacturing	Lonza Custom Manufacturing

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10

1) Introduction

The quotation provided herewith covers all activities which are required prior to NDA filing of the BA-058 peptide; these activities are in addition to the two development campaigns, C1 and C2 (50 g and 300 g respectively), which were already run and which supported Radius’ product requirements for Ph II and Ph III clinical trials. These regulatory road-map activities comprise the following steps:

•                  Development work

•                  Pre-qualification activities

•                  Qualification campaign at 50g NPW scale

•                  Pre-validation documentation

•                  Analytical methods validation

•                  Validation campaigns - 3 batches at 50g NPW scale

•                  Post-validation documentation

•                  Master validation report

•                  DMF Filing

2)  Peptide Sequence

H-Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-Gly-Lys-Ser-Ile-Gln-Asp-Leu-Arg-Arg-Arg-Glu-Leu-Leu-Glu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-Ala-NH2

3)  Assumptions / Remarks

•                  The prices quoted are based on the yields and results obtained in the C2 campaign produced in 2010.

•                  The full SPPS strategy is the only strategy considered.

•                  The chemical assembly/cleavage process will be followed by two HPLC purifications (primary and secondary purifications) in order to meet the customer specifications. As a consequence, an expected final HPLC purity of the API > 97% will be obtained (by the FG1 method).

•                  Raw material prices: standard 2012 raw material prices were used in the cost calculations.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11

4)  Development Work (all quotations are in Euros €; (pro memoriam, as of Oct.14, ’11, the US $ / € exchange rate was 1.38)

•                  Objective: Define the best conditions for the preparation of BA-058 peptide.

First of all, Lonza will have to define clearly which parameters have influenced the unexpected high yield in the C2 campaign. Moreover, Lonza needs to investigate the chemistry to ensure repeatability / reproducibility of such results for future campaigns. Various criteria will have to be evaluated.

1.               Concerning raw materials:

•                  In order to achieve the same quality for future campaigns, Lonza will have to test different resin suppliers and qualify at least two of them.

•                  Specifications of the starting resin should then be modified in order to fit the defined parameters.

2.               Concerning process, Lonza will have to challenge the different steps.

•                  Loading:

a)             use of preloaded resin or in-house loading?

b)            working range of loading. It has to be defined in terms of productivity and quality of the resulting crude material.

•                  Assembly:

a)             Identification of critical impurities in the crude coming from mono deletion or double addition. This analysis will be performed based on impurities present in C1 and C2 materials.

•                  Cleavage:

a)             Define the best conditions of cleavage in order to minimize impurities linked to this step (almost 15% HPLC area for two impurities formed during this cleavage step).

•                  Purification:

a)              Assessment of the potential impact of upstream development work on the purification process.

b)             Development of UPLC method for in process control corresponding to FG1 method (analysis time reduction).

•                  Deliverables:

Upstream (7 to 8 weeks)

•                  Development work - experimental part     € [*]

•                  Process development report — Compilation of the process knowledge (C1, C2, and development work)   € [*]

Downstream (2 to 3 weeks)

•                  Development work - experimental part   € [*]

•                  Process development report — Compilation of the process knowledge (C1, C2, and development work) € [*]

In order to reach Radius target in terms of price and timing, it has been decided to reduce tests performed during this development work.

Quotation for development activities (in Euros €):  € 50,000 (Breakdown: see quotation for each activity; duration: almost 2.5 months with activities performed in parallel).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12

5) Pre-qualification Activities

•                  Objective: ensure we have a robust process by challenging parameters defined as critical for both upstream and downstream.

In order to ensure we have a robust process before running the qualification campaign, parameters defined as critical will have to be “challenged” in order to obtain a suitable working range for these parameters. Moreover, some stability studies will have to be conducted on different steps of the process in order to define “holding points”, such as:

For upstream part (2 weeks)     price € [*]

a)              stability of the peptide resin

b)             stability of the crude in neat TFA

c)              stability of the crude during evaporation step

d)             stability of the crude after precipitation

e)              stability of the crude during drying step

f)                stability of the crude upon storage, etc…

For downstream part (3 weeks)   price € [*].

Potential critical parameters such as column loading, gradient, chemical stability of fractions in purification and peptide concentration, tray volume, powder homogeneity in lyophilization will have to be assessed and challenged.

•                  Deliverables (4 weeks):

Upstream   € [*]

•                  Qualification parameter protocols

•                  Qualification parameter - experimental part

•                  Qualification parameter reports

•                  Definition of critical parameters Upstream

•                  Parameter List

•                  Robustness Testing

Downstream € [*]

•                  Qualification parameter protocols

•                  Qualification parameter experimental

•                  Qualification parameter reports

•                  Definition of critical parameters Downstream

•                  Parameter List

•                  Robustness Testing

Quotation for pre-qualification activities (in Euros €):  € 80,000 (Breakdown: 37.5% upstream, 62.5% downstream; duration: 9 weeks with activities performed in parallel).

By reducing development work, less experiment needed for this part of the roadmap.

Costs have been decreased accordingly.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13

6) Quotation for Qualification Campaign at 50g NPW scale (in Euros)

•                  Objective: Qualify the parameters defined as critical for both upstream and downstream for the preparation of BA-058 peptide.

Lonza will run the qualification campaign at a scale of 50g NPW; however, the assembly and cleavage reaction that will lead to the crude will be performed at a scale of 180g API equivalent, since this is the minimum scale at which the process can be validated later. The assembly will be performed in a 20L SPPS reactor. Only part of the crude (50g NPW out of 180g NPW) will be purified on an LC150 HPLC column and lyophilized in a GT10 lyophilizer. The excess of crude will be stored and can be purified later. Excellent 18M stability data of the crude are currently available.

The price is given for the first 50g NPW production (including the full cost of the crude at a scale of 180g NPW  API equivalent), as well is for the later processing of the excess crude (without crude processing cost and per 50g NPW API):

Quotation	First 50 g NPW		50 g Price without cost of crude		First 100 g NPW		First 150g NPW		Full 180g NPW
Raw Materials	[*	]	[*	]	[*	]	[*	]	[*]
Production:
• Crude (at scale of 180 g API equivalent)	[*	]	[*	]	[*	]	[*	]	[*]
• Purification and Lyophilisation	[*	]	[*	]	[*	]	[*	]	[*]
QC/QA Release	[*	]	[*	]	[*	]	[*	]	[*]
Total Quote	217,000		99,500		243,000		264,000		274,500
Price / g	[*	]	[*	]	[*	]	[*	]	[*]

•                  Lead time: 14 weeks

•                  Deliverables: see point 8

•                  Following Lonza SOP a Development Manufacturing Report will be issued after qualification, considered as engineering batch. In case of no change between this batch and validation batches, this is possible after an equivalency report to use this batch as commercial supply. Moreover, this batch may be use for clinical trials as far as API specifications are met, as for C1 and C2 campaigns material.

7) Qualification stability: 0, 6, 12, 24, 36 months

€ 21,600

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14

8) Pre-validation Activities

•                  Objective: prepare validation campaigns

•                  Deliverables:

•                  Update Process development report — Compilation of the process knowledge (pre-qualification and qualification batch)

•                  Master validation protocol

•                  Upstream and Downstream process validation protocols

•                  Cost:

•                  Process development report upstream

•                  Master validation protocol

•                  Upstream process validation protocol

•                  Process development report downstream

•                  Downstream process validation protocol

Quotation for pre-validation activities (in Euros €):  € 30,000

•                  Expected time needed: ± 20 working days (upstream and downstream activities in parallel).

9) Analytical Methods Validation

•                  These activities should start at least 6 months before the first batch of validation.

•                  Validation of analytical methods :

•                  Acetate and Trifluoroacetate content in API € [*]

•                  Water content € [*]

•                  GC-Headspace (complement to general method) € [*]

•                  Direct GC (complement to general method)  € [*]*

•                  Specific rotation  € [*]

•                  Peptide content (Nitrogen) € [*]

•                  HPLC for in-process control upstream and downstream (3 methods). Need for HPLC methods will be discussed with Radius.

•                  HPLC for in-process control downstream : 2 methods (FG1 and VG1) € [*] each method

•                  HPLC for in-process control upstream : 3 methods: loading € [*], short method cleavage € [*], long method cleavage € [*]

Quotation for analytical methods validation (in Euros €):  € 71,000

Additional testing (if needed):

• LCMS comparability:

LC-MS analysis by TG1 method: € [*] per sample

Comparability report: € [*]

• reference standard [assuming 2 lots and 250mg of each minimum]

Sequencing by ES/MS/CAD/MS: € [*] for 2 samples

Amino acid analysis: € [*] for 2 samples

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15

Limit test for residual amino acids: € [*] for 2 samples

Secondary counter ions: € [*] for 2 samples

• Heavy metals (USP/EP level)

€ [900]* per test sample (same method as for lot 4AI1) + $ [*] for specific method validation (Sn, Cr, Hg, Pb, As, Cd per ICH guidelines)

• General properties:

Solubility: € [*] per test sample

pH: € [*] per test sample

isoelectric point: € [*] per test sample

10) Quotation for Validation Campaign at 50 g NPW scales (in Euros)

Lonza will  run do the validation campaign at a scale of 50g NPW; however, as for the qualification campaign, the assembly and cleavage reaction that will lead to the crude, will be performed at a scale of 180g API equivalent, since this is the minimum scale at which the process can be validated.

In order to make use of potential efficiencies, Radius asked for scenarios whereby validation batches V2 and V3 are performed in parallel. The quotes for these scenarios are presented in the table below:

•                  Validation batch 1 (V1) performed alone, no change in price

•                  Validation batches V2 and V3 performed in parallel in synthesis but not for purification

•                  2 releases in parallel for V2 and V3

The price is given for the first 50g NPW production (including the full cost of the crude at a scale of 180g NPW  API equivalent), as well is for the later processing of the excess crude (without crude processing cost and per 50g NPW API):

Validation 1:

Quotation	First 50 g NPW		50 g Price without cost of crude		First 100 g NPW		First 150g NPW		Full 180g NPW
Raw Materials	[*	]	[*	]	[*	]	[*	]	[*	]
Production:
• Crude (at scale of 180 g API equivalent)	[*	]	[*	]	[*	]	[*	]	[*	]
• Purification and Lyophilisation	[*	]	[*	]	[*	]	[*	]	[*	]
QC/QA Release	[*	]	[*	]	[*	]	[*	]	[*	]
Homogeneity Study	[*	]	[*	]	[*	]	[*	]	[*	]
Total Quote	226,750		99,500		252,750		273,750		284,250
Price / g	[*	]	[*	]	[*	]	[*	]	[*	]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16

Validations 2 and 3:

Quotation	First 50 g NPW		50 g Price without cost of crude		First 100 g NPW		First 150g NPW		Full 180g NPW
Raw Materials	[*	]	[*	]	[*	]	[*	]	[*	]
Production:
• Crude (at scale of 180 g API equivalent)	[*	]	[*	]	[*	]	[*	]	[*	]
• Purification and Lyophilisation	[*	]	[*	]	[*	]	[*	]	[*	]
QC/QA Release	[*	]	[*	]	[*	]	[*	]	[*	]
Homogeneity Study	[*	]	[*	]	[*	]	[*	]	[*	]
Total Quote	209,000		97,750		235,000		256,000		266,500
Price / g	[*	]	[*	]	[*	]	[*	]	[*	]

Lead time: 17 weeks (3 validation campaigns)

Total price for the 3 validation campaigns at 50 g:  1 x €226,750 + 2 x €209,000 = €644,750

Concerning homogeneity, this study in plates is performed during prequalification activities. In the case of the validation batches, defined as the most representative material compared to commercial batches, the homogeneity study is performed on bulk material during dispensing. This work will be done on all validation batches and will assay water content, acetonitrile content and acetate content (€9,750 per batch). This is the reason why validation batches are a bit more expensive than qualification batches.

No experience gain is expected between qualification and validation batches at that scale: same equipments, same scale.

11) Validation Reports

•                  Upstream process validation reports:               € [*] (20 working days)

•                  Downstream process validation report:           € [*] (20 working days)

Quotation for Validation reports:                    €22,500

12) Validation stability: ICH (0, 3, 6, 9, 12 etc. months)

€ 35,000 per batch

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17

13) Stationary phase HPLC column

5kg of stationary phase of the HPLC column will be charged to Radius. This stationary phase is fully dedicated to BA-058 and cannot be used anymore for other products in case the RDS-001 project would stop for any reason. Therefore, it is now common practice at Lonza to sell the full amount of the phase directly to the customer at the start of a project. Once Radius has paid for it, it becomes Radius property.

€ 22,500€.

14) DMF Filing

Quotation for DMF filing: €40,000

15) Validity of Proposal

The validity of this proposal expires on December 31, 2011.

BK / RJM

07/20/10; 09/29/10; 10/06/10; 10/13/10; 10/18/10; 10/25/10.

PT/RJM

10/18/11; 10/21/11; 12/05/11

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

18

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement
RADIUS HEALTH, INC.
(Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Radius Health, Inc.

201 Broadway, 6th Floor
Cambridge, MA 02139

INFORMATION STATEMENT NOTICE

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

The purpose of this notice and attached Information Statement is to inform you of the following actions taken by the Board of Directors of Radius Health, Inc. (the “Company,” “we” or “us”) and the majority stockholders of the Company as discussed below, each of which will become effective on January 17, 2012, the date that is twenty-one (21) calendar days after the date this Information Statement was first mailed to our stockholders:

1.               On November 7, 2011, the Board of Directors (the “Board”) of the Company adopted and approved the Company’s 2011 Equity Incentive Plan, which provided for 3,597,889 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be eligible for issuance to employees, consultants and non-employee directors as further described in the Information Statement;

2.               On December 15, 2011, the Board adopted and approved an amendment (the “Plan Amendment”) to the Company’s 2011 Equity Incentive Plan (as amended, the “2011 Plan”), providing for an increase in the number of shares of Common Stock eligible for issuance thereunder from 3,597,889 to 4,252,953 as further described in the Information Statement; and

3.               On December 15, 2011, the Board of the Company adopted and approved, subject to stockholder approval, an amendment (the “Charter Amendment”) to the Certificate of Designations of the Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock, Series A-5 Convertible Preferred Stock and Series A-6 Convertible Preferred Stock of the Company (the “Certificate of Designations”) to provide that shares of Common Stock issuable under the 2011 Plan shall be “Excluded Stock” under the Certificate of Designations so that the shares of Common Stock issued under the 2011 Plan will not be subject to the anti-dilution adjustment provisions in the Certificate of Designations.

We received the written consent, in lieu of a meeting of stockholders, of (i) the holders of shares of the Company’s Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock and/or Series A-3 Convertible Preferred Stock representing at least 70% of the voting power of the shares of the Company’s Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock and Series A-3 Convertible Preferred Stock then outstanding (the “Senior Majority”) and (ii) a majority of the outstanding shares of the Company’s Common Stock, on an as-converted basis, on November 18, 2011 approving the 2011 Equity Incentive Plan, and on December 16, 2011 approving the Plan Amendment and the Charter Amendment.  A copy of each of the stockholder consents, the 2011 Plan and the Charter Amendment, which has been recommended by the Company’s Board of Directors (the “Board”), is attached to this Information Statement as Exhibit A, Exhibit B and Exhibit C, respectively.

Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an Information Statement must be provided to the holders of voting stock of the Company who did not sign the written consent at least 20 days prior to the effective date of the actions set forth in the consent.  This notice and Information Statement will also be considered the notice required by Section 228(e) of the General Corporation Law of the State of Delaware (“DGCL”).  You are encouraged to read the attached Information Statement, including the exhibits, for further information regarding this action.

This Information Statement is solely for your information and does not require or request you to do anything.  This is not a notice of a meeting of stockholders and no stockholders’ meeting will be held to consider the matters described in the Information Statement.

By Order of the Board of Directors,

/s/ Michael S. Wyzga
Michael S. Wyzga
President and Chief Executive Officer

Cambridge, Massachusetts

December 27, 2011

Radius Health, Inc.

201 Broadway, 6th Floor
Cambridge, MA 02139

INFORMATION STATEMENT

The Company is mailing this Information Statement to you, as a holder of shares of our capital stock, to provide you with information regarding the following actions that were taken by written consent in lieu of a special meeting of stockholders by the holders of shares of our Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock and/or Series A-3 Convertible Preferred Stock representing at least 70% of the voting power of the shares of our Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock and Series A-3 Convertible Preferred Stock (the “Senior Majority”) and a majority of the outstanding shares of our Common Stock on an as-converted basis, each of which will become effective on January 17, 2012, the date that is twenty-one (21) calendar days after the date this Information Statement was first mailed to our stockholders:

1.               On November 7, 2011, the Board of Directors of the Company (the “Board”) adopted and approved the Company’s 2011 Equity Incentive Plan, which provides for 3,597,889 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be eligible for issuance to employees, consultants and non-employee directors as further described below;

2.               On December 15, 2011, the Board adopted and approved an amendment (the “Plan Amendment”) to the Company’s 2011 Equity Incentive Plan (as amended, the “2011 Plan”), providing for an increase in the number of shares of Common Stock eligible for issuance thereunder from 3,597,889 to 4,252,953 as further described in the Information Statement; and

3.               On December 15, 2011, the Board adopted and approved, subject to stockholder approval, an amendment (the “Charter Amendment”) to the Certificate of Designations of the Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock, Series A-5 Convertible Preferred Stock and Series A-6 Convertible Preferred Stock of the Company (the “Certificate of Designations”), to provide that shares of Common Stock issuable under the 2011 Plan shall be “Excluded Stock” under the Certificate of Designations so that the shares of Common Stock issued under the 2011 Plan will not be subject to the anti-dilution adjustment provisions in the Certificate of Designations.

On November 18, 2011, the holders of:

•                  353,798 shares of the Company’s Series A-1 Convertible Preferred Stock outstanding on November 7, 2011 (the “First Record Date”);

•                  981,684 shares of the Company’s Series A-2 Convertible Preferred Stock outstanding on the First Record Date; and

•                  142,227 shares of the Company’s Series A-3 Convertible Preferred Stock outstanding on the First Record Date,

representing approximately 96% of the outstanding shares, as of the First Record Date, of the Company’s Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock and

Series A-3 Convertible Preferred Stock, collectively, and approximately 92% of the outstanding shares, on the First Record Date, of our Common Stock on an as-converted basis, executed a written consent in accordance with Section 228 of the DGCL and the Company’s Bylaws (the “Bylaws”) approving the 2011 Plan.

On December 16, 2011, the holders of:

•                  747,552 shares of the Company’s Series A-1 Convertible Preferred Stock outstanding on December 15, 2011 (the “Second Record Date”);

•                  871,966 shares of the Company’s Series A-2 Convertible Preferred Stock outstanding on the Second Record Date; and

•                  116,994 shares of the Company’s Series A-3 Convertible Preferred Stock outstanding on the Second Record Date,

representing approximately 84% of the outstanding shares, as of the Second Record Date, of the Company’s Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock and Series A-3 Convertible Preferred Stock, collectively, and approximately 83% of the outstanding shares, on the Second Record Date, of our Common Stock on an as-converted basis, executed a written consent in accordance with Section 228 of the DGCL and the Bylaws approving the Plan Amendment and the Charter Amendment.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                                This Information Statement is being mailed on or about December 27, 2011 to stockholders of record on the First Record Date and the Second Record Date.  On the First Record Date, there were:

•                        592,581 shares of our Common Stock outstanding; and

•                        1,549,130 shares of our Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), outstanding, consisting of:

•                                          413,254 shares of Series A-1 Convertible Preferred Stock;

•                                          983,208 shares of Series A-2 Convertible Preferred Stock;

•                                          142,227 shares of Series A-3 Convertible Preferred Stock;

•                                          3,998 shares of Series A-4 Convertible Preferred Stock; and

•                                          6,443 shares of Series A-5 Convertible Preferred Stock.

As of the Second Record Date, there were:

•                        599,247 shares of our Common Stock outstanding; and

•                        2,075,488 shares of our Preferred Stock outstanding, consisting of:

•                                          939,612 shares of Series A-1 Convertible Preferred Stock;

•                                          983,208 shares of Series A-2 Convertible Preferred Stock; and

•                                          142,227 shares of Series A-3 Convertible Preferred Stock;

•                                          3,998 shares of Series A-4 Convertible Preferred Stock; and

•                                          6,443 shares of Series A-5 Convertible Preferred Stock.

2

Each share of Preferred Stock is convertible into 10 shares of Common Stock.  Under the terms of the Internal Revenue Code of 1986, as amended (the “Code”), the affirmative vote of the holders of a majority in voting power of our outstanding shares on an as-converted basis was required to enable us to grant incentive stock options (as defined in the Code) under the 2011 Plan.  Under the terms of the DGCL and the Certificate of Designations, the affirmative vote of the holders of at least the Senior Majority and of a majority of our outstanding shares of Common Stock on an as-converted basis was required to approve the Charter Amendment.

On the First Record Date:

•                  1,077,082 shares of Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock and/or Series A-3 Convertible Preferred Stock constituted the Senior Majority; and

•                  8,041,941 shares of Common Stock constituted a majority of the outstanding shares of our Common Stock on an as-converted basis.

On the Second Record Date:

•                  1,445,533 shares of Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock and/or Series A-3 Convertible Preferred Stock constituted the Senior Majority; and

•                  10,677,064 shares of Common Stock constituted a majority of the outstanding shares of our Common Stock on an as-converted basis.

This is not a notice of a special meeting of stockholders and no stockholders meeting will be held to consider any matter described in this Information Statement.

The stockholders representing the Senior Majority and holding a majority of the outstanding shares of our Common Stock on an as-converted basis have voted to approve the 2011 Plan, the Plan Amendment and the Charter Amendment, which vote is sufficient to satisfy the stockholder vote requirement for each action.  Accordingly, no additional votes will be needed to approve these matters.

3

ACTION 1 — 2011 EQUITY INCENTIVE PLAN

PROPOSAL AND BACKGROUND INFORMATION

The 2011 Plan was adopted by our Board of Directors (the “Board”) on November 7, 2011, amended on December 15, 2011, and approved by our stockholders on November 18, 2011 and December 16, 2011, as further described above, for the benefit of employees, consultants and non-employee directors of the Company and its affiliates.  In connection with the adoption and approval of the 2011 Plan, we will not make any further awards under the Radius Health, Inc. 2003 Long-Term Incentive Plan (as amended) (the “2003 Plan”), which is referred to as the “suspension” of the 2003 Plan, as of November 7, 2011.  No new awards may be granted under the 2003 Plan, but awards outstanding at the time of suspension remain outstanding in accordance with their terms.

The following is a summary of the principal features of the 2011 Plan. The following description of the 2011 Plan is a summary and so is qualified by reference to the complete text of the 2011 Plan, attached to this Information Statement as Exhibit B, which is incorporated herein by reference.

SUMMARY OF THE 2011 PLAN

The 2011 Plan provides for the grant of incentive stock options (“ISOs”) to employees, and for the grant of nonqualified stock options to purchase shares of Common Stock, restricted stock, restricted stock units, stock appreciation rights, stock grants, performance units and performance awards to employees, consultants and non-employee directors, for the purposes of encouraging their ownership of Common Stock and providing additional incentives to promote the success of our business through the grant of awards of or pertaining to the Common Stock.  ISOs are intended to be “incentive stock options,” as that term is defined in Section 422 of the Code.

The Employee Retirement Income Security Act of 1974 does not govern the 2011 Plan.  In addition, the 2011 Plan does not qualify under Section 401(a) of the Code.

The main features of the 2011 Plan are summarized in this Information Statement.  However, if there are any inconsistencies between this Information Statement and the 2011 Plan or the terms of any option or other award, the 2011 Plan and the terms of the option or other award will always control.

Securities Subject to the 2011 Plan

Under the terms of the 2011 Plan, the aggregate number of shares of Common Stock that may be subject to options and other awards is equal to the sum of (i) 2,655,064 shares of Common Stock and (ii) any shares underlying awards outstanding under the 2003 Plan as of November 7, 2011 that, on or after that date, are forfeited or lapse without the issuance of shares.  The maximum number of shares of Common Stock that may be issued under the 2011 Plan, including ISOs, is 4,252,953.  The shares of Common Stock covered by the 2011 Plan are authorized but unissued shares, treasury shares or Common Stock purchased on the open market.

To the extent that an award terminates, expires or lapses for any reason or is settled in cash, any shares subject to the award (to the extent of such termination, expiration, lapse or cash settlement) may be used again for new grants under the 2011 Plan.  Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award or the exercise price of an option may be used again for new grants under the 2011 Plan.

The maximum number of shares of Common Stock that may be subject to one or more awards to a participant pursuant to the 2011 Plan during any calendar year is 1,250,000 and the maximum amount

4

that may be paid to a participant in cash during any calendar year with respect to cash-based awards is $2,000,000.  However, these limits will not apply to certain awards granted under the 2011 Plan until the earliest to occur of the first material modification of the 2011 Plan following the date on which our Common Stock is listed on any securities exchange or designated on an interdealer quotation system (the “Public Trading Date”), the issuance of all of the shares reserved for issuance under the 2011 Plan, the expiration of the 2011 Plan or the first meeting of our stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Public Trading Date occurs.

Administration

The 2011 Plan provides that the Compensation Committee of the Board (the “Compensation Committee”) currently administers the 2011 Plan, although the Board may exercise any powers and responsibilities assigned to the Compensation Committee at any time.

The Compensation Committee has the authority to administer and interpret the 2011 Plan, including the power to determine eligibility, the types and sizes of awards, the price, timing and other terms and conditions of awards and the acceleration or waiver of any vesting or forfeiture restriction.  The Compensation Committee may delegate to an executive officer or officers the authority to grant awards to non-officer employees and to consultants, in accordance with any guidelines as the Compensation Committee may determine.

Eligibility

Persons eligible to participate in the 2011 Plan include employees, consultants and non-employee directors of the Company and its affiliates, as determined by the Compensation Committee.  Only employees of the Company and certain of its parent and subsidiary corporations are eligible to receive grants of options intended to qualify as ISOs.

Stock Options

The 2011 Plan authorizes the grant of stock options, including ISOs and nonqualified stock options.  Under the 2011 Plan, the exercise price of ISOs granted pursuant to the 2011 Plan will not be less than 100% of the fair market value of the Common Stock on the date of grant, and the exercise price of nonqualified stock options granted pursuant to the 2011 Plan will be determined by the Compensation Committee.  Stock options are subject to such vesting and exercisability conditions as are determined by the Compensation Committee and set forth in a written stock option agreement.  In no event may an ISO have a term extending beyond the tenth anniversary of the date of grant.  ISOs granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of the Company’s stock, however, are required to have an exercise price that is not less than 110% of the fair market value of the Common Stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant.  The aggregate fair market value of the shares with respect to which options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides without being treated as a nonqualified stock option.

Stock Appreciation Rights

A stock appreciation right (or a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the grant price of the SAR.  The grant price of each SAR granted under the 2011 Plan will be no less than the fair market value of a share of Common Stock on the date of grant of the SAR.  The Compensation

5

Committee is authorized to issue SARs in such amounts and on such terms and conditions as it may determine, consistent with the terms of the 2011 Plan.

Restricted Stock

Restricted stock is the grant of shares of Common Stock at a price, if any, determined by the Compensation Committee, which shares are nontransferable and may be subject to forfeiture until specified vesting conditions are met.  Restricted stock will be evidenced by a written agreement.  During the period of restriction, restricted stock is subject to restrictions and vesting requirements, as provided by the Compensation Committee.  The restrictions may lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

Restricted Stock Units

A restricted stock unit provides for the issuance of a share of Common Stock at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement.  The Compensation Committee will specify, or permit the restricted stock unit holder to elect, the conditions and dates upon which payments under the restricted stock units will made, which dates may not be earlier than the date as of which the restricted stock units vest and which conditions and dates will be subject to compliance with Section 409A of the Code.  On the distribution dates, the Company will transfer to the participant one unrestricted, fully transferable share of the Common Stock (or the fair market value of one such share of Common Stock in cash) for each restricted stock unit scheduled to be paid out on such date and not previously forfeited.

Performance Units

Performance units represent the participant’s right to receive an amount, based on the value of the Common Stock, if performance goals established by the Compensation Committee are achieved. The Compensation Committee will determine the applicable performance period, the performance goals and such other conditions that apply to the performance unit.

Performance Awards

A performance award is cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, shares of Common Stock or a combination of both, as determined by the Compensation Committee.  The Compensation Committee will determine the applicable performance period, the performance goals and such other conditions that apply to the performance award.

Stock Grants

A stock grant is a grant in the form of shares of Common Stock.  The number or value of shares of any stock grant will be determined by the Compensation Committee.

Qualified Performance-Based Awards

Any award under the 2011 Plan, other than a stock grant, may be issued as a qualified performance-based award that is earned based on the attainment of performance criteria.  The Compensation Committee may grant qualified performance-based awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes.  The qualified performance-based awards may be linked to

6

any one or more of the performance criteria set forth in the 2011 Plan or other specific criteria determined by the Compensation Committee.

Dividends, Dividend Equivalents

The 2011 Plan authorizes the Compensation Committee to provide a participant with the right to receive dividends or dividend equivalents with respect to shares of Common Stock covered by an award granted under the 2011 Plan.  Dividends and dividend equivalents may be settled in cash or shares of Common Stock, as determined by the Compensation Committee.

Payment Methods

The Compensation Committee determines the methods by which payments by any option granted under the 2011 Plan may be paid, including, without limitation: (1) cash or check, (2) by placing a market sell order with a broker with respect to shares of Common Stock then-issuable upon exercise or vesting of an award, and directly the broker to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required (provided that payment of such proceeds is then made to the Company upon settlement of such sale), (3) shares of Common Stock issuable pursuant to the award or previously held, or (4) such other legal consideration deemed acceptable by the Compensation Committee.

Forfeiture of Unvested Awards; Leave of Absence

Upon the termination of service of the holder of an option or stock appreciation right, unless otherwise provided by the Compensation Committee, the award generally will expire on a date not later than three months after the termination of service.  Except as otherwise determined by the Compensation Committee, in the event that the employment or services of the holder of an award is terminated, the unvested portion of the award will generally be forfeited or may be subject to repurchase by the Company, and will cease to vest or become exercisable after the termination.

The Compensation Committee may provide that an award will continue to vest for some or all of the period of a leave of absence, or that vesting of an award will be tolled during a leave of absence, consistent with applicable law.

Transferability

Generally, awards under the 2011 Plan may only be transferred by will or the laws of descent and distribution, unless and until such award has been exercised or the shares underlying such award have been issued and all restrictions applicable to such shares have lapsed.  However, subject to certain terms and conditions, the Compensation Committee may permit a holder to transfer an nonqualified stock option or shares of restricted stock to any “family member” under applicable securities laws.

Adjustments; Corporate Transactions

In the event of a declaration of a stock dividend, a stock split, a reverse stock split, a recapitalization, a reclassification, a reorganization or a similar occurrence, the Compensation Committee will make appropriate adjustments to:

•                  the number and kind of shares available for future grants;

•                  the number and kind of shares covered by each outstanding award;

•                  the grant or exercise price under each outstanding award; and

•                  the repurchase right of each share of restricted stock.

7

In the event that such a corporate action occurs that is not included in the list of actions covered in the immediately preceding sentence, the Compensation Committee may equitably adjust any outstanding awards under the 2011 Plan in such manner as it may deem equitable and appropriate.

In the event of a merger or consolidation, the sale or exchange of all Common Stock, the sale, transfer or disposition of all or substantially all of the Company’s assets or a liquidation or dissolution of the Company, the Compensation Committee may take one or more of the following actions with respect to outstanding options and SARs:

•                  provide for the assumption or substitution of the awards;

•                  cancel the awards;

•                  accelerate the awards in whole or in part;

•                  cash out the awards;

•                  convert the awards into the right to receive liquidation proceeds; or

•                  any combination of the above.

Upon a liquidation or dissolution of the Company, except as otherwise provided in an applicable award agreement, all forfeiture restrictions and/or performance goals with respect to an award will automatically be deemed terminated or satisfied, as applicable.

In the event of a “change of control” of the Company (as defined in the 2011 Plan), the Compensation Committee will take any action it deems necessary or appropriate, including to accelerate an award in whole or in part.  A SAR granted in tandem with a stock option that can only be exercised during limited periods following a change of control of the Company may entitle the holder to receive an amount based on the highest price paid or offered for the Common Stock in a transaction relating to the change of control or paid during the thirty-day period immediately preceding the change of control.

Termination or Amendment

The Board may terminate, amend or modify the 2011 Plan at any time.  However, stockholder approval of an amendment is required to increase the aggregate share limit, change the description of eligible participants or to the extent necessary to comply with applicable law.

The term of the 2011 Plan will expire on the tenth anniversary of the date on which it was originally approved by the Board.  No ISO may be granted pursuant to the 2011 Plan after the earlier of the tenth anniversary of the date on which the 2011 Plan was adopted by the Board or the tenth anniversary of the approval of the 2011 Plan by the Company’s shareholders.

Tax Withholding

The Company may require participants to discharge applicable withholding tax obligations with respect to any award granted to the participant.  The plan administrator may in its discretion allow a holder to meet any such withholding tax obligations by electing to have the Company withhold shares of Common Stock otherwise issuable under any award (or allow the return of shares of Common Stock) having a fair market value equal to the sums required to be withheld.

8

ACTION 2 — AMENDMENT TO CERTIFICATE OF DESIGNATIONS

The Charter Amendment was adopted by the Board on December 15, 2011, and approved by our stockholders on December 16, 2011, as further described above, in order to provide that shares issuable under the 2011 Plan shall be “Excluded Stock” under the Certificate of Designations, to the effect that the issuance of shares of our capital stock under the 2011 Plan will not result in an anti-dilution adjustment under the terms of Section 7 of the Certificate of Designations, pursuant to which all shares of Preferred Stock have weighted-average anti-dilution protection (based on an initial conversion price per share of $8.142), subject to certain exceptions.

The description of the Charter Amendment in this Information Statement is intended to be a summary only and is qualified in its entirety by the terms of the Charter Amendment included in the Certificate of Amendment attached to this Information Statement as Exhibit C, which is incorporated herein by reference.

Reasons for the Charter Amendment

The Charter Amendment will allow us to issue shares of our capital stock to employees, consultants and non-employee directors under the 2011 Plan without triggering an adjustment to the conversion price of the Preferred Stock under Section 7 of the Certificate of Designations.

Effectiveness of Charter Amendment

The Company intends to file the Certificate of Amendment setting forth the Charter Amendment with the Secretary of State of the State of Delaware following the effectiveness of the Stockholder Consent upon the expiration of 20 days after the mailing of this Information Statement to our stockholders as required under Rule 14c-2 under the Exchange Act.

9

STOCKHOLDER ACTION

Vote Required

On November 7, 2011, the First Record Date, there were:

•                  592,581 shares of our Common Stock outstanding; and

•                  1,549,130 shares of our Preferred Stock outstanding, consisting of:

•                  413,254 shares of Series A-1 Convertible Preferred Stock;

•                  983,208 shares of Series A-2 Convertible Preferred Stock;

•                  142,227 shares of Series A-3 Convertible Preferred Stock;

•                  3,998 shares of Series A-4 Convertible Preferred Stock; and

•                  6,443 shares of Series A-5 Convertible Preferred Stock.

As of December 15, 2011, the Second Record Date, there were:

•                  599,247 shares of our Common Stock outstanding; and

•                  2,075,488 shares of our Preferred Stock outstanding, consisting of:

•                  939,612 shares of Series A-1 Convertible Preferred Stock;

•                  983,208 shares of Series A-2 Convertible Preferred Stock;

•                  142,227 shares of Series A-3 Convertible Preferred Stock;

•                  3,998 shares of Series A-4 Convertible Preferred Stock; and

•                  6,443 shares of Series A-5 Convertible Preferred Stock.

Each share of Preferred Stock is convertible into 10 shares of Common Stock.  Under the terms of the Code, the affirmative vote of the holders of a majority in voting power of our outstanding shares on an as-converted basis was required to enable us to grant incentive stock options (as defined in the Code) under the 2011 Plan.  Under the terms of the DGCL and the Certificate of Designations, the affirmative vote of the holders of at least the Senior Majority and of a majority of our outstanding shares on an as-converted basis was required to approve the Charter Amendment.

On the First Record Date:

•                  1,077,082 shares of Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock and/or Series A-3 Convertible Preferred Stock constituted the Senior Majority; and

•                  8,041,941 shares of Common Stock constituted a majority of the outstanding shares of our Common Stock on an as-converted basis.

On the Second Record Date:

•                  1,445,533 shares of Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock and/or Series A-3 Convertible Preferred Stock constituted the Senior Majority; and

10

•                  10,677,064 shares of Common Stock constituted a majority of the outstanding shares of our Common Stock on an as-converted basis.

On November 18, 2011, the holders of:

•                  353,798 shares of the Company’s Series A-1 Convertible Preferred Stock outstanding on the First Record Date;

•                  981,684 shares of the Company’s Series A-2 Convertible Preferred Stock outstanding on the First Record Date; and

•                  142,227 shares of the Company’s Series A-3 Convertible Preferred Stock outstanding on the First Record Date,

representing approximately 96% of the outstanding shares, on the First Record Date, of the Company’s Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock and Series A-3 Convertible Preferred Stock, collectively, and approximately 92% of the outstanding shares, on the First Record Date, of our Common Stock on an as-converted basis, executed a written consent in accordance with Section 228 of the DGCL and the Bylaws approving the 2011 Plan.

On December 16, 2011, the holders of:

•                  747,552 shares of the Company’s Series A-1 Convertible Preferred Stock outstanding on the Second Record Date;

•                  871,966 shares of the Company’s Series A-2 Convertible Preferred Stock outstanding on the Second Record Date; and

•                  116,994 shares of the Company’s Series A-3 Convertible Preferred Stock outstanding on the Second Record Date,

representing approximately 84% of the outstanding shares, on the Second Record Date, of the Company’s Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock and Series A-3 Convertible Preferred Stock, collectively, and approximately 83% of the outstanding shares, on the Second Record Date, of our Common Stock on an as-converted basis, executed a written consent in accordance with Section 228 of the DGCL and the Bylaws approving the Plan Amendment and the Charter Amendment.

Dissenters’ Rights of Appraisal

Under Delaware law, stockholders will not have any opportunity to dissent or appraisal rights in connection with the actions described in this Information Statement.

11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock as of December 27, 2011 by: (i) each person known by the Company to be the beneficial owner calculated in accordance with Rule 13d-3(d)(1) promulgated under the Exchange Act of more than 5% of the outstanding shares of Common Stock; (ii) each director and executive officer of the Company; and (iii) all officers and directors as a group.  Unless otherwise stated in the table or its footnotes, the person and entities listed below have the sole voting power and investment power with respect to the shares set forth next to one’s name. Unless otherwise noted, the address of each stockholder below is c/o Radius Health, Inc., 201 Broadway, 6th Floor, Cambridge, MA 02139.

Name, (Title) and Address	Shares Beneficially Owned		Title of Class	Percentage of Class(1)(a)	Percentage of Converted Common Stock(1)(b)
Michael S. Wyzga (Chief Executive Officer, President and Director)	0			0%	0%
C. Richard Lyttle, Ph.D. (Chief Scientific Officer)	590,637	(2)	Common Stock	52.6%
			Converted Common Stock		2.7%
Nick Harvey (Chief Financial Officer, Treasurer, and Secretary)	179,513	(3)	Common Stock	24.0%
			Converted Common Stock		0.8%
Louis Brenner	0			0%	0%

Gary Hattersley	86,163	(4)	Common Stock	12.6%
			Converted Common Stock		0.4%
Dr. Ansbert Gadicke (Director)	8,397,070	(5)	Common Stock	93.3%
	384,261	(6)	Series A-1 Preferred Stock	40.9%
	402,155	(7)	Series A-2 Preferred Stock	40.9%
	53,331	(8)	Series A-3 Preferred Stock	37.5%
			Converted Common Stock		39.3%

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Name, (Title) and Address	Shares Beneficially Owned		Title of Class	Percentage of Class(1)(a)	Percentage of Converted Common Stock(1)(b)
Alan H. Auerbach (Director)	106,943	(9)	Common Stock	15.1%
			Converted Common Stock		0.5%
Jonathan Fleming (Director)	1,364,834	(10)	Common Stock	70.0%
	109,718	(11)	Series A-2 Preferred Stock	11.2%
	25,233	(12)	Series A-3 Preferred Stock	17.7%
			Converted Common Stock		6.4%
Kurt C. Graves (Director)	42,780	(13)	Common Stock	6.7%
			Converted Common Stock		0.2%
Dr. Martin Muenchbach (Director)	1,896,980	(14)	Common Stock	76.0%
	84,536	(15)	Series A-1 Preferred Stock	9.0%
	105,162	(16)	Series A-2 Preferred Stock	10.7%
			Converted Common Stock		8.9%
Elizabeth Stoner (Director)	10,000	(17)	Common Stock	1.6%
			Converted Common Stock		0.1%
Entities affiliated with
MPM Bioventures III, L.P. c/o MPM Capital 200 Clarendon St., 54th Fl. Boston, MA 02116	8,397,070	(18)	Common Stock	93.3%
	384,261	(19)	Series A-1 Preferred Stock	40.9%
	402,155	(20)	Series A-2 Preferred Stock	40.9%
	53,331	(21)	Series A-3 Preferred Stock	37.5%
			Converted Common Stock		39.3%

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Name, (Title) and Address	Shares Beneficially Owned		Title of Class	Percentage of Class(1)(a)	Percentage of Converted Common Stock(1)(b)
The Wellcome Trust Limited as trustee of The Wellcome Trust 215 Euston Road London NW1 2BE England	2,868,910	(22)	Common Stock	82.7%
	76,566	(23)	Series A-1 Preferred Stock	8.2%
	210,325		Series A-2 Preferred Stock	21.4%
			Converted Common Stock		13.4%
HealthCare Ventures VII, L.P. 55 Cambridge Parkway Suite 102 Cambridge, MA 02142	2,292,053	(24)	Common Stock	81.6%
	58,953	(25)	Series A-1 Preferred Stock	6.3%
	98,278		Series A-2 Preferred Stock	10.0%
	63,663		Series A-3 Preferred Stock	44.8%
			Converted Common Stock		10.7%

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Name, (Title) and Address	Shares Beneficially Owned		Title of Class	Percentage of Class(1)(a)	Percentage of Converted Common Stock(1)(b)
Entities affiliated with
Saints Captial VI, L.P. 475 Sansome Street Suite 1850 San Francisco, CA 94111	1,856,104	(26)	Common Stock	76.1%
	49,127	(27)	Series A-1 Preferred Stock	5.2%
	109,718	(28)	Series A-2 Preferred Stock	11.1%
	25,233	(29)	Series A-3 Preferred Stock	17.7%
			Converted Common Stock		8.7%
BB Biotech Ventures II, L.P. Traflagar Court Les Banques St. Peter Port Guernsey Channel Islands GY1 3QL	1,896,980	(30)	Common Stock	76.0%
	84,536	(31)	Series A-1 Preferred Stock	9.0%
	105,162		Series A-2 Preferred Stock	10.7%
			Converted Common Stock		8.9%
Entities affiliated with
Oxford Bioscience Partners 222 Berkley Street Suite 1650 Boston, MA 02116	1,364,834	(32)	Common Stock	70.0%
	109,718	(33)	Series A-2 Preferred Stock	11.2%
	25,233	(34)	Series A-3 Preferred Stock	17.7%
			Converted Common Stock		6.4%

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Name, (Title) and Address	Shares Beneficially Owned		Title of Class	Percentage of Class(1)(a)	Percentage of Converted Common Stock(1)(b)
Healthcare Private Equity Limited Partnership Edinburgh One Morrison Street Edinburgh EH3 8BE U.K.	765,020	(35)	Common Stock	56.1%
	20,416		Series A-1 Preferred Stock	2.2%
	56,086		Series A-2 Preferred Stock	5.7%
			Converted Common Stock		3.6%
Brookside Capital Partners Fund, L.P. Bain Capital, LLC 111 Huntington Avenue Boston, MA 02199	1,228,200	(36)	Common Stock	67.2%
	122,820		Series A-1 Preferred Stock	13.1%
			Converted Common Stock		5.8%
Biotech Growth N.V. Asset Management BAB N.V. Ara Hill Top Building, Unit A-5 Pletterijweg Oost 1 Curaçao, Dutch Caribbean	1,228,200	(37)	Common Stock	67.2%
	122,820		Series A-1 Preferred Stock	13.1%
			Converted Common Stock		5.8%

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Name, (Title) and Address	Shares Beneficially Owned		Title of Class	Percentage of Class(1)(a)	Percentage of Converted Common Stock(1)(b)
Ipsen Pharma SAS 65, quai Georges Gorse 92100 Boulogne Billancourt France	173,260	(38)	Common Stock	22.4%
	17,326		Series A-1 Preferred Stock	1.8%
			Converted Common Stock		0.8%
Stavros C. Manolagas 35 River Ridge Circle Little Rock, AR 72227	91,040		Common Stock	15.2%
			Converted Common Stock		0.4%
Nordic Bioscience Herlev Hovedgade 207 2730 Herlev Denmark	64,430	(39)	Common Stock	9.7%
	6,443		Series A-5 Preferred Stock	100%
			Converted Common Stock		0.3%
Louis O’Dea 566 Main Street Hingham, MA 02043	193,087	(40)	Common Stock	25.30%
			Converted Common Stock		0.9%
Michael Rosenblatt 130 Lake Ave Newton, MA 02459	43,915	(41)	Common Stock	7.3%
			Converted Common Stock		0.2%
Patricia Rosenblatt 876 Beacon Street, Apt. No. 5 Newton, MA 02459	41,357		Common Stock	7.0%
			Converted Common Stock		0.2%
John Katzenellenbogen Trust 704 West Pennsylvania Avenue Urbana, Illinois 61801	56,065	(42)	Common Stock	9.4%
			Converted Common Stock		0.3%

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Name, (Title) and Address	Shares Beneficially Owned		Title of Class	Percentage of Class(1)(a)	Percentage of Converted Common Stock(1)(b)
Chris Miller 11 Edgar Walker Court Hingham, MA 02043	63,853	(43)	Common Stock	10.1%
			Converted Common Stock		0.3%
John Thomas Potts, Jr. Massachusetts General Hospital 149 13th Street, MC 1494005 Charlestown, MA 02129-2000	61,648	(44)	Common Stock	10.9%
			Converted Common Stock		0.3%
Bart Henderson 48 Prentiss Lane Belmont, MA 02478	30,468		Common Stock	5.1%
			Converted Common Stock		0.1%
All Officers and Directors as a group (10 individuals)	12,525,197		Common Stock	96.3%
			Converted Common Stock		56.9%

(1)(a)                    Because shares of Preferred Stock vote together with Common Stock on an as-converted basis the percentages of beneficial ownership reported in this column do not reflect the beneficial owner’s voting percentage of our outstanding capital stock. See Note (1)(b). Because each stockholder of the Company is a party to certain agreements with the other stockholders of the Company, which agreements contain, among other things, certain voting agreements and limitations on the sale of their shares of Common Stock, each stockholder of the Company may be deemed to be a member of a “group,” within the meaning of Section 13(d)(3) of the Exchange Act.  The percentages of beneficial ownership presented in this column are calculated in accordance with Rule 13d-3(d)(1) promulgated under the Exchange Act, excluding in the case of each beneficial owner, the shares held by any other beneficial owner, as to which each beneficial owner disclaims beneficial ownership.

(1)(b)                   A more accurate reflection of each beneficial owner’s voting percentage is their percentage of the Preferred Stock and the Common Stock voting together as a single class (the “Converted Common Stock”), assuming the conversion of all issued and outstanding shares of Preferred Stock. In order to provide accurate disclosure of the relevant beneficial ownership percentage of each beneficial owner included in this table we have set forth each such beneficial owner’s ownership percentage (calculated in accordance with Rule 13d-3 of the Exchange Act) of the Converted Common Stock in this column. See Note (1)(a).

(2)                                  Includes 523,971 options to purchase our Common Stock anticipated to be exercisable within 60 days after December 27, 2011.

(3)                                  Includes 149,513 options to purchase our Common Stock anticipated to be exercisable within 60 days after December 27, 2011.

(4)                                  Consists of 86,163 options to purchase our Common Stock anticipated to be exercisable within 60 days after December 27, 2011.

(5)                                  Includes 82,220 shares of Common Stock issuable upon conversion of 8,222 shares of Company Series A-1 Preferred Stock, 121,940 shares of Common Stock issuable upon conversion of 12,194 shares of Company Series A-2 Preferred Stock, 29,850 shares of Common Stock issuable upon conversion of 2,985 shares of Company Series A-3 Preferred Stock issued to MPM BioVentures III, L.P. (“BV III”), in the Merger (as defined below), and 68,740 shares of Common Stock issuable upon conversion of 6,874 shares

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of Company Series A-1 Preferred Stock issued to BV III at subsequent closings of the Company’s Series A-1 Preferred Stock financing; 1,222,900 shares of Common Stock issuable upon conversion of 122,290 shares of Company Series A-1 Preferred Stock, 1,813,640 shares of Common Stock issuable upon conversion of 181,364 shares of Company Series A-2 Preferred Stock, and 443,950 shares of Common Stock issuable upon conversion of 44,395 shares of Company Series A-3 Preferred Stock issued to MPM BioVentures III-QP, L.P. (“BV III QP”), in the Merger, and 1,022,380 shares of Common Stock issuable upon conversion of 102,238 shares of Company Series A-1 Preferred Stock issued to BV III QP at subsequent closings of the Company’s Series A-1 Preferred Stock financing; 103,350 shares of Common Stock issuable upon conversion of 10,335 shares of Company Series A-1 Preferred Stock, 153,270 shares of Common Stock issuable upon conversion of 15,327 shares of Company Series A-2 Preferred Stock, and 37,520 shares of Common Stock issuable upon conversion of 3,752 shares of Company Series A-3 Preferred Stock issued to MPM BioVentures III GmbH & Co. Beteiligungs K.G. (“BV III KG”), in the Merger, and 86,400 shares of Common Stock issuable upon conversion of 8,640 shares of Company Series A-1 Preferred Stock issued to BV III KG at subsequent closings of the Company’s Series A-1 Preferred Stock financing; 36,930 shares of Common Stock issuable upon conversion of 3,693 shares of Company Series A-1 Preferred Stock, 54,770 shares of Common Stock issuable upon conversion of 5,477 shares of Company Series A-2 Preferred Stock, and 13,400 shares of Common Stock issuable upon conversion of 1,340 shares of Company Series A-3 Preferred Stock issued to MPM BiVentures III Parallel Fund, L.P. (“BV III PF”), in the Merger, and 30,860 shares of Common Stock issuable upon conversion of 3,086, shares of Company Series A-1 Preferred Stock issued to BV III PF at subsequent closings of the Company’s Series A-1 Preferred Stock financing; 23,680shares of Common Stock issuable upon conversion of 2,368 shares of Company Series A-1 Preferred Stock, 35,110 shares of Common Stock issuable upon conversion of 3,511 shares of Company Series A-2 Preferred Stock, and 8,590 shares of Common Stock issuable upon conversion of 859 shares of Company Series A-3 Preferred Stock issued to MPM Asset Management Investors 2003 BVIII LLC (“AM LLC”) in the Merger, and 19,780 shares of Common Stock issuable upon conversion of 1,978, shares of Company Series A-1 Preferred Stock issued to AM LLC at subsequent closings of the Company’s Series A-1 Preferred Stock financing; 540,010 shares of Common Stock issuable upon conversion of 54,001 shares of Company Series A-1 Preferred Stock, and 1,842,420 shares of Common Stock issuable upon conversion of 184,242 shares of Company Series A-2 Preferred Stock issued to MPM Bio IV NVS Strategic Fund, L.P. (“MPM NVS”) in the Merger, and 605,360 shares of Common Stock issuable upon conversion of 60,536, shares of Company Series A-1 Preferred Stock issued to MPM NVS at subsequent closings of the Company’s Series A-1 Preferred Stock financing. MPM BioVentures III GP, L.P. (“BV III LP”) and MPM BioVentures III LLC (“BV3LLC”) are the direct and indirect general partners of BV III, BV III QP, BV III KG, and BV III PF. MPM BioVentures IV GP LLC (“BV IV GP”) and MPM BioVentures IV LLC (“BV4LLC”) are the direct and indirect general partners of MPM NVS. BV3LLC is the General Partner of BV III LP. Ansbert Gadicke, Luke Evnin, Nicholas Galakatos, Michael Steinmetz, Dennis Henner, Nicholas Simon and Kurt Wheeler are the Members of BV3LLC and the managers of AM LLC. All members of BV3LLC share all power to vote, acquire, hold and dispose of all shares and warrants. Each member disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein. BV4LLC is the Managing Member of BV IV GP. Ansbert Gadicke, Luke Evnin, John Vander Vort, William Greene, James Scopa, Vaughn Kailian and Steven St. Peter are the Members of MPM BioVentures IV LLC. All members share all power to vote, acquire, hold and dispose of all shares and warrants. Each member disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein. Each entity mentioned above and Dr. Gadicke disclaim beneficial ownership of all shares not held by it or him of record. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2011 by BV III, BV III QP, BV III KG, BV III PF, AM LLC, MPM NVS, Luke Evnin, Ansbert Gadicke, Nicholas Galakatos, Michael Steinmetz, Kurt Wheeler, Nicholas Simon III, Dennis Henner, Ashley L. Dombkowski, William Greene, Vaughn Kailian, James Paul Scopa, Steven St. Peter, and John Vander Vort.

(6)                                  Includes of 8,222 shares of Company Series A-1 Preferred Stock issued to BV III in the Merger, and 6,874 shares of Company Series A-1 Preferred Stock issued to BV III at subsequent closings of the Company’s Series A-1 Preferred Stock financing; 122,290 shares of Company Series A-1 Preferred Stock issued to BV III QP in the Merger, and 102,238 shares of Company Series A-1 Preferred Stock issued to BV III QP at subsequent closings of the Company’s Series A-1 Preferred Stock financing; 10,335 shares of Company Series A-1 Preferred Stock issued to BV III KG in the Merger, and 8,640 shares of Company Series A-1 Preferred Stock issued to BV III KG at subsequent closings of the Company’s Series A-1 Preferred Stock financing; 3,693 shares of Company Series A-1 Preferred Stock issued to BV III PF in the Merger, and 3,086 shares of Company Series A-1 Preferred Stock issued to BV III PF at subsequent closings of the Company’s Series A-1 Preferred Stock financing; 2,368 shares of Company Series A-1 Preferred Stock, issued to AM LLC in the Merger, and 1,978 shares of Company Series A-1 Preferred Stock issued to AM LLC at subsequent closings of the Company’s Series A-1 Preferred Stock financing; and 54,001 shares of Company Series A-1 Preferred Stock issued to MPM NVS in the Merger, and 60,536 shares of Company Series A-1 Preferred Stock issued to MPM NVS at subsequent closings of the Company’s Series A-1 Preferred Stock financing. BV III LP and BV3LLC, are the direct and indirect general partners of BV III, BV III QP, BV III KG, and BV III PF. BV IV GP and BV4LLC are the direct and indirect general partners of MPM NVS. BV3LLC is the General Partner of BV III LP. Ansbert Gadicke, Luke Evnin, Nicholas Galakatos, Michael Steinmetz, Dennis Henner, Nicholas Simon and Kurt Wheeler are the Members of BV3LLC and the managers of AM LLC. All members share all power to vote, acquire, hold and dispose of all shares and warrants. Each member disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein. BV4LLC is the Managing Member of BV IV GP. Ansbert Gadicke, Luke Evnin, John Vander Vort, William Greene, James Scopa, Vaughn Kailian and Steven St. Peter are the Members of MPM BioVentures IV LLC. All members share all power to vote, acquire, hold and dispose of all shares and warrants. Each member disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein. Each entity mentioned above and Dr. Gadicke disclaim beneficial ownership of all shares not held by it or him of record. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by BV III, BV III QP, BV III KG, BV III PF, AM LLC, MPM NVS, Luke Evnin, Ansbert Gadicke, Nicholas Galakatos, Michael Steinmetz, Kurt Wheeler, Nicholas Simon III, Dennis Henner, Ashley L. Dombkowski, William Greene, Vaughn Kailian, James Paul Scopa, Steven St. Peter, and John Vander Vort.

(7)                                  Includes 12,194 shares of Company Series A-2 Preferred Stock issued BV III in the Merger; 181,364 shares of Company Series A-2 Preferred Stock issued to BV III QP in the Merger, 15,327 shares of Company Series A-2 Preferred Stock issued BV III KG in the Merger; 5,477 shares of Company Series A-2 Preferred Stock issued to BV III PF in the Merger; 3,511 shares of Company Series A-2 Preferred Stock issued to AM LLC in the Merger; and 184,242 shares of Company Series A-2 Preferred Stock issued to MPM NVS in the Merger. BV III LP and BV3LLC, are the direct and indirect general partners of BV III, BV III QP, BV III KG, and BV III PF. BV IV GP and BV4LLC are the direct and indirect general partners of MPM NVS. BV3LLC is the General Partner of BV III LP.

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Ansbert Gadicke, Luke Evnin, Nicholas Galakatos, Michael Steinmetz, Dennis Henner, Nicholas Simon and Kurt Wheeler are the Members of BV3LLC and the managers of AM LLC. All members share all power to vote, acquire, hold and dispose of all shares and warrants. Each member disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein. BV4LLC is the Managing Member of BV IV GP. Ansbert Gadicke, Luke Evnin, John Vander Vort, William Greene, James Scopa, Vaughn Kailian and Steven St. Peter are the Members of MPM BioVentures IV LLC. All members share all power to vote, acquire, hold and dispose of all shares and warrants. Each member disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein. Each entity mentioned above and Dr. Gadicke disclaim beneficial ownership of all shares not held by it or him of record. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by BV III, BV III QP, BV III KG, BV III PF, AM LLC, MPM NVS, Luke Evnin, Ansbert Gadicke, Nicholas Galakatos, Michael Steinmetz, Kurt Wheeler, Nicholas Simon III, Dennis Henner, Ashley L. Dombkowski, William Greene, Vaughn Kailian, James Paul Scopa, Steven St. Peter, and John Vander Vort.

(8)                                  Includes 2,985 shares of Company Series A-3 Preferred Stock issued to BV III in the Merger; 44,395 shares of Company Series A-3 Preferred Stock issued BV III QP, in the Merger; 3,752 shares of Company Series A-3 Preferred Stock issued to BV III KG, in the Merger; 1,340 shares of Company Series A-3 Preferred Stock issued to BV III PF, in the Merger; and 859 shares of Company Series A-3 Preferred Stock issued to AM LLC in the Merger. BV III LP and BV3LLC, are the direct and indirect general partners of BV III, BV III QP, BV III KG, and BV III PF. BV IV GP and BV4LLC are the direct and indirect general partners of MPM NVS. BV3LLC is the General Partner of BV III LP. Ansbert Gadicke, Luke Evnin, Nicholas Galakatos, Michael Steinmetz, Dennis Henner, Nicholas Simon and Kurt Wheeler are the Members of BV3LLC and the managers of AM LLC. All members share all power to vote, acquire, hold and dispose of all shares and warrants. Each member disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein. BV4LLC is the Managing Member of BV IV GP. Ansbert Gadicke, Luke Evnin, John Vander Vort, William Greene, James Scopa, Vaughn Kailian and Steven St. Peter are the Members of MPM BioVentures IV LLC. All members share all power to vote, acquire, hold and dispose of all shares and warrants. Each member disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein. Each entity mentioned above and Dr. Gadicke disclaim beneficial ownership of all shares not held by it or him of record. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by BV III, BV III QP, BV III KG, BV III PF, AM LLC, MPM NVS, Luke Evnin, Ansbert Gadicke, Nicholas Galakatos, Michael Steinmetz, Kurt Wheeler, Nicholas Simon III, Dennis Henner, Ashley L. Dombkowski, William Greene, Vaughn Kailian, James Paul Scopa, Steven St. Peter, and John Vander Vort.

(9)                                  Consists of 106,943 options to purchase our Common Stock anticipated to be exercisable within 60 days after December 27, 2011.

(10)                            Includes 15,173 shares of Common Stock and 1,086,280 shares of Common Stock issuable upon conversion of 108,628 shares of Company Series A-2 Preferred Stock, 249,830 shares of Common Stock issuable upon conversion of 24,983 shares of Company Series A-3 Preferred Stock (the “OBP IV Shares”) held directly by OBP IV—Holdings LLC (“OBP IV”); and 151 shares of Common Stock and 10,900 shares of Common Stock issuable upon conversion of 1,090 shares of Company Series A-2 Preferred Stock, 2,500 shares of Common Stock issuable upon conversion of 250 shares of Company Series A-3 Preferred Stock (the “mRNA II Shares”) held directly by mRNA II—Holdings LLC (“mRNA II”). The OBP IV Shares and the mRNA II Shares are referred to herein as the “Oxford Shares.” The OBP IV Shares are indirectly held by Oxford Bioscience Partners IV L.P. (“OBP LP”), a member of OBP IV. The mRNA II Shares are indirectly held by mRNA Fund II L.P. (“mRNA LP”), a member of mRNA II. The Oxford Shares are indirectly held by OBP Management IV L.P. (“OBP Management IV”), the sole general partner of each of OBP LP and mRNA LP; Jonathan Fleming and Alan Walton, the individual general partners of OBP Management IV; Saints Capital Granite, L.P. (“Saints LP”), a member of OBP IV and mRNA II; Saints Capital Granite, LLC (“Saints LLC”), the sole general partner of Saints LP; and Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer, the individual managers of Saints LLC. Jonathan Fleming and Alan Walton, the individual general partners of OBP Management IV, share all voting and investment power on behalf of OBP Management IV. Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer, the individual managers of Saints LLC, share all voting and investment power on behalf of Saints LLC. Each of the entities and individuals mentioned above disclaim beneficial ownership within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise of such portion of the Oxford Shares in which such entity or individual has no actual pecuniary interest therein. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by OBP IV, mRNA II, mRNA Fund II, OBP Management IV, Saints LP, Saints LLC, Jonathan Fleming, Alan Walton, Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer.

(11)                            Includes 108,628 shares of Company Series A-2 Preferred Stock held directly by OBP IV (the “OBP IV A-2 Shares”) and 1,090 shares of Company Series A-2 Preferred Stock held directly by mRNA II (the “mRNA II A-2 Shares”). The OBP IV A-2 Shares are indirectly held by OBP LP, a member of OBP IV. The mRNA II A-2 Shares are indirectly held by mRNA LP, a member of mRNA II. The OBP IV A-2 Shares and the mRNA II A-2 Shares are referred to herein as the “Oxford A-2 Shares”. The Oxford A-2 Shares are indirectly held by OBP Management IV, the sole general partner of each of OBP LP and mRNA LP; Jonathan Fleming and Alan Walton, the individual general partners of OBP Management IV; Saints LP, a member of OBP IV and mRNA II; Saints LLC, the sole general partner of Saints LP; and Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer, the individual managers of Saints LLC. Jonathan Fleming and Alan Walton, the individual general partners of OBP Management IV, share all voting and investment power on behalf of OBP Management IV. Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer, the individual managers of Saints LLC, share all voting and investment power on behalf of Saints LLC. Each of the entities and individuals mentioned above disclaim beneficial ownership within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise of such portion of the Saints A-2 Shares in which such entity or individual has no actual pecuniary interest therein. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by OBP IV, mRNA II, mRNA Fund II, OBP Management IV, Saints LP, Saints LLC, Jonathan Fleming, Alan Walton, Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer.

(12)                            Includes 24,983 shares of Company Series A-3 Preferred Stock held directly by OBP IV (the “OBP IV A-3 Shares”) and 250 shares of Company Series A-3 Preferred Stock held directly by mRNA II (the mRNA II A-3 Shares”). The OBP IV A-3 Shares are indirectly held by OBP LP, a member of OBP IV. The mRNA II A-3 Shares are indirectly held by mRNA LP, a member of mRNA II. The OBP IV A-3 Shares and the mRNA II A-3 Shares are referred to herein as the “Oxford A-3 Shares”. The Oxford A-3 Shares are indirectly held by OBP Management IV, the sole general partner of each of OBP LP and mRNA LP; Jonathan Fleming and Alan Walton, the

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individual general partners of OBP Management IV; Saints LP, a member of OBP IV and mRNA II; Saints LLC, the sole general partner of Saints LP; and Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer, the individual managers of Saints LLC. Jonathan Fleming and Alan Walton, the individual general partners of OBP Management IV, share all voting and investment power on behalf of OBP Management IV. Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer, the individual managers of Saints LLC, share all voting and investment power on behalf of Saints LLC. Each of the entities and individuals mentioned above disclaim beneficial ownership within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise of such portion of the Saints A-3 Shares in which such entity or individual has no actual pecuniary interest therein. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by OBP IV, mRNA II, mRNA Fund II, OBP Management IV, Saints LP, Saints LLC, Jonathan Fleming, Alan Walton, Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer.

(13)                            Consists of 42,780 options to purchase our Common Stock anticipated to be exercisable within 60 days after December 27, 2011.

(14)                            Includes 435,960 shares of Common Stock issuable upon conversion of 43,596 shares of Company Series A-1 Preferred Stock (the “BBBV LP A-1 Preferred Stock”), and 1,051,620 shares of Common Stock issuable upon conversion of 105,162 shares of Company Series A-2 Preferred Stock (together with the BBBV LP A-1 Preferred Stock the “BBBV LP Shares”) issued to BB Biotech Ventures II L.P. (“BBBV LP”) in the Merger, and 409,400 shares issuable upon conversion of 40,940 shares of Company Series A-1 Preferred Stock issued to BBBV LP at subsequent closings of the Company’s Series A-1 Preferred Stock financing. BB Biotech Ventures GP (Guernsey) Limited (“BBBV Limited”) is the General Partner of BBBV LP. Jan Bootsma, Pascal Mahieux, and Ben Morgan are the directors of BBBV Limited. Dr. Muenchbach, the Senior Investment Advisor Private Equity at Bellevue Asset Management AG, advises Asset Management BAB N.V. (“AMB NV”) who, pursuant to a services agreement with BAM AG, advises the directors of BBBV Limited mentioned above. Jan Bootsma, Pascal Mahieux, Ben Morgan and Dr. Muenchbach share all voting and investment power over the BBBV LP shares. Each of the foregoing, except BBBV LP in the case of the BBBV LP Shares, disclaims beneficial ownership of the BBBV LP Shares except to the extent of their pecuniary interest therein, if any. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by BBBV LP, BBBV Limited, Jan Bootsma, Pascal Mahieux, Ben Morgan, and Martin Muenchbach.

(15)                            Includes 43,596  shares of Company Series A-1 Preferred Stock issued to BBBV LP in the Merger, and 40,940 shares of Company Series A-1 Preferred Stock issued to BBBV LP at subsequent closings of the Company’s Series A-1 Preferred Stock financing. Voting and investment power with respect to these shares is shared by the general partners of this fund. BBBV Limited is the General Partner of BBBV LP. Jan Bootsma, Pascal Mahieux and Ben Morgan are the directors of BBBV Limited. Dr. Muenchbach, the Senior Investment Advisor Private Equity at Bellevue Asset Management AG, advises Asset Management BAB N.V. (“AMB NV”) who, pursuant to a services agreement with BAM AG, advises the directors of BBBV Limited mentioned above. Jan Bootsma, Pascal Mahieux, Ben Morgan and Dr. Muenchbach share all voting and investment power over the BBBV LP shares. Each of the foregoing, except BBBV LP in the case of the BBBV LP Shares, disclaims beneficial ownership of the BBBV LP Shares except to the extent of their pecuniary interest therein, if any. Beneficial ownership information is based on the information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by BBBV LP, BBBV Limited, Jan Bootsma, Pascal Mahieux, Ben Morgan, and Martin Muenchbach.

(16)                            Includes 105,162 shares of Company Series A-2 Preferred Stock issued to BBBV LP in the Merger. Voting and investment power with respect to these shares is shared by the general partners of this fund. BBBV Limited is the General Partner of BBBV LP. Jan Bootsma, Pascal Mahieux and Ben Morgan are the directors of BBBV Limited. Dr. Muenchbach, the Senior Investment Advisor Private Equity at Bellevue Asset Management AG, advises Asset Management BAB N.V. (“AMB NV”) who, pursuant to a services agreement with BAM AG, advises the directors of BBBV Limited mentioned above. Jan Bootsma, Pascal Mahieux, Ben Morgan and Dr. Muenchbach share all voting and investment power over the BBBV LP shares. Each of the foregoing, except BBBV LP in the case of the BBBV LP Shares, disclaims beneficial ownership of the BBBV LP Shares except to the extent of their pecuniary interest therein, if any. Beneficial ownership information is based on the information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by BBBV LP, BBBV Limited, Jan Bootsma, Pascal Mahieux, Ben Morgan, and Martin Muenchbach.

(17)                            Consists of 10,000 options to purchase our Common Stock anticipated to be exercisable within 60 days after December 27, 2011.

(18)                            Includes 82,220 shares of Common Stock issuable upon conversion of 8,222 shares of Company Series A-1 Preferred Stock, 121,940 shares of Common Stock issuable upon conversion of 12,194 shares of Company Series A-2 Preferred Stock, 29,850 shares of Common Stock issuable upon conversion of 2,985 shares of Company Series A-3 Preferred Stock issued to MPM BioVentures III, L.P. (“BV III”), in the Merger, and 68,740 shares of Common Stock issuable upon conversion of 6,874 shares of Company Series A-1 Preferred Stock issued to BV III at subsequent closings of the Company’s Series A-1 Preferred Stock financing; 1,222,900 shares of Common Stock issuable upon conversion of 122,290 shares of Company Series A-1 Preferred Stock, 1,813,640 shares of Common Stock issuable upon conversion of 181,364 shares of Company Series A-2 Preferred Stock, and 443,950 shares of Common Stock issuable upon conversion of 44,395 shares of Company Series A-3 Preferred Stock issued to MPM BioVentures III-QP, L.P. (“BV III QP”), in the Merger, and 1,022,380 shares of Common Stock issuable upon conversion of 102,238 shares of Company Series A-1 Preferred Stock issued to BV III QP at subsequent closings of the Company’s Series A-1 Preferred Stock financing; 103,350 shares of Common Stock issuable upon conversion of 10,335 shares of Company Series A-1 Preferred Stock, 153,270 shares of Common Stock issuable upon conversion of 15,327 shares of Company Series A-2 Preferred Stock, and 37,520 shares of Common Stock issuable upon conversion of 3,752 shares of Company Series A-3 Preferred Stock issued to MPM BioVentures III GmbH & Co. Beteiligungs K.G. (“BV III KG”), in the Merger, and 86,400 shares of Common Stock issuable upon conversion of 8,640 shares of Company Series A-1 Preferred Stock issued to BV III KG at subsequent closings of the Company’s Series A-1 Preferred Stock financing; 36,930 shares of Common Stock issuable upon conversion of 3,693 shares of Company Series A-1 Preferred Stock, 54,770 shares of Common Stock issuable upon conversion of 5,477 shares of Company Series A-2 Preferred Stock, and 13,400 shares of Common Stock issuable upon conversion of 1,340 shares of Company Series A-3 Preferred Stock issued to MPM BiVentures III Parallel Fund, L.P. (“BV III PF”), in the Merger, and 30,860 shares of Common Stock issuable upon conversion of 3,086, shares of Company Series A-1 Preferred Stock issued to BV III PF at subsequent closings of the Company’s Series A-1 Preferred Stock financing; 23,680shares of Common Stock issuable upon conversion of 2,368 shares of Company Series A-1 Preferred Stock, 35,110 shares of Common Stock issuable upon conversion of 3,511 shares of Company Series A-2 Preferred Stock, and 8,590 shares of Common Stock issuable upon conversion of 859 shares of Company Series A-3 Preferred Stock issued to MPM Asset Management Investors 2003

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BVIII LLC (“AM LLC”) in the Merger, and 19,780 shares of Common Stock issuable upon conversion of 1,978, shares of Company Series A-1 Preferred Stock issued to AM LLC at subsequent closings of the Company’s Series A-1 Preferred Stock financing; 540,010 shares of Common Stock issuable upon conversion of 54,001 shares of Company Series A-1 Preferred Stock, and 1,842,420 shares of Common Stock issuable upon conversion of 184,242 shares of Company Series A-2 Preferred Stock issued to MPM Bio IV NVS Strategic Fund, L.P. (“MPM NVS”) in the Merger, and 605,360 shares of Common Stock issuable upon conversion of 60,536, shares of Company Series A-1 Preferred Stock issued to MPM NVS at subsequent closings of the Company’s Series A-1 Preferred Stock financing. All voting and investment power is shared with Dr. Gadicke and the other general partners of these funds. BV III LP and BV3LLC are the direct and indirect general partners of BV III, BV III QP, BV III KG, and BV III PF. BV IV GP and BV IV LLC are the direct and indirect general partners of MPM NVS. BV3LLC is the General Partner of BV III LP. Ansbert Gadicke, Luke Evnin, Nicholas Galakatos, Michael Steinmetz, Dennis Henner, Nicholas Simon and Kurt Wheeler are the Members of BV3LLC and the managers of AM LLC. All members of BV3LLC share all power to vote, acquire, hold and dispose of all shares and warrants. Each member disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein. BV4LLC is the Managing Member of BV IV GP. Ansbert Gadicke, Luke Evnin, John Vander Vort, William Greene, James Scopa, Vaughn Kailian and Steven St. Peter are the Members of MPM BioVentures IV LLC. All members share all power to vote, acquire, hold and dispose of all shares and warrants. Each member disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein. Each fund mentioned above disclaims beneficial ownership of all shares not held by it of record. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by BV III, BV III QP, BV III KG, BV III PF, AM LLC, MPM NVS, Luke Evnin, Ansbert Gadicke, Nicholas Galakatos, Michael Steinmetz, Kurt Wheeler, Nicholas Simon III, Dennis Henner, Ashley L. Dombkowski, William Greene, Vaughn Kailian, James Paul Scopa, Steven St. Peter, and John Vander Vort.

(19)                            Includes of 8,222 shares of Company Series A-1 Preferred Stock issued to BV III in the Merger, and 6,874 shares of Company Series A-1 Preferred Stock issued to BV III at subsequent closings of the Company’s Series A-1 Preferred Stock financing; 122,290 shares of Company Series A-1 Preferred Stock issued to BV III QP in the Merger, and 102,238 shares of Company Series A-1 Preferred Stock issued to BV III QP at subsequent closings of the Company’s Series A-1 Preferred Stock financing; 10,335 shares of Company Series A-1 Preferred Stock issued to BV III KG in the Merger, and 8,640 shares of Company Series A-1 Preferred Stock issued to BV III KG at subsequent closings of the Company’s Series A-1 Preferred Stock financing; 3,693 shares of Company Series A-1 Preferred Stock issued to BV III PF in the Merger, and 3,086 shares of Company Series A-1 Preferred Stock issued to BV III PF at subsequent closings of the Company’s Series A-1 Preferred Stock financing; 2,368 shares of Company Series A-1 Preferred Stock, issued to AM LLC in the Merger, and 1,978 shares of Company Series A-1 Preferred Stock issued to AM LLC at subsequent closings of the Company’s Series A-1 Preferred Stock financing; and 54,001 shares of Company Series A-1 Preferred Stock issued to MPM NVS in the Merger, and 60,536 shares of Company Series A-1 Preferred Stock issued to MPM NVS at subsequent closings of the Company’s Series A-1 Preferred Stock financing. Voting and investment power is shared with Dr. Gadicke and the other general partners of these funds. BV III LP and BV3LLC, are the direct and indirect general partners of BV III, BV III QP, BV III KG, and BV III PF. BV IV GP and BV4LLC are the direct and indirect general partners of MPM NVS. BV3LLC is the General Partner of BV III LP. Ansbert Gadicke, Luke Evnin, Nicholas Galakatos, Michael Steinmetz, Dennis Henner, Nicholas Simon and Kurt Wheeler are the Members of BV3LLC and the managers of AM LLC. All members share all power to vote, acquire, hold and dispose of all shares and warrants. Each member disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein. BV4LLC is the Managing Member of BV IV GP. Ansbert Gadicke, Luke Evnin, John Vander Vort, William Greene, James Scopa, Vaughn Kailian and Steven St. Peter are the Members of MPM BioVentures IV LLC. All members have share all power to vote, acquire, hold and dispose of all shares and warrants. Each member disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by BV III, BV III QP, BV III KG, BV III PF, AM LLC, MPM NVS, Luke Evnin, Ansbert Gadicke, Nicholas Galakatos, Michael Steinmetz, Kurt Wheeler, Nicholas Simon III, Dennis Henner, Ashley L. Dombkowski, William Greene, Vaughn Kailian, James Paul Scopa, Steven St. Peter, and John Vander Vort.

(20)                            Includes 12,194 shares of Company Series A-2 Preferred Stock issued to BV III in the Merger; 181,364 shares of Company Series A-2 Preferred Stock issued to BV III QP, in the Merger 15,327 shares of Company Series A-2 Preferred Stock issued to BV III KG in the Merger; 5,477 shares of Company Series A-2 Preferred Stock issued to BV III PF, in the Merger; 3,511 shares of Company Series A-2 Preferred Stock issued to AM LLC in the Merger; and 184,242 shares of Company Series A-2 Preferred Stock issued to MPM NVS in the Merger. All voting and investment power is shared with Dr. Gadicke and the other general partners of these funds. BV III LP and BV3LLC, are the direct and indirect general partners of BV III, BV III QP, BV III KG, and BV III PF. BV IV GP and BV4LLC are the direct and indirect general partners of MPM NVS. BV3LLC is the General Partner of BV III LP. Ansbert Gadicke, Luke Evnin, Nicholas Galakatos, Michael Steinmetz, Dennis Henner, Nicholas Simon and Kurt Wheeler are the Members of BV3LLC and the managers of AM LLC. All members share all power to vote, acquire, hold and dispose of all shares and warrants. Each member disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein. BV4LLC is the Managing Member of BV IV GP. Ansbert Gadicke, Luke Evnin, John Vander Vort, William Greene, James Scopa, Vaughn Kailian and Steven St. Peter are the Members of MPM BioVentures IV LLC. All members share all power to vote, acquire, hold and dispose of all shares and warrants. Each member disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by BV III, BV III QP, BV III KG, BV III PF, AM LLC, MPM NVS, Luke Evnin, Ansbert Gadicke, Nicholas Galakatos, Michael Steinmetz, Kurt Wheeler, Nicholas Simon III, Dennis Henner, Ashley L. Dombkowski, William Greene, Vaughn Kailian, James Paul Scopa, Steven St. Peter, and John Vander Vort.

(21)                            Includes 2,985 shares of Company Series A-3 Preferred Stock issued to BV III in the Merger; 44,395 shares of Company Series A-3 Preferred Stock issued to BV III QP in the Merger; 3,752 shares of Company Series A-3 Preferred Stock issued to BV III KG, in the Merger; 1,340 shares of Company Series A-3 Preferred Stock issued BV III PF, in the Merger; and 859 shares of Company Series A-3 Preferred Stock issued to AM LLC in the Merger. All voting and investment power is shared with Dr. Gadicke and the other general partners of these funds. BV III LP and BV3LLC, are the direct and indirect general partners of BV III, BV III QP, BV III KG, and BV III PF. BV IV GP and BV4LLC are the direct and indirect general partners of MPM NVS. BV3LLC is the General Partner of BV III LP. Ansbert Gadicke, Luke Evnin, Nicholas Galakatos, Michael Steinmetz, Dennis Henner, Nicholas Simon and Kurt Wheeler are the Members of BV3LLC and the managers of AM LLC. All members share all power to vote, acquire, hold and dispose of all shares and warrants. Each member disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein.

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BV4LLC is the Managing Member of BV IV GP. Ansbert Gadicke, Luke Evnin, John Vander Vort, William Greene, James Scopa, Vaughn Kailian and Steven St. Peter are the Members of MPM BioVentures IV LLC. All members share all power to vote, acquire, hold and dispose of all shares and warrants. Each member disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by BV III, BV III QP, BV III KG, BV III PF, AM LLC, MPM NVS, Luke Evnin, Ansbert Gadicke, Nicholas Galakatos, Michael Steinmetz, Kurt Wheeler, Nicholas Simon III, Dennis Henner, Ashley L. Dombkowski, William Greene, Vaughn Kailian, James Paul Scopa, Steven St. Peter, and John Vander Vort.

(22)                            Includes 255,220 shares of Common Stock issuable upon conversion of 25,522 shares of Company Series A-1 Preferred Stock, and 2,103,250 shares of Common Stock issuable upon conversion of 210,325 shares of Company Series A-2 Preferred Stock issued to The Wellcome Trust Limited as trustee of The Wellcome Trust in the Merger, and 510,440 shares of Common Stock issuable upon conversion of 51,044 shares of Company Series A-1 Preferred Stock issued to The Wellcome Trust Limited as trustee of The Wellcome Trust at subsequent closings of the Company’s Series A-1 Preferred Stock financing. Responsibility for the activities of the Wellcome Trust lies with the Board of Governors of The Wellcome Trust Limited that is comprised of William Castell, Kay Davies, Peter Davies, Christopher Fairburn, Richard Hynes, Anne Johnson, Roderick Kent, Eliza Manningham-Buller, Peter Rigby and Peter Smith. The Board of Governors share all voting and investment power with respect to the shares held by The Wellcome Trust Limited as trustee of the Wellcome Trust. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 25, 2011 by The Wellcome Trust Limited as trustee of The Wellcome Trust.

(23)                            Responsibility for the activities of the Wellcome Trust lies with the Board of Governors of The Wellcome Trust Limited that is comprised of William Castell, Kay Davies, Peter Davies, Christopher Fairburn, Richard Hynes, Anne Johnson, Roderick Kent, Eliza Manningham-Buller, Peter Rigby and Peter Smith. The Board of Governors share all voting and investment power with respect to the shares held by The Wellcome Trust Limited as trustee of the Wellcome Trust. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 25, 2011 by The Wellcome Trust Limited as trustee of The Wellcome Trust.

(24)                            Includes 83,113 shares of Common Stock and 196,510 shares of Common Stock issuable upon conversion of 19,651 shares of Company Series A-1 Preferred Stock, 982,780 shares of Common Stock issuable upon conversion of 98,278 shares of Company Series A-2 Preferred Stock, 636,630 shares of Common Stock issuable upon conversion of 63,663 shares of Company Series A-3 Preferred Stock issued to HealthCare Ventures VII, L.P. (“HCVVII”) in the Merger, and 393,020 shares of Common Stock issuable upon conversion of 39,302 shares of Company Series A-1 Preferred Stock issued to HCVVII at subsequent closings of the Company’s Series A-1 Preferred Stock financing. HealthCare Partners VII, L.P. (“HCPVII”) is the General Partner of HCVVII. The General Partners of HCPVII are James H. Cavanaugh, Ph.D., Harold R. Werner, John W. Littlechild, Christopher Mirabelli, Ph.D., and Augustine Lawlor. The General Partners of HCPVII share all voting and investment power on behalf of HCPVII. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by HCVVII, HCPVII, James H. Cavanaugh, Ph.D., Harold R. Werner, John W. Littlechild, Christopher Mirabelli, Ph.D., and Augustine Lawlor.

(25)                            HealthCare Partners VII, L.P. (“HCPVII”) is the General Partner of HCVVII. The General Partners of HCPVII are James H. Cavanaugh, Ph.D., Harold R. Werner, John W. Littlechild, Christopher Mirabelli, Ph.D., and Augustine Lawlor. The General Partners of HCPVII share all voting and investment power on behalf of HCPVII. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by HCVVII, HCPVII, James H. Cavanaugh, Ph.D., Harold R. Werner, John W. Littlechild, Christopher Mirabelli, Ph.D., and Augustine Lawlor.

(26)                            Includes: (i) 15,173 shares of Common Stock (the “OBP IV Common Shares”) held directly by OBP IV; (ii) 1,822,520 shares of Common Stock (the “OBP IV Conversion Shares” and, together with the OBP IV Common Shares, the “OBP IV Saints Shares”) issuable to OBP IV upon the conversion of 48,641 shares of Company Series A-1 Preferred Stock held directly by OBP IV, 108,628 shares of Company Series A-2 Preferred Stock held directly by OBP IV and 24,983 shares of Company Series A-3 Preferred Stock held directly by OBP IV; (iii) 151 shares of Common Stock (the “mRNA II Common Shares”) held directly by mRNA II; (iv) 18,260 shares of Common Stock (the “mRNA II Conversion Shares” and, together with the mRNA II Common Shares, the “mRNA Saints II Shares”) issuable to mRNA II upon the conversion of 486 shares of Company Series A-1 Preferred Stock held directly by mRNA II, 1,090 shares of Company Series A-2 Preferred Stock held directly by mRNA II and 250 shares of Company Series A-3 Preferred Stock held directly by mRNA II. The OBP IV Saints Shares and the mRNA Saints II Shares are referred to herein as the “Saints Shares.” The Saints Shares are indirectly held by Saints LP, a member of OBP IV and Saints LLC, the sole general partner of Saints LP, and the individual managers of Saints LLC. The individual managers of Saints LLC are Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer. The individual managers of Saints LLC share all voting and investment power on behalf of Saints LLC. Additionally, other than with respect to the Common Stock issuable upon the conversion of the 48,641 shares of Company Series A-1 Preferred Stock held directly by OBP IV and the 486 shares of Company Series A-1 Preferred Stock held directly by mRNA II, the Saints Shares are indirectly held by OBP LP, a member of OBP IV. The mRNA II Shares are indirectly held by mRNA LP, a member of mRNA II. The Saints Shares are indirectly held by (i) OBP Management IV, the sole general partner of each of OBP LP and mRNA LP and (ii) Jonathan Fleming and Alan Walton, the individual general partners of OBP Management IV. Jonathan Fleming and Alan Walton, the individual general partners of OBP Management IV, share all voting and investment power on behalf of OBP Management IV. Each of the entities and individuals mentioned above disclaim beneficial ownership within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise of such portion of the Saints Shares in which such entity or individual has no actual pecuniary interest therein. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by OBP IV, mRNA II, mRNA Fund II, OBP Management IV, Saints LP, Saints LLC, Jonathan Fleming, Alan Walton, Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer.

(27)                            Includes: 48,641 shares of Company Series A-1 Preferred Stock held directly by OBP IV (the “OBP IV A-1 Shares”), and 486 shares of Company Series A-1 Preferred Stock held directly by mRNA II (together with the OBP IV A-1 Shares, the “Saints A-1 Shares”). The Saints A-1 Shares are indirectly held by Saints LP, a member of OBP IV and mRNA II, Saints LLC, the sole general partner of Saints LP, and the individual managers of Saints LLC. The individual managers of Saints LLC are Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer. The individual managers of Saints LLC share all voting and investment power on behalf of Saints LLC. Each entity mentioned above and Messrs. Halsted, Quinlivan and Sawyer disclaim beneficial ownership within the meaning of Section 16

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of the Securities Exchange Act of 1934, as amended, or otherwise of such portion of the Saints A-1 Shares in which such entity or individual has no actual pecuniary interest therein. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by OBP IV, mRNA II, mRNA Fund II, OBP Management IV, Saints LP, Saints LLC, Jonathan Fleming, Alan Walton, Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer.

(28)                            Includes: 108,628 shares of Company Series A-2 Preferred Stock held directly by OBP IV (the “OBP IV A-2 Shares”) and 1,090 shares of Company Series A-2 Preferred Stock held directly by mRNA II (together with the OBP IV A-2 Shares, the “Saints A-2 Shares”). The Saints A-2 Shares are indirectly held by OBP Management IV, the sole general partner of each of OBP LP and mRNA LP; Jonathan Fleming and Alan Walton, the individual general partners of OBP Management IV; Saints LP, a member of OBP IV and mRNA II; Saints LLC, the sole general partner of Saints LP; and Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer, the individual managers of Saints LLC. Jonathan Fleming and Alan Walton, the individual general partners of OBP Management IV, share all voting and investment power on behalf of OBP Management IV. Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer, the individual managers of Saints LLC share all voting and investment power on behalf of Saints LLC. Each of the entities and individuals mentioned above disclaim beneficial ownership within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise of such portion of the Saints A-2 Shares in which such entity or individual has no actual pecuniary interest therein. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by OBP IV, mRNA II, mRNA Fund II, OBP Management IV, Saints LP, Saints LLC, Jonathan Fleming, Alan Walton, Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer.

(29)                            Includes: 24,983 shares of Company Series A-3 Preferred Stock held directly by OBP IV (the “OBP IV A-3 Shares”); and 250 shares of Company Series A-3 Preferred Stock held directly by mRNA II (together with the OBP IV A-3 Shares, the “Saints A-3 Shares”). The Saints A-3 Shares are indirectly held by OBP Management IV, the sole general partner of each of OBP LP and mRNA LP; Jonathan Fleming and Alan Walton, the individual general partners of OBP Management IV; Saints LP, a member of OBP IV and mRNA II; Saints LLC, the sole general partner of Saints LP; and Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer, the individual managers of Saints LLC. Jonathan Fleming and Alan Walton, the individual general partners of OBP Management IV, share all voting and investment power on behalf of OBP Management IV. Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer, the individual managers of Saints LLC share all voting and investment power on behalf of Saints LLC. Each of the entities and individuals mentioned above disclaim beneficial ownership within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise of such portion of the Saints A-3 Shares in which such entity or individual has no actual pecuniary interest therein. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by OBP IV, mRNA II, mRNA Fund II, OBP Management IV, Saints LP, Saints LLC, Jonathan Fleming, Alan Walton, Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer.

(30)                            Includes 435,960 shares of Common Stock issuable upon conversion of 43,596 shares of Company Series A-1 Preferred Stock (the “BBBV LP A-1 Preferred Stock”), and 1,051,620 shares of Common Stock issuable upon conversion of 105,162 shares of Company Series A-2 Preferred Stock (together with the BBBV LP A-1 Preferred Stock the “BBBV LP Shares”) issued to BB Biotech Ventures II L.P. (“BBBV LP”) in the Merger, and 409,400 shares of Common Stock issuable upon conversion of 40,940 shares of Company Series A-1 Preferred Stock issued to BBBV LP at subsequent closings of the Company’s Series A-1 Preferred Stock financing. BB Biotech Ventures GP (Guernsey) Limited (“BBBV Limited”) is the General Partner of BBBV LP. Jan Bootsma, Pascal Mahieux, and Ben Morgan are the directors of BBB Limited and share all investment and voting power with respect to these shares. Additionally, Martin Muenchbach, the Senior Investment Advisor Private Equity at Bellevue Asset Management AG, advises Asset Management BAB N.V. (“AMB NV”) who, pursuant to a services agreement with BAM AG, advises the directors of BBBV Limited, may be deemed to have voting and investment control over the shares held by BBBV LP given such advisory role. Each of the foregoing, except BBBV LP in the case of the BBBV LP Shares, disclaims beneficial ownership of the BBBV LP Shares except to the extent of their pecuniary interest therein, if any. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by BBBV LP, BBBV Limited, Jan Bootsma, Pascal Mahieux, Ben Morgan, and Martin Muenchbach.

(31)                            BB Biotech Ventures GP (Guernsey) Limited (“BBBV Limited”) is the General Partner of BBBV LP. Jan Bootsma, Pascal Mahieux, and Ben Morgan are the directors of BBB Limited and share all investment and voting power with respect to these shares. Additionally, Martin Muenchbach, the Senior Investment Advisor Private Equity at Bellevue Asset Management AG, advises Asset Management BAB N.V. (“AMB NV”) who, pursuant to a services agreement with BAM AG, advises the directors of BBBV Limited, may be deemed to have voting and investment control over the shares held by BBBV LP given such advisory role. Each of the foregoing, except BBBV LP in the case of the BBBV LP Shares, disclaims beneficial ownership of the BBBV LP Shares except to the extent of their pecuniary interest therein, if any. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by BBBV LP, BBBV Limited, Jan Bootsma, Pascal Mahieux, Ben Morgan, and Martin Muenchbach.

(32)                            Includes the OBP IV Shares and the mRNA II Shares. The OBP IV Shares are indirectly held by OBP LP, a member of OBP IV. The mRNA II Shares are indirectly held by mRNA LP, a member of mRNA II. The Oxford Shares are indirectly held by OBP Management IV, the sole general partner of each of OBP LP and mRNA LP; Jonathan Fleming and Alan Walton, the individual general partners of OBP Management IV; Saints LP, a member of OBP IV and mRNA II; Saints LLC, the sole general partner of Saints LP; and Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer, the individual managers of Saints LLC. Jonathan Fleming and Alan Walton, the individual general partners of OBP Management IV, share all voting and investment power on behalf of OBP Management IV. Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer, the individual managers of Saints LLC share all voting and investment power on behalf of Saints LLC. Each of the entities and individuals mentioned above disclaim beneficial ownership within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise of such portion of the OBP IV Shares and mRNA Fund II Shares in which such entity or individual has no actual pecuniary interest therein. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by OBP IV, mRNA II, mRNA Fund II, OBP Management IV, Saints LP, Saints LLC, Jonathan Fleming, Alan Walton, Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer.

(33)                            Includes: 108,628 shares of Company Series A-2 Preferred Stock held directly by OBP IV and 1,090 shares of Company Series A-2 Preferred Stock held directly by mRNA II. The Oxford A-2 Shares are indirectly held by OBP Management IV, the sole general

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partner of each of OBP LP and mRNA LP; Jonathan Fleming and Alan Walton, the individual general partners of OBP Management IV; Saints LP, a member of OBP IV and mRNA II; Saints LLC, the sole general partner of Saints LP; and Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer, the individual managers of Saints LLC. Jonathan Fleming and Alan Walton, the individual general partners of OBP Management IV, share all voting and investment power on behalf of OBP Management IV. Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer, the individual managers of Saints LLC share all voting and investment power on behalf of Saints LLC. Each of the entities and individuals mentioned above disclaim beneficial ownership within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise of such portion of the Saints A-2 Shares in which such entity or individual has no actual pecuniary interest therein. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by OBP IV, mRNA II, mRNA Fund II, OBP Management IV, Saints LP, Saints LLC, Jonathan Fleming, Alan Walton, Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer.

(34)                            Includes: 24,983 shares of Company Series A-3 Preferred Stock held directly by OBP IV and 250 shares of Company Series A-3 Preferred Stock held directly by mRNA II. The Oxford A-3 Shares are indirectly held by OBP Management IV, the sole general partner of each of OBP LP and mRNA LP; Jonathan Fleming and Alan Walton, the individual general partners of OBP Management IV; Saints LP, a member of OBP IV and mRNA II; Saints LLC, the sole general partner of Saints LP; and Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer, as the individual managers of Saints Capital Granite, LLC. Jonathan Fleming and Alan Walton, the individual general partners of OBP Management IV, share all voting and investment power on behalf of OBP Management IV. Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer, the individual managers of Saints LLC share all voting and investment power on behalf of Saints LLC. Each of the entities and individuals mentioned above disclaim beneficial ownership within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise of such portion of the Saints A-2 Shares in which such entity or individual has no actual pecuniary interest therein. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on May 27, 2011 by OBP IV, mRNA II, mRNA Fund II, OBP Management IV, Saints LP, Saints LLC, Jonathan Fleming, Alan Walton, Scott Halsted, David P. Quinlivan, and Kenneth B. Sawyer.

(35)                            Includes 204,160 shares of Common Stock issuable upon conversion of 20,416 shares of Company Series A-1 Preferred Stock, and 560,860 shares of Common Stock issuable upon conversion of 56,086 shares of Company Series A-2 Preferred Stock. Healthcare Private Equity Limited Partnership (“HPELP”) is a limited partnership which has one general partner, Waverley Healthcare Private Equity Limited (“Waverley GP”) and one limited partner, Scottish Widows plc. As general partner, Waverley GP has authority under the HPELP limited partnership agreement (“LPA”) to conduct and manage the business of HPELP. Andrew November and Archie Struthers are the directors of Waverly GP and share all of the voting and investment power over the shares held by HPELP. The controlling shareholder of Waverley GP is SWIP Group Limited. The ultimate controlling entity of SWIP Group Limited is Lloyds Banking Group plc, a public listed company with many shareholders. The board of directors of Lloyds Banking Group plc consists of nine non-executive directors (Sir Winifried Bischoff, Lord Leitch, Anita Frew, Glen Moreno, David Roberts, T Timothy Ryan Jnr, Martin Scicluna and Anthony Watson) and three executive directors (Antonito Horta-Osorio, G Truett Tate and Tim Tookey). The Chairman (Sir Winifried Bischoff) is responsible for leadership of the board. The Group Chief executive (Antonio Horto-Osorio) is responsible for the day to day management of the business of Lloyds Banking Group plc, in accordance with the strategy and long term objectives approved by the board. Beneficial ownership information is based on information known to the Company. The nine non-executive directors and three executive directors of Lloyds Banking Group plc do not have any sole or shared voting or investment power with respect to the shares held by HPELP.

(36)                            Includes 1,228,200 shares of Common Stock issuable upon conversion of 122,820 shares of Company Series A-1 Preferred Stock. Brookside Capital Investors, L.P. (“Brookside Investors”) is the sole general partner of Brookside Capital Partners Fund, L.P. (“Partners Fund”). Brookside Capital Management, LLC is the sole general partner of Brookside Investors. The control persons of Brookside Capital Management are Executive Committee members: Dewey J. Awad, Domenic J. Ferrante, Matthew V. McPherron, William E. Pappendick IV, John M. Toussaint. The Executive Committee members share all voting and investment power on behalf of Brookside Capital Management, LLC. Beneficial ownership information is based on information known to the Company.

 (37)                         Includes 1,228,200 shares of Common Stock issuable upon conversion of 122,820 shares of Company Series A-1 Preferred Stock. Biotech Growth N.V. (“Biotech Growth”) is a wholly-owned subsidiary of BB Biotech AG (“BB Biotech”). The directors and executive officers of BB Biotech are Dr. Thomas D. Szucs, Chairman and Director; Dr. Clive Meanwell, Vice Chairman and Director; and Dr. Erich Hunziker, Director. The directors and executive officers of Biotech Growth are Dr. Thomas D. Szucs, Statutory Director; Deanna Chemaly, Statutory Director; and Hugo Jan van Neutegem, Statutory Director. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on June 3, 2011 by BB Biotech and BB Growth. The directors and executive officers of BB Biotech and Biotech Growth share all voting and investment power with respect to these shares.

(38)                            Includes 173,260 shares of Common Stock issuable upon conversion of 17,326 shares of Company Series A-1 Preferred Stock. Ipsen Pharma SAS (“Ipsen Pharma”) is a société par actions simplifiée organized under the laws of France and is a wholly-owned subsidiary of Ipsen S.A. (“Ipsen”), a société anonyme organized under the laws of France. Ipsen’s majority shareholder is Mayroy, a société anonyme organized under the laws of Luxembourg. The directors and executive officers of Ipsen Pharma are Christophe Jean, Director; Claude Bertrand, Director; Etienne De Blois, Director; Philippe Robert-Gorsse, Director; Eric Drape, Director; Claire Giraut, Director; Jean Fabre, Director; Jean-Pierre Dubuc, Director; Didier Veron, Director; and Marc De Garidel, President. The directors of Ipsen are Marc De Garidel, Director and Chief Executive Officer; Anne Beaufour, Director; Henri Beaufour, Director; Hervé Couffin, Director; Antoine Flochel, Director; Gérard Hauser, Director; Pierre Martinet, Director; René Merkt, Director; Yves Rambaud, Director; Klaus-Peter Schwabe, Director and Christophe Vérot, Director. The executive officers of Ipsen are Claire Giraut, Etienne de Blois, Christophe Jean, Claude Bertrand, and Eric Drape. The directors of Mayroy are Anne Beaufour, Antoine Flochel, Beech Tree SA, Bee Master B.V. Holding BV, Henri Beaufour, Klaus Peter Schwabe, and Jean-Pierre Diehl. The directors and officers of Ipsen, Mayroy and Ipsen Pharma share all voting and investment powers with respect to these shares. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on June 23, 2011 by Ipsen Pharma and Ipsen.

(39)                            Includes 64,430 shares of Common Stock issuable upon conversion of 6,443 shares of Company Series A-5 Preferred Stock held by Nordic Bioscience Clinical Development VII A/S (“Nordic VII”). Nordic VII beneficially owns 0.40% of the Fully-Diluted Shares. Nordic VII is a wholly-owned subsidiary of Nordic Bioscience Clinical Development A/S (“Nordic A/S”). Nordic A/S is wholly-

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owned subsidiary of Nordic Bioscience Holding A/S (“Nordic Holding”). Nordic Holding is majority owned by C.C. Consulting A/S (“C.C. Consulting”). Claus Chrstiansen, MD, and Bente Riis Chrstiansen each own 50% of C.C. Consulting and share all voting and investment power with respect to these shares. The entities and individuals mentioned above disclaim beneficial ownership of the share except to the extent of their pecuniary interest therein. Beneficial ownership information is based on information known to the Company and a Schedule 13D filed with the SEC on June 17, 2011 by Nordic VII.

(40)                            Includes 163,880 options to purchase our Common Stock anticipated to be exercisable within 60 days after December 27, 2011.

(41)                            Includes 2,558 options to purchase our Common Stock anticipated to be exercisable within 60 days after December 27, 2011.

(42)                            Includes (i) 15,627 shares of Common Stock held by Mr. Katzenellenbogen and (ii) 40,438 shares of Common Stock held by the John A. Katzenellenbogen Trust Under Agreement Dated August 2, 1999 (the “Katzenellenbogen Trust”). Mr. Katzenellenbogen is the trustee of the Katzenellenbogen Trust. The Katzenellenbogen Trust may be deemed to beneficially own the shares held by Mr. Katzenellenbogen.

(43)                            Includes 30,498 options to purchase our Common Stock anticipated to be exercisable within 60 days after December 27, 2011.

(44)                             Includes (i) 45,145 options to purchase our Common Stock anticipated to be exercisable within 60 days after December 27, 2011, (ii) 4,496 shares of Common Stock held by Dr. Potts and (iii) 20,291 shares of Common Stock held by the Dr. John Potts, Jr and Susanne K. Potts Irrevocable Trust for Stephen K. Potts dated 6-15-05 (the “Potts Trust”). Dr. Potts is a trustee of the Potts Trust.  The Potts Trust may be deemed to beneficially own the shares held by Mr. Potts.

CHANGE IN CONTROL

Reverse Merger

We were incorporated in the State of Delaware on February 4, 2008 under the name MPM Acquisition Corp. In May 2011, we consummated a reverse merger transaction (the “Merger”) with Radius Health, Inc., a Delaware corporation formed on October 3, 2003 (the “Former Operating Company”), through which the Former Operating Company became a wholly-owned subsidiary of ours pursuant to the terms of an Agreement and Plan of Merger, dated as of April 25, 2011, by and among the Company (formerly known as MPM Acquisition Corp.), the Former Operating Company and RHI Merger Corp. (the “Merger Agreement”).  Immediately following the merger transaction, the Former Operating Company was merged with and into us, we assumed the business of the Former Operating Company and changed our name to “Radius Health, Inc.”

At the effective time of the Merger (the “Effective Time”), all of the shares of the Former Operating Company’s common stock, par value $.01 per share (the “Former Operating Company Common Stock”), and shares of the Former Operating Company’s preferred stock, par value $.01 per share (the “Former Operating Company Preferred Stock”), that were outstanding immediately prior to the Merger were cancelled and each outstanding share of the Former Operating Company Common Stock outstanding immediately prior to the Effective Time was automatically converted into the right to receive one share of our Common Stock and each outstanding share of the Former Operating Company Preferred Stock outstanding immediately prior to the Effective Time was automatically converted into the right to receive one-tenth of one share of our corresponding series of Preferred Stock, as consideration for the Merger. In the Merger, we assumed all options and warrants of the Former Operating Company outstanding immediately prior to the Effective Time. Prior to the Merger, pursuant to the terms of a Redemption Agreement, dated as of April 25, 2011, between the Company and MPM Asset Management LLC (the “Redemption Agreement”), we completed the repurchase of all of our capital stock issued and outstanding immediately prior to the Merger from our former sole stockholder, MPM Asset Management LLC. Upon completion of the Merger and the redemption, the former stockholders of the Former Operating Company held 100% of the outstanding shares of our capital stock. Pursuant to the Merger, we assumed all of the Former Operating Company’s obligations under its existing contracts. In particular, we assumed the rights and obligations of the Former Operating Company under that certain Series A-1 Convertible Preferred Stock Purchase Agreement (the “Original Purchase Agreement”) with certain investors listed therein (the “Investors”) pursuant to which, among other things, the Former Operating Company agreed to issue and sell to the Investors up to an aggregate of 7,895,535 shares of Series A-1 Convertible Preferred Stock, par value $.01 per share, to be completed in three closings (the

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initial closing, the “Stage I Closing”, the second closing, the “Stage II Closing” and the final closing, the “Stage III Closing”) (collectively, the “Series A-1 Financing”). The Original Purchase Agreement was subsequently amended by Amendment No. 1 thereto to eliminate all closing conditions previously provided for in the Original Purchase Agreement (as so amended, the “Purchase Agreement”). On November 18, 2011, the Investors purchased, and we issued, an aggregate 263,178 shares of our Series A-1 Convertible Preferred Stock (“Series A-1 Preferred Stock”) at the Stage II Closing at a purchase price per share of $81.42.  On December 14, 2011, the Investors purchased, and we issued, an aggregate 263,180 shares of Series A-1 Preferred Stock at the Stage III Closing at a purchase price per share of $81.42.

The foregoing description of the Merger Agreement, the Redemption Agreement, the Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by reference to the Merger Agreement, the Redemption Agreement and the Purchase Agreement, respectively.

Voting Arrangements

Pursuant to the Certificate of Designations and that certain Amended and Restated Stockholders’ Agreement, dated May 17, 2011, by and among the Company, as successor to Radius Health, Inc., and the Stockholders listed therein (as amended, the “Stockholders’ Agreement”), which is filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 000-53173) filed by the Company on November 10, 2011:

          (i)  for so long as any shares of Series A-1 Convertible Preferred Stock are outstanding, the holders of a majority of the shares of Series A-1 Convertible Preferred Stock outstanding, voting as a separate class, have the right to designate and elect two (2) members of our Board;

         (ii)  Oxford Bioscience Partners IV L.P. (together with Saints Capital VI, L.P. and their respective affiliates and certain transferees), HealthCare Ventures VII, L.P. (together with its affiliates and certain transferees) and The Wellcome Trust Limited as trustee of The Wellcome Trust (together with its affiliates and certain transferees) (collectively, the “G3 Group” and individually, each a “G3 Holder”) voting as a separate class have the right to designate and elect one (1) member of our Board by majority vote of the shares of Series A-1 Stock held by them; provided, however, that in order to be eligible to vote or consent with respect to the election of such member of our Board of Directors, a G3 Holder together with members of such G3 Group must hold greater than twenty percent (20%) of the shares of Series A-1 Stock purchased under the Purchase Agreement by such G3 Holder and the members of such G3 Group; and

        (iii)  MPM Capital L.P., voting as a separate class, has the right to designate and elect one (1) member of our Board by majority vote of the shares of Series A-1 Convertible Preferred Stock held by MPM Capital L.P. (provided, that (a) such member of our Board must be an individual with particular expertise in the development of pharmaceutical products and (b) in order to be eligible to vote or consent with respect to the election of such member of the Board, MPM Capital L.P. together with members of the MPM Group (as defined in the Stockholders’ Agreement) must hold greater than twenty percent (20%) of the shares of Series A-1 Convertible Preferred Stock purchased under the Purchase Agreement by MPM Capital L.P. and the members of the MPM Group).

As part of the Stockholders’ Agreement, the stockholders have agreed to vote in favor of the above nominations.

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EXECUTIVE COMPENSATION

By Us Prior to the Merger

Prior to the Merger, we had not issued any stock options or maintained any stock option or other equity incentive plans. Prior to the Merger, we had no plans in place and never maintained any plans that provided for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. Similarly, we had no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to any named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control. The following table summarizes all compensation earned by or paid to our Chief Executive Officer and Financial Officer during two fiscal years ended December 31, 2010 and 2009.

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven St. Peter,	2010	(1)	0	0	0	0	0	0	0	0
President, Director,	2009		0	0	0	0	0	0	0	0
Principal Executive Officer and Principal Financial Officer
John Vander Vort,	2010	(1)	0	0	0	0	0	0	0	0
Secretary and Director	2009		0	0	0	0	0	0	0	0
Richard Lyttle,	2010	(2)	0	0	0	0	0	0	0	0
President, Director,	2009		0	0	0	0	0	0	0	0
Principal Executive Officer
Nick Harvey,	2010	(2)	0	0	0	0	0	0	0	0
Senior Vice President,	2009		0	0	0	0	0	0	0	0
Director Principal Financial Officer, Treasurer and Secretary

Notes:

(1) Resigned in November 2010.

(2) Appointed in November 2010 and resigned as Chief Executive Officer and President on December 5, 2011.

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By the Former Operating Company Prior to the Merger

The following tables summarize all compensation earned by or paid to the Former Operating Company’s Chief Executive and Financial Officer (Principal Executive and Financial Officer) and other named executive officers during the two fiscal years ended December 31, 2010 and 2009. The Former Operating Company did not have any formal policy for determining the compensation of executive officers. Instead, base salaries for our named executive officers typically are established through arm’s length negotiation at the time the executive is hired. On an annual basis, our board of directors reviews and evaluates, with input from our President and Chief Executive Officer, the need for adjustment of the base salaries of our executives based on changes and expected changes in the scope of an executive’s responsibilities, including promotions, the individual contributions made by and performance of the executive during the prior fiscal year, the executive’s performance over a period of years, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company and general salary trends in our industry.

Each executive officer is eligible to receive an annual performance-based cash bonus, in an amount up to a fixed percentage of his base salary. At the beginning of each year the board develops with input from our President and Chief Executive Officer a list of corporate goals for the year that would be used as a guideline to assess the annual performance of the executive officers. As soon as practical after the year is completed, the board would review actual performance against the stated goals and determine subjectively what it believes to be the appropriate level of cash bonus. Whether or not a cash bonus is paid is entirely at the discretion of the board of directors.

Our Compensation Committee is charged with developing a formal policy for determining and reviewing the compensation of executive officers on a regular basis.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
C. Richard Lyttle,	2010	378,622	189,311	0	0	0	0	1715	569,648
President, Director, and	2009	369,387	73,877	0	0	0	0	1,584	444,848
Chief Executive Officer
B. Nicholas Harvey,	2010	278,492	105,827	0	0	0	0	1,305	385,624
Treasurer, Secretary and	2009	271,700	40,755	0	0	0	0	851	313,306
Chief Fianncial Officer and Director
Louis O’Dea,	2010	319,363	130,939	0	0	0	0	1,032	451,334
Sr. Vice-President and	2009	311,574	51,410	0	0	0	0	105	363,089
Chief Medical Officer
Gary Hattersley,	2010	223,860	69,397	0	0	0	0	240	293,497
Vice President, Biology &	2009	218,400	27,300	0	0	0	0	240	245,940
Pharmacology

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Notes:

(1) Bonuses related to prior years are shown in same year, even if paid subsequent to year end.

(2) All amounts are attributable to life insurance premiums paid by Radius.

Dr. O’Dea resigned as an employee of the Company on November 14, 2011, as disclosed in our Current Report on Form 8-K filed with the SEC on November 18, 2011.  Dr. Lyttle resigned as Chief Executive Officer and President of the Company on December 5, 2011, as disclosed in our Current Report on Form 8-K filed with the SEC on December 5, 2011.  Each of the other named executive officers listed above are at-will employees eligible for discretionary bonus and equity incentive awards with certain severance rights discussed further below. Dr. Lyttle, Mr. Harvey and Mr. Hattersley have target bonus percentages of 40%, 30% and 25%, respectively. For 2010, each named executive officer, including Dr. O’Dea, had the opportunity to achieve a bonus of 125% of their respective target bonus by achievement of certain corporate goals. These goals included a successful outcome from the End of Phase 2 meeting with the FDA for BA058 Injection (25% weighting), the successful completion of the Nordic arrangements to manage the BA058 Injection Phase 3 study for the Company (65% weighting), and successful completion of the Phase 1 study for BA058 Microneedle Patch (35% weighting). The Compensation Committee considered management performance against these goals and determined that bonus payments should be made at 125% of each named executive officer’s target bonus percentage.

On November 30, 2011, we entered into a Transition Agreement (the “Transition Agreement”) with Dr. Lyttle providing for the resignation of Dr. Lyttle as the Company’s President and Chief Executive Officer and as a member of the Board and the appointment of Dr. Lyttle as the Company’s Chief Scientific Officer.  Pursuant to the terms of the Transition Agreement, Dr. Lyttle will continue to receive his base annualized salary at the rate in effect as of immediately prior to the effective date of the Transition Agreement.  Dr. Lyttle’s employment as Chief Scientific Officer under the Transition Agreement will be for a period commencing on the Transition Date and ending on June 1, 2012.  Dr. Lyttle will remain eligible to receive his annual bonus for calendar year 2011 at the levels previously established for such bonus by the Board and communicated to Dr. Lyttle, subject to and in accordance with the applicable bonus plans and policies of the Company. Dr. Lyttle will be eligible to earn for calendar year 2012 a discretionary cash performance bonus under the Company’s bonus plan or program applicable to senior executives based on a target bonus amount equal to 40% of Dr. Lyttle’s annualized base salary, but with the actual amount of any such bonus being determined on the basis of the attainment of Company performance metrics and/or individual performance objectives, in each case, as established and approved by the Board in its sole discretion.

In the event Dr. Lyttle’s employment is terminated (i) due to his death prior to March 1, 2012 or (ii) for any reason other than for cause after March 1, 2012 (including automatic termination on June 1, 2012), (y) Dr. Lyttle will be entitled to receive his 2012 bonus, pro rated based on the number of days in the calendar year through the date of termination of his employment and (z) any vested and outstanding options to purchase shares of the Company’s common stock held by Dr. Lyttle on such date will remain exercisable until the later to occur of (1) the first anniversary of the date of termination of his employment or (2) the date that is 30 days after the date on which the Company’s common stock first becomes listed on a national stock exchange, subject in each case to Dr. Lyttle’s execution of a release of claims contemplated by the Transition Agreement.

If his employment is terminated without cause or he resigns with good reason, Mr. Harvey will receive 6 months salary in severance payments, payable in accordance with the payroll practice then in effect, and for a period of 6 months, the continuation of health insurance at no cost to him and all options which would have vested in the 6 months following such termination but for such termination shall become immediately exercisable. If the Company is acquired, 50% of his then unvested options will become immediately vested and exercisable.

Following termination of employment without cause, and subject to signing a general release, Mr. Hattersley is entitled to severance payments equal to 6 months of his then current base salary (minus

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required withholdings). In addition, if he elects and remains eligible for COBRA coverage during the six month period following the termination of his employment, he is entitled to be reimbursed for the portion of the COBRA premium that would have been paid by the Company had he remained employed by Company during such period.

In connection with Dr. O’Dea’s resignation, the Company will pay him an aggregate severance amount of $164,472 (minus required withholdings) in accordance with the Company’s normal payroll procedures over a six month period following his resignation. In addition, assuming he elects and remains eligible for COBRA coverage during such six month period the Company will reimburse him for the portion of the COBRA premium that would have been paid by the Company had Dr. O’Dea remained employed by Company during such period and will permit him to exercise the portion of the stock options held by Dr. O’Dea that were vested as of the date of termination of his employment, representing a right to purchase up to 163,880 shares of Common Stock, until February 14, 2012, subject to the terms and conditions of the 2003 Plan or 2011 Plan, as applicable.

Compensation of Directors

No member of our board of directors received any compensation for services as a director of the Company during the fiscal year ended December 31, 2010. Neither we nor the Former Operating Company has had any formal policy governing the compensation of directors.

During the Former Operating Company’s fiscal year ended December 31, 2010, the Former Operating Company granted to Alan Auerbach options to acquire 256,666 shares of Common Stock at an exercise price of $1.35 per share. The following table summarizes all compensation earned by or paid to Mr. Auerbach in the fiscal year ended December 31, 2010. Mr. Auerbach was not a director of the Former Operating Company in 2009. Mr. Auerbach’s options were assumed by us in the Merger.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)(1)
Alan H. Auerbach (Director)(2)	2010	0	0	0	$194,040	0	0	0	$194,040

(1) The value of the option award was calculated based on 256,666 options outstanding at December 31, 2010 multiplied by the fair value per share of $0.756 that was derived using the Black-Scholes-Merton option pricing model. This model used the following assumptions in valuing the options; expected dividend yield of 0, risk-free interest rate of 1.92%, expected term of 6.25 years, and volatility of 58%.

(2) At December 31, 2010 Mr. Auerbach has 256,666 options outstanding and zero stock awards outstanding.

Grants of Plan-Based Awards and Equity Awards

No plan-based awards or equity awards were granted to any of our or the Former Operating Company’s named executive officers or directors during the fiscal year ended December 31, 2010.

Option Exercises and Stock Vested; Outstanding Equity Awards at Fiscal Year End

No unexercised options or warrants were held by any of our named executive officers at December 31, 2010. No options to purchase our capital stock were exercised by any of our named executive officers, nor was any restricted stock held by such executive officers vested during the fiscal year ended December 31, 2010.

During the fiscal year ended December 31, 2010, no Former Operating Company options held by named executive officers, director or proposed director were exercised. At the end of such period, the

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following options (which will be assumed in the Merger by the Company) were held by our named executive officers, directors and proposed Company directors. We assumed all of the Former Operating Company’s options in the Merger:

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	Number of Unexercised Securities
Name	Exercisable	Unexercisable		Exercise Price	Expiration
C. Richard Lyttle	101,562	6,770	(1)	$1.50	10/28/14
	148,605	9,906	(1)	$0.90	7/12/17
	190,005	12,667	(1)	$1.20	5/8/18
	80,977	5,398	(1)	$1.50	12/3/18

B. Nicholas Harvey	66,711	16,677	(2)	$0.90	7/12/17
	51,459	11,875	(3)	$1.20	5/8/18
	13,496	13,496	(4)	$1.20	12/3/18

Louis O’Dea	13,141	9,500	(5)	$1.50	2/15/16
	34,622	6,924	(6)	$0.90	7/12/17
	57,634	13,300	(7)	$1.20	5/8/18
	15,115	15,115	(8)	$1.20	12/3/18

Gary Hattersley	10,833	0		$1.50	12/16/13
	5,416	0		$1.50	2/15/16
	20,804	2,972	(9)	$0.90	7/12/17
	24,700	5,700	(10)	$1.20	5/8/18
	6,478	6,478	(11)	$1.20	12/3/18

Alan Auerbach	0	138,973	(12)	$1.35	10/12/20
	0	117,693	(13)	$1.35	10/12/20

(1) These stock options vest on the execution of an out-licensing partnership which the Board of Directors deemed satisfied on the signing of the Clinical Trial Services Agreement with Nordic on March 29, 2011.

(2) These stock options vest on the execution of an out-licensing partnership which the Board of Directors deemed satisfied on the signing of the Clinical Trial Services Agreement with Nordic on March 29, 2011.

(3) These stock options vested as to 3,958 shares (as rounded) on January 1, April 1, July 1 of 2011.

(4) These stock options vested as to 1,687 shares on the first day of each quarter ending October 1, 2012.

(5) These stock options vested on the randomization of the first patient in the Phase 3 study of BA058 Injection which occurred in April 26, 2011.

(6) These stock options vested as to 3,462 shares on January 1 and April 1 of 2011.

(7) These stock options vested as to 4,433 shares (as rounded) on January 1, April 1, July 1 of 2011.

(8) These stock options vest as to 1,889 shares (as rounded) on the first day of each quarter ending October 1, 2012.

(9) These stock options vest as to 1,486 shares on January 1 and April 1 of 2011.

(10) These stock options vest as to 1,900 shares on January 1, April 1, July 1 of 2011.

(11) These stock options vest as to 809 shares (as rounded) on the first day of each quarter ending October 1, 2012.

(12) These stock options vest as to 11,581 shares (as rounded) on the first day of each quarter ending October 1, 2013.

(13) These stock options vest as to 9,808 shares (as rounded) on the first day of each quarter ending October 1, 2013.

2003 Long-Term Incentive Plan

Generally, in the Merger, we assumed the 2003 Plan and all options to acquire common stock of the Former Operating Company issued thereunder. The 2003 Plan is intended to assist us and our affiliates in attracting and retaining employees and consultants of outstanding ability and to promote the identification of their interests with those of our stockholders and our affiliates. Only incentive stock options and non-statutory stock options have been granted under the 2003 Plan. As of December 27, 2011, we had 1,256,078 options issued and unexercised under the 2003 Plan, 1,063,671 of which were vested.  In connection with the adoption and approval of the 2011 Plan, we will not make any further awards under the 2003 Plan, which is referred to as the “suspension” of the 2003 Plan, as of November 7, 2011.  No new awards may be granted under the 2003 Plan, but awards outstanding at the time of suspension remain outstanding in accordance with their terms. If an option or right expires or terminates for any reason (other than termination by virtue of the exercise of a related option or related right, as the case may be) without having been fully exercised, if shares of restricted stock are forfeited, or if shares covered by an

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incentive share award or performance award are not issued or are forfeited, the unissued or forfeited shares that had been subject to the award become available for the grant of additional awards under the 2011 Plan.

Administration.    The compensation committee of the board of directors administers the 2003 Plan. In the event that there is no compensation committee, the board of directors administers the plan. The committee or the board may delegate authority to administer the 2003 Plan to any other committee.

Incentive Stock Options.    Incentive stock options are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code and are granted pursuant to incentive stock option agreements. The plan administrator determines the exercise price for an incentive stock option, which may not be less than 100% of the fair market value of the stock underlying the option determined on the date of grant. Notwithstanding the foregoing, incentive options granted to employees who own, or are deemed to own, more than 10% of our voting stock, must have an exercise price not less than 110% of the fair market value of the stock underlying the option determined on the date of grant.

Nonstatutory Stock Options.    Nonstatutory stock options are granted pursuant to nonstatutory stock option agreements. The plan administrator determines the exercise price for a nonstatutory stock option.

Vesting.    Options granted under the plan generally vest in sixteen (16) quarterly installments, each quarterly installment being equal in number of shares as possible (as determined by the Company in its reasonable discretion), with the first quarterly installment vesting one quarter after the date of the grant, and an additional quarterly installment vesting on the first day of each calendar quarter thereafter, until all of the shares subject to the option are fully vested and the option may be exercised as to 100% of the shares issuable upon exercise thereof.

Changes to Capital Structure.    In the event of certain types of changes in our capital structure, such as a share split, the number of shares and exercise price or strike price, if applicable, of all outstanding awards will be appropriately adjusted.

Dividends.    Any award under the 2003 Plan may confer upon the recipient the right to receive dividend payments or dividend equivalent payments with respect to the shares subject to the award. Such dividend payments may be paid currently or credited to an account in favor of the recipient. Such dividends may be settled in cash or shares, as determined by the plan administrator.

Employment Agreements

Other than Dr. O’Dea, who resigned as an employee of the Company on November 14, 2011, and except as contemplated by the Transition Agreement with Dr. Lyttle, each of the named executive officers described in this information statement is an at-will employee eligible for a discretionary bonus and equity incentive awards with certain severance rights discussed further below. The Company entered into at-will employment agreements with each of such named executive officers on the date set forth next to such officer’s name below.  The Transition Agreement superseded the employment agreement entered into with Dr. Lyttle.  The table below also sets forth for each of such named executive officers such officer’s initial salary. The initial salary of each named executive officer has been reviewed and adjusted on an annual basis in accordance with procedures established from time to time by the Company’s board of directors. Each agreement provides that such named executive officer is eligible to receive annual performance bonuses. See the table above under “By the Former Operating Company prior to the Merger” for the current base salary and annual performance bonus target for each named executive officer other than Dr. Lyttle whose current salary is determined pursuant to the terms of the Transition Agreement described above.

Name:	Agreement Date	Initial Base Salary
C. Richard Lyttle	July 2, 2004	$300,000
B. Nicholas Harvey	November, 15, 2006	$250,000
Gary Hattersley	November 14, 2003	$130,000

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Mr. Harvey’s agreement provides for indemnification against all liabilities, claims, damages, costs and expenses arising from his serving as an officer. The agreements provided for initial stock option grants and vesting, all of which are fully vested, paid vacation and access to our benefits programs.

Pursuant to the terms of the Transition Agreement, in the event Dr. Lyttle’s employment is terminated (i) due to his death prior to March 1, 2012 or (ii) for any reason other than for cause after March 1, 2012 (including automatic termination on June 1, 2012), (y) Dr. Lyttle will be entitled to receive his 2012 bonus, pro rated based on the number of days in the calendar year through the date of termination of his employment and (z) any vested and outstanding options to purchase shares of the Company’s common stock held by Dr. Lyttle on such date will remain exercisable until the later to occur of (1) the first anniversary of the date of termination of his employment or (2) the date that is 30 days after the date on which the Company’s common stock first becomes listed on a national stock exchange, subject in each case to Dr. Lyttle’s execution of a release of claims contemplated by the Transition Agreement.

If his employment is terminated without cause or he resigns with good reason, Mr. Harvey will receive 6 months salary in severance payments, payable in accordance with the payroll practice then in effect, and for a period of 6 months, the continuation of health insurance at no cost to him and all options which would have vested in the 6 months following such termination but for such termination shall become immediately exercisable. If the Company is acquired, 50% of his then unvested options will become immediately vested and exercisable.

Following termination of employment without cause, and subject to signing a general release, Mr. Hattersley is entitled to severance payments equal to 6 months of his then current base salary. In addition, if he elects and remains eligible for COBRA coverage during such six month period, he is entitled to be reimbursed for the portion of the COBRA premium that would have been paid by the Company had he remained employed by Company during such period.

Estimated Benefits and Payments Upon Termination of Employment

The following table describes the potential payments and benefits upon termination of employment of the named executive officers described herein before or after a change in control of our company as described above, as if each officer’s employment terminated as of December 31, 2010, the last business day of the 2010 fiscal year.

Name	Benefit	Termination Other than for Cause after a Change in Control		Termination Other than for Cause not in a Change in Control
C. Richard Lyttle	Severance	$567,933		$378,622
	Option Acceleration	$3,584		$0
	COBRA Premiums	$25,691	(1)	$17,127	(1)
	Vacation Payout	$14,562		$14,562
	Total Value	$611,770		$410,311

B. Nicholas Harvey	Severance	$139,246		$139,246
	Option Acceleration	$5,655		$1,694
	COBRA Premiums	$12,845		$12,845
	Vacation Payout	$10,711		$10,711
	Total Value	$168,457		$164,496

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Louis O’Dea	Severance	$159,682		$159,682
	Option Acceleration	$0		$0
	COBRA Premiums	$10,919		$10,919
	Vacation Payout	$12,283		$12,283
	Total Value	$182,884		$182,884

Gary Hattersley	Severance	$111,930		$111,930
	Option Acceleration	$0		$0
	COBRA Premiums	$10,919	(2)	$10,919	(2)
	Vacation Payout	$8,527		$8,527
	Total Value	$131,376		$131,376

(1) Dr. Lyttle is not currently enrolled in our medical plan. Dr. Lyttle is eligible to enroll in our medical plan and upon his enrollment would be entitled to this amount in the event of his termination without cause.

(2) Mr. Hattersley is not currently enrolled in our medical or dental plans. Mr. Hattersley is eligible to enroll in such plans and upon his enrollment would be entitled to this amount in the event of his termination without cause.

For purposes of valuing the severance and vacation payments in the table above, we used each executive officer’s base salary in effect at the end of 2010 and the number of accrued but unused vacation days at the end of 2010.

The value of option acceleration shown in the table above was calculated based on the assumption that the officer’s employment was terminated and the change in control (if applicable) occurred on December 31, 2010 and that the fair market value of our common stock on that date was $1.35 per share. The value of the vesting acceleration was calculated by multiplying the number of unvested shares subject to each option by the difference between the fair market value of our common stock as of December 31, 2010 and the exercise price of the option.

Pension Benefits

No named executive officers received or held pension benefits during the fiscal year ended December 31, 2010.

Nonqualified Deferred Compensation

No nonqualified deferred compensation was offered or issued to any named executive officer during the fiscal year ended December 31, 2010.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION
TO MATTERS TO BE ACTED UPON

Other than as a potential participant under the 2011 Plan, the officers and directors of the Company do not have any substantial interest in the matters acted upon pursuant to the Stockholder Consent, other than in their respective roles as officers or directors of the Company.

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EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. We do not contemplate that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock held of record by such persons, and we will not reimburse them for their expenses incurred in connection therewith.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases, or the negative of those expressions or phrases identify forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this report, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other important factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in other filings of ours with the SEC. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Our forward-looking statements speak only as of the date of this Information Statement, and we expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at Radius Health, Inc., 201 Broadway, 6th Floor, Cambridge, MA 02139, or by calling the Company at (617) 551-4700 and requesting a copy of the Information Statement. Security holders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

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ADDITIONAL INFORMATION

We are subject to the reporting and information requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC.  You can read periodic reports, proxy statements and other information filed us in accordance with the Exchange Act can be read and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549.  Electronic reports, proxy statements and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) are publicly available through the SEC’s web site (http://www.sec.gov).

By Order of the Board of Directors

/s/ Michael S. Wyzga
Michael S. Wyzga
President and Chief Executive Officer

Cambridge, Massachusetts
December 27, 2011

38

EXHIBIT A

Radius Health, Inc.

Action by Written Consent of the Stockholders

in Lieu of a Special Meeting

The undersigned, being the holders of record of outstanding shares of capital stock of Radius Health, Inc., a Delaware corporation (the “Corporation”), representing the Senior Majority, as defined in the Corporation’s Certificate of Designations (the “Certificate of Designations”), and thereby constituting not less than the minimum voting power of the issued and outstanding shares of capital stock of the Corporation necessary to approve the transactions and waive the rights set forth in the resolutions below, hereby consent, pursuant to the Delaware General Corporation Law, Section 228, and Section 7, Paragraph (e), Clause (ii)(g) of the Certificate of Designations, to the adoption of the following resolutions, effective as of, and conditioned upon, the expiration of 20 days following the mailing of an information statement to the Corporation’s stockholders as required under Rule 14c-2 under the Securities Exchange Act of 1934, as amended.

2011 Equity Incentive Plan

RESOLVED:                                             That the incentive plan entitled the “2011 Equity Incentive Plan”, in the form attached as Exhibit A hereto (the “2011 Plan”), which was previously adopted and approved by the Board of Directors of the Corporation, is hereby ratified, approved, and adopted in all respects.

The written consent to the foregoing resolution may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument and this written consent may be executed and delivered by facsimile and upon such delivery by facsimile signature will be deemed to have the same effect as if the original signature has been delivered.

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Each of the undersigned stockholders of Radius Health, Inc. have executed this Action by Written Consent of Stockholders on the date set forth opposite such stockholder’s signature.

MRNA II - HOLDINGS LLC

By: mRNA Fund II, L.P.
By: OBP MANAGEMENT II , L.P.

By:	/s/ Jonathan Fleming	Date: 11/15/11
Name: Jonathan Fleming
Title: General Partner

By: SAINTS CAPITAL GRANITE, L.P.
By: SAINTS CAPITAL GRANITE, LLC

By:	/s/ Scott Halsted	Date: 11/15/11
Name: Scott Halsted
Title: Managing Director

OBP IV — HOLDINGS LLC

By: OXFORD BIOSCIENCE PARTNERS IV., L.P.
By: OBP MANAGEMENT IV, L.P.

By:	/s/ Jonathan Fleming	Date: 11/15/11
Name: Jonathan Fleming
Title: General Partner

By: SAINTS CAPITAL GRANITE, L.P.
By: SAINTS CAPITAL GRANITE, LLC

By:	/s/ Scott Halsted	Date: 11/15/11
Name: Scott Halsted
Title: Managing Director

THE WELLCOME TRUST LIMITED, AS TRUSTEE OF THE WELLCOME TRUST

By:	/s/ Peter Percisa Gray	Date: 11/18/11
Name: Peter Percisa Gray
Title: Managing Director

MPM BIOVENTURES III, L.P.

By: MPM BioVentures III GP, L.P., its General Partner
By: MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gadicke	Date: 11/18/11
Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III-QP, L.P.

By: MPM BioVentures III GP, L.P., its General Partner
By: MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gadicke	Date: 11/18/11
Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By: MPM BioVentures III GP, L.P., in its capacity as the Managing Limited Partner
By: MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gadicke	Date: 11/18/11
Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.

By: MPM BioVentures III GP, L.P., its General Partner
By: MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gadicke	Date: 11/18/11
Name: Ansbert Gadicke
Title: Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

By:	/s/ Ansbert Gadicke	Date: 11/18/11
Name: Ansbert Gadicke
Title: Manager

MPM BIO IV NVS STRATEGIC FUND, L.P.

By: MPM BioVentures IV GP LLC, its General Partner
By: MPM BioVentures IV LLC, its Managing Member

By:	/s/ Ansbert Gadicke	Date: 11/18/11
Name: Ansbert Gadicke
Title: Member

HEALTHCARE VENTURES VII, L.P.

By: HealthCare Partners VII, L.P.
Its General Partner

By:	/s/ Jeffrey Steinberg	Date: 11/18/11
Name: Jeffrey Steinberg
Title: Administrative Partner

BB BIOTECH VENTURES II, L.P.

By: BB Biotech Ventures GP (Guernsey) Limited
Its General Partner		Date: 11/14/11

By:	/s/ Pascal Mahieux
Name: Pascal Mahieux
Title: Director

BIOTECH GROWTH N.V.

By:	/s/ H.J. van Neutegem	Date: 11/18/11
Name: H.J. van Neutegem
Title: Managing Director

HEALTHCARE PRIVATE EQUITY LIMITED PARTNERSHIP

By: Waverley Heathcare Private Equity Limited
Its General Partner		Date: 11/18/11

By:	/s/ Archie Struthers
Name: Andrew November
Title:Director

Radius Health, Inc.

Action by Written Consent of the Stockholders

in Lieu of a Special Meeting

The undersigned, being the holders of record of outstanding shares of capital stock of Radius Health, Inc., a Delaware corporation (the “Corporation”), representing the Senior Majority, as defined in the Corporation’s Certificate of Designations (the “Certificate of Designations”), and thereby constituting not less than the minimum voting power of the issued and outstanding shares of capital stock of the Corporation necessary to approve the transactions and waive the rights set forth in the resolutions below, hereby consent, pursuant to the Delaware General Corporation Law, Section 228, and Section 7, Paragraph (e), Clause (ii)(g) of the Certificate of Designations, to the adoption of the following resolutions, effective as of, and conditioned upon, the expiration of 20 days following the mailing of an information statement to the Corporation’s stockholders as required under Rule 14c-2 under the Securities Exchange Act of 1934, as amended.

Amendment of 2011 Equity Incentive Plan

RESOLVED:                                                  That the amendment and restatement of the first two sentences of Section 4 of the Corporation’s 2011 Equity Incentive Plan (the “Plan”) to read as follows is approved:

“At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan exceed the sum of (a) two million six hundred fifty five thousand sixty four (2,655,064) shares of Stock, and (b) any shares of Stock which as of the Effective Date are available for issuance under the Prior Plan, or are subject to awards under the Prior Plan which are forfeited or lapse unexercised and which following the Effective Date are not issued under the Prior Plan; subject, however, to the provisions of Section 8 of the Plan.  The maximum number of shares of Stock that may be issued pursuant to or subject to outstanding Awards, including Incentive Options, is four million two hundred fifty-two thousand nine hundred fifty-three (4,252,953) (subject to the provisions of Section 8 of the Plan).”.

Amendment of Certificate of Designations

RESOLVED:                                                  That the amendment and restatement of Section 7(e)(ii)(b) of the Certificate of Designations of the Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock, Series A-5 Convertible Preferred Stock and Series A-6 Convertible Preferred Stock of the Corporation (the “Certificate”) to read as follows is approved:

“b.                       Common Stock issued or issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement to purchase, or rights to subscribe for, such Common Stock, including Common Stock issued under the Corporation’s 2011 Equity Incentive Plan, 2003 Long-Term Incentive Plan, as amended, or other equity incentive plan or other agreements that have been approved in form and in substance by the Senior Majority, calculated in accordance with Section 6(a) (including, in such calculation, any outstanding restricted stock awards held by such holders), and which, as a condition precedent to the issuance of such shares, provide for the vesting of such shares and subject such shares to restrictions on transfer and rights of first offer in favor of the Corporation, and restricted stock grants to directors, employees or consultants as approved by the Board of Directors of the Corporation; provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the Corporation’s 2011 Equity Incentive Plan, 2003 Long-Term Incentive Plan, as amended, and all such agreements, plans and arrangements shall not exceed four million two hundred fifty-two thousand nine hundred fifty-three (4,252,953) shares of Common Stock.”

RESOLVED:                                                   That, notwithstanding the approval of the amendment of the Certificate described above, the Board of Directors may, at any time prior to the effectiveness of the filing of a Certificate of Amendment relating to such amendment with the Secretary of State of the State of Delaware, abandon the proposed amendment without further action by the stockholders of the Corporation.

The written consent to the foregoing resolutions may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument and this written consent may be executed and delivered by facsimile and upon such delivery by facsimile signature will be deemed to have the same effect as if the original signature has been delivered.

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Each of the undersigned stockholders of Radius Health, Inc. have executed this Action by Written Consent of Stockholders on the date set forth opposite such stockholder’s signature.

THE WELLCOME TRUST LIMITED,
AS TRUSTEE OF THE WELLCOME TRUST

By:	/s/ Peter Percisa Gray	Date: 12/16/11
Name: Peter Percisa Gray
Title: Managing Director

MPM BIOVENTURES III, L.P.

By: MPM BioVentures III GP, L.P., its General Partner
By: MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gadicke	Date: 12/16/11
Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III-QP, L.P.

By: MPM BioVentures III GP, L.P., its General Partner
By: MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gadicke	Date: 12/16/11
Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By: MPM BioVentures III GP, L.P., in its capacity as the Managing Limited Partner
By: MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gadicke	Date: 12/16/11
Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.

By: MPM BioVentures III GP, L.P., its General Partner
By: MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gadicke	Date: 12/16/11
Name: Ansbert Gadicke
Title: Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

By:	/s/ Ansbert Gadicke	Date: 12/16/11
Name: Ansbert Gadicke
Title: Manager

MPM BIO IV NVS STRATEGIC FUND, L.P.

By: MPM BioVentures IV GP LLC, its General Partner
By: MPM BioVentures IV LLC, its Managing Member

By:	/s/ Ansbert Gadicke	Date: 12/16/11
Name: Ansbert Gadicke
Title: Member

HEALTHCARE VENTURES VII, L.P.

By: HealthCare Partners VII, L.P.
Its General Partner

By:	/s/ Jeffrey Steinberg	Date: 12/16/11
Name: Jeffrey Steinberg
Title: Administrative Partner

BB BIOTECH VENTURES II, L.P.
By: BB Biotech Ventures GP (Guernsey) Limited
Its General Partner
Date: 12/16/11
By:	Pascal Mahieux
Name: Pascal Mahieux
Title: Director

BIOTECH GROWTH N.V.

By:	/s/ H.J. van Neutegem	Date: 12/16/11
Name: H.J. van Neutegem
Title: Managing Director

HEALTHCARE PRIVATE EQUITY LIMITED PARTNERSHIP

By: Waverley Heathcare Private Equity Limited
Its General Partner		Date: 12/16/11

By:	/s/ Archie Struthers
Name: Archie Struthers
Title: Director

EXHIBIT B

RADIUS HEALTH, INC.

2011 EQUITY INCENTIVE PLAN

(AS AMENDED)

1.                                      PURPOSE

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock.  The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2.                                      DEFINITIONS

As used in the Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

2.1.                              Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Stock or Units shall expire with respect to some or all of the shares of Restricted Stock or Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that the applicable Performance Goals or other business objectives shall be deemed to have been met as to some or all of the Units.

2.2.                              Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.3.                              Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Performance Awards, Restricted Stock, Restricted Stock Units, or Stock Grants.

2.4.                              Award Agreement means an agreement between the Company and the recipient of an Award, or other notice of grant of an Award, setting forth the terms and conditions of the Award.

2.5.                              Board means the Company’s Board of Directors.

2.6.                              Change of Control means the occurrence of any of the following after the date of the approval of the Plan by the Board:

(a)            a Transaction (as defined in Section 8.4), unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than

50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction, or

(b)           any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to SEC Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 20% of the total combined voting power of the Company’s outstanding securities unless pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board recommends such stockholders accept, other than (i) the Company or an Affiliate, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or

(c)            over a period of thirty-six (36) consecutive months or less there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board, or

(d)           a majority of the Board votes in favor of a decision that a Change of Control has occurred.

In addition and not withstanding the foregoing, if a Change of Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

2.7.                              Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.8.                              Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of this Plan.  For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.9.                              Company means Radius Health, Inc., a corporation organized under the laws of the State of Delaware.

2.10.                        Effective Date means the earlier of the date the Plan is approved by the Board or the date the Plan is approved by the stockholders of the Company.

2.11.                        Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).

2.12.                        Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

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2.13.                        Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee.  Unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the NASDAQ Global Market (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

2.14.                        Nonstatutory Option means any Option that is not an Incentive Option.

2.15.                        Option means an option to purchase shares of Stock.

2.16.                        Optionee means an eligible individual to whom an Option shall have been granted under the Plan.

2.17.                        Participant means any holder of an outstanding Award under the Plan.

2.18.                        Performance Criteria and Performance Goals have the meanings given such terms in Section 7.7(f).

2.19.                        Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals or other business objectives will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance Unit.

2.20.                        Performance Award means a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Stock or a combination of both, awarded under Section 7.6.

2.21.                        Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals or other business objectives established by the Committee.

2.22.                        Plan means this 2011 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.23.                        Prior Plan means Company’s 2003 Long Term Incentive Plan, as amended from time to time.

2.24.                        Public Trading Date means the first date upon which Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.25.                        Qualified Performance-Based Awards means Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.26.                        Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.27.                        Restricted Stock Units means rights to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

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2.28.                        Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.29.                        Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right of the Company to reacquire shares of Restricted Stock at less than its then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.30.                        Stock means common stock, par value $0.0001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.31.                        Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.

2.32.                        Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.33.                        Stockholders’ Agreement means any agreement by and among the holders of at least a majority of the outstanding voting securities of the Company and setting forth, among other provisions, restrictions upon the transfer of shares of Stock or on the exercise of rights appurtenant thereto (including but not limited to voting rights).

2.34.                        Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code).  Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.                                      TERM OF THE PLAN

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of such approval.  Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.  Awards of Incentive Options may only be granted through the tenth anniversary of the earlier of the adoption of the Plan by the Board and the approval of the Plan by the Company’s stockholders, however, and any Awards granted prior to stockholder approval of the Plan are hereby expressly conditioned upon such approval.

4.                                      STOCK SUBJECT TO THE PLAN

At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan exceed the sum of (a) two million six hundred fifty five thousand sixty four (2,655,064) shares of Stock, and (b) any shares of Stock which as of the Effective Date are available for issuance under the Prior Plan, or are subject to awards under the Prior Plan which are forfeited or lapse unexercised and which following the Effective Date are not issued under the Prior Plan; subject, however, to the provisions of Section 8 of the Plan.  The maximum number of shares of Stock that may be

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issued pursuant to or subject to outstanding Awards, including Incentive Options, is four million two hundred fifty-two thousand nine hundred fifty-three (4,252,953) (subject to the provisions of Section 8 of the Plan). For purposes of applying the limitations set forth in this Section 4, settlement of any Award shall not count against the such limitations except to the extent settled in the form of Stock and, without limiting the generality of the foregoing:

(i) if any Option or Stock-settled Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient or repurchased at less than its Market Value as a means of effecting a forfeiture, the shares of Stock not purchased by the Optionee or which are forfeited by the recipient or repurchased shall again be available for Awards to be granted under the Plan;

(ii) if any Option is exercised by delivering previously owned shares of Stock in payment of the exercise price therefor, only the net number of shares, that is, the number of shares of Stock issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan; and

(iii) any shares of Stock either tendered or withheld in satisfaction of tax withholding obligations of the Company or an Affiliate shall again be available for issuance under the Plan.

Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury or shares purchased on the open market.

5.                                      ADMINISTRATION

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form of Award.  In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant.  Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan.  The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

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6.                                      AUTHORIZATION OF GRANTS

6.1.                              Eligibility.  The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option.

6.2.                              Non-Employee Director Awards.  The Committee may grant Awards to non-employee members of the Board, subject to the limitations of the Plan, pursuant to a written non-discretionary formula established by the Committee, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Award (the “Non-Employee Director Equity Compensation Policy”).  The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to non-employee members of the Board, the number of shares of Stock to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee (or such other successor committee as described above) shall determine in its discretion.

6.3.                              General Terms of Awards.  Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe.  No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including if applicable delivering a fully executed copy of any agreement evidencing an Award to the Company).

6.4.                              Effect of Termination of Employment, Etc. Unless the Committee shall provide otherwise with respect to any Award, if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of an Affiliate ceasing to be an Affiliate, (a) any outstanding Option or Stock Appreciation Right of the Participant shall cease to be exercisable in any respect not later than three months following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement.  Cessation of the performance of services in one capacity, for example, as an employee, shall not result in termination of an Award while the Participant continues to perform services in another capacity, for example as a director. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of three months or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant’s return from leave, if ever.

6.5.                              Non-Transferability of Awards.  Except as otherwise provided in this Section 6.5, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative.  However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award

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may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion.  For this purpose, “family member” means any child, stepchild, grandchild, parent, grandparent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

6.6.                              Additional Limits.  In no event shall the number of shares of Stock covered by Options or other Awards granted to any one person in any one calendar year exceed 1,250,000 shares of Stock (subject to adjustment pursuant to Section 8 of the Plan, except that any such adjustment shall not apply for the purpose of Awards to covered employees within the meaning of Section 162(m) of the Code intended to be or otherwise qualifying as Qualified Performance-Based Awards), and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more Awards payable in cash shall be $2,000,000; provided, however, that the foregoing limitations shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitations shall not apply until the earliest of: (a) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan under Section 4); (b) the issuance of all of the shares of Stock reserved for issuance under the Plan; (c) the expiration of the Plan; (d) the first meeting of stockholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which the Public Trading Date occurred; or (e) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. To the extent required by Section 162(m) of the Code, shares of Stock subject to Awards which are canceled shall continue to be counted against the limits set forth herein.

7.                                      SPECIFIC TERMS OF AWARDS

7.1.                              Options.

(a)            Date of Grant.  The granting of an Option shall take place at the time specified in the Award Agreement.  Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b)           Exercise Price.  The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner.  The price at which shares of Stock may be acquired under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(c)            Option Period.  No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner.  The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section.

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(d)           Exercisability.  An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine.  In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(e)            Method of Exercise.  An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 17, specifying the number of shares of Stock with respect to which the Option is then being exercised.  The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Stock to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company,

(i) by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or

(ii) by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option, or

(iii) such other legal consideration deemed acceptable by the Committee.

If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company), such that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale.  Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option.  Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for, or shall record using the book entry procedures of the Company, the number of shares then being purchased.  Such shares of Stock shall be fully paid and nonassessable.

(f)              Limit on Incentive Option Characterization.  An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”.  The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates.  Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

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(g)           Notification of Disposition.  Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the shares of Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.2.                              Stock Appreciation Rights.

(a)            Tandem or Stand-Alone.  Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option.  Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

(b)           Exercise Price.  Stock Appreciation Rights shall have an exercise price of not less than one hundred percent (100%) of the Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option.

(c)            Other Terms.  Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option.  In addition, a Stock Appreciation Right related to an Option which can only be exercised during limited periods following a Change of Control may entitle the Participant to receive an amount based upon the highest price paid or offered for Stock in any transaction relating to the Change of Control or paid during the thirty (30) day period immediately preceding the occurrence of the Change of Control in any transaction reported in the stock market in which the Stock is normally traded.

7.3.                              Restricted Stock.

(a)            Purchase Price.  Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b)           Issuance of Certificates; Book Entry Shares.  Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock or the Company shall make a book entry.  Such certificate or book entry shall be registered in the name of such Participant, and, if applicable, shall bear or refer to an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The shares evidenced hereby are subject to the terms and conditions of the Radius Health, Inc. 2011 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Radius Health, Inc., copies of which will be furnished by the Company to the holder of the shares evidenced hereby upon written request and without charge.

(c)            Escrow of Shares.  The Committee may require that any stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

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(d)    Restrictions and Restriction Period.  During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement.  Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e)    Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award.  Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock (but any dividends or other distributions payable in shares of Stock or other securities of the Company shall constitute additional Restricted Stock, subject to the same Risk of Forfeiture as the shares of Restricted Stock in respect of which such shares of Stock or other securities are paid).  The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares of Stock are available under Section 4.

(f)     Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the book entry evidencing the shares of Stock for which the Restricted Period has lapsed promptly shall reflect such expiration.  In the event share certificates are issued to evidence Restricted Stock, then upon the request of a Participant no more than once per year, the certificates evidencing such shares shall be delivered to the Participant.

7.4.                   Restricted Stock Units.

(a)    Character.  Each Restricted Stock Unit shall entitle the recipient to one or more shares of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement.  Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(b)    Form and Timing of Payment.  Payment of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period.  At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned.  Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

7.5.                   Performance Units.

(a)    Character. Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified business objectives, including but not limited to Performance Goals, shall have been achieved.

(b)    Earning of Performance Units. The Committee shall set Performance Goals or other business objectives in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be

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paid out to the Participant.  After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other business objectives have been achieved.

(c)    Form and Timing of Payment.  Payment of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period.  At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Stock which have been earned in connection with grants of Performance Units which have been earned, but not yet distributed to Participants.  The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units.  If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

7.6.                   Performance Awards.  The Administrator is authorized to grant Performance Awards to any Participant and to determine whether such Performance Awards shall be a Qualified Performance-Based Award.  The value of Performance Awards may be linked to any one or more of the Performance Goals or other specific criteria determined by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.  In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.  Performance Awards may be paid in cash, shares of Stock, or both, as determined by the Committee.  Without limiting the foregoing, the Committee may grant Performance Awards to any Participant in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.  Any such bonuses paid to a Participant which are intended to be Qualified Performance-Based Awards shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 7.8.

7.7.                   Stock Grants. Stock Grants shall be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, as an inducement to employment, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate.  Stock Grants shall be made without forfeiture conditions of any kind.

7.8.                   Qualified Performance-Based Awards.

(a)    Purpose.  The purpose of this Section 7.8 is to provide the Committee the ability to qualify Awards as “performance-based compensation” under Section 162(m) of the Code.  If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.8 will control over any contrary provision contained in the Plan.  In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award.  However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.8 and the requirements of Section 162(m) of the Code applicable to “performance-based compensation.”

(b)    Authority.  All grants of Awards intended to qualify as Qualified Performance-Based Awards and the determination of the terms applicable thereto shall be made by the Committee.  If not all of the members thereof qualify as “outside directors” within the meaning of Section 162(m) of the Code, however, all grants of Awards intended to qualify as Qualified Performance-Based Awards and the

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determination of the terms applicable thereto shall be made by a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify.  Any reference in this Section 7.8 to the Committee shall mean any such subcommittee if required under the preceding sentence, and any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

(c)    Discretion of Committee with Respect to Qualified Performance-Based Awards.  Any form of Award permitted under the Plan, other than a Stock Grant, may be granted as a Qualified Performance-Based Award.  Options may be granted as Qualified Performance-Based Awards in accordance with Section 7.1 (except that the exercise price of any Option intended to qualify as a Qualified Performance-Based Award shall in no event be less that the Market Value of the Stock on the date of grant), and may become exercisable based on continued service, on satisfaction of Performance Goals, or on a combination thereof.  Each other Award intended to qualify as a Qualified Performance-Based Award, such as Restricted Stock, Restricted Stock Units, or Performance Units, shall be subject to satisfaction of one or more Performance Goals except as otherwise provided in this Section 7.8.  The Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a subsidiary of the Company or any division or business unit or to the individual.  Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined for purposes of Section 162(m) of the Code) at the time established.

(d)    Payment of Qualified Performance-Based Awards.  A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee, provided, that a Qualified Performance-Based Award may be deemed earned as a result of death, becoming disabled, or in connection with a Change of Control if otherwise provided in the Plan or the applicable Award Agreement even if the Award would not constitute “performance-based compensation” under Section 162(m) of the Code following the occurrence of such an event.  In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

(e)    Limitation on Adjustments for Certain Events.  No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

(f)     Definitions.  For purposes of the Plan

(i)         Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria used to establish Performance Goals are limited to:  (i) cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) stockholder return or total stockholder return, (vi) return on capital (including, without limitation, return on total

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capital or return on invested capital), (vii) return on investment, (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) sales or net sales, (xiv) backlog, (xv) income, pre-tax income or net income, (xvi) operating income or pre-tax profit, (xvii) operating profit, net operating profit or economic profit, (xviii) gross margin, operating margin or profit margin, (xix) return on operating revenue or return on operating assets, (xx) cash from operations, (xxi) operating ratio, (xxii) operating revenue, (xxiii) market share improvement, (xxiv) general and administrative expenses and (xxv) customer service.

(ii)        Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon one or more of the Performance Criteria.  The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. The Committee will objectively define the manner of calculating the Performance Goal or Goals it selects to use for such Performance Period for such Participant, including whether or to what extent there shall not be taken into account any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual, non-recurring or non-comparable items (A) as described in Accounting Standard Codification Section 225-20, (B) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (C) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

7.9.                   Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States.  The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award.  No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.             ADJUSTMENT PROVISIONS

8.1.                   Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the Effective Date.  If subsequent to that date the outstanding

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shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2.                   Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Section, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.3.                   Related Matters.  Any adjustment in Awards made pursuant to Section 8.1 or 8.2  shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other business objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8.  The Committee, in its discretion, may determine that no fraction of a share of Stock shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of shares of Stock covered by an Award would cause such number to include a fraction of a share of Stock, such number of shares of Stock shall be adjusted to the nearest smaller whole number of shares.  No adjustment of an Option exercise price per share pursuant to Sections 8.1 or 8.2 shall result in an exercise price which is less than the par value of the Stock.

8.4.                   Transactions.

(a)    Definition of Transaction. In this Section 8.4, “Transaction” means (1) any merger or consolidation of the Company with or into another entity as a result of which the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (2) any sale or exchange of all of the Stock of the Company for cash, securities or other property, (3) any sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions or (4) any liquidation or dissolution of the Company.

(b)    Treatment of Options and Share Appreciation Rights. In a Transaction, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Options and Share Appreciation Rights (“Rights”).

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(1)        Provide that such Rights shall be assumed, or substantially equivalent rights shall be provided in substitution therefore, by the acquiring or succeeding entity (or an affiliate thereof).

(2)        Upon written notice to the holders, provide that the holders’ unexercised Rights will terminate immediately prior to the consummation of such Transaction unless, in the case of vested Rights, such Rights are exercised within a specified period following the date of such notice.

(3)        Provide that outstanding Rights shall become exercisable in whole or in part prior to or upon the Transaction.

(4)        Provide for cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of (A) the acquisition price times the number of shares of Stock subject to an Option (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares of Stock subject to the Option, in exchange for the termination of such Option; provided, that if the acquisition price does not exceed the exercise price of any such Option, the Committee may cancel that Option without the payment of any consideration therefore prior to or upon the Transaction.  For this purpose, “acquisition price” means the amount of cash, and market value of any other consideration, received in payment for a share of Stock surrendered in a Transaction but need not take into account any deferred consideration unless and until received.

(5)        Provide that, in connection with a liquidation or dissolution of the Company, Rights shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings.

(6)        Any combination of the foregoing.

For purposes of paragraph (1) above, a Right shall be considered assumed, or a substantially equivalent right shall be considered to have been provided in substitution therefore, if following consummation of the Transaction the Right confers the right to purchase or receive the value of, for each share of Stock subject to the Right immediately prior to the consummation of the Transaction, the consideration (whether cash, securities or other property) received as a result of the Transaction by holders of Stock for each share of Stock held immediately prior to the consummation of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if the consideration received as a result of the Transaction is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may provide for the consideration to be received upon the exercise of the Right to consist of or be based on solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Stock as a result of the Transaction.

(c)    Treatment of Other Awards. As to outstanding Awards other than Options or Share Appreciation Rights, upon the occurrence of a Transaction other than a liquidation or dissolution of the Company which is not part of another form of Transaction, the repurchase and other rights of the Company under each such Award shall inure to the benefit of the Company’s successor and shall, unless the Committee determines otherwise, apply to the cash, securities or other property which the Stock was converted into or exchanged for pursuant to such Transaction in the same manner and to the same extent as they applied to the Award. Upon the occurrence of a Transaction involving a liquidation or dissolution

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of the Company which is not part of another form of Transaction, except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, all Risks of Forfeiture and Performance Goals or other business objectives, where otherwise applicable to any such Awards, shall automatically be deemed terminated or satisfied, as applicable.

(d)    Related Matters. In taking any of the actions permitted under this Section 8.4, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of this Section 8.4, including but not limited to the market value of other consideration received by holders of Stock in a Transaction and whether substantially equivalent Rights have been substituted, shall be made by the Committee acting in its sole discretion.  In connection with any action or actions taken by the Committee in respect of Awards and in connection with a Transaction, the Committee may require such acknowledgements of satisfaction and releases from Participants as it may determine.

9.             CHANGE OF CONTROL

Upon the occurrence of a Change of Control, the Committee shall take such action deemed necessary or appropriate by the Committee and may, but shall not be required to, provide for Acceleration of all or any portion of the Awards then subject to vesting, a risk of forfeiture or a repurchase right; provided, however, that the foregoing shall not apply in the case of a Qualified Performance-Based Award except to the extent the foregoing would not interfere with the qualification of the Award under 162(m) of the Code at any time prior to a Change of Control (so that, for example, if a Change of Control occurs but does not constitute a change of control within the meaning of Section 162(m) of the Code, there shall be no Acceleration of any Qualified Performance-Based Award pursuant to this Section 9, but if the Change of Control does constitute a change of control within the meaning of Section 162(m) of the Code, then the Award shall Accelerate to the extent provided by the Committee, if any, regardless of whether it thereafter ceases to qualify as a Qualified Performance-Based Award).

10.          SETTLEMENT OF AWARDS

10.1.                 In General.  Options and Restricted Stock shall be settled in accordance with their terms.  All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement.  The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

10.2.                 Violation of Law.  Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate or book entry for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

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(a)    the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended; or

(b)    the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

10.3.                 Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.  Whenever Stock is to be issued pursuant to an Award, if the Committee so directs at or after grant, the Company shall be under no obligation to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by the Stockholders’ Agreement, if any.  In the event of any conflict between the provisions of this Plan and the provisions of the Stockholders’ Agreement, the provisions of the Stockholders’ Agreement shall control except as required to fulfill the intention that this Plan constitute an incentive stock option plan within the meaning of Section 422 of the Code, but insofar as possible the provisions of the Plan and such Agreement shall be construed so as to give full force and effect to all such provisions.

10.4.                 Book Entry of Shares.  Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participants certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5.                 Investment Representations.  The Company shall be under no obligation to issue any shares of Stock covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

10.6.                 Registration.  If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense.  The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.  In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in

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any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 10.6, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

10.7.                 Placement of Legends; Stop Orders; etc.  Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representations made in accordance with Section 10.5 in addition to any other applicable restrictions under the Plan, the terms of the Award and if applicable under the Stockholders’ Agreement and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock.  All certificates for shares of Stock or other securities delivered under the Plan shall be subject to, and any book entries shall reflect, such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates or book entries to make appropriate reference to such restrictions.

10.8.                 Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates or book entry or entries for such shares.  The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.  However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares of Stock to satisfy their tax obligations.  Participants may only elect to have shares of Stock withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.  All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

10.9.                 Company Charter and By-Laws; Other Company Policies. This Plan and all Awards granted hereunder are subject to the charter and By-Laws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Committee or any other committee of the Board and as in effect from time to time regarding the acquisition, ownership or sale of Stock by employees and other service providers, including, without limitation, policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.

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11.          RESERVATION OF STOCK

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.          LIMITATION OF RIGHTS IN STOCK; NO SPECIAL SERVICE RIGHTS

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a book entry is made or a certificate shall have been issued therefor and delivered to the Participant or his agent.  Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Company.  Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

13.          UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14.          NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Board nor any action taken in connection with the adoption or operation of the Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

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15.          NO GUARANTEE OF TAX CONSEQUENCES

Neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code, pertaining non-qualified plans of deferred compensation, will or will not apply.

16.          TERMINATION AND AMENDMENT OF THE PLAN

16.1.        Termination or Amendment of the Plan. Subject to the limitations contained in Section 16.3 below, including specifically the requirement of stockholder approval if applicable, the Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable.  Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

16.2.        Termination or Amendment of Outstanding Awards; Assumptions. Subject to the limitations contained in Section 16.3 below, including specifically the requirement of stockholder approval if applicable, the Committee may at any time:

(a) amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan;

(b) accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares of Stock and on the same or different terms and conditions (including but not limited to the exercise price of any Option); and

(c)(i) offer to buy out for a payment in cash or cash equivalents an Award previously granted or (ii) authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

16.3.        Limitations on Amendments, Etc.

Without the approval of the Company’s stockholders, no amendment or modification of the Plan by the Board may (i) increase the number of shares of Stock which may be issued under the Plan (except as provided in Section 8 of the Plan), (ii) change the description of the persons eligible for Awards, or (iii) effect any other change for which stockholder approval is required by law or the rules of any relevant stock exchange.  Notwithstanding the foregoing, the Board and Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award, in whole or in part, to increase or reduce the price per share or to cancel and replace an Award, in whole or in part, with cash and/or the grant of an Award having a price per share that is less than, greater than or equal to the price per share of the original Award.

No amendment or modification of the Plan by the Board, or of an outstanding Award by the Board or Committee, shall impair the rights of the recipient of any Award outstanding on the date of such

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amendment or modification or such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

17.          NOTICES AND OTHER COMMUNICATIONS

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor.  All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report. Notwithstanding anything in this Section 17 to the contrary, in the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system and the use of such system shall satisfy the notice, demand, request and other communication delivery requirements of this Section 17.

18.          GOVERNING LAW

It is intended that all Awards shall be granted and maintained on a basis which ensures they are exempt from, or otherwise compliant with, the requirements of Section 409A of the Code and the Plan shall be governed, interpreted and enforced consistent with such intent.  None of the Board, the Committee or the Company, nor any of the Affiliates of the Company or the officers, employees, agents, or representatives of the Company or any of the Affiliates of the Company, shall have any liability or responsibility for any adverse federal, state or local tax consequences and penalty taxes which may result the grant or settlement of any Award on a basis contrary to the provisions of Section 409A of the Code or comparable provisions of any applicable state or local income tax laws.  The Plan and all Award Agreements and actions taken thereunder otherwise shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

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EXHIBIT C

CERTIFICATE OF AMENDMENT

TO

THE CERTIFICATE OF DESIGNATIONS

OF THE

SERIES A-1 CONVERTIBLE PREFERRED STOCK,

SERIES A-2 CONVERTIBLE PREFERRED STOCK,

SERIES A-3 CONVERTIBLE PREFERRED STOCK,

SERIES A-4 CONVERTIBLE PREFERRED STOCK,

SERIES A-5 CONVERTIBLE PREFERRED STOCK,

and

SERIES A-6 CONVERTIBLE PREFERRED STOCK

OF

RADIUS HEALTH, INC.

.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Radius Health, Inc. (hereinafter referred to as the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended, does hereby certify:

FIRST:  That the Corporation filed a Certificate of Designations of the Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock, Series A-5 Convertible Preferred Stock and Series A-6 Convertible Preferred Stock with the Secretary of State of the State of Delaware on May 17, 2011 (the “Certificate of Designations”);

SECOND:  That the following resolutions have been duly adopted by the Board of Directors of the Corporation:

RESOLVED:

That Section 7(e)(ii)(b) of the Certificate of Designations of the Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock, Series A-5 Convertible Preferred Stock and Series A-6 Convertible Preferred Stock of the Corporation (the “Certificate”) be amended and restated in its entirety to read as follows:

“b.           Common Stock issued or issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement to purchase, or rights to subscribe for, such Common Stock, including Common Stock issued under the Corporation’s 2011 Equity Incentive Plan, 2003 Long-Term Incentive Plan, as amended, or other equity incentive plan or other agreements that have been approved in form and in substance by the Senior Majority, calculated in

31

accordance with Section 6(a) (including, in such calculation, any outstanding restricted stock awards held by such holders), and which, as a condition precedent to the issuance of such shares, provide for the vesting of such shares and subject such shares to restrictions on transfer and rights of first offer in favor of the Corporation, and restricted stock grants to directors, employees or consultants as approved by the Board of Directors of the Corporation; provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the Corporation’s 2011 Equity Incentive Plan, 2003 Long-Term Incentive Plan, as amended, and all such agreements, plans and arrangements shall not exceed four million two hundred fifty two thousand nine hundred fifty three 4,252,953 shares of Common Stock.”

RESOLVED:

That such amendment to the Certificate is advisable and in the best interests of the Corporation and its stockholders; that the Board recommends to the stockholders of the Corporation that such amendment to the Certificate be approved; and that the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary and any Assistant Secretary of the Corporation (each an “Authorized Officer” and collectively, the “Authorized Officers”), be, and each of them hereby is, authorized and directed to prepare and solicit from the stockholders of the Corporation a written consent approving the Certificate of Amendment; and that the close of business on the date hereof be fixed as the record date for determining stockholders entitled to consent to such action.

RESOLVED:

That, upon approval of the proposed amendment to the Certificate by the stockholders of the Corporation, the Authorized Officers be, and each of them hereby is, authorized to execute and file a Certificate of Amendment setting forth the amendment set forth above (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware.

THIRD:  That said Certificate of Amendment was duly adopted, authorized and approved by the holders of (i) at least 70% of the voting power of the shares of the Corporation’s Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock and Series A-3 Convertible Preferred Stock then outstanding and (ii) a majority of the outstanding shares of the Corporation’s Common Stock on an as-converted basis, in each case, acting by written consent without a meeting in accordance with Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Designations to be duly executed by on this     day of          , 2012.

RADIUS HEALTH, INC.

By:
Name:
Title:

1